                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           HouseHold Direct.com, Inc.
                 (Name of small business issuer in its charter)

          Delaware                  9995                        51-0388634
(State or other jurisdiction     (Primary Standard          (I.R.S.  Employer
 of incorporation or          Industrial Classification   Identification Number)
 organization)                    Code Number)

                   3 Glen Road, Sandy Hook, Connecticut 06482
                                 (203) 426-2312
             (Address and telephone number of registrant's principal
                               executive offices)

                      John Folger, Chief Executive Officer
                   3 Glen Road, Sandy Hook, Connecticut 06482
                                 (203) 426-2312
            (Name, address and telephone number of agent of service)

                                   Copies to:
     Craig G. Ongley                               Joseph B. LaRocco
     McCue & Lee, P.C.                         49 Locust Avenue, Suite 107
     5430 LBJ Freeway, Suite 1050                  New Canaan, Connecticut 06840
     Dallas, Texas 75240

Approximate  date of  commencement  of proposed  sale of the  securities  to the public:  As  soon  as  practicable  after  the  registration  statement  becomes effective.

     If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the earlier effective registration statement for the same offering. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same offering. [ ]

     If this Form is a post  effective  amendment  filed pursuant to Rule 462(d)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement for the same  offering.  9 If delivery of the  prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed     Proposed Maximum
   Title of Each           Maximum     Aggregate       Amount of
Class of Securities     Amount to be   Offering     Offering Price Registration
 To Be Registered        Registered    Price Per          (1)            Fee
                                       Security (1)
------------------------ ------------- ------------ --------------- ------------
------------------------ ------------- ------------ --------------- ------------
Common stock, par
value $0.001 per share  10,000,000(1) $1.00 (1)(2)   $10,000,000(3)  $2,500.00
----------------------- ------------ ------------ --------------- ------------
----------------------- ------------ ------------ --------------- ------------
Common stock, par
value $0.001 per share    2,030,000(4) $1.00 (1)       $130,000(4)      $33.00
----------------------- ------------- ------------ --------------- ------------
----------------------- ------------- ------------ --------------- ------------
Common stock, par
value $0.001 per share    7,600,000(5)  $0.00                 $0.00      $0.00
----------------------- ------------- ------------ --------------- ------------

(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(c) of the  Securities  Act of 1933, as amended.  Represents shares which may be issued pursuant to our equity line of credit  agreement with
Thomas Kelly and Dutchess  Private  Equities Fund,  L.P. The number of shares of common stock issued will vary based on the purchase price per share.

(2) The price per  common  share will vary based on the bid prices of our common stock as reported on the Bulletin Board during the valuation periods provided in the private  equity line  investment  agreement  described  in the  registration statement.  The purchase  price will be equal to 91% of the average lowest three
(3) closing bid prices during the ten (10) trading days following the "put." The agreement allows us to sell shares to Thomas Kelly and D0utchess Private Equitie
Fund, L.P. over a period of 36 months from the date of the agreement.

(3) This amount  represents  the maximum  purchase  price that Dutchess  Private
Equities  Fund,  L.P.  may pay to us under the private  equity  line  investment agreement. The maximum net proceeds we can receive is $10,000,000, or less.

(4)This  amount  represents  the maximum  exercise  price we believe that Thomas
Kelly  will pay to us in the event he would  choose to  convert  to a  debenture issued to him and to exercise  certain warrants issued to him and purchase up to
2,030,000  shares of our common stock. The warrants may be exercised upon notice at anytime until they expire three years from their issue date.

(5)  These  shares  are  shares to be  registered  and sold by  certain  selling stockholders described in the registration statement from which the Company will not receive any monetary benefit.

                  The Registrant will amend, from time to time,
 this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the
        Commission, acting pursuant to said Section 8(a) may determine.

                   Subject to completion, dated July 18, 2001

                                19,630,000 SHARES

                           HOUSEHOLD DIRECT.COM, INC.

                                  Common Stock

     All of the shares of common stock,  $.001 par value,  (the "Common  Stock")
offered hereby (the  "Offering") are being sold by certain  shareholders who are registering  up to nineteen  million six hundred  thirty  thousand  (19,630,000)
shares of common stock as part of a private  equity line  investment  agreement, certain  warrants  issued under the terms of a debenture  and the  conversion of said  debenture into common shares of the company.  This  prospectus may be used only in  connection  with the  resale of  19,630,000  shares of common  stock of
HouseHold Direct.com, Inc. by the selling stockholders listed on page 11 of this prospectus.

     With respect to the private equity line investment agreement we describe in this  Agreement  Thomas  Kelly  and  Dutchess  Private  Equities  Fund,  LP  are
underwriters.

     Our  common  stock is  traded on the  National  Association  of  Securities
Dealers, Inc.'s OTC Bulletin Board under the symbol "BYIT." On July 1, 2001, the low and high bid prices for the common  stock on the  Bulletin  Board were $0.05 and $0.06, respectively.

INVESTING  IN OUR COMMON  STOCK  INVOLVES  SUBSTANTIAL  RISKS DUE TO OUR CURRENT
FINANCIAL CONDITION. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or disapproved  of these  securities or determined  that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 18, 2001.

THE  INFORMATION  IN THIS  PROSPECTUS  IS NOT COMPLETE  AND MAY BE CHANGED.  THE
SELLING  SHAREHOLDERS  MAY NOT SELL  THESE  SECURITIES  UNTIL  THE  REGISTRATION
STATEMENT  FILED WITH THE  SECURITIES  EXCHANGE  COMMISSION IS  EFFECTIVE.  THIS
PROSPECTUS IS NOT AN OFFER TO SELL THESE  SECURITIES AND IT IS NOT SOLICITING AN
OFFER TO BUY  THESE  SECURITIES  IN ANY  STATE  WHERE  THE  OFFER OR SALE IS NOT
PERMITTED.

                                TABLE OF CONTENTS

                                                                        Page No.

         Prospectus Summary....................................................
         Risk Factors..........................................................
         Use of Proceeds ......................................................
         Determination of Offering Price ......................................
         Dilution..............................................................
         Selling Security Holders  ............................................
         Plan of  Distribution  ...............................................
         Legal  Proceedings ...................................................
         Directors,  Executive  Officers,  Promoters  and  Control  Persons ...
         Security Ownership  of  Certain  Beneficial  Owners  and  Management..
         Description of Securities.............................................
         Disclosure of Commission Position on  Indemnification  for
         Securities Act Liabilities ......15
         Description of Business...............................................
         Management's Discussion and Analysis or Plan of Operation ............
         Description of Property ..............................................
         Certain Relationships  and Related  Transactions......................
         Market for Common Equity and Related Stockholder Matters .............
         Executive Compensation ...............................................
         Special Note on Forward Looking Statements  ..........................
         Financial Statements .................................................

                               PROSPECTUS SUMMARY

     This  summary  highlights  information  about the  Offering  and  HouseHold
Direct.com,  Inc. which we believe will be important to you. You should read the
entire   prospectus   including   the  financial   statements   for  a  complete
understanding of our business and this Offering.

                                   The Company

     HouseHold  Direct.com,  Inc.  ("Company" or "HouseHold") was formed in 1992 and is engaged in the development, promotion, marketing and sales of memberships in a  "wholesale  buying  club" to the  general  public.  Up to the date of this prospectus,  we have primarily been in a development stage where we have created our business plan and acquired the necessary  expertise and personnel we believe essential to implementing our plan.

     We believe that  consumers  will benefit by their  membership in our buying club as it will give  them the right to  purchase  a broad  range of house  hold products including appliances,  electronics and furniture at direct manufacturer or  distributor  prices.  Our revenue  will come form initial  membership  fees, periodic  dues and a commission  or handling  charge for each product  purchased through the club.

     Although  we have many of the  building  blocks we feel are needed to start our business we do not have sufficient  working capital to allow us to begin the operations  portion of our business plan. The purpose of the offering  described in this prospectus is to provide us with the working  capital  necessary to fund our initial operations and business plan implementation.

Our corporate offices are located at 3 Glen Road, Sandy Hook,  Connecticut 06482 and our telephone  number is (203)  426-2312.  We also have an Internet web site and can be located at www.householddirect.com.

                                  The Offering

     On July 12, 2001, we signed a private equity line investment agreement with
Thomas  Kelly and  Private  Equities  Fund,  L.P.  ("Dutchess")  for the  future issuance  and purchase of certain  shares of our common  stock.  The  investment agreement  establishes  what is sometimes  termed an equity line of credit or an equity  draw  down  facility.  Mr.  Kelly  and  Dutchess  have  committed  up to
$10,000,000 to purchase shares of our common stock. Beginning on the date that a registration  statement  covering the resale of the shares issuable  pursuant to the equity line of credit is declared  effective by the  Securities and Exchange
Commission  (the  "Commission"),  and  continuing  for  thirty  six (36)  months thereafter,  we may,  from time to time, in our sole  discretion,  sell or "put"
shares of our common  stock to  Dutchess  at a price equal to 91% of the average lowest three (3) closing bid prices for the ten (10) trading days  following our
"put" notice  requesting  access our equity line. The average trading volume,  a decline in the daily trading  volume or price of our common stock may reduce the amount we can draw down  under the terms of the  private  equity  line of credit agreement.  Mr.  Kelly's and Dutchess'  obligation to purchase the shares of our common stock is subject to the  satisfaction of the conditions  included on page
11 of this prospectus.  The number of shares that we will issue to Mr. Kelly and
Dutchess in return for the advance will be  determined by dividing the amount of the advance by the purchase  price of our common stock for that notice date,  as set forth in  investment  agreement.  No advance date may be less than  thirteen
(13) trading days after an advance notice date.

     As additional  consideration to Mr. Kelly and Dutchess,  payment of certain legal fees and to induce  certain  parties to purchase a convertible  debenture, described  below,  we issued  7,600,000  shares of common  stock which are to be registered by the stockholders described on page 11 of this prospectus.

     We will receive the amount of the advance less any escrow agent fees.

     In addition,  we are registering up to 2,030,000 common shares to be issued in the event a debenture  issued to Mr.  Thomas Kelly is  converted  into common shares  of the  company  and the  warrnt to  purchase  30,000  common  shares is exercised by Mr. Kelly.  On July 12, 2001,  the company  executed a subscription agreement  whereby Mr. Thomas  Kelly,  an  accredited  investor,  purchased a 6%
cumulative  interest  debenture  that is  convertible  into common  stock of the company at the request of Mr. Kelly at the lesser of (i) $.10;  (ii) 100% of the average  of the five (5) lowest  closing  bid prices  during  the  fifteen  (15)
trading days prior to the closing date; or (iii) 80% of the average of the three
(3)  lowest  closing  bid  prices  during  the ten (10)  trading  days  prior to conversion.

         Securities  offered (1)  ................  Up to 19,630,000 shares of common stock.

         Percentage of outstanding securities of
         HouseHold represented by the share being
         registered ..............................  33.5%

         The common stock to be outstanding after
         the offering(2).........................   58,614,333  shares  of
                                                    common  stock,   assuming
                                                    issuance of 10,000,000
                                                    shares pursuant to our
                                                    equity line of credit,
                                                    exercise of a warrant to
                                                    purchase  30,000 common
                                                    shares and the  conversion
                                                    of the debenture into
                                                    2,000,000  common  shares
                                                    for which  shares are being
                                                    registered  in this
                                                    prospectus.

         Use of proceeds.........................   We will not receive any
                                                    proceeds  from the  sale of
                                                    common  stock by the selling
                                                    stockholders.  We  will
                                                    receive  the  cash proceeds,
                                                    if any,  from the  exercise
                                                    of the  warrant  held by
                                                    one of the  selling
                                                    stockholders  which will be
                                                    used for working
                                                    capital.  See  "Management's
                                                    Discussion  and  Analysis of
                                                    Financial Condition and
                                                    Results of  Operations."

         Risk factors.............................  An   investment   in
                                                    the  shares  involves a high
                                                    degree  of risk.  See "Risk
                                                    Factors."

         OTC Bulletin Board trading symbol......... "BYIT"

         (1)      Prospectus (i) up to 10,000,000 shares of common stock
                  issuable upon the exercise from time to time of a private
                  equity line of credit established by Mr. Kelly and Dutchess
                  (ii) up to 30,000 shares of our common stock issuable upon the exercise of a warrant to a certain investor under the terms of that warrant issued by the company; (iii) up to 2,000,000 of our common stock issuable upon conversion of a debenture
                  issued by the company and 7,600,000 common shares being sold by certain selling stockholders.

         (2)      As of July 12, 2001. Does not include 2,445,000 shares
                  issuable upon exercise of certain outstanding options and
                  warrants that are not held by the selling shareholder.

                                  RISK FACTORS

OUR SECURITIES ARE HIGHLY  SPECULATIVE.  YOU SHOULDN'T  PURCHASE THEM UNLESS YOU
CAN AFFORD TO LOSE YOUR ENTIRE  INVESTMENT.  YOU SHOULD  CAREFULLY  CONSIDER THE
FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

The Exercise of Our Equity Line of Credit May Make it Difficult to Evaluate a
Shareholder's Equity Position in Our Company.

     The number of shares of our common  stock which is issuable  upon  exercise from time to time under our equity  line of credit will  fluctuate  based on the amount of credit  line we wish to access and the per share  purchase  price paid based on the average of the lowest price  reported for the three (3) day trading period  ending on the advance  notice date.  Therefore,  the  percentage  of our common  stock  held by a  shareholder  on any  given  day  may be  substantially different from another day depending on our closing bid prices, as the number of shares of our common  stock  issuable  pursuant to our equity line of credit may vary significantly from day to day.

     We expect to use the net proceeds from the drawdowns  under the equity line investment  agreement with Mr. Kelly and Dutchess for working  capital.  We will have significant flexibility in applying the net proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net  proceeds.  If we fail to apply the net proceeds effectively, our business could be negatively affected.

     It is Unlikely that our Company Will be Able to Continue as a Going Concern
Without  a  Significant  Improvement  in  Our  Financial  Condition,  Which  has
Constrained our Ability to Finance  Acquisitions,  Web and Internet  Development
and Other Operating Expenses as Needed.

     Our independent  certified  public  accountants'report  on our consolidated financial  statements  for the fiscal year ended  December 31, 2000  includes an explanatory  paragraph  regarding  our ability to  continue as a going  concern.
During the next twelve (12) months,  we expect to spend a minimum of  $3,000,000 to  conduct  operations  and to  make  acquisitions.  Our  ability  to  continue operations is dependent  upon our continued  sale of our securities for funds to meet our cash requirements,  and as a result, our ability to continue as a going concern is doubtful.

     Unless we are able to generate sufficient revenue or raise additional funds when  needed,  it is  likely  that we will be  unable to  continue  our  planned activities,  including our  acquisition  and  expansion  strategy even if we are making  progress  towards  implementing  our business  plan and  attracting  new members. The longer the duration of the business plan  implementation,  the more unlikely it is that we will be able to raise such funds on favorable terms to us
or  at  all,  or  that  any  funds  raised  will  be   sufficient   to  complete
implementation  of the  business  plan  to the  point  where  revenues  will  be sufficient  to  sustain  our  operations  and  meet  our  expenses.  There is no assurance that the business plan, if implemented,  and additional financing from the sale of our common stock will improve our financial condition.

     Subject to certain volume restrictions and the requirement that there be an effective  registration  statement  covering  the resale of the shares of common stock to be sold, we have the ability to sell up to $10,000,000  worth of common stock under the private  equity line  investment  agreement,  but the timing and amount of capital raised can vary significantly  depending upon various factors, including  the market price of our common  stock.  We cannot be certain that Mr.
Kelly and Dutchess will have the ability to purchase any of the shares of common stock put to it pursuant to the investment agreement. Accordingly, we may not be able to raise  necessary  capital in the manner we expect pursuant to the equity line investment agreement.

     Because the maximum  amount of any draw down request  under the  investment agreement  is subject to a formula  based on 91% of the average of the three (3)
lowest  closing bid prices  reported  for our common  stock for the ten (10) day trading  period  following  the date of our put notice  request  and the average trading  volume.  A decline in the daily  trading  volume or price of our common stock may reduce the amount we can draw down under the  private  equity  line of credit agreement. In addition,  business and economic conditions may not make it feasible to draw down under the private equity line of credit agreement at every opportunity,  and draw downs are available only every fifteen (15) trading days.
We may need to raise additional capital to fund acquisitions and other expansion activities  which we deem critical to our potential  success.  Dutchess may also decline to purchase  shares under a draw request under the investment  agreement if the conditions set forth in the agreement are not met.

     We may not be able to obtain additional financing on favorable terms to us, if at all. If adequate  funds are not  available,  or are not available on terms favorable  to us, we may not be able to  effectively  continue or  complete  the implementation of our business plan.

     Because  the Offer and Sale of  Shares  of  Common  Stock to Mr.  Kelly and
Dutchess.  Under  the  Investment  Arrangement  May  Not be an  Exempt  Sale  of
Securities,  Mr. Kelly and Dutchess,  or Purchasers in the Resale,  May Have the
Right to Recover Damages.

     Under the equity line of credit we may have offered  shares of common stock to Mr. Kelly and Dutchess without an exemption from the federal securities laws.
As a result,  Mr. Kelly and Dutchess,  or purchasers in the resale, may have the right,  for a period of up to one year from the date of its  purchase  of common stock, to recover damages  resulting from its purchase if Mr. Kelly and Dutchess are  successful  in their  claim that the  transaction  was not a valid  private placement.  These  damages  could  total up to the amount put by the company and purchased by Mr. Kelly and Dutchess  under the equity line. If this occurs,  our business,  results of operations  and financial  condition  would be harmed.  In particular,  such an  occurrence  would  have a material  adverse  affect on our liquidity  position and our ability to meet short-term  obligations and we might not be able to secure alternative financing on favorable terms or at all.

     Because Our Shares Are 'Penny  Stocks,' You May Be Unable to Resell Them in
The Secondary Market.

     A "penny  stock" is an equity  security with a market price of less than $5 per share  which is not  listed on the  NASDAQ or  another  national  securities exchange.  Due to the extra risks  involved in an  investment  in penny  stocks, federal  securities laws and regulations  require  broker/dealers  who recommend penny stocks to persons other than their  established  customers and  accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure  schedule  explaining  the penny stock market and its risks,  and receive the  purchaser's  written  agreement to the  transaction prior to the sale. These  requirements  limit the ability of  broker/dealers  to sell penny stocks. Also, because of the extra requirements,  many broker/dealers are  unwilling  to sell penny  stocks at all. As a result,  you maybe  unable to resell the stock you buy as a result of this offering and could lose your entire investment.

No Assurance of Continued NASD Listing.

     Subsequent to this offering,  there are no assurances that a public trading market shall  continue to exist for the common stock of HouseHold.  There can be no  assurances  that a  public  trading  market  for the  common  stock  will be sustained,  although we  anticipate  that it will  continue on the OTC  Bulletin
Board.  Consequently,  there can be no assurance that a regular  trading market, other than  Bulletin  Board  trading,  for our  securities  will  develop in the future.  If a trading  market does in fact  develop for the  securities  offered hereby, there can be no assurance that it will be maintained.  If for any reason such  securities  fail to maintain  their  listing on the  Bulletin  Board,  the listing is not maintained,  or a public trading market ceases to exist,  holders of our securities may have  difficulty in selling their  securities  should they desire to do so.

We May Not be Able to  Complete  Future  Strategic  Acquisitions,  Delaying  Our
Growth Plans.

     Our growth plans are  substantially  dependent on acquisitions.  We will be continually evaluating possible acquisitions of businesses or product lines that complement  or expand our existing  business or product  lines,  and  management intends  to  pursue  favorable  opportunities  as they  arise.  We have  not yet
identified  specific   acquisition   targets.   The  evaluation  of  prospective
acquisitions   and  the  negotiation  of  acquisition   agreements  may  require
substantial  expense and management  time;  and, not all potential  acquisitions
ultimately  are  consummated.   Further,   we  cannot  guarantee  that  suitable
acquisition  candidates will be found or that  acquisitions  can be completed on favorable terms. In addition, even if we are able to complete such acquisitions, we cannot  guarantee that the acquired  companies or assets will be successfully integrated into the company.  Acquisitions  may be announced or completed at any time and may be dilutive to earnings per share on a pro forma basis.

     Acquisitions  May Disrupt or Otherwise  Have a Negative  Impact on Business
and May Result in Dilution to Existing Stockholders.

     In the future,  we intend to continue to seek  investments in complementary businesses,  product lines and technology.  If we buy a company, or an operating division, we could have difficulty in assimilating the personnel and operations.
In addition, the key personnel of an acquired company may decide not to work for us and  customers  and  vendors  of the  acquired  company  may decide not to do business  with us. We could also have  difficulty in  assimilating  the acquired business,  products or technology into our operations.  These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses.  In addition,  future acquisitions could have a negative impact on our business, financial condition and results of operations. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisition, the  issuance  of  which  may be  dilutive  to  our  existing  stockholders.  We anticipate  that we will  use  common  stock  of the  company  to help  purchase acquisitions. Should all the shares registered in this offering be purchased, we will not have  sufficient  authorized  shares  to use for our  acquisitions.  We therefore  anticipate that almost  immediately  after the effective date of this offering  we will have to either  increase  the number of shares  authorized  by amending our charter or reverse split our current shares issued and  outstanding to create  available  common  stock to use for  acquisitions  or  future  equity funding.

     If Not Managed  Efficiently,  Our Growth May Divert Management's  Attention
from the  Operation  of Our  Business  Which Could Hinder Our Ability to Operate
Successfully.

     Our anticipated  growth will continue to place  significant  demands on our
managerial  and  operational  resources.   Our  failure  to  manage  our  growth
efficiently may divert management's attention from the operation of our business and render us unable to keep pace with our customers' demands.

     We Have Incurred Losses since Our Inception,  Have No Product Revenue,  and
Expect to Incur Additional Losses in the Future.

     Although we were  formed in 1992,  we are still in the  development  stage.
From  inception  through  December 30, 2000,  we had an  accumulated  deficit of approximately  $6,087,453. We expect that our deficit will continue to increase.
The  only  revenues  we  have  had  are  insignificant  amounts  related  to our membership service agreement with a company called PCS, Inc. We do not currently have any significant source of membership revenue. At this time we have no basis to believe that we will ever  generate  operating  revenues from the sale of, or services to, any membership base.

     We  Depend  on  a  Series  of  Anticipated   Acquisitions  to  Implement  a
Substantial  Portion of Our  Business  Plan to Develop  and Expand the Growth of
Memberships to the Club. If We Do Not Acquire Any Other Companies, or If We Fail
to Add Members to the Club,  Our  Business,  Financial  Condition and Results of
Operations Will Be Harmed.

     We  contemplate  that in order to achieve any real level of  commercial  or economic  success,  we must be able to  solicit  a large  number  of  individual consumers to become  members of our Buyer's club,  and that we also must be able to acquire other companies that will use our services and pay us a fee for these services,  or in some other way,  create an economic base, like a partnership or joint  venture,  for our business  plan to continue.  We may spend a substantial amount of money to create marketing programs,  solicit new members, or to entice
other   organizations   and   businesses  to  become  part  of  our   membership
organization. If our marketing programs fail, or if we do not attract sufficient members to justify the cost of these  marketing  programs,  then these financial losses could have a serious  harmful effect on the results of our operations and could result in continuing adverse financial effects.

     We Depend on Relationships  with Many  Manufacturers  and Distributors That
Represent a Large  Number of the  HouseHold  Products  That We Expect to Sell to
Members.  If We Do Not  Get,  or  Cannot  Keep  These  Relationships,  or If the
Relationships That We Have, or Conclude,  Are Changed for Any Reason Whatsoever,
Our Business, Financial Condition and Results of Operations Will Be Harmed.

     We will need  relationships  with  many  other  companies  in order to have access to the products  that we offer for sale to our  members.  There can be no assurance that any company with whom we are able to have a purchase relationship might not change their  business  practices,  adjust their prices,  modify their distribution  requirements or  distribution  areas, or do anything else that may make it  impossible  to us to  continually  have access to the products  that we intend to offer for sale to our members. Should anything occur to these critical manufacturer and distributor  relationships,  then our access to the products we intend to offer to our members would be reduced or eliminated.  If our access to these  products or goods were reduced or  eliminated  altogether,  then we would have a difficult task to find an alternate  method to acquire  products.  Should any of these situations occur for any substantial  length of time, then we would no longer be able to provide the  services for which the member  contracted  our purchasing services, which could have a serious harmful effect on the results of our operations and could result in continuing financial losses.

     Our Business  Could Be Harmed If We Lose the Services of the Key  Personnel
upon Whom We Depend.

     HouseHold  Direct is currently  wholly  dependent upon the personal efforts and abilities of our three full-time executive  officers,  only one of who, John
Folger,  Chief  Executive  Officer,  has any experience in the  membership  club industry. The loss or unavailability to us of the services of John Folger or Ann
Jameson, Vice President of Operations,  could have a material negative impact on our business prospects and any potential earning capacity;  and,  therefore,  we have obtained "key-man"  insurance on the lives of Mr. Folger and Ms. Jameson in the  amounts  of  $1,000,000  and  $1,000,000  respectively.  If  our  level  of operations significantly increase, the business may depend upon our abilities to attract and hire additional management and staff employees.  It is possible that we will be unable to secure such additional management and staff when necessary.
(See "Management")

     The  Company   Relies  on  Third  Parties  Such  as   Suppliers,   Vendors,
Distributors and Shippers.

     The  Company's  success  depends in large part on its  ability to  purchase popular consumer products in sufficient  quantities at competitive prices. We do not have  long-term  or  exclusive  arrangements  with any  supplier,  vendor or distributor that guarantees the availability of products for purchase. If we are not able to offer our members  sufficient  quantities  or a variety of products, our  business,  financial  condition  and  operating  results will be materially adversely  affected.  Also,  we may rely upon third  party  carriers to ship the products  our  members  buy.  Therefore,  we are  subject to risks  affecting  a carrier's  ability to provide  delivery  services  to meet our  shipping  needs.
Failure to  deliver  the  products  our  members  buy in a timely  manner  could materially  adversely  affect its  business,  financial  condition and operating results.

As the Company Enters New Business Categories, the Company Will Be Subject to a
Variety of Risks.

     We plan to  expand  our  operations  by  developing  and  promoting  new or complementary  services,  products or  transaction  formats and by expanding the breadth  and depth of the  services  we  provide  our  members.  There can be no assurance that we will be able to expand our operations in a  cost-effective  or timely manner or that any such efforts will maintain or increase  overall market acceptance of our services or products.  Any new business or service launched by us that is not  favorably  received by our  members  may damage our  reputation.
Expansion  of our  operations  in this  manner  would also  require  significant additional expenses and development,  operations and other resources,  straining our  available  operating  cash.  The lack of  acceptance  of our  products  and services or our inability to generate  satisfactory  revenues form such expanded products and services to offset their cost would have a material  adverse affect on our business, financial condition and operating results.

Legal Risks Associated with Information Disseminated Through the Company's
Services May Harm the Company's Business.

     We anticipate marketing a significant amount of products to our members and marketing club memberships on the Internet. The law relating to the liability of online  companies for information  carried on or disseminated  through their web site is currently  unsettled.  It is possible  that claims could be made against online companies under both United States and foreign law for defamation, libel, invasion of privacy, negligence,  copyright or trademark infringement,  or other theories  based on the nature and content of the material  disseminated  through their web sites.  Several private lawsuits seeking to impose such liability upon other online companies are currently pending. In addition,  legislation has been proposed in several states, including California, Maryland, Nevada, Virginia and
Washington that imposes  liability for, or prohibits the  transmission  over the
Internet,  of  certain  types  of  unsolicited  e-mail  or  advertisements.  The imposition  upon the company and other online  providers of potential  liability for information carried on or disseminated through their web sites could require us to  implement  measures to reduce our exposure to such  liability,  which may require  us to  expend  substantial  resources  and/or  to  discontinue  certain services. In addition,  the increased attention focused upon liability issues as a result of these lawsuits and legislative  proposals could impact the growth of
Internet use. We do not currently  carry  liability  insurance.  Therefore,  any costs incurred by us as a result of such liability or asserted  liability  could harm our business, financial condition and results of operations.

The  Company May Be Subject to  Liability  for  Products  Whose Sale the Company
Facilitates.

     Members who buy goods and products may sue if they are harmed by any of the products  whose  sale  we  facilitate.  Although  we do  not  manufacture  these products, we are exposed to potential liability.  Liability claims could require us to spend  significant  time and money in  litigation  and to pay  significant damages,  which  could harm our  business,  financial  condition  and results of operations.  Although  we  intend to  disclaim  all  warranties  and rely on the manufacturers to fulfill their warranty  obligations,  we cannot be certain that the  manufacturers  will be able  to  fulfill  their  warranty  obligations.  In addition,  we believe that some disclaimers may be unenforceable  under the laws of certain foreign jurisdictions.

The Issuance and  Enforcement  of Broad  Patents Could Force the Company to Make
Certain Changes in the Way it Implements the Company's Business Model.

     The U.S.  Patent Office  recently  issued several  business-method  patents having  an  impact  on  business  conducted  on the  Internet,  among  them  the business-method  patents  relating to "one click" online  shopping  transactions
(whereby third party affiliates provide certain services, including book review, online) issued to  Amazon.com.  While we do not believe that any of the business process  patents  issued  to  date  will  directly  impact  the  way we  plan on conducting the Internet portion of our business,  there can be no assurance that the U.S. Patent Office will not issue additional  business-method  patents which could have an adverse impact on our Internet business,  forcing  modification to some of our planned business activities in order to avoid possible future claims of patent  infringement.  The recent  granting  of such  patents is still  being challenged.  Furthermore,  the  likelihood  and  ability to  enforce  such broad patents remains undetermined.  Nonetheless, the continued granting of such broad patents could, in the future,  force us to change our method of advertising,  as well as other important  aspects of the Internet portion of our business or face the risk of litigation.

Requirement of Audited Financial Information for Businesses That May Be Acquired

     We are  currently  subject to the periodic  reporting  requirements  of the
Exchange  Act.  Current  reports will be required  each time a reportable  event occurs relating to our business  affairs.  Should we contemplate the acquisition of a  significant  amount of assets of another  company or of the other  company itself,  it will be required to provide the Securities  and Exchange  Commission with certified financial  statements of the company or companies to be acquired.
No  assurances  can be given  that  such  certified  financial  statements  of a contemplated  acquisition  will  be  available  to us.  We  may,  therefore,  be precluded  from  making  such  acquisition  or  acquisitions  if  the  requisite financial  information  is unavailable or can only be obtained at excessive cost to us.

We Are Subject to Risks  Associated with Dependence on the Internet and Internet
Infrastructure Development.

     Our success will depend in large part on  continued  growth in, and the use of, the Internet. There are critical issues concerning the commercial use of the
Internet which remain  unresolved.  The issues  concerning the commercial use of the  Internet  which we expect to affect the  development  of the market for our products and services include:

    .  security               .  ease of access
    .  reliability            .  quality of service
    .  cost                   .  necessary increases in bandwidth availability

     The  adoption of the  Internet  for  information  retrieval  and  exchange, commerce  and  communications,  particularly  by  those  enterprises  that  have historically  relied  upon  traditional  means of commerce  and  communications, generally will require that these enterprises accept a new medium for conducting business and exchanging information.  These entities likely will accept this new medium  only if the  Internet  provides  them  with  greater  efficiency  and an improved arena for commerce and communication.

     Demand and market acceptance of the Internet are subject to a high level of uncertainty  and are  dependent on a number of factors,  including the growth in access to and acceptance of new  interactive  technologies,  the  development of technologies that facilitate interactive communication between organizations and targeted  audiences and increases in user  bandwidth.  If the Internet  fails to develop,  or develops  more slowly  than we expect as a  commercial  or business medium, it may adversely affect our business.

Our Future E-Commerce  Operating Results Are Unpredictable,  and Fluctuations in
Our Revenues and  Operating  Results May Cause Our Stock's  Trading  Price to Be
Highly Volatile.

     Some of our  business  expansion  plans  assume that we will be involved in marketing  memberships and products over the Internet,  where our target markets are highly competitive and we may be unable to compete effectively.

     The  e-commerce   marketplace  is  new,   rapidly  evolving  and  intensely
competitive.  We expect  competition to intensify in the future because barriers to  entry  in the  e-commerce  marketplace  are  minimal,  and  current  and new competitors  can  launch new Web sites at a  relatively  low cost.  The  general consumer product industries are also intensely  competitive.  In the general and
household   product   industries  we  currently  compete  primarily  with  other wholesalers  and  distributors.  We also  compete  with the  growing  number  of manufacturers  who sell  their  products  directly,  either  online  or  through traditional distribution channels. Many of these manufacturers,  wholesalers and distributors are larger and have substantially  greater marketing  abilities and resources than we do.

We Are Subject to  Technological  Risks and  Constraints  That May Result in Our
Inability to Service Our Customers and Meet Our Growth Expectations.

     A key  element of our  strategy is to generate a high volume of traffic on, and use of,  our Web  site.  Accordingly,  our Web site  transaction  processing systems and network infrastructure performance, reliability and availability are critical  to our  operating  results.  These  factors  are also  critical to our reputation and our ability to attract and retain customers and maintain adequate customer service levels.  The volume of goods we sell and the  attractiveness of our  product  and  service  offerings  will  decrease  if there  are any  system interruptions  that  affect the  availability  of our Web site or our ability to fulfill orders.  We expect to continually  enhance and expand our technology and
transaction   processing   systems,   and  network   infrastructure   and  other
technologies, to accommodate increases in the volume of traffic on our Web site.
We may be  unsuccessful  in these  efforts  or we may be  unable  to  accurately project the rate or timing of increases in the use of our Web site.  We may also fail to timely expand and upgrade our systems and  infrastructure to accommodate these increases.

Rapid  Technological  Change May Adversely  Affect Our Business And Increase Our
Business Costs.

     The  Internet  and the  e-commerce  industry  are  characterized  by  rapid technological change, changes in user and customer requirements and preferences, and  frequent  product  and  service  introductions.  If  competitors  introduce products and services  embodying new  technologies or if new industry  standards and practices  emerge,  then our existing Web site,  proprietary  technology and systems may become obsolete. Our future success will depend on our ability to do the following:

  -   license and/or internally develop leading technologies useful in our business;

  -   enhance our existing services;

  -   develop new  services and  technology  that address the  increasingly sophisticated  and varied needs of our existing and prospective customers;
      and

  -   respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

     The development of our Web site and other  proprietary  technology  entails
significant   technical  and  business  risks.  We  may  use  new   technologies
ineffectively or we may fail to adapt our Web site,  proprietary  technology and transaction  processing  systems to customer  requirements or emerging  industry standards. If we face material delays in introducing new services,  products and enhancements,  our customers may decide not to use our products and services and use those of our competitors.

We Are Subject to Risk of Computer And  Communication  Systems Failure Which May
Hinder Our Ability to Operate Successfully.

     Our success, in particular our ability to successfully  receive and fulfill orders  and  provide  high-quality  customer  service,  largely  depends  on the efficient  and  uninterrupted  operation  of  our  computer  and  communications systems. We contract with a third party to host and maintain our Web site. While we contract  with a third party to provide  back up web  hosting  services,  our systems and  operations  are  vulnerable  to damage or  interruption  from fire, flood, power loss,  telecommunications failure, break-ins,  earthquake and other third party events and Acts of God. We carry no business interruption  insurance to compensate us for losses that may occur. In addition, our security mechanisms or  those  of our  suppliers  may  not  prevent  security  breaches  or  service breakdowns.  Despite our implementation of security measures, our servers may be vulnerable to computer  viruses,  physical or  electronic  break-ins and similar disruptions.  These events could cause  interruptions or delays in our business, loss of data or render us unable to accept and fulfill orders.

The Internet May Become Subject to Additional Government Regulation, Which Could
Affect Our Operations or Increase Our Business Costs.

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming  more  prevalent.  The law of the  Internet,  however, remains largely  unsettled,  even in areas where there has been some legislative action.  It may take years to determine  whether and how  existing  laws such as those governing  intellectual property,  privacy,  libel, contracts and taxation apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent  consumer  protection  laws, both in the United  States and  abroad,  that may impose  additional  burdens on companies  conducting  business online.  The adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

Our Online Services May Not Be Able to Attract And Maintain Business-to-Business
or  Business  to Consumer  Customers  Which  Could  Hinder Its Ability to Become
Profitable.

     Our Web site competes with both e-commerce and traditional shopping methods for general consumer  products.  Due to this competition,  we may not be able to convert customers to our Buyer's club from traditional  shopping methods or draw them from our online  competitors.  Among other things, our potential  customers may be concerned with shopping at our web site due to shipping  costs,  delivery time,  product  availability,  credit  security,  confidentiality,  and customer service. We may be delayed in building a substantial  customer base due to these customer concerns.

Our Sales May Be Negatively Affected If Internet Sales Taxes Are Adopted.

     Our Internet  product sales  currently are not subject to sales tax, except for  purchases  made in the state of  Connecticut.  Nonetheless,  if  individual states or the  federal  government  choose to impose  sales tax  obligations  on out-of-state e-commerce  transactions,  our revenues and growth potential may be materially and adversely affected.

Governmental  Regulation of The Internet And Data Transmission Over The Internet
Could Negatively Affect Our Business.

     Discussions of legislation  regarding  Internet  communications or commerce
have  become  more   prevalent  in  recent   sessions  of  the  U.S.   Congress.
Specifically,  many  government  agencies  and  consumers  have  voiced  concern regarding  security  and  confidentiality  of credit card and  personal  records online.  Internet  law,  however,  remains  largely  unsettled,  and  we  cannot currently determine how existing laws governing privacy,  libel and taxation may affect  Internet  businesses  such as our own.  In the  future,  more  stringent consumer protection laws in the United States and abroad could impose additional burdens on e-commerce  companies.  The adoption or  modification of such laws or regulations could materially and adversely affect our business.

The Company Depends on the Continuing Development of the Web Infrastructure, and
the  Availability  of Technology to Meet the Growth in Use of the Web for Online
Commerce May Reduce the Company's Revenues and Profits.

     The success of our service  will depend in large part upon the  development and maintenance of the Web  infrastructure,  such as a reliable network backbone with the necessary speed,  data capacity and security.  We also depend on timely development of complementary  products, such as high-speed modems, for providing reliable  Web  access  and  services.  Because  global  commerce  and the online exchange of  information  are new and evolving,  it is difficult to predict with any assurance whether the Web will prove to be a viable  commercial  marketplace in the  long-term.  The Web has  experienced,  and is  expected  to  continue to experience  significant growth in the numbers of users and amount of traffic. To the extent that the Web  continues  to  experience  increased  numbers of users, frequency  of  use  of  increased  bandwidth  requirements  of  users,  the  Web infrastructure  may not continue to be able to support the demands  placed on it by this  continued  growth and the  performance or reliability of the Web may be compromised.  The infrastructure of complementary products or services necessary to make the Web a viable  commercial  marketplace  of the  long-term  may not be developed  and,  even  if it is  developed,  the Web may  not  become  a  viable commercial  marketplace  for products and services  such as those offered by the company. If the necessary infrastructure, standard or protocols or complementary products,  services  or  facilities  are not  developed,  or if the Web does not become a viable commercial market place, our business,  financial  condition and results of operations will be harmed. Even if the infrastructures,  standards or protocols or  complementary  products,  services or facilities are developed and the Web becomes a viable  commercial  marketplace  in the long term, we might be required  to incur  substantial  expenditures  in order to adapt our  service to changing Web technologies,  which could harm our financial condition and results of operations.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the  registration  of common stock by the selling  security  holders as shown in "Selling  Security  Holder".  We will receive certain proceeds as we draw down on our equity line and if a stockholder exercises  a  warrant  to  purchase  up to  30,000  common  shares,  unless  the stockholder  elects to use a cashless exercise of the warrant.  We intend to use all  proceeds  from the equity line of credit and the sale of the  warrants  for working  capital  including  but not  limited  to,  administrative  and  general overhead expenses including salaries and bonuses,  repayment of obligations owed to third parties  including  vendors and creditors and expansion of our business including the identification and purchase of other companies or their assets. We have not yet identified any specific acquisition targets.

                         DETERMINATION OF OFFERING PRICE

     We are not selling any stock in this  offering  and  therefore  will not be receiving  any  proceeds  from the sale of the common  stock  registered  by the security  holders except in the event a stockholder  exercises  certain warrants and their underlying  shares  registered  herein.  We believe that the price the selling  security  holders will receive  should they choose to sell their shares after the effective date of this  registration  statement will be the prevailing market price for our stock on the Bulletin Board on the date of sale.

     Should we access our equity line as provided by the terms of our investment agreement we would  receive for each share sold a price equal to 91% the average of three (3) lowest  closing bid prices  traded for our commons stock during the ten (10)  trading days after the date of our notice to Mr. Kelly and Dutchess of our desire to access the equity line. See "Plan of Distribution."

                                    DILUTION

     As of December 31, 2000 the pro forma net tangible book value of our common stock was $(0.06) per share.  Net tangible  book value per share is equal to our total  tangible  assets  less  liabilities  divided  by the number of issued and outstanding shares of our common stock. Assuming we exercised the maximum extent of our equity credit line agreement of 10,000,000  shares,  the selling security holder  who holds  the  warrants  fully  exercised  all  30,000  warrants  at an estimated $1.00 per share, the debenture holder converted the full amount of his debenture  into  equity,  and the  application  of the net proceeds as set forth under "Use of  Proceeds";  the pro forma net  tangible  book value of our common stock at December 31, 2000 would have been  $8,075,804 or $0.19 per share.  This represents  an immediate  increase in our pro forma net  tangible  book value of
$0.25 per share to existing  shareholders and an immediate dilution in pro forma net  tangible  book  value of $0.81 per share to  persons  acquiring  our shares through the terms of our equity line investment agreement.

                            SELLING SECURITY HOLDERS

     The table  below  sets  forth  certain  information  as of the date of this prospectus,  with respect to the amount and percentage ownership of each selling security  holder  before  this  offering,  the number of shares  covered by this prospectus and the amount and percentage ownership of each security holder after this offering  (assuming the issuance of the 19,630,000  shares being registered in this  registration  statement).  None of the selling security holders has had any position, office, or other material relationship with us in the last two (2)
years, other than that disclosed in this prospectus.

-------------------------------------------------------------------------------
Selling Security    Shares Owned
Holder                Before                        Shares Owned   Percentage(4)
                     Offering (1)    Percentage(2)  After Offering(3)
---------------------------------------------------- --------------------------
---------------------------------------------------- --------------------------

Dutchess Private
Equities Fund, L.P.    600,000       1.3%              5,600,000       9.5%
-------------------- ------------- ------------------ ------------- -----------
-------------------- ------------- ------------------ ------------- -----------
Dutchess
Advisors, Ltd.       3,100,000       6.7%              3,100,000       5.3%
-------------------- ------------- ------------------ ------------- -----------
-------------------- ------------- ------------------ ------------- -----------

Thomas Kelly         3,700,000       7.9%             10,730,000       18.3%
------------------- -------------- ------------------ ------------- -----------
------------------- -------------- ------------------ ------------- -----------

Joseph B. LaRocco      200,000       0.04%              200,000       0.003%
------------------- -------------- ----------------- -------------- -----------

(1) Assumed actual common shares owned and does not include warrants or convertible securities.

(2) Based on 46,584,333 shares being issued as of July 12, 2001.

(3) Assumes that all equity line shares were immediately issued and that all warrants and convertible debentures of the selling security holders have been exercised and converted.

(4) Based on 58,714,333 shares being issued after the offering.

     The number or shares we are  registering  is our good faith estimate of the maximum number of shares we will issue to Mr. Kelly and Dutchess under the terms of our private equity line investment agreement, the above described warrant and debenture.

                              PLAN OF DISTRIBUTION

     We are  registering  the proposed  resale of up to an estimated  10,000,000 shares of our common stock by Mr. Kelly and Dutchess,  which will receive shares of common stock pursuant to our equity line investment  agreement.  In addition, we are  registering  the resale of up to 30,000 shares of common stock  issuable upon the exercise of a warrant and up to  2,000,000  shares of common stock upon the  conversion  of a  debenture  both  issued to Thomas  Kelly.  The  remaining
7,600,000  shares being  registered by this offering will be sold by the selling security  holders  for their sole  benefit  and no  proceeds  will accrue to the company.  The security  holders may offer the shares at various  times in one or more of the following transactions:

o        in the over-the-counter market;
o        in transactions other than market transactions;
o        in connection with short sales of our shares;
o        by pledge to secure debts or other obligations;
o        in connection with the writing of non-traded and  exchange-traded  call options,  in hedge  transactions  and in settlement of other transactions in standardized or over-the-counter options;
o        purchases by a broker-dealer as principal and resale by the  broker-
         dealer for its account; or in a combination of any of the above.

         The selling security holders may sell shares at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

     The selling security holders may use broker-dealers to sell shares. If this happens,  broker-dealers  will either receive  discounts or commissions from the selling security  holders,  or they will receive  commissions from purchasers of shares for whom they have  acted as  agents.  Dutchess  Advisors,  Ltd.  and the selling  security  holders may be deemed to be underwriters  with respect to any shares sold by them and Mr. Kelly and Dutchess are  underwriters  for the shares they  sell.  Broker-dealers  who act in  connection  with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by these  broker-dealers,  and any commissions  received by the broker-dealers,  may be deemed underwriting  discounts and commissions under the Securities Act of 1933.

     As of July 12, 2001, we had approximately 46,584,333 shares of common stock outstanding.  The  following  table shows the number of shares we would issue to
Mr.  Kelly and  Dutchess  and the price it would pay for those  shares given the hypothetical variable shown in the table, if

o       we requested draw downs of the maximum amount under the private equity line of credit agreement;
o       we set a minimum per share purchase price of $1.00;
o       we do not issue more shares to Mr. Kelly and Dutchess under the equity line investment agreement than we are currently registering for resale of the shares issued under the common stock purchase agreement.

    Assumed                          Number of Shares Issuable
     Lowest                            to Dutchess under the
     Price                        Equity Line Investment Agreement
     $1.00                                   10,000,000
     $2.00                                    5,000,000
     $5.00                                    2,000,000

     To permit Mr. Kelly and Dutchess to resell the common  shares  issued to it under the  equity  line  investment  agreement,  and to permit the resale of the
30,000 common shares issued upon the exercise of the warrant issued to Mr. Kelly and the  convertible  debenture  owned by Mr. Kelly, we agreed to register those shares and to maintain that registration. To that end, we have agreed to prepare and file such amendments and supplements to the  registration  statement and the prospectus as may be necessary in  accordance  with the  Securities  Act and the rules and  regulations  promulgated  thereunder,  in order to keep it  effective until the earliest of any of the following dates, as applicable:

o                 in the case of shares issuable under the equity line, the date after which all of the common shares held by Mr. Kelly and
                  Dutchess in connection with the equity line have been sold pursuant to a registration statement.

o                 in the case of shares issuable upon exercise of the warrant and conversion of the convertible debenture, (i) the earliest date which the warrant was exercised or three (3) years from the date of issuance of the warrant and; (ii) the earliest date upon which the debenture is converted or five (5) years from the date of issuance.

     No  underwriting  commissions or finder's fees have been or will be paid by
us. The selling  security  holders will pay all  broker-dealer  commissions  and related  selling  expenses  associated  with the sale of the common  stock.  The common stock  offered  hereby is being  registered  pursuant to our  contractual obligations,  and we have  agreed to pay the costs of  registering  the  shares, including the fees outlined above.  Under the equity line investment  agreement, we have also agreed to indemnify  Dutchess  with  respect to the shares  offered hereby against certain  liabilities,  including  certain  liabilities  under the
Securities Act.

     In connection with the offering,  persons participating in the offering may purchase and sell shares of common stock on the open market.  These transactions may include short sales, stabilizing transactions in accordance with Rule 104 of
Regulation M under the Exchange Act and purchases to cover positions  created by short  sales.  The selling  security  holders  have  advised us that they do not intend to engage in any short sale or  stabilization  transactions.  Short sales involve the sale by an  underwriter  of a greater number of shares than they are required to purchase in the offering which creates a short position. Stabilizing transactions  consist  of  certain  bids or  purchases  made for the  purpose of preventing or limiting a decline in the market price of the common stock.

     These activities, if taken by the underwriters,  may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise  might exist in the open market. If these activities are commenced,  they may be discontinued by the
underwriters  at  any  time.   These   transactions   may  be  effected  in  the
over-the-counter market or otherwise.

                                LEGAL PROCEEDINGS

     The company is not a party to any material  litigation  and is not aware of any threatened  material litigation except that is has been named as a defendant in a civil lawsuit, (a) Orienstar Finance Ltd. vs. HouseHold  Direct.com,  Inc.,
et al., Case No. 01CV0598 filed in the District Court,  Jefferson County,  State of Colorado.  The lawsuit filed on May 21, 2001 alleges that HouseHold  violated certain federal and Colorado  securities  laws including  engaging in fraudulent conduct and misrepresentations to induce Orienstar to purchase $460,000 worth of
HouseHold  common  stock.  Orienstar  is  seeking  return  of its  $460,000  and rescission of the Purchase  Agreement.  HouseHold has denied any  wrongdoing and has engaged Colorado counsel to defend the Company.

                                   MANAGEMENT

Directors, Executive Officers, Promoters And Control Persons

     Set  forth  below  are the  names,  ages  and  positions  of the  executive officers, key employees and directors of the Company:

     John D. Folger,  President and Chief Executive Officer,  and Director,  age
50. Since  February of 1997 as President,  CEO and Chairman of the Company,  has
organized a unique national  membership program into a publicly held enterprise.
He has developed operational plans, business structures and mandates and has led
the  Company  from  concept,   through   development  and  currently   launching
operational  phase.  Mr.  Folger  has over 25  years  experience  in  conceptual marketing  structure as direct  employee,  consultant  and  principal.  He had a diverse executive management background with substantial credits in the creation and  implementation  of market  expansion  strategies for corporate,  public and privately  held  companies.  During  this period he has: 1) created a master and sub-franchise system for Business Exchange International; 2) developed marketing plans for a wholly  owned  subsidiary  of  Bristol-Myers/Drackett  and  Business
Exchange   International;   3)  developed   financing   programs  for  Finlandia
Industries; 4) developed multiple office recruiting and operating strategies for
Amour Funding/The  Investor Group; and, 5) designed,  in conjunction with Online
Business  Associates,  The Virtual Visitor Center  Internet-based  applications.
From January 1, 1992 through May of 1993, Mr. Folger served as Vice President of
Finlandia Industries; from June of 1993 through December of 1994 as President of
MBA  Financial  Corp;  from  January  of 1995  through  January  of 1997 as Vice
President of Online Business Associates, Inc.

     Ann D. Jameson, Vice President, Secretary/Treasurer,  and Director, age 58.
Jameson's 28 years of experience  includes positions with The Hartford Insurance
Group and Carvel  Corporation.  She has  developed  managerial  expertise in key areas of strategy  assessment,  policy  development,  and project methods,  data
processing  systems  development  projects,   procedures  and  training,   human
resources and corporate  relations.  She developed  programs and strategies that addressed employee  involvement,  innovation and community service as Manager of
Community Affairs and Employee Services.

     Prior to her  association  with the Company,  Jameson's  focus was directed toward the  development  and support of programs and strategies to a client base
of   corporate/small   business   levels,   healthcare,   professional/community
organizations, service/recreational agencies, and tourism as Executive Assistant with Laughter Works Seminars, Fair Oaks, CA. Her professional activities include director  positions  with the National  and  Connecticut  Employee  Services and
Recreational Associations,  as well as special events including New York Medical
College, "This Close" for Cancer Research, and the Michael Bolton Foundation.

     Both Mr.  Folger,  as an officer,  and Ms.  Jameson,  as an  employee,  are currently  involved in the  completion  of the winding up of Preferred  Consumer
Network International,  Inc. ("PCNI").  PCNI entered into an operating agreement with United Buyers Service of Massachusetts  and Connecticut  (entities owned by
Mr.  Folger),  which was engaged in the sale of memberships in and the operation of a  consumer  wholesale  buyers  club.  As a result  of the  failure  of these businesses,  certain  withholding  taxes were left unpaid.  The Internal Revenue
Service ("IRS") has instituted  collection of the payroll taxes and placed liens on certain  real  property  of Mr.  Folger and Ms.  Jameson.  Both  parties  are currently attempting to obtain and complete a settlement of the IRS claims.

     Gary Melick, Interim Chief Financial Officer, age 40. Mr. Melick as part of a consulting  agreement  with  Hartsfield  Capital  Group will be serving as our interim  Chief  Financial  Officer  for a minimum  of four and a maximum  of six months.  Concurrent  with  his  duties  with us he also  is  Vice  President  of
Corporate  Finance for Hartsfield  Capital Group.  Prior to this employment with
Hartsfield Mr. Melick has been involved primarily in the financial management of several  multi-location  franchise  organizations  including  Pizza  Hut,  Inc.,
Advantica,  Inc. and AFC Enterprises,  Inc. Mr. Melick received his MBA from the
Wharton School of Business.

     John H. Banzhaf,  Interim Chief Operating  Officer,  age 70. Mr. Banzhaf as
part of a consulting  agreement with Hartsfield Capital Group will be serving as our interim Chief  Operating  Officer for a minimum of four and a maximum of six months.  In addition to his position with us he is Executive  Vice  President of
Hartsfield Capital Group and President of Hartsfield Capital Securities,  Inc. a
NASD member  broker-dealer.  Prior to his employment with Hartsfield Mr. Banzhaf was a senior officer in charge of marketing and sales for Shoko Stores, Inc. and
Montgomery  Ward,  Inc. He is a graduate of the University of Michigan School of
Business Administration.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   Names and Address of            Title of  Amount and Nature of   Percent of
     Beneficial Owner                Class   Beneficial Ownership     Class

John D. Folger, President          Common       4,228,745(1)           9.1%
CEO, Director, Chairman
900 Main Street S.
Southbury, CT 06488

Ann D. Jameson, Vice-President     Common       3,571,428(2)           7.7%
Secretary, Treasurer, Director
900 Main Street S.
Southbury, CT 06488

Alfred T. Werner,                  Common       1,000,000              2.14%
Chief Technology Officer
900 Main Street S.
Southbury, CT 06488

L. Dean Barnes                      Common      1,187,143(3)           2.54%
Vice President of Sales
900 Main Street S.
Southbury, CT 06488

Officers and Directors             Common       9,087,316(4)         19.51%
As a class 4 persons

(1) Included in the shares are options to purchase 870,000 common shares granted in November  1999

(2)  Included  in the shares are  options to purchase  750,000 common shares granted in November 1999

(3) Included in the shares are options to purchase  397,500  common  shares granted in November  1999

(4) Included in the calculation  of percent of class are  2,445,000  options to purchase  shares at various prices

                            DESCRIPTION OF SECURITIES

Common Stock

     Our  amended  charter  dated  July 13,  2001  authorizes  the  issuance  of
100,000,000  shares of common  stock at a par  value of $.001  per  share.  Each stockholder of record of our common stock is entitled to one vote for each share held in all  matters  properly  submitted  to the  stockholders  for their vote.
Cumulative  voting  for the  election  of  directors  is not  authorized  by our charter.

     Stockholders  of our common stock are entitled to such  dividends as may be declared  from time to time by the Board of Directors  out of legally  available funds;  and,  in the event of  liquidation,  dissolution  or  winding  up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company  available to stockholders.  Our stockholders have no preemptive, conversion or redemptive  rights.  All of the issued and  outstanding  shares of common stock are,  and all  unissued  shares when offered and sold will be, duly authorized,  validly issued,  fully paid, and nonassessable.  To the extent that additional  shares of the  Company's  common  stock  are  issued,  the  relative interest of then existing  stockholders may be diluted.  We have not adopted any anti takeover measures other than those generally available for all corporations under the law of our state of incorporation, Delaware.

     Each  stockholder has sole investment  power and sole voting power over the shares owned by them and each share of common stock is entitled  with respect to election of directors or any other matter upon which  shareholders  are required or permitted to vote.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our charter provides that none of our directors shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

1. for any breach of the director's  duty of loyalty to us or our  shareholders;

2. for acts or omissions not in good faith or that involve  intentional misconduct or a knowing  violation  of law;

3. under  section 174 of the  Delaware  General Corporation  Law;  or

4. for any  transaction  from which the  director  derives
improper personal benefit.

     The effect of this  provision is to  eliminate  our rights and those of our shareholders (through  shareholders'  derivative suits on behalf of the Company)
to  recover  monetary  damages  against  a  director  for  breach  of his or her fiduciary  duty  of  care  as a  director  (including  breaches  resulting  from negligent or grossly  negligent  behavior)  except in the  situations  described above. The limitations  summarized above,  however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933,  as amended (the  "Securities  Act"),  may be  permitted to  directors,
officers,   or  persons  controlling  our  Company  pursuant  to  the  foregoing provisions,  we have been  informed  that in the opinion of the  Securities  and
Exchange Commission,  such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     No dealer,  salesperson,  or other person has been  authorized  to give any information or to make any  representations  other than those  contained in this prospectus and, if given or made, such information or  representations  must not be  relied  upon  as  having  been  authorized.  Neither  the  delivery  of this prospectus nor any sale made hereunder shall,  under any  circumstances,  create any  implication  that  there has been no change in our  affairs  since the date hereof  or that the  information  contained  herein  is  correct  as of any date subsequent to the date hereof.  This  prospectus does not constitute an offer to sell or a  solicitation  of an offer to buy any  securities  offered  hereby  by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person  making the offer is not  qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                    BUSINESS

Overview

     The Company is engaged in the  creation,  development  and  marketing  of a
"membership club" to consumers. In exchange for a membership fee, HouseHold will act as a purchasing  agent on behalf of the member,  thereby allowing the member to purchase normal  HouseHold goods like  furniture,  carpeting,  floor and wall coverings,  small and large appliances and electronic  products at the wholesale price that a  manufacturer  or distributor  normally sells to retail  businesses that sell these products.  This membership relationship with the consumer allows each of them to save money on their purchases  because the profit margin that is usually  added  to  the  manufacturer  or  distributor  price  by  these  retail businesses is not added.

     For income  HouseHold  relies in part on  recurring  membership  fees,  the amounts of which are  dependent on the level of service,  or services,  that are selected by the  member.  It is  expected  that this fee will be normally  about
$9.95 per member/per month or flat annual fee which we have yet to determine. We also  charge a  handling  or  transaction  fee,  of 10% or less,  on each of the products  purchased  through the club by our members.  The  transaction fee will vary depending on the type of cost of the product or good purchased.

History of Organization

     The Company was  originally  incorporated  on January 2, 1992 in Florida as
RDI Marketing,  Inc. ("RDI"). Between 1992 and 1998, the Company was essentially dormant with no significant business  activities.  On July 10, 1998, the Company exchanged  10,000,000  shares of its  common  stock  for all of the  outstanding shares of Preferred Consumer Network  International,  Inc. ("PCNI").  On May 14,
1999,  RDM entered into an acquisition  agreement  whereby RDM agreed to acquire all of the  issued and  outstanding  capital  stock of  Thunderstick  LLC,  Inc.
("Thunderstick")  in exchange for 1,000,000  shares of common stock. On July 12,
1999,  RDM changed its corporate  domicile from Florida to Delaware and its name to  HouseHold  Direct.com,  Inc.  by merging  into the  Company's  wholly  owned
Delaware subsidiary. On or about September 14, 1999, the Company entered into an acquisition  agreement with  Megappliance,  Inc.  ("Mega") pursuant to which the
Company agreed to acquire a Web site (including software, technology and related commercial  relationships) in exchange for shares of the Company's common stock.
On March 9, 2000,  the  Company  executed an  Agreement  and Plan of Merger with
CrossCheck  Corp, a Colorado  corporation  ("Cross") and a Letter Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross
(which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve  "successor issuer" status under the Exchange Act. In connection  with such merger which was consummated  on March 20,  2000,  the Company  paid  $150,000 in cash and issued
100,000  shares of common  stock of the  Company to the former  shareholders  of
Cross.

     In November 2000, we announced we had entered into an agreement to purchase
100% of the outstanding shares of America's Hometown Brand Center,  Inc. (AHBC).
The  agreement  called for total cash payments of $350,000 in the first 90 days.
$100,000 due at closing and $250,000 due within 90 days. The closing should have taken place on or before  December 20, 2000. We did not have the cash  available to make the initial  payments as required  by the  acquisition  agreement.  AHBC determined that we were in default of the terms of the acquisition agreement and on January 25, 2001terminated the agreement.

Proposed Business

     The  Company  expects to provide a "brick  and  click"  shopping  platform, meaning that "members" will have access to physical customer service and product purchase  centers  "bricks"  and also use the  Internet  "clicks"  and/or  their telephone and fax.  These combined  services,  or the shopping  platform,  offer benefits to Company members, as well as to manufacturers and distributors.

     The  shopping  platform,  when fully  operational,  will  include  physical locations  where  members can shop,  using an  Internet/Intranet  based  product cataloguing  systems to give members  access to all of the  information  through their  computers,  with an integrated  customer  service to answer any questions from a  member.  There  are plans to offer a custom  designed  in-home  delivery system for larger  products,  which will be  provided by a third party hired for this purpose.  Smaller  products  will be shipped  directly to the member by the manufacturer  or we may stock certain  popular items and ship them our selves by common carrier such as UPS or U.S. Post Office. The special prices are available to consumers  who are paid  "members",  or  subscribers,  to the services of the
Company.  The  shopping  platform is also  designed to help support the existing distributor and manufacturers' business because it can offer improvements to the speed and  efficiency  of the way they do  business.  In this way,  the  Company
expects  to  get   customers  for  both  the   business-to-business   (B2B)  and
business-to-consumer (B2C) markets.

The Members

     Consumers pay an initial membership fee to join the club. They will also be charged a recurring fee, like a subscription to a magazine or telephone network.
This  recurring  fee can be paid on either a monthly  or annual  basis.  The fee allows the "member" to receive direct access to this discounting  system,  which eliminates  the  traditional  retail  mark-up  on the  purchases  of brand  name products.

     The Company  provides  access to these goods and  services,  for  "members"
only, directly from their homes using any existing level of technology that they choose.  These combined  services,  or the shopping  platform,  offer additional marketing  opportunities  for the Company because it can create  "members" under its own  HouseHold  Direct brand name and will also allow the Company to support any type of affinity,  co-branding and partnering capabilities.  This means that the  Company  can offer its  services  to other  companies  under  their own, or another brand name.  Instead of using a  merchandise  discounting  method,  that normally takes the suggested retail price of a product and lowers the price, the
Company's plan is to offer the wholesale and distributor pricing,  which are the prices that a normal retail store would pay for the product  before they mark it up to sell to the consumer.  The  information  about these prices is expected to give members the  knowledge to either  purchase  goods through the Company or to become better  informed  shoppers  when they use  traditional  shopping  through retailers.

The Building of the Company

     Our  Management  believes  that  following  our  business  plan  we will be
successful  in  acquiring  a  membership   base  and  receiving   revenues  from
essentially three sources: i) an initial application/membership fee; ii) monthly or  annual  participation  fees;  and  iii) a  service  fee  on the  merchandise purchases made by members through the Company.

     In anticipation we are currently  building our management  team, have plans to expand our Board of Directors  and  acquiring  capital  though the use of our equity line with Dutchess.

     We are also  concentrating  on developing a plan to build  membership.  The methods we intend to employ  are: i)  acquisitions;  ii)  marketing  and selling
memberships   through  the   Internet;   iii)  direct  mail  and   telemarketing
solicitation;  and iv) the potential use of  franchising  and joint  ventures to
expand  the   geographical   reach  of  the  Company   both   domestically   and
internationally.

     In  furtherance of our business plan we felt that it would be beneficial to associate with  consultants who have expertise in the areas of acquisitions  and financial services.  On April 12, 2001we engaged the Hartsfield Capital Group to provide our management with assistance in identifying potential acquisitions and to  review  our  capital  structure  in  anticipation  of  our  planned  growth.
Hartsfield will also provide us with  assistance in  coordinating  due diligence and other acquisition  activities  including  financial  services and helping to integrate the  acquisition's  management  and  operations  into our Company.  We selected  Hartsfield  to provide us  assistance  because of their  experience in assisting over two hundred  companies  since their founding in 1979.  Hartsfield will receive compensation for their services as follows:

                  Service Total Consideration                        (%)
                  ------------------------------------------------------

                  Bank Debt Arranged for Co.                          3%
                  Debt Raised/Place for Co.                           5%
                  Equity Raised for Company                           6%

                  Business Buy/Sell/Merger Transaction
                  $0 - $10 million                                    5%
                  $10 -$20 million                                    4%
                  over -$20 million                                   3%
                                                                   -----

     Hartsfield  may also,  at their  sole  discretion,  decide to take all or a portion of their  consideration  in equity of the Company at the  prevailing per share market price at the time of payment.

     In  addition,  on  March  31,  2001we  engaged  iFranchise  Group,  Inc.  a consulting  group  which  specializes  in  assisting  companies  like  ours with assessing the business  concept to see if it is conducive to franchising  and if so, the establishment of a complete franchise program. If we move forward with a franchise  program,  iFranchise  Group,  Inc.  will help us with  marketing  our franchises,  developing our franchising  operations,  training our management on managing a franchise  operation and implementing a franchise expansion strategy.
iFranchise Group, Inc. will receive a fee of $185,000 in reimbursement for their out of pocket  expenses.  It is  anticipated  that  their  scope of work will be primarily concluded in six (6) months.

     As both  consultants were recently engaged only initial meetings have taken place and no material developments have yet occurred.

 Competition

     Our major  competition  will be from  companies that have a great deal more assets  and  established  sales  such as United  Consumers  Club,  Costco,  BJ's
Wholesale  and Sam's Club. We believe that our  conception  of a combination  of member service centers,  combined with our Internet based  transaction  ordering system, will offer a significant advantage to the way we do business.

     The  Company  competes  with  various  companies  that are both  public and privately  owned.  They come from three separate  categories:  (1) other private buying clubs; (2) public wholesale discount clubs; and, (3) a variety of Interne sellers.

     Some of the  privately  owned buying clubs are: (1) United  Consumers  Club with about 90  locations;  (2)  Unimart,  which has  approximately  9  (7-clubs)
locations;  and finally, (3) Uniway, which has both Company owned and franchised locations totaling 13, locations.  These clubs normally charge an initial fee of
$800 to $1,500 and  annual  renewal  fees of about $50 to $100.  It is from this existing  group  of  membership  clubs  that the  Company  will  seek to  locate potential acquisition candidates.

     The publicly owned discount  clubs include  Costco  Wholesale  Corporation,
Sam's Club (Wal-Mart Stores,  Inc.), and BJ's Wholesale Club.  Typically,  these companies charge an initial and annual  membership fee of $25 to $75.  According to  documents  filed with the SEC,  their  combined  sales  exceed  $64  billion annually.

     Internet  sellers can be auction  sites,  web sites  owned  directly by the manufacturer or other resellers of household products.

Dependence on Manufacturers

     Because  our  business  is based upon our  members  being able to  purchase products directly from manufacturer, if, for any reason, a significant number of manufacturers would either not do business with us or discontinue doing business with us then we would not have  adequate  products  available  to our members to bring an insufficient  sales revenue to sustain our operations and we would most likely go out of business.  Consequently,  it is important  for us to locate and build a good working  relationship with as many manufacturers as we possibly can in an effort to maintain as wide of a product  choice as  circumstances  and our management limitations will allow.

Trademarks and Franchises

     We are currently  investigating the possibility of utilizing franchising as a method to help grow our  business  and have engaged  iFranchise  Group,  Inc., franchise  consultants,  to assist us with our  assessment.  Should we decide to become a franchisor  we will need to create and register  trademarks  which will identify our business and  copyright our  operations  manuals that we would also create to assist our potential franchisees.  It should be emphasized that we are in the very  early  stages  of our  franchise  investigation  and  there  can be assurance that our management will decide that franchising will be beneficial to our Company or if we do decide to proceed that we will be successful.

Government Regulations

     Because we act primarily as a conduit for our members to buy goods directly from manufacturers we are not directly affected by government regulations except for those which affect all business who engage in interstate commerce.  However, we  anticipate  that a material  portion of our business will come from Internet sales. We are aware that the Congress of the United States is currently debating several prices of legislation dealing with allowing states to tax Internet sales or regulating the content of the Internet itself. We believe that only the sales tax  legislation  would  have an impact  on our  business  and that the  primary difficulty,  in the event such legislation  becomes law, will be in tracking all or our  member  sales  by  state so that the  proper  tax can be  collected  and remitted to the proper state.

Employees

     We currently employ four (4) full time employees  primarily  located at our corporate offices in Southbury, Connecticut.

Reports to Security Holders

     The Company will provide an annual  report to its Security  Holders on Form
10-KSB,  which includes audited financial  statements,  which are filed with the
Securities and Exchange  Commission.  The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington,  D.C. 20549.  The Public may obtain  information on the operation of the  Public  Reference  Room  by  calling  the  SEC at  1-800-SEC-0330.  The SEC maintains  an Internet Web site that  contains  reports,  proxy and  information statements,  and other information  regarding  issuers that file  electronically with the SEC and the address of that Web site is http://www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

     HouseHold  Direct.com,  Inc.  is in the  process  of  creating a unique new
"consumer  services  membership club" by creating a shopping  platform that will offer direct access to "cost-plus handling charge" prices from manufacturers and distributors.  The Company  believes  manufacturers  are seeking a new  Internet based consumer  service  solution for the first time,  which can be coupled to a network of  physical  locations  or service  centers.  Through  its  fulfillment partners and direct  relationships,  the Company  provides  direct  pricing from brand name  manufacturers/distributors on their entire current product line. The
Company is positioned as a massive new  "membership  club" similar to the proven market  acceptability  of Costco,  Sam's Club and BJ's  Warehouse.  The  Company
believes the Management Team when completed will possess the required skills and experience  from corporate to startup  backgrounds;  and, will be experienced in business development, marketing, operations, web-site design and management, and database application support.

     The Company was  initially  engaged,  through its  subsidiary  PCNI, in the business of developing  and operating a wholesale  buying club that, in addition provided buying, marketing and financial services to third party owned wholesale buying  clubs.  The  traditional  buying club business  model (the  "Traditional
Model") was  predicated on the sale of memberships  to the general  public.  The membership  entitled  the holders to  purchase  goods and  services  through the wholesale  buying club at wholesale  prices  (exclusive  of  separately  charged taxes,  handling and shipping charges and a processing fee of up to 10%). During the fourth  quarter of 1998,  the  Company  elected to suspend  development  and implementation  of the  Traditional  Model in preference to a new business model
(the "New Model")  predicated on the mass marketing  (through  telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the
Old Model were  suspended and PCNI became  inactive.  Subsequently,  the Company sold all of the issued and outstanding  capital stock of PCNI to Mr. John Folger
(the President,  a member of the Board of Directors and a principle  shareholder of the Company) for nominal consideration of $1.00.

     The  services  being  developed  by the  Company  are  expected to create a substantial benefit for two constituent groups - consumer and manufacturer.  The consumers  benefit by a dramatic  reduction in product  prices.  While supplying this price  advantage,  the Company collects  significant and valuable  personal data and product  preferences  information on the members who purchase  products from the Company.  This rich demographic  product and psychographic  data can be helpful to  manufacturers  in  developing a  consumer-direct,  knowledge  based, product order and fulfillment  capability.  These  manufacturers are expected to contribute advertising dollars and participation fees for these services.  Value added service  providers,  such as insurance and financial  services can also be allied  strategically  with the Company.  This innovative  concept of "cost-plus handling  charge" may  position  the Company in a  groundbreaking  new  business category for Internet service companies and informational content providers, and drive revenue for membership fees and advertising.

     The Company expects to expand its membership base by using a "members only"
style of telemarketing  program.  Residual monthly membership  revenues could be increased by the introduction of additional  bundled  services.  The inexpensive monthly  fee for  core  services  allows  for the  bundling  of  additional  ISP
(Internet Service  Provider),  Telco and utility payment services.  This revenue stream, coupled with rich consumer data, will become a valuable corporate asset.

                              RESULTS OF OPERATIONS

Revenues

     Twelve  Months Ended  December 31, 2000 Compared to The Twelve Months Ended
December 31, 1999

     The  Company has been in a  developmental  stage  since May 18,  1998.  Net
Revenues for the twelve months ended December 31, 2000 were $446,560  comprising sale of merchandise of $236,357,  consulting services of $174,300 and membership fees of $35,903.  Revenues for the twelve  months  ended  December 31, 1999 were
$53,418 from consulting services.

     The increase in sales of  merchandise  for the twelve months ended December
31, 2000 resulted from the Company's  service  agreement with Personal  Consumer
Services, Inc. (PCS), a member-based consumer products organization.  Consulting services are for third party Web site design and  management  which are a result of the acquisition of Thunderstick. Membership fees are for the wholesale buying club (PCS ) which allows its members to purchase goods at wholesale  prices plus a 10% processing fee using the Internet. In November, 2000 and January 2001, the
Company closed the PCS Birmingham, AL and Atlanta, GA offices, respectively. The offices were small,  and poorly  designed to accommodate  the expansion plans of the Company.  The membership  and customer  service  requirements  are now being handled by a third party, Absolute Quality, through their service bureau outside of Washington,  DC. The Company expects to build or acquire a showcase  facility as soon as the proceeds from the sale of the registered  securities described in the memorandum  become  available.  Outstanding  consulting  contracts have been completed,  and in 2001 Thunderstick's efforts will be focused on developing the
Company's  Web site.  Therefore,  it is  projected  there will be no income from consulting services in the near future.

From Inception May 18, 1988 to December 31, 2000

     The Company  revenues  earned since  inception were $499,978.  The revenues from  sales were  $236,357  or 47% of the total  revenues  from  inception.  The consulting income was $227,718 which is 46% of the total revenues, over the same period. Membership fees, all earned in the year 2000, were only 7% of revenues.

Operating  Expenses

     Twelve  Months Ended  December 31, 2000 Compared to The Twelve Months Ended
December 31, 1999

     Total  Operating  Expenses  other than Cost of Sales for the twelve  months ended December 31, 1999 were  $2,277,807  compared with  $4,128,985 for the same period in 2000, an increase of 81%. Cost of  merchandise,  $214,322,  was 91% of sales revenues.

     Salaries and related  costs  increased  from $430,581 for the twelve months ended  December  31, 1999 to $665,624 for the twelve  months ended  December 31,
2000; a 54% increase.  This is primarily attributable to the Company's hiring of executives in key positions in order to begin  operations and for the payment of compensation to the personnel of Thunderstick. At year-end, four executives left the Company with annual salaries of $240,000. They have not been replaced.

     Consulting  fees  increased by $538,539  (78%) from $688,213 for the twelve months  ended  December  31,  1999 to  $1,226,752  for the twelve  months  ended
December  31,  2000.  Consulting  fees were  expended  mostly for  developing  a marketing plan.

     Research and  development  costs are primarily to develop the Company's Web site. In 1999,  development costs were $121,072 as compared with $606,596 in the year 2000,  an increase of $485,524 or 401%.  Most of research  and  development costs involve payments to consultants for their services.

     General and  Administrative  expenses  increased  from  $1,014,331  for the twelve months ended December 31, 1999 to $1,560,853 for the same period in 2000.
The increase of 54% is primarily the result of increased accounting and auditing fees of $70,671 and increased  investor  relations costs  $256,902.  Included in general and  administrative  expenses is the total write off of the  purchase of
CrossCheck Corp. of $169,030 in the year 2000.

From Inception May 18, 1988 to December 31, 2000

     Since  inception,  the  Company  has  expended  $2,836,363  for general and administrative  activities.  The general and administrative expenses account for
42% of total operating expenses, since inception. Other operating expenses were:
consulting expenses, $1,943,423 (29% of total), salaries and benefits, $1,16,080
(17%  of  total),   research  and  development  $737,668  (11%  of  total),  and
Depreciation and amortization  $92,205 (1% of total), from inception to December
31, 2000.

Income Tax

     The Company had net  operating  losses (NOLS) of $6,087,453 at December 31,
2000,   primarily   because  of  expenses   associated  with  development  stage
activities. These NOLS and corresponding estimated tax assets, computed at a 35%
tax rate, expire at various dates through the year 2019. Realization of deferred tax assets  associated  with the NOL is  dependent  upon  generating  sufficient taxable income prior to their expiration.

     Management  believes  that as there is a risk that  these  NOLS may  expire unused,  they have established a 100% valuation  allowance against them and have not recognized any tax benefit to the NOLS.

              LIQUIDITY, CAPITAL RESOURCES AND CAPITAL COMMITMENTS

Twelve  Months  Ended  December  31, 2000  Compared to The Twelve  Months  Ended
December 31, 1999

     For the twelve months ended  December 31, 2000, net cash used by operations was $1,223,745 principally due to the year-to-date loss of $3,897,711.  This was partially offset by depreciation of $57,760,  amortization of $11,399 and shares issued  for  services  in the amount of  $2,013,506,  while  current  assets and liabilities  provided  $591,301.  For the year  ended  1999,  net  cash  used by operations was $918,833 which was offset by  depreciation  and  amortization  of
$23,610 and shares  issued for services of $479,503,  while  current  assets and liabilities provided cash of $803,320.

     Cash used by investing  activities for the twelve months ended December 31,
2000 were  principally  related to the  investment  in software  $36,750 and the addition of computer and office equipment in the amount of $98,120. For the year ended  December  31,  1999,  cash  used in  investing  activities  was  $61,788, primarily for the acquisition of property and equipment amounting to $79,603.

     The Company  anticipates  that the current  working  capital  deficiency of
$2,157,218  will be  supplemented  in the short term by the sale of common stock and short term borrowing.

     For a  description  of  certain  factors  that could  adversely  affect the
Company's  future capital  requirements and the adequacy of its available funds, including  factors that are beyond the  Company's  control,  see the  discussion under  Note 2 to the  financial  statements  attached  hereto for the year ended
December 31, 2000.

From Inception May 18, 1988 to December 31, 2000

     The net cash outflow from  operations was  $2,205,133,  over the period May
18, 1998 to December 31, 2000. Primarily,  through issuance of common stock, the
Company obtained the funds need to pay for the operating cash deficiency and the investment of $255,749 in property, equipment, and other assets. The use of debt was limited to $43,000 of advances on notes payable.

     The net loss of the  Company  was  $6,761,661.  The  loss  was  essentially financed through issuance of $2,390,834 common stock for cash and $2,618,249 for services.  The  issuance of common  stock  provided  74% of the net loss amount.
Essentially, the accounts payable of $1,451,773 and accrued salaries of $339,127 provided the additional 26% of the funding for the net loss.

     The  Company  plans to  continue  the policy of  financing  its  operations through  issuance of common stock for cash and  services  until such time as the development stage is completed.

                             DESCRIPTION OF PROPERTY

     The  Company's  executive  offices are located at 3 Glen Road,  Sandy Hook,
Connecticut  06482 and the term of the Lease is one (1) year having commenced on
July 1, 2001.  The Company pays a base monthly  rental of $800 and an additional
$560 quarterly for maintenance, taxes and city services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors,  Officers and  Shareholders of the Company,  John Folger and Ann
Jameson,   have  entered  into  various  transactions  with  the  Company  since inception.  In the years 1999 and 2000,  they  deposited  cash of  $863,440  and withdrew cash of $553,442. They loaned their personal shares of the Company that were used to pay vendors  valued at $267,235.  They also loaned their shares for the acquisition of Thunderstick and Megappliance valued at $39,720.

     As of December 31, 1998, PCNI was wholly owned by John Folger. During 1999, the Company made payments totaling $190,622 on behalf of PCNI. It was determined that this amount would not be collected by the Company and therefore written off against the amounts  payable to related  parties.  In year 2000, John Folger and
Ann Jameson  received  2,857,142 common shares of the Company valued at $320,000 in payment of a significant  portion of their loan.  The balance of the loan due them on December 31, 2000 was $106,330.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Stock

     Registrants common stock is currently traded on the National Association of
Security Dealers, Inc.'s Over-the-Counter Bulletin Board under the symbol BYIT.

     The  following  table shows the range of reported  low bid and high bid per share  quotations for
 our common stock for the periods  indicated.  The high and
low bid prices for the periods indicated reflect  inter-dealer  prices,  without
retail   mark-up,   mark-down  or  commission  and  may  not  represent   actual
transactions.

                                                    Low Bid       High Bid
1999
         First Quarter....................           0.430          0.900
         Second Quarter...................           0.350          0.560
         Third Quarter....................           0.150          0.460
         Fourth Quarter...................           0.090          1.563

2000
         First Quarter....................           0.625          1.875
         Second Quarter...................           0.313          1.156
         Third Quarter....................           0.260          0.520
         Fourth Quarter...................           0.060          0.090

Penny Stock Regulation

     Our shares  are  subject  to the Penny  Stock  Reform act of 1990 which may potentially  decrease your ability to easily transfer our shares.  Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks  generally are equity  securities with a price less than $5.00. The penny stock rules require a broker-dealer prior to a non-exempt transaction to deliver a standardized risk disclosure  document and make a special  determination  that penny  stocks are a suitable  investment  for each  investor.  In  addition  the broker-dealer  must receive the investor's written agreement to the transaction.
These  disclosure  requirements  may have the  affect of  reducing  the level of trading  activity in our stock and make it more difficult for you to resell your stock in our Company.

Shareholders

     The  approximate  number of holders of record of the Common stock as of the date of this  prospectus  is 4,700  inclusive  of those  brokerage  firms and/or clearinghouses holding shares of common stock for their  clientele  (with each such brokerage house and/or clearinghouse being considered as one holder).

Dividend Policy

     We have not declared or paid any  dividends on our shares of common  stock.
We intend to retain  future  earnings,  if any,  that may be generated  from our operations  to finance our future  operations  and expansion and do not plan for the  reasonably  foreseeable  future to pay  dividends  to holders of our common stock.  Any decision as to the future  payment of  dividends  will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to certain executive officers of the registrant for the three years ended December 31,
2000:

                                    Summary Compensation Table

                                                         Awards          Payouts
                                                  --------------------   -------

Name and                                   Other    Restricted
Principal                         (a)    Annual       Stock    Options/  LTIP
Position         Year    Salary  Bonus Compensation  Awards(#)   SARS(#)Payouts
---------        ----    ------  ----- ------------  --------- -------- -------

John Folger
President, CEO   2000   $  75,000   --   9,932(1)        --           --    --
and Director     1999      75,000   --   4,226           --      870,000    --
                 1998(3)
Ann Jameson
Vice President   2000   $  75,000   --   4,250(2)        --          --     --
Secretary-       1999      75,000   --   4,250           --     750,000     --
Treasurer        1998(3)
and Director

(1)  Includes Auto Allowance and Medical Insurance
(2)  Includes Auto Allowance Only
(3)  There was no Officers Payroll for the year 1998

Directors are not paid or reimbursed for attending meetings.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements  under the  "Prospectus  Summary,"  "Risk  Factors,"
"Management  Discussion  and  Analysis  or Plan of  Operation,"  "Business"  and
elsewhere  in  this  prospectus  constitute  forward-looking  statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity,  performance,  or achievements to be  materially  different  from  any  future  results,  levels  of  activity, performance,  or  achievement  expressed  or  implied  by  such  forward-looking statements.  Such factors include,  among other things, those listed under "Risk
Factors" and elsewhere in this prospectus.

     In some cases, you can identify  forward-looking  statements by terminology
such  as  "may,"  "will,"  "should,"  "could,"  "intent,",   "expects,"  "plan,"
"anticipates,"  "believes,"  "estimates," "predicts," "potential," or "continue"
or the negative of such terms or other comparable terminology.

     Although we believe that the expectations  reflected in the forward-looking statements  are  reasonable,  we  cannot  guarantee  future  results,  levels or activity,  performance,  or  achievements.  Moreover,  neither  we nor any other person  assumes  responsibility  for  the  accuracy  and  completeness  of  such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Changes in and  Disagreements  with  Accountants  on  Accounting  and  Financial
Disclosures.

     Prior to the  completion  of the  Company's  initial  audit,  the Company's independent  accountants,  King Griffin and Adamson,  P.C.,  resigned  effective
April 17, 2000. The Company engaged Wallace Sanders  Company,  8131 LBJ Freeway,
Suite 875,  Dallas,  Texas 75251,  to complete the audit upon  resolution of its
Board of Directors on April 24, 2000.  On September  11, 2000,  Wallace  Sanders
&  Company  resigned  as  auditor.  The Company  subsequently  retained  the services of Bloom & Company. See below for further details.

     As this was the  Company's  first  audit,  there has been no prior  adverse opinion,  disclaimer of opinion,  modification or qualification by the Company's former independent accountants. While the Company knows of no specific reason or difference of opinion why its former accountants resigned, to issuer's knowledge there were no  disagreements  as to the Company's audit report as there had been no draft report given to issuer for review.

     As a result of said resignation, there has not been any change in the scope of the audit nor has the Company's new accountants  initiated any  investigation or inquiry.

     On September 11, 2000, the Company was notified that Wallace  Sanders &
Company had merged with McGladrey  &  Pullen,  LLP, and that Wallace Sanders
&  Company would no longer be the auditor for the  Registrant.  On September
21, 2000,  the Company  appointed  the  accounting  firm of Bloom &  Company
("Bloom  &  Company"),  as the Company's  new outside  auditors,  subject to shareholder  ratification  of such  appointment  on the  Company's  next  annual meeting or, if called prior thereto,  special shareholders'  meeting. Due to the
Company's  increased  financing  and  development  activities,  as  well  as the
Company's  expected  future  operations,  the  Board  had  determined  that  the
Company's  requirements  would be better  served by Auditors who are situated in close  proximity to the Company's  management  office and,  based on a review of several accounting firms, selected Bloom & Company, which has public Company and auditing experience.

     The  auditors'   report  from  Wallace   Sanders  &   Company  for  the
Registrant's  fiscal years ending December 31,1999 and 1998 however the opinions
contained  an  explanatory   paragraph  expressing   uncertainty  regarding  the
continuation of the Company as a going concern.

     During the  Registrant's  two most recent  fiscal years and the  subsequent interim  period  preceding  the change,  there have been no  disagreements  with
Wallace  Sanders  &  Company  on any  matter  of  accounting  principles  or practices, financial statement disclosure, or auditing scope or procedure.

     Prior to engaging Bloom & Company, the Company consulted with Bloom and
Company as to its qualifications, experiences and ability to audit the Company's financial  statements.  The  Company  and  Bloom  &  Company  did  not  have substantive  discussions regarding the application of accounting principals to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements and there are no reports  nor  written or oral advice  provided  by the new  accountants  used in deciding to retain Bloom &  Company.  Further, as noted, there was no matter that was the subject of a  disagreement  as described in Item  304(a)(1)(iv)  of
Regulation S-K, promulgated by the Securities and Exchange Commission.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                   Indemnification of Directors and Officers.

     As a Delaware corporation any indemnification our officer and directors may have is provide under the  provisions of Delaware law,  specifically  subsection
145 of the Delaware General Corporate Law.

     Subsection  145.  Indemnification  of officers,  directors,  employees  and agents; insurance, of the Delaware General Corporate Law states as follows:

     (a) A corporation  shall have power to indemnify any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative  (other than an action by or in the right of the  corporation)  by reason of the fact that the person is or was a  director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably  believed to be in or not opposed to the best interests of the corporation, and, with respect to any  criminal  action or  proceeding,  had no  reasonable  cause to believe  the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal  action or  proceeding,  had  reasonable  cause to believe that the person's conduct was unlawful.

     (b) A corporation  shall have power to indemnify any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed  action or suit by or in the  right of the  corporation  to  procure a judgment  in its  favor by  reason  of the  fact  that  the  person  is or was a director, officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust or other  enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in  connection  with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification  shall be made in respect of any claim, issue or matter as to which such  person  shall  have been  adjudged  to be liable to the  corporation unless and only to the extent  that the Court of  Chancery or the court in which such action or suit was brought shall determine upon application  that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and  reasonably  entitled to indemnity  for such  expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the  extent  that a  present  or former  director  or  officer  of a corporation  has been  successful  on the merits or  otherwise in defense of any action,  suit  or  proceeding  referred  to in  subsections  (a) and (b) of this section, or in defense of any claim, issue or matter therein,  such person shall be  indemnified  against  expenses  (including  attorneys'  fees)  actually  and reasonably incurred by such person in connection therewith.

     (d) Any  indemnification  under  subsections  (a)  and (b) of this  section
(unless ordered by a court) shall be made by the corporation  only as authorized in the specific case upon a determination that indemnification of the present or former  director,  officer,  employee  or agent is proper  in the  circumstances because  the  person has met the  applicable  standard  of conduct  set forth in subsections (a) and (b) of this section.  Such determination shall be made, with respect  to a  person  who  is a  director  or  officer  at  the  time  of  such determination,  (1) by a majority  vote of the  directors who are not parties to such action,  suit or  proceeding,  even though less than a quorum,  or (2) by a committee of such directors designated by majority vote of such directors,  even though  less than a quorum,  or (3) if there are no such  directors,  or if such directors so direct, by independent  legal counsel in a written opinion,  or (4)
by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil,  criminal,  administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such  action,  suit or  proceeding  upon receipt of an  undertaking  by or on behalf of such  director or officer to repay such amount if it shall  ultimately be  determined  that  such  person  is not  entitled  to be  indemnified  by the corporation as authorized in this section.  Such expenses (including  attorneys'
fees)  incurred by former  directors and officers or other  employees and agents may be so paid upon such terms and conditions,  if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking  indemnification  or  advancement  of expenses may be entitled under any bylaw,  agreement,  vote of  stockholders  or disinterested  directors  or  otherwise,  both as to  action  in  such  person's official  capacity  and as to action in  another  capacity  while  holding  such office.

     (g) A  corporation  shall have power to purchase and maintain  insurance on behalf of any person who is or was a director, officer, employee or agent of the incorporation,  or is or was  serving  at the  request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise  against any liability asserted against such person and incurred by such person in any such capacity,  or arising out of such person's status as such,  whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this  section,  references to "the  corporation"  shall include, in addition to the resulting corporation,  any constituent  corporation
(including  any  constituent of a constituent)  absorbed in a  consolidation  or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors, officers, and employees or agents, so that any  person  who is or was a  director,  officer,  employee  or  agent  of  such constituent corporation, or is or was serving at the request of such constituent corporation as a director,  officer,  employee or agent of another  corporation, partnership,  joint venture, trust or other enterprise,  shall stand in the same position  under  this  section  with  respect  to  the  resulting  or  surviving corporation  as  such  person  would  have  with  respect  to  such  constituent corporation if its separate existence had continued.

     (i) For purposes of this section,  references to "other  enterprises" shall include employee  benefit plans;  references to "fines" shall include any excise taxes  assessed on a person  with  respect to any  employee  benefit  plan;  and references  to  "serving at the request of the  corporation"  shall  include any service as a  director,  officer,  employee  or agent of the  corporation  which imposes duties on, or involves services by, such director,  officer, employee or
agent  with  respect  to  an  employee   benefit  plan,  its   participants   or
beneficiaries;  and a person who acted in good faith and in a manner such person reasonably  believed to be in the interest of the participants and beneficiaries of an  employee  benefit  plan  shall be deemed to have  acted in a manner  "not opposed  to the  best  interests  of the  corporation"  as  referred  to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall,  unless  otherwise  provided when authorized or ratified,  continue  as to a person  who has ceased to be a  director,  officer, employee  or agent and shall inure to the  benefit of the heirs,  executors  and administrators of such a person.

                  Other Expenses of Issuance and Distribution.

     The following table sets forth the various  expenses in connection with the sale and  distribution of the securities  being  registered,  which will be paid solely by HouseHold Direct.com,  Inc. (the "Registrant").  All amounts shown are estimates, except the Commission registration fee:

  Commission registration fee  . . . . . . . . .                 $ 2,600
  Printing and mailing expenses . . . . . . . .                        0
  Legal fees and expenses  . . . . . . . . . . . .                55,000
  Accounting fees and expense                                     15,000
                                                                  ------

                  Total  . . . . . . . . . . . . . . . . .       $90,600

                    Recent Sales of Unregistered Securities.

     During the past three years,  the Registrant has sold securities which were not  registered  under the  Securities  Act of 1933,  as  amended,  which are as follows:

     10,000,000  Shares  issued at par,  pursuant  to an  exemption  provided by
Section 4(2) of the Securities Act of 1933, as amended, to five founders on July
10, 1998 for the acquisition of PCNI.

                                Shares Issued to Founders
                             The Year Ended December 31,1998

                                                 Number of
          Date            Name                   Shares            Consideration

          7/15/98       John Folger              8,008,650           $ 8,008
          7/15/98       Ann Jameson                999,000               999
          7/15/98       Martin Gersten (1)         699,300               699
          7/15/98       Trudy Patron               146,525               147
          7/15/98       Ed Nahom                   146,525               147
                                                 ----------           ------

                             Total               10,000,000          $10,000
                                                 ==========           ======

(1)  Corporate Counsel

     We have issued 1,014,540;  1,858,172; and 8,198,383 shares in 1998,1999 and
2000  respectively  pursuant to Section 4(2) of the  Securities  Act of 1933 for investor  relations,  consulting,  technical,  professional  and other services.
Inclusive  of the  shares  issued  to the  founders  described  above we  issued
12,902,460; 4,465,132; and 5,706,589 shares in 1998, 1999, and 2000 respectively pursuant to Section 4(2) and 4(6) of the Securities Act of 1933 for cash or cash equivalents.  Except for the sales described below the aforementioned sales were without  compensation and did not involve any general  solicitation as they were sold strictly by officers and beneficial owners of the Company.

     We have issued  7,600,000 shares in 2001 pursuant to Sections 4(2) and 4(6)
of the  Securities  Act of  1933  for  cash,  cash  equivalents  and as  upfront compensation to Dutchess for the equity line investment agreement.

Private Placement

     Pursuant to four offering memos dated December 1, 1999,  December 23, 1999,
January  13,  2000 and March 10,  2000,  the Company  issued  215,278,  201,670,
308,000 and 500,000 shares for net consideration of $87,350, $191,586,  $292,600 and $435,000, respectively.  Commissions paid on the sales were $4,650, $10,084,
$15,400 and $65,000,  respectively.  The securities were offered pursuant to the exemption  provided by Regulation D, Rule 504, under the Securities Act of 1933, as amended.  The principal  underwriter of the above  transaction  was Orienstar
Financial Ltd., 11249 West 103rd Drive, Westminster, CO 80021.

Rights Offering

     On August 3, 2000, the Company  offered each  stockholder of record,  as of the  close of  business  on July 25,  2000  (the  "Record  Date"),  the right to purchase  additional  shares of common stock, .001 par value, at $.30 per share.
Each Stockholder of record on the record date received one right to purchase one share for each five shares of common stock owned. Each shareholder had the right to purchase shares until September 30, 2000 (the "Expiration  Date"). On October
6, 2000, the Company issued $408,359 for an aggregate  selling price of $122,508 to 40  shareholders.  The  offering  was  made  pursuant  to an  exemption  from registration under the Securities Act of 1933, as amended.

     The Company has relied on Section  4(2) of the  Securities  Act of 1933 for its private  placement  exemption,  such that the sales of the  securities  were transactions  by an  issuer  not  involving  any  public  offering.  All  of the aforesaid securities have been appropriately marked with a restricted legend and are  "restricted  securities"  as  defined  in  Rule  144 of the  rules  and the regulations of the Securities and Exchange Commission, Washington, D.C. 20549.

     All of the aforesaid  securities  were issued for investment  purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons  have been  granted  access to the complete  books,  financial  records, contracts,  and other business documents of HouseHold Direct.com,  Inc. Each has also  had  the  opportunity  to  ask  questions  of the  management,  employees, advisors,  attorneys and accountants for HouseHold Direct.com, Inc. In addition, each was granted physical access to HouseHold Direct.com,  Inc.'s facilities for inspection.  Transactions by the Registrant  involving the sales of a portion of these  securities  set forth above were  issued  under the  "private  placement"
exemptions  under the  Securities Act of 1933 as  transactions  by an issuer not involving  any public  offering.  The  Registrant  has made its own  independent determination,  based  on its  own  investigation,  that  each  person  is (i) a sophisticated  investor  capable of  assessing  the risks  inherent in a private offering,  (ii) able to bear the economic risk of his investment and (iii) aware that the  securities  were not  registered  under the Securities Act of 1933 and cannot be  re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.

                                    Exhibits.

Exhibit Number    Description
3.1*              Amended Charter
3.2               Amended and Restated Charter
3.3*              Bylaws
5.1               Opinion of Counsel
10.1              Debenture Subscription Agreement
10.2              Equity Line Investment Agreement
10.3              Office Lease

* Filed earlier with the Commission as an exhibit to form 8/K filed 6/28/2000.

                                  Undertakings.

The Registrant hereby undertakes the following:

     (1) To file during periods of offers or sales a post-effective amendment to this registration statement,  to: (a) include the prospectus required by Section
10(a)(3) of the `33 Act; (b) reflect in the prospectus any facts/events  arising after  the  effective  date (or most  recent  post  effective  amendment)  which individually or in the aggregate  represents a fundamental change in information
contained  in  this  registration  statement;   and  (c)  include  any  material
information with respect to the plan of distribution not previously disclosed in this registration statement.

     (2)  To  remove  from  registration,  through  filing  of a  post-effective amendment,  and registered  securities which remain unsold at the termination of this offering.

EQUITY LINE OF CREDIT AGREEMENT

     On July 12,  2001 we  signed a private  equity  investment  agreement  with
Thomas  Kelly  and  Dutchess  Private  Equities  Fund,  L.P.  Pursuant  to  this investment  agreement  and subject to the  satisfaction  of certain  conditions,
HouseHold  Direct  may sell and issue to Mr.  Kelly and  Dutchess,  from time to time, up to an aggregate of  $10,000,000  of our common stock.  Beginning on the date that a registration  statement  covering the resale of the shares  issuable pursuant  to the  equity  line is  declared  effective  by the  Commission,  and continuing for thirty six (36) months thereafter,  we may, from time to time, in our sole  discretion,  sell or "put" shares of our common stock to Dutchess at a price equal to 91% of the average  lowest three (3) closing bid prices  reported for our common  stock for the ten (10) trade days  following  the receipt of our notice to access our equity line.

     The maximum put amount is $1,000,000. At no time will an advance be made or advance  notice be given so as to cause either Mr. Kellly or Dutchess to hold in excess of 9.99% of our then issued and outstanding common shares. Our ability to put  shares of common  stock to Mr.  Kelly and  Dutchess  is  subject to certain conditions and limitations, including but not limited to, the following:

     - the requirement that this registration  statement not be suspended or our common stock not be delisted from the Bulletin Board or any exchange;

     - our representations and warranties to Mr. Kelly and Dutchess contained in the equity investment agreement must be accurate as of the date of each put;

     - we must have  performed,  satisfied and complied in all respects with all covenants,  agreements  and  conditions  required to be performed,  satisfied or complied with at or prior to the date of each put;

     - we must have  obtained  all  permits and  qualifications  required by any applicable  state in accordance with the  registration  rights agreement for the offer and sale of the put shares,  or shall have the  availability of exemptions therefrom.  The sale and issuance of the put shares must be legally permitted by all laws and regulations to which we are subject;

     - at least  fifteen (15) trading days must have elapsed since the last date we put shares to Mr. Kelly and Dutchess.

     We cannot  assure you that we will satisfy all of the  conditions  required under the  investment  agreement or that Mr. Kelly and  Dutchess,  will have the ability  to  purchase  all or  any  of the  shares  of  common  stock  put to it thereunder.

     Under the investment agreement,  we agreed to register the common stock for resale by Mr.  Kelly and  Dutchess  which will permit Mr.  Kelly and Dutchess to
resell  the  common   stock  from  time  to  time  in  the  open  market  or  in privately-negotiated  transactions.  We will prepare the registration  statement and file amendments and supplements thereto as may be necessary in order to keep it effective as long as the equity line of credit agreement remains in effect or
Mr.  Kelly and  Dutchess  owns any of our common  stock.  We have agreed to bear certain  expenses,  other than  broker  discounts  and  commissions,  if any, in connection with the preparation and filing of the registration statement and any amendments to it.

SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  for filing on this Amended Form SB-2 and  authorized  this registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Sandy Hook,  State of Connecticut,  on July 18,
2001.

HOUSEHOLD DIRECT.COM, INC.

/s/ JOHN D. FOLGER
John D. Folger
President

     In accordance  with the  requirements  of the Securities Act of 1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates stated.

/s/ JOHN D. FOLGER             /s/ ANN D. JAMESON
------------------             ------------------
John D. Folger                 Ann D. Jameson
President, CEO, Director       Vice President, Secretary/Treasurer, Director

                                Index to Exhibits

Exhibit Number             Description                  Sequential Page Number
------- ------    --------------------               --------------------------
3.1*              Amended Charter
3.2               Amended and Restated Charter
3.3*              Bylaws
5.1               Opinion of Counsel
10.1              Debenture Subscription Agreement
10.2              Equity Line Investment Agreement
10.3              Office Lease

* Filed earlier with the Commission as an exhibit to form 8/L filed 6/28/2000.

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   Form 10-KSB

               [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31,2000
                         Commission file number 0-12183

                           HOUSEHOLD DIRECT.COM, INC.

             (Exact name of registrant as specified in its charter)

              Delaware                                   51-0388634
 (State or other jurisdiction of              (IRS Employer Identification No.)
           Incorporation                          (or Organization)

              900 Main Street South, Suite 201, Southbury, CT 06488
                    (Address of principal executive offices)

                                 (203) 267-1400
                            Issuer's telephone number

         Securities registered under Section 12(b) of the Exchange Act:

                                      None

         Securities registered under Section 12(g) of the Exchange Act:

                     Common Stock, Par Value $.001 Per Share
                                (Title of class)

Indicate by check mark whether the registrant (I) filed all reports  required to be filed by Section 13 or 15(d) of the  Exchange  Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports),  and (2) has been subject to such filing  requirements for the past 90 days. Yes [X] No[ ]

Check if there is no disclosure of delinquent  filers in response to Item 405 of
Regulation  S-B is not  contained  in  this  form,  and no  disclosure  will  be contained,  to the  best of  registrant's  knowledge,  in  definitive  proxy  or information statements incorporated by reference in Part III of this Form 10-KSB any amendment to this Form 10-KSB. [ X ]

Issuer's revenues for its most recent fiscal year were $446,560.

The aggregate market value of the voting stock held by  non-affiliates  computed by  reference  to the price at which the stock was sold,  or the average bid and asked prices of such stock, as of March 24, 2001 was approximately $2,144,685.

State the number of shares outstanding of each of the issuer's classes of common equity, as of March 9, 2001: 35,744,754.

                       DOCUMENTS INCORPORATED BY REFERENCE

There are no documents incorporated by reference.

PART II

ITEM 7.  FINANCIAL STATEMENTS

                           HOUSEHOLD DIRECT.COM, INC.
                         INDEX TO FINANCIAL STATEMENTS

CONTENTS

Consolidated Balance Sheet at December 31, 2000

Consolidated Statements of Operations for the
years ended December 31, 2000 and 1999 and from
Inception to December 31, 2000

Consolidated Statements of Shareholders' Equity
for the years ended December 31, 2000 and 1999
and from Inception to December 31, 2000

Consolidated Statements of Cash Flows for the
years ended December 31, 2000 and 1999 and from
Inception to December 31, 2000

Notes to Consolidated Financial Statements

Consent of Certified Public Accountant

Independent Auditor's Report

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2000

                                     Assets

Current assets:
Cash and cash equivalents                                            $     --
Prepaid expenses and other current assets                               4,600
Inventory                                                              64,056
                                                                      -------

         Total current assets                                          68,656

Property and equipment, net                                           113,989

Intangible assets, net                                                 41,991
Other assets - contracts receivable                                    58,500
Deposits as security                                                    7,564
                                                                    ---------

         Total assets                                               $ 290,700
                                                                      =======

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2000
                                   (CONTINUED)

                      Liabilities and Shareholders' Deficit

Current liabilities:
     Accounts payable                                              $ 1,451,773
     Accrued salaries                                                  500,324
     Current portion of note payable                                     8,072
     Amounts payable to related parties                                265,705
                                                                    ----------

         Total current liabilities                                   2,225,874

Note payable, net of current portion                                    23,031
Deferred revenue                                                        54,000

Commitments and contingencies

Shareholders' deficit:
Common stock, 50,000,000 shares of $0.001 par value
         authorized; 34,145,276, Shares issued and outstanding
         at December 31, 2000                                           34,145
     Additional paid-in capital                                      4,749,666
     Common stock subscriptions receivable                             (34,355)
     Deficit accumulated during the
      development stage                                             (6,761,661)
         Total Shareholders' deficit                                (2,012,205)
                                                                     ---------

         Total liabilities and shareholders' deficit            $      290,700
                                                                    ==========

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                       For Year Ended            May 18, 1998
                                          December 31,          (Inception) to
                                          ------------
                                      2000           1999     December 31, 2000
                                      ----           ----     -----------------
Revenues:
 Consulting services              $  174,300      $   53,418    $     227,718
 Membership Fees                      35,903              --           35,903
 Sales                               236,357              --          236,357
                                   ---------         -------        ---------

Total revenues                       446,560          53,418          499,978
Cost of sales                        214,322              --          214,322
                                   ---------         -------         --------

Gross profit                         232,238          53,418          285,656

Operating expenses:
 Salaries and benefits               665,624         430,581        1,116,080
 Research and development            606,596         121,072          737,668
 Depreciation and amortization        69,159          23,610           92,205
 Consulting fees                   1,226,753         688,213        1,943,422
 General and administrative        1,560,853       1,014,331        2,836,363
                                   ---------       ---------        ---------

Total operating expenses           4,128,985       2,277,807        6,725,739
                                   ---------       ---------        ---------

Loss from operations              (3,896,747)     (2,224,389)      (6,440,083)
                                   ---------       ---------        ---------

Other expense:
 Interest expense                        964             877            1,841
 Loss from subsidiary PCNI                --              --          319,737
                                  ----------       ---------        ---------

     Total other expense                 964             877          321,578
                                  ----------       ---------        ---------

Net income before income tax      (3,897,711)     (2,225,266)      (6,761,661)
Income tax provision                      --              --               --
                                  ----------       ---------        ---------

Net loss                        $(3,897,711)    $(2,225,266)     $(6,761,661)
                                  =========       =========        =========

Net loss per weighted average
 share of common stock
 outstanding                      $ (.16)         $ (.12)           $ (.33)
                                     ===             ===               ===

Weighted average number of
 shares of common stock
 outstanding                    24,409,500       17,902,094       20,383,377
                                ==========       ==========       ==========

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               For Year Ended     May 18, 1998
                                                  December 31,   (Inception) to
                                                 ------------      December 31,
                                             2000          1999         2000
                                             ----          ----         ----

Cash flows from operating activities
Net loss                                 $(3,897,711) $(2,225,266) $(6,761,661)
Adjustments to reconcile net loss
 to net cash used in operating
 activities:
Depreciation                                  57,760       21,530        78,726
Goodwill Amortization                         11,399        2,080        13,479
Services in exchange for stock
 and options                               2,013,506      479,503     2,618,249
Interest paid with stock                          --           --        20,500

(Increases) decreases in
 operating assets:
Accounts receivable                          (58,500)      (4,600)     (63,100)
Prepaid expenses and other
  current assets                               9,565       (9,565)          --
Deferred Compensation                         15,000           --           --
Inventory                                    (64,056)          --      (64,056)
Increases (decreases) in operating
 liabilities:
Accounts payable                             780,432      655,099    1,451,773
Amounts payable to related parties          (84,277)     162,386      107,830
Deferred revenue                              54,000           --       54,000
Accrued Salaries                            (60,873)          --      339,127
                                            ---------    ---------    --------

Net cash used in operating activities     (1,223,755)    (918,833)  (2,205,133)
                                           ---------      -------    ---------

Cash flows from investing activities:
Cash acquired from acquisition of
 Thunderstick
 investment in Megappliance                       --       17,815    (18,720)
Purchase of software                         (36,750)         --     (36,750)
Additions to property and equipment          (98,120)     (79,603)   (192,715)
Deposits as security                         (7,564)          --    (7,564)
                                             -------     --------     --------

Net cash used in investing activities       (142,434)     (61,788)    (255,749)
                                             -------       ------      -------

Cash flows from financing activities:
Stock issued for cash                      1,311,694      902,179    2,390,834
Cash received on stock
 subscriptions receivable                         --       38,645       38,945
Advances on notes payable                     32,000       11,000       43,000
Payments on notes payable                 (8,518)   (3,379)     (11,897)
                                            --------     --------    ---------

 Net cash provided by
 financing activities                      1,335,176      948,445    2,460,882
                                           ---------     --------    ---------

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                              For Year Ended       May 18, 1998
                                                December 31,     (Inception) to
                                                ------------       December 31,
                                            2000            1999       2000
                                            ----            ----       ----

Net increase (decrease) in cash            (31,013)      (32,176)   $     --

Cash, beginning of period                   31,013         63,189          --
                                            ------         ------      ------

Cash and cash equivalents, end of period        --       $ 31,013     $    --
                                            ======         ======      ======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION

Cash paid during the period
 for interest                              $   964       $    877    $  2,494
                                              ====           ====       =====

Cash paid during the period
 for income taxes                               --             --          --
                                              ====           ====       =====

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

SUPPLEMENTAL INFORMATION

The Company had the following non-cash transactions since inception:

1998

1. The Company issued 10,000,000 shares for the acquisition of PCNI for $10,000.

2. The Company issued 914,000 shares valued at $100,540 for services.

3. The Company issued 175,905  shares in lieu of $20,500  interest  payable on a note payable.

4. The Company received subscriptions for 200,000 shares for $50,000.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

1999

1.       The Company issued 1,488,800 shares for services valued at $369,372.
2.       The Company received subscriptions for 50,000 shares valued at $23,000.
3.       The Company borrowed  624,000 shares of common stock from  stockholders in order to consummate the Thunderstick  and  Megappliance  acquisition and reclassified $9,999 payables to related parties as paid-in capital.
4.       The Company issued 2,445,000 options for services valued at $125,131.

2000

1.  The  Company  issued  100,000  shares  to  acquire  a public  company  shell
(CrossCheck) valued at $34,642.

2. The Company issued 124,000 shares to pay related  parties loans in the amount of $39,720.

3. The  Company  issued  2,924,286  shares to pay accrued  salaries  and bonuses valued at $166,504. Of these shares,  1,785,714,  which were valued at $101,328, were issued to two shareholder-officers of the Company.

4. The Company issued 2,922,435 shares valued at $660,892 for investor relations and professional services.

5. The Company issued 2,857,142 shares valued at $162,125 to repay loans made to the Company by officer-shareholders.

6. The Company  issued  356,095  shares  valued at $151,285 to  consultants  for research and development of the Company's Web site.

7. The Company issued 624,000 shares to pay back shares related  parties lent to the Company so the Company could  purchase  Thunderstick,  500,000  shares,  and
Megappliance,  124,000 shares. Furthermore, the Company issued 500,000 shares in connection with the acquisition of Thunderstick

8. The  Company  issued  1,000,000  shares in  exchange  for $50,000 in cash and consulting services valued at $474,266.

                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT

                                                  Additional
                             Common Stock           Paid-in    Subscriptions
                         Shares     Par Value       Capital      Receivable
                         -------    ---------      --------    -----------
1998

Reinstatement and
 Recapitalization,
May 18, 1998             1,000,000    1,000      $      --       $     --
Stock issued for
cash                     1,627,095    1,627        174,334             --
Stock issued for
  Services                 914,000      914         99,626             --
Stock issued for
  Purchase of PCNI      10,000,000   10,000             --        (10,000)
Sale of PCNI                 --       --             --             1
Stock issued in lieu
  of interest              175,905      176         20,324             --
Stock issued for
  Subscriptions
  receivable               200,000      200         49,800        (50,000)
Net loss                      --        --            --             --
                         ----------   ------        -------         ------
Balance, December
   31, 1998             13,917,000   13,917        344,084        (59,999)

1999
   ----
Stock issued for cash    4,784,504    4,785        897,394             --
Stock issued for
  services               1,488,800    1,489        367,883             --
Stock issued for
  subscriptions
  receivable                50,000       50         22,950        (23,000)
Cash received on
  stock subscriptions
  receivable                    --       --             --         38,645
Reclassify related
  party payable                 --       --             --          9,999
Options granted for
  services                      --       --             --             --
Deferred
Compensation                    --       --             --             --
Net loss                        --       --             --             --
                        ----------    -----      ---------        -------
Balance December
   31, 1999             20,240,304  $20,241     $1,632,311       $(34,355)
(continued)

                  HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                  (continued)

                                                      Deficit
                                                       During       Total
                         Options        Deferred    Development  Shareholders
                       Outstanding    Compensation     Stage        Deficit
                       -----------    ------------  -----------   ----------
1998

Reinstatement and
  Recapitalization,
May 18, 1998            $      --                   $      --      $   1,000
Stock issued for
  cash                         --                          --        175,961
Stock issued for
  services                     --                          --        100,540
Stock issued for
  purchase of PCNI             --                          --             --
Stock issued in lieu
  of interest                  --                          --         20,500
Stock issued for
 subscriptions receivable      --                          --             --
Net loss                       --                    (638,684)      (638,684)
                          -------                 -------         ------
Balance December
 31, 1998                      --                    (638,684)      (340,682)

Stock issued for cash          --                          --        902,179
Stock issued for services      --                          --        369,372
Stock issued for
 subscriptions receivable      --                          --             --
Cash received on
 stock subscriptions
 receivable                    --                          --         38,645
Reclassify related
 party payable                 --                          --          9,999
Options granted for
 services                 125,131                          --        125,131
Compensation                   --         15,000           --         15,000
Net loss                       --             --   (2,225,266)    (2,225,266)
                          -------       --------    ---------      ---------
Balance December 31,
 1999                    $125,131        $15,000  $(2,863,950)    (1,105,622)

                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                   (CONTINUED)

                                                   Additional      Stock
                            Common Stock            Paid-in    Subscriptions
                         Shares     Par Value       Capital      Receivable
                         ------     ---------       -------      ----------
2000

Stock issued for cash,
 rights offering         408,359          408        122,099            --
Stock issued for cash  2,212,655        2,213      1,136,974            --
Stock issued for cash
 and services          1,000,000        1,000        523,266            --
Stock issues for
 Services:
 salaries              2,924,286        2,924        163,580            --
 Investor relations,
  Etc.                 2,922,435        2,922        657,970            --
 Repay loans           2,857,142        2,857        159,268            --
 Research and
  Development            356,095          356        150,929            --
Stock issued to
 return shares
 used to acquire
 Thunderstick and
 Megappliance            624,000          624         39,096            --
Stock issued to
 purchase Thunderstick   500,000          500          4,500            --
Stock issued to
  purchase corporate
shell (CrossCheck)       100,000          100         34,542            --
Deferred Compensation
Net Loss                      --           --             --            --
                      ----------         ----         ------        ------
Balance, December
  31, 2000            34,145,276       $34,145     $4,624,535     $(34,355)
                      ==========       =======     ==========     =========

(continued)
The accompanying notes are an integral part of the financial statements.

                   HOUSEHOLD DIRECT.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS DEFICIT
                                   (CONTINUED)

                                                      Deficit
                                                       During       Total
                         Options        Deferred    Development  Shareholders
                       Outstanding    Compensation     Stage        Deficit
                       -----------    ------------  -----------   ----------

2000

Stock issued for cash;
 rights offering             --                              --      122,507
Stock issued for cash        --                              --    1,139,187
Stock issued and Services    --                              --      524,266
Stock issued for
 Services;
  Salaries                   --                              --      166,504
  Investor relations,
    etc.                     --                              --      660,892
  Repay loans                --                              --      162,125
  Research and
   Development               --                              --      151,285
Stock issued to
 return shares
 used to acquire
 Thunderstick and
 Megappliance                --                              --       39,720
Stock issued to
 purchase Thunderstick       --                              --        5,000
Stock issued to purchase
 corporat shell
 (Crosscheck)                --                              --       34,642
Deferred Compensation        --         (15,000)             --      (15,000)
Net loss                     --              --      (3,897,711)  (3,897,711)
                     ----------         --------      ---------    ---------
Balance December
 31, 2000               125,131               --    $(6,761,661)  $(2,012,205)
                     ==========         ========      =========    ==========

The accompanying notes are an integral part of the financial statements.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION

On January 2, 1992, RDI Marketing,  Inc. ("RDI") (AKA HouseHold  Direct.com) was
formed as a Florida  corporation.  Upon  formation,  RDI issued  1,000 shares of common  stock.  RDI  essentially  remained  dormant  with no direct or  indirect business  activity  until  reinstatement  on May 18, 1998. On May 18, 1998,  RDI adopted a plan of recapitalization whereby the 1,000 shares of common stock were converted into 1,000,000  shares of .001 par value common stock.  In addition to the  recapitalization  on May 18, 1998, RDI filed a disclosure  statement  under
Rule 15C2-11 of the Securities and Exchange Act of 1934 (hereafter the "Exchange
Act") with the National Association of Securities Dealers ("NASD"). As a result, commencing  on June 11, 1998,  RDI's common stock was quoted on the OTC Bulletin
Board.

On July 10, 1998, RDI exchanged 10,000,000 shares of common stock for all of the outstanding stock of Preferred Consumer Network International, Inc. ("PCNI").

PCNI,  incorporated  on June 13, 1997, was engaged in the business of developing and  operating  a  wholesale  buying club that,  in  addition  provided  buying, marketing and financial  services to third party owned  wholesale  buying clubs.
The  traditional  buying club  business  model (the  "Traditional  Model") being utilized  by PCNI was  predicated  on the  sale of  memberships  to the  general public,  which  memberships  entitled the holders to purchase goods and services through the wholesale buying club at wholesale  prices  (exclusive of separately charged taxes, handling and shipping charges and a processing fee of up to 10%).
During  the fourth  quarter of 1998,  RDI  elected  to suspend  development  and implementation  of the  Traditional  Model in preference to a new business model
(the "New Model")  predicated on the mass marketing  (through  telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the
Old Model were suspended and PCNI became inactive. Subsequently, RDI sold all of the  issued  and  outstanding  capital  stock of PCNI to Mr.  John  Folger  (the
President,  a member of the Board of Directors  and a principle  shareholder  of
RDI) for nominal consideration of $1.00.

RDI, in  furtherance of the  development of the New Model,  entered into several acquisitions during 1999. On May 7, 1999, the Company acquired all of the common stock of  Thunderstick  LLC in exchange for  1,000,000  shares of the  Company's common stock. A shareholder  loaned 500,000 shares to the Company and the shares
were  given  as  50%  of  the  consideration  to  the  former   shareholders  of
Thunderstick.  The Company  recorded a liability  of $5,000 as due to the former owner of Thunderstick,  pending the issuing of an additional  500,000 shares. In
May 2000,  the  Company  issued  the  additional  500,000  shares to the  former shareholders  of  Thunderstick  and  charged  off the  liability.  Thunderstick, through its wholly-owned affiliate Thunderstick Software, LLC, is engaged in the business of developing and marketing Internet software which will be utilized to support  the  Company's  Web site and  e-commerce  operations  and in  providing similar services, on a consulting basis, to third parties.

 In July,  1999, RDI,  changed its corporate  domicile from Florida to Delaware, and its name to HouseHold Direct.com,  Inc. (the "Company").  These changes were effectuated by merging the Company into its  wholly-owned  Delaware  subsidiary, and such merger had no impact on the shareholders or the capital accounts of the
Company.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION (Continued)

In September,  1999,  the Company  entered into an  acquisition  agreement  with
Megappliance,  Inc.  ("Mega")  pursuant to which the Company agreed to acquire a
Web site (including software,  technology and related commercial  relationships)
in exchange for 124,000 shares of the Company's common stock.

On March 9, 2000,  the  Company  executed an  Agreement  and Plan of Merger with
CrossCheck Corp., a Colorado  corporation  ("Cross") and a Letter Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross
(which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve  "successor issuer" status under the Exchange Act. In connection  with such merger which was consummated  on March 20,  2000,  the Company  paid  $150,000 in cash and issued
100,000  shares of common  stock of the  Company to the former  shareholders  of
Cross. The Company expensed the acquisition in the second quarter of 2000 in the amount of $164,130.

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The  accompanying  consolidated  financial  statements  have  been  prepared  in conformity with generally accepted  accounting  principles which contemplate the continuation of the Company as a going-concern.  However,  the Company is in the development  stage,  and since  inception has been engaged  primarily in raising capital and developing its Web site, product,  and market strategy.  The Company has not generated  significant  revenues from  operations,  and in the course of funding  product and Web site  development  and other start-up  activities,  has experienced cumulative net losses of $6,761,661 for the period from May 18, 1998
(inception)  to December 31, 2000, and has used cash in operations of $2,205,133 for the period from May 18, 1998  (inception)  to December 31, 2000. The Company expects  that it will  continue  to incur net  operating  losses  as it  expends substantial  resources  on Web site  development  and sales and  marketing in an attempt to capture  market share and develop market  recognition.  Management is continually  trying to raise  additional  capital through  issuance of stock and debt.  Management of the Company  believes that the  additional  capital that is expected  to be raised in the future  will be  sufficient  to cover its  working capital needs until the Company's  revenue volume reaches a sufficient  level to cover  operating  expenses.  The absence of assurances  of  additional  capital, raises a  substantial  doubt  about  the  Company's  ability  to  continue  as a
going-concern.   The  consolidated  financial  statements  do  not  include  any adjustments that might result from the outcome of these uncertainties.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The accompanying  consolidated  financial statements include the accounts of the
Company and its wholly-owned subsidiary.  Intercompany transactions and balances have been eliminated in consolidation.

Research and Development Costs

Research and development costs are expensed as incurred.

Start-up Costs

The Company has  implemented  the Statement of Position 98-5,  "Reporting on the
Costs of  Start-Up  Activities,"  (SOP 98-5)  which  requires  costs of start up activities to be expensed as incurred.

Revenue Recognition

Revenue for services is recognized  when the service is rendered,  while product revenue is  recognized  when the  product is  shipped to the  customer.  Revenue consisted of products sold and shipped pursuant to the operating agreements with
PCNI and PCS, consulting services performed by Thunderstick,  and service income earned  related to the contract  entered into with Personal  Consumer  Services,
Inc. ("PCS").

Deferred Revenues

Deferred revenues,  as presented on the balance sheet,  relate to unpaid service agreement  fees  to be paid  by PCS  from  uncollected  accounts  receivable  of
Personal  Consumer  Services,  Inc (PCS).  Due to the  uncertainty of collection history of PCS, only the fee actually paid by PCS to the Company during the year and the  first two  months  of 2000 were  recorded  as  revenue.  Only  revenues projected to be collected in the next year are shown as current.

Property and Equipment

Property and equipment are stated at cost.  Depreciation  is computed  using the straight-line method over the estimated useful lives, ranging from three to five years. Maintenance and repair costs are expensed as incurred.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value
of  Financial  Instruments,"  requires  disclosure  about the fair  value of all financial assets and

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities  for which it is practicable to estimate.  At December 31, 2000, the carrying value of all of the Company's accounts receivable, accounts payable and accrued  liabilities  approximate fair value because of their short-term nature.
The note payable carrying value  approximates  fair value based on the borrowing rate currently available for similar loans

Goodwill/Intangibles

Goodwill reflects the excess of purchase price over the fair value of net assets purchased and is amortized on a straight-line basis over 3 years.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

Inventory

Inventory  is  stated  at the  lower  of cost  or  market.  Cost  is  determined principally on the average cost method.  Inventory of merchandise  available for resale was $64,056, at December 31, 2000:

Common  Stock Issued for Consideration Other Than Cash

When common stock is issued for  consideration  other than cash, the fair market value of the  stock or the  fair  market  value  of the  property  or  services, whichever is more  objectively  determinable is used to record the  transaction.
The quoted market  values of the shares,  restricted  as to  marketability,  are discounted  for  limited  liquidity.  The  discount  factor is  computed  as the difference  between the average  price of the shares  issued for cash,  computed from the  beginning  of the year until the date of  transaction,  and the market price of the shares at the date of transaction.  The average cash prices, during the current  year,  are used:  to recognize  substantial  yearly  changes in the nature  and size of the  Company's  operations;  to reduce  the impact of random price  movements  associated  with low volume  transactions;  and to incorporate recently available market value information.

Website Development Costs

The Company accounts for website  development costs in accordance with the AICPA
Statement  of Position  98-12,  "Accounting  for the Costs of Computer  Software
Developed  or Obtained  for  Internal  Use".  Computer  software  costs that are incurred in the preliminary project stage are expensed as incurred. Internal and external costs incurred to develop

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

internal-use software during the application  development stage are capitalized.
Post implementation and operation costs of training and maintenance are expensed as incurred.

Loss per Share

Net loss per share is  computed  by dividing  net loss by the  weighted  average number of common shares  outstanding for the period. Net loss per share has been stated for all periods presented in accordance with SFAS No. 128.

Use of Estimates

The  preparation  of  consolidated   financial  statements  in  conformity  with
generally accepted  accounting  principles requires management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosure of contingent  assets and liabilities at the date of the consolidated financial  statements  and the  reported  amounts of the  revenues  and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes,  reflecting the net tax effects of temporary  differences between the carrying amount of assets and  liabilities  recognized for financial reporting purposes and the amounts recognized for income ax purposes,  are based on tax laws  currently  enacted.  A  valuation  allowance  is  established  when necessary to reduce deferred tax assts to the amount expected to be realized.

NOTE 3.  ACQUISITIONS AND SALES

Preferred Consumer Network International, Inc. ("PCNI")

On July 10, 1998, the Company acquired PCNI in exchange for 10,000,000 shares of common stock at $0.001 par value per share.  This  acquisition was accounted for by using the purchase method of accounting,  and accordingly the deficit assumed was initially recorded by the Company based on estimated fair values at the date of acquisition:

               Deficit                               $   (693,716)
               Goodwill                                   703,716
                                                          -------
               Purchase consideration                $     10,000
                                                          =======

On December  31,  1998,  the  Company  sold PCNI to a major  shareholder  of the
Company for $1 and the payment by Mr. Folger to the Company of $190,622 due from
PCNI to the  Company.  Two  officers of the Company  are  currently  involved in winding up the business of

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3.  ACQUISITIONS AND SALES (Continued)

Preferred  Consumer  Network  International,  Inc.  PCNI  had  entered  into  an operating agreement with United Buyers Service of Massachusetts and Connecticut, which was engaged in the sale of  memberships in and the operation of a consumer wholesale buyers club. As a result of the failure of these  businesses,  certain payroll  taxes were left  unpaid.  The  Internal  Revenue  Service  ("IRS")  has instituted  collection  of the payroll  taxes and placed  liens on certain  real property of Mr. Folger and Ms. Jameson. Both parties are currently attempting to obtain and complete a settlement of the IRS claims.

Thunderstick, Inc.

On May 7, 1999, a related party loaned to the Company 500,000 shares of .001 par value per share  personally  held common stock (par value $5,000) of the Company which the Company utilized for 50% of the purchase  consideration for all of the stock of  Thunderstick.  The Company agreed to replace the shares so applied and therefore, $5,000 was included in amounts payable to related parties at December
30, 1999.  The  outstanding  portion,  500,000 shares of common stock (par value
$5,000),  was issued in May 2000 by the Company from its authorized but unissued common stock.

This  acquisition  was accounted for by using the purchase method of accounting, and accordingly  the equity assumed was initially  recorded by the Company based on estimated fair values at the date of acquisition:

                 Equity                               $   28,580
                 Negative goodwill                       (18,580)
                                                          ------

                 Purchase consideration               $   10,000
                                                          ======

The market  value of the  Company's  shares on May 7, 1999 was $0.346 per share, equating  to a  value  of  $346,000.  Based  on the  substance  of the  purchase agreement,  as well as the  underlying net assets of the acquired  company,  the transaction was recorded at fair value and subsequently  written down to the par value of the Company's shares.  The non-current  assets of the purchased company were reduced by the negative goodwill.

Megappliance, Inc. ("Mega")

On September 9, 1999, a related party loaned 124,000  shares of personally  held stock of the Company  valued at $34,720 to the Company which was utilized by the company to acquire certain asset of Mega. This  acquisition was accounted for by using the purchase method of accounting, and accordingly the assets assumed were initially recorded by the

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 3.  ACQUISITIONS AND SALES (Continued)

Company based on estimated fair values at the date of acquisition:

             Computer equipment                   $ 16,000
             Goodwill                               18,720
                                                    ------
             Purchase consideration               $ 34,720
                                                   =======

The Company replaced the shares so applied on August 2, 2000.

America's Hometown Brand Center Hometown Brand Center

In November  2000,  the Company  announced  it had entered  into an agreement to purchase  100% of the  outstanding  shares of  America's  Hometown  Brand Center
Hometown Brand Center, Inc. (AHBC). The agreement called for total cash payments of  $350,000 in the first 90 days.  $100,000  due at closing  and  $250,000  due within 90 days.  The closing  should have taken place on or before  December 20,
2000. The Company did not have the cash available to make the initial  payments.
On January 25, 2001 the agreement was terminated.

NOTE 4.  RELATED PARTY TRANSACTIONS

 Directors,  Officers  and  Shareholders  of the  Company,  John  Folger and Ann
Jameson,   have  entered  into  various  transactions  with  the  Company  since inception.  In the years 1999 and 2000,  they  deposited  cash of  $863,440  and withdrew cash of $553,442. They loaned their personal shares of the Company that were used to pay vendors  valued at $267,235.  They also loaned their shares for the acquisition of Thunderstick and Megappliance valued at $39,720.

As of December 31, 1998, John Folger wholly owned PCNI. During 1999, the Company made payments  totaling  $190,622 on behalf of PCNI. It was determined that this amount would not be collected by the Company and  therefore  written off against the amounts  payable to Mr.  Folger.  In year 2000,  John Folger and Ann Jameson received 2,857,142 common shares of the Company valued at $162,125 in payment of a  significant  portion  of  their  loan.  The  balance  of the loan due them on
December 31, 2000 was $265,705.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2000:

           Office equipment                  $   58,795
           Motor Vehicles                        49,565
           Computer equipment                    58,603
           Computer software                     25,452
                                                -------
                                                192,715
            Less:  accumulated depreciation   (78,726)
                                               --------

                                              $ 113,989
                                                =======

Depreciation  expense for the two years ended December 31, 2000 were $21,530 for
1999 and $57,760 for 2000.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6.  FORMATION OF ADDITIONAL SUBSIDIARIES

During the year 2000, the Company formed  additional  wholly owned  subsidiaries for the purpose of expanding and pursuing other related business  opportunities;
none of which subsidiaries are, or have been, actively engaged in business.

NOTE 7.  AGREEMENT WITH PERSONAL CONSUMER SERVICES, INC.

 During the early part of 1999,  the  Company  entered  into  negotiations  with
Personal  Consumer  Services,  Inc. (PCS), a third party  wholesale  buying club located in Atlanta,  GA. In order to sustain PCS's operations and maintain their brand name integrity,  the Company  advanced PCS in 1999 $256,235  against their accounts receivable and prospective membership renewal fees. In 1999, because of the  uncertain  value of PCS's  underlying  accounts  receivable  and  continued
membership participations, the Company expensed $256,235 as bad debts.

In January  2000,  the Company  finally  entered into a service  agreement  (the
"Agreement")  with PCS.  The Company was to provide  services for PCS members in exchange for a base fee and monthly  retainer as defined in the  Agreement.  The
Agreement  expires  in  December  2005 with an option to extend  the term for an additional five years. As of December 31, 2000, the value of what the Company is owed is approximately

$600,000 from PCS, of which $595,500 has been recorded as deferred revenue.  The
Company has had no prior  history of  collection  on this  receivable,  which is secured  by  only  membership,  and  accounts  receivable  of PCS  that  in most instances are at least one year old.  Because of this fact,  the Company has set up a reserve of $541,500  against the receivable  which is offset as a reduction of deferred  revenue.  In 2000, the Company advanced $190,060 to sustain the PCS operation.  Because of the uncertainty of the receivable,  the Company  expensed the advance of $190,060 as bad debts. In November,  2000 and January,  2001, the
Company  closed the Atlanta and  Birmingham  operations  to conserve  cash flow, respectively.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 8.  INTANGIBLE ASSETS/GOODWILL

       Investment CISI                            $36,750
       Investment Megappliance                     18,720
                                                   ------
        Total                                      55,470

       Less:  Accumulated Amortization             13,479
                                                   ------
                                                  $41,991
                                                   ======

For the two years ended December 31, 2000, amortization of Intangible Assets was
$11,339 and $2,080, respectively.

NOTE 9.  PURCHASE OF CROSSCHECK CORP.("CROSS")

On March 9, 2000,  the  Company  executed an  Agreement  and Plan of Merger with
Cross and a Letter of Agreement with the shareholders of Cross. Pursuant to such agreements,  the Company merged Cross (which had no business  operations but was registered,  and fully  reporting,  under the Exchange  Act) into the Company so that the Company could achieve "successor issuer" status under the Exchange Act.
In  connection  with such merger which was  consummated  on March 20, 2000,  the
Company paid $150,000 in cash and issued  100,000  shares of common stock of the
Company to the former shareholders of Cross.

Pro-forma  information is not presented for this acquisition  since Cross was an inactive company with no significant assets and liabilities.

NOTE 10.  INCOME TAXES

 The Company accounts for income taxes in accordance with Statement of Financial
Accounting  Standards  ("SFAS")  No. 109,  "Accounting  for Income  Taxes" which requires  the use of the  "liability  method" of  accounting  for income  taxes.
Deferred  income  taxes  reflect  the net tax  effect of  temporary  differences between the carrying  amounts of assets and liabilities for financial  reporting purposes and the amount used for income tax purposes.

The Company had NOLs of approximately $6,761,661 at December 31, 2000, primarily because  of  the  development  stage  expenses.  These  NOLs  and  corresponding estimated tax assets, computed at 35% tax rate, expire as follows:

            Year loss       Expiration      Loss          Estimated
             incurred           Date       Amount         Tax Asset

                1998            2018    $   638,684      $   223,940
                1999            2019      2,225,266          778,843
                2000            2020      3,897,711        1,364,199
                                          ---------        ---------
         Total                            6,761,661        2,366,982
         Valuation Allowance                              (2,366,982)
                                                           ---------
                                                         $        --
                                                           =========

                             HOUSEHOLD DIRECT.COMNC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Realization  of deferred tax assets  associated  with the NOL is dependent  upon generating  sufficient  taxable  income  prior to their  expiration.  Management believes  that  there  is  a  risk  that  these  NOLs  may  expire  unused  and, accordingly,  has established a valuation  allowance against them. The valuation allowance  of $223,940 as of December  31, 1998 was  increased  by $778,843  and
$1,364,199,  in 1999 and 2000,  respectively,  as a consequence  of  recognizing additional deferred tax assets in those years.

NOTE 11.  NOTE PAYABLE

On April 7, 1999, the Company entered into a note payable agreement with a third party for $13,500.  A $2,500  payment was made by the Company.  The note payable bears  interest at 12% per annum and  requires  monthly  principal  and interest payments of $518 beginning May 1, 1999. The balance of note payable,  $2,020, is payable by May 1, 2001.

On August  18,2000,  the Company  entered into a note payable  agreement  with a third  party for $35,525 to  purchase  an auto.  A $540  payment was made by the
Company at the signing of the agreement.  The note bears interest at 2.16% which is an  inducement  by the auto  Company to attract  buyers.  The Company has not discounted the value of the asset purchased to better reflect the market rate of interest. Monthly payments are $561.70 and the note expires on July 18, 2005.

                    2001                      $   6,052
                    2002                          6,212
                    2003                          6,376
                    2004                          6,545
                    2005                          3,898
                                                 ------
                                               $ 29,083
                                                 ======

NOTE 12.  COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases  certain office space under an operating  lease that requires monthly  rental  payments of  approximately  $2,522 and expires  April 30, 2002.
Total rent  expense  related to this lease  totaled  $22,698  for the year ended
December 31, 1999 and $30,939 for the year ended  December  31,  2000,  and this
information  is  included  in  general  and   administrative   expenses  in  the
accompanying consolidated statement of operations.

Future minimum lease payments are as follows:

Year ended December 31, 2000:

                     2001                                $ 31,866
                     2002                                   8,025
                                                          -------
                                                         $ 39,891
                                                          =======

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Realization  of deferred tax assets  associated  with the NOL is dependent  upon generating  sufficient  taxable  income  prior to their  expiration.  Management believes  that  there  is  a  risk  that  these  NOLs  may  expire  unused  and, accordingly,  has established a valuation  allowance against them. The valuation allowance  of $223,940 as of December  31, 1998 was  increased  by $778,843  and
$1,364,199,  in 1999 and 2000,  respectively,  as a consequence  of  recognizing additional deferred tax assets in those years.

NOTE 12.  COMMITMENTS AND CONTINGENCIES (Continued)

Internal Revenue Service Contingent Liability

PCNI, a temporary  wholly owned  subsidiary of the Company during five months in
1998, was subsequently  purchased and is currently owned by another  shareholder of the Company.  PCNI has been assessed a tax liability by the Internal  Revenue
Service  ("IRS")  for  taxes,  related  to  wages  paid  to  employees,  for  an approximate  total amount of $83,000.  It is the opinion of the Company's  legal counsel that this liability will not significantly impact the Company.  However, there is  currently  no legal  determination  as to whether  the  Company may be liable,  at some point,  for the entire  amount.  As of December 31,  2000,  the
Company  recorded  approximately  $11,000 of this  liability  that was  incurred during the time of  temporary  ownership.  This  amount is  included in accounts payable in the accompanying consolidated balance sheets.

Officers Employment Agreements

During the year 2000,  the Company had employment  agreements  with seven of its employees  with annual  salaries  ranging  from $75,000 to $120,000 per year and terms  ranging from 2 to 5 years.  Maximum  annual  incentive  bonuses  based on earnings range from $75,000 to $125,000 per year for three of the four contracts remaining currently.  Four of the seven employees have resigned from the Company and their contracts have been cancelled.

The Company may be subject to other  various legal  proceedings  and claims that arise in the ordinary  course of business.  Management  currently  believes that resolving  these  matter(s) will not have a material  adverse  impairment on the
Company's financial position or its results of operations.

                             HOUSEHOLD DIRECT.COMNC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 13.  CAPITAL STOCK

Common Stock Shares  Issued

During 1998,  the Company  issued an aggregate  of  12,917,000  shares of Common
Stock at $.001 par value  ("the  Common  Stock").  The  aggregate  consideration received by the Company in connection with the issuance of such shares consisted of (a) $175,961 in the form of cash  payments,  received in connection  with the issuance of 1,627,095 shares, (b) $100,540 in the form of services performed for or an behalf of the Company  received in connection with the issuance of 914,000 shares,  (c) 175,905  shares  issued in lieu of interest of $20,500:  and (d) on
December 28, 1998,  the Company  issued  200,000 shares at $0.25 per share to an unrelated  third party under the terms of a stock  subscription  agreement;  the amount is payable on demand.

The  outstanding   stock   subscriptions  are  classified  in  the  accompanying
consolidated balance sheets and statement of changes in shareholders' deficit as a contra account to shareholders'  deficit. No payments for stock subscriptions, were  received as of December  31, 1998.  The Company  also  received all of the outstanding  shares of the capital stock of PCNI in connection with the issuance of (e) 10,000,000  shares of the Company's common stock.  The 10,000,000  shares were recorded as common stock subscriptions  receivable since it was deemed that the  purchase  of PCNI  resulted  in little to no value to the  Company.  During calendar year 1999, the Company issued an additional  6,323,304 shares of Common
Stock ("the Additional  Shares");  and in connection with such issuance received
(f)  $902,179  in the form of cash in  connection  with  issuance  of  4,784,504
Additional  Shares,  (g) $369,372 in the form of services in connection with the issuance of 1,488,800  Additional  Shares; and (h) on April 6, 1999, the Company
issued  50,000  shares at $0.46 per share to an unrelated  third party under the terms of a stock  subscription  agreement;  the amount is payable on demand. The outstanding  amounts are  classified in the  accompanying  consolidated  balance sheets and statement of changes in shareholders'  deficit as a contra account to shareholders' deficit. A total amount of $38,645 was received as of December 31,
1999 in respect of all stock  issued for  subscriptions  receivable.  The $9,999 stock  subscriptions  receivable  related to the PCNI transaction were reclassed against the amounts payable to related parties balance at December 31, 1999.

All stock for  services  were valued at the average  stock for cash value .01 to
 .50 in 2000 ($.19 in 1999 and $.11 in 1998).  However,  where specific values of services could be determined, those values were used to record the transactions.

The quoted market values of the shares,  restricted  as to  marketability,  were discounted  for  limited  liquidity.  The  discount  factor was  computed as the difference  between the average  price of the shares  issued for cash,  computed from the  beginning  of the year until the date of  transaction,  and the market price of the shares at the date of transaction.  The average cash prices, during the current  year,  are used:  to recognize  substantial  yearly  changes in the nature  and size of the  Company's  operations;  to reduce  the impact of random price  movements  associated  with low volume  transactions;  and to incorporate recently  available  market value  information.  The computed  discount  factors ranged  between 37% to 47.6% of the market values in the year ended December 31,
2000,

Detail Stock Transactions

For the period from May 18, 1998 to December 31,  2000,  for the common stock of
the  Company,  the  dates  of  issuance,   number  of  shares  issued,  type  of
consideration received, and the value of the shares issued are presented below:

1998

                                                     Number of
                             Issue Date        Shares               Amount
Stock issued in for cash:
                               May 18           1,000,000         $    1,000
                               August 20          125,000             13,750
                               October 2          245,000             51,500
                               October 6          200,000                500
                               October 20          50,000              1,000
                               October 9          135,000              8,100
                               November 6         792,095             92,311
                               November 24         55,000              6,050
                               December 3          25,000              2,750
                                              -----------           --------

                                                1,727,095            176,961
Stock issued in lieu of
interest:
                               November 20        175,905             20,500

Stock issued for acquisition
of PCNI:
                               July 10         10,000,000             10,000
Stock issued for
subscriptions receivable:
                               December 28,       200,000             50,000
Stock issued for services:
                               August 26          100,000             11,000
                               September 17       180,000             19,800
                               October 6          224,000             24,640
                               October 20         100,000             11,000
                               November 16        210,000             23,100
                               November 23         25,000              2,750
                               December 8          50,000              5,500
                               December 15         25,000              2,750
                                                 --------            -------

                                                  914,000            100,540
                                                  -------            -------

                               Total 1998      13,917,000          $ 358,001
                                               ==========            =======

                             HOUSEHOLD DIRECT.COMNC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 13. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

1999
----

                                                    Number of
                                    Issue Date      Shares          Amount
                                    ----------      ---------      --------
Stock issued in 1999 for cash:
                                    February 2        150,000     $   35,500
                                    February 11       101,000         46,020
                                    February 16        50,000         23,000
                                    February 18       100,000         46,000
                                    February 19       250,000         98,250
                                    February 23     1,300,000        130,000
                                    February 25       100,000         19,000
                                    March 3           369,109         60,189
                                    March 8           200,000         38,000
                                    March 18          550,000        136,355
                                    March 19          300,000         75,000
                                    May 4             505,000         11,870
                                    May 14            100,000         15,645
                                    December 6        494,117         80,000
                                    December 20       215,278         87,350
                                                    ---------       --------

                                                    4,784,504     $  902,179
Stock issued for subscriptions
receivable:
                                     April 6           50,000     $   23,000
Stock issued for services:
                                    February 2        150,000     $   57,300
                                    February 11       138,300         26,277
                                    February 23       195,000         37,050
                                    March 1           100,000         76,700
                                    March 3            50,000          9,500
                                    May 4              70,000         13,300
                                    August 2           15,000          2,850
                                    August 9          100,000         19,000
                                    September 22       86,500         16,435
                                    December 6        515,000         97,850
                                    December           69,000         13,110
                                                   ----------       --------

                                                    1,488,800        369,372

                                    Total 1999      6,323,304    $ 1,294,551
                                                    =========      =========

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 13. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000

                                                   Number of
                                    Issue Date       Shares          Amount
Stock issued in 2000 for cash:
                                    January 3       215,000       $  191,586
                                    January 19      385,000          292,600
                                    April 3         442,478          435,000
                                    April 3         180,000           90,000
                                    May 31          210,527           40,000
                                    October 6       408,359          122,507
                                    October 20      384,650           50,000
                                    November 7      145,000           25,000
                                    November 27     250,000           15,000
                                                  ---------        ---------

                                                  2,621,014        1,261,694
Stock issued for cash and services
                                    January 3     1,000,000       $  524,266

Stock issued to related parties
as return of loan of shares:
                                    August          500,000            5,000
                                    August 7        124,000           34,720
                                                    -------          -------

                                                    624,000           39,720
Stock issued to officers in
lieu of salaries:
                                    December 11      22,500             1845
                                    December 27   1,785,714          101,328
                                    December 27   1,116,072           63,330
                                                  ---------         --------

                                                  2,924,286          166,504

Stock issued for payment of loans
made to the Company:
                                    December 27   2,857,142          162,125

Stock issued to purchase
corporate shell (CrossCheck):
                                    May 8           100,000           34,642

Stock issued to acquire
consulting business (Thunderstick):
                                    May 31          500,000            5,000

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 13. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000

Shares issued for research
and development- Website
                                    January 26        200,000       $  131,067
                                    June 14             3,800            1,011
                                    November 7         82,570           10,412
                                    November 8         69,725            8,794
                                                       ------        ---------

                                                      356,095          151,284

Stock issued for investor  relations,
  consulting,  technical,
  and professional fees:
                                    January 3         125,000       $   98,300
                                    January 3         125,000           98,300
                                    January 3          50,000           39,320
                                    January 3          25,000           19,660
                                    February 5         50,000           24,641
                                    May 26            300,000           81,657
                                    August 11          40,000            9,898
                                    July 3            100,000           22,889
                                    August 16          40,000           11,135
                                    October 16        230,000           33,353
                                    October 19        200,000           25,220
                                    October 26        500,000           69,354
                                    November 1         50,000            6,305
                                    November 2          8,000            1,110
                                    November 2        500,000           69,354
                                    November 3         35,435            4,915
                                    November 3         25,000            3,468
                                    November 3         32,000            4,439
                                    November 8         32,000            4,035
                                    November 28        45,000            5,107
                                    December 4        360,000           24,967
                                    December 4         25,000            1,734
                                    December 7         25,000            1,734
                                                       ------         --------

                                                    2,922,435          660,892
                                                    ---------         --------

                                    Total 2000     13,904,972      $ 3,006,128
                                                   ==========        =========

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 14.  STOCK GRANTS, OPTIONS AND WARRANTS

The Company has a nonqualified  stock option plan that provides for the granting of the options to employees and consultants. The option price, number of shares, and grant  date are  determined  at the  discretion  of the  Company's  Board of
Directors.  Grantees  vest in the options at various  intervals as determined by the Board of Directors.  Options  granted under the plan are  exercisable  for a period of up to five years from the grant  date.  Options  were also  granted to third parties to obtain capital.

During the year 2000, no new options were granted and no options were exercised.

The balance of options and  warrants  outstanding  as of December 31, 2000 is as follows:

  Date        Number of      Exercise     Expiration        Outstanding
 Issued         Shares        Price          Date              Value
 ------       ----------    ----------     -------------     --------

 11/11/99       610,000        1.35          12/1/04        2,025,000
 11/11/99    2,800,000          .15          11/1/04          420,000
                                                            ---------

               Value of options                             2,445,000
                                                            =========

The Company accounts for its stock based awards to employees using the intrinsic value  method  in  accordance  with APB 25,  "Accounting  for  Stock  Issued  to
Employees," and its related  interpretations.  Deferred  compensation of $15,000 was recorded in accordance  with APB 25. The fair value of each option grant was estimated in  accordance  with SFAS 123 using the  Black-Scholes  option-pricing model with the following weighted-average assumptions:

           1999

             Dividend Yield                       0.0%
             Expected Volatility                  0.294%
             Risk-free rate of return             6.8%
             Expected life                        5 Years

Compensation  costs for stock options determined at the grant date in accordance with the fair value  method  consistent  with SFAS 123,  requires no  additional amounts in compensation  costs to be recognized for the years ended December 31,
1999 and 1998 as fair market value calculated using the Black-Scholes model, was lower than the option  prices in all cases.  Where  options were issued to third parties for services rendered,  the value of the consideration  received is used to record the  transactions,  as allowed by SFAS 123. A total amount of $110,131 was recorded in 1999 on this basis.  This amount is included in consulting  fees in the accompanying consolidated statements of operations.

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 15.  SUBSEQUENT EVENTS

In January 2001, the Company closed its offices in Atlanta,  GA and  Birmingham,
AL to conserve cash flow because sales of products and new memberships  were not significant.  The Company  Web site was not ready and  therefore  the  employees located there had a minimal  amount of  productive  work to do. To conserve cash flow, the Company closed the office.

In order to fund the Company's  ongoing  operations in 2001, the Company has had to borrow $200,000 from corporate associates. The terms of the notes are:

  Date       Amount          Rate          Term          Collateral

  02/02/01   $100,000          12%         60 days      Assets of Borrower
  02/12/01   $ 50,000          12%         60 days      Assets of Borrower
  02/15/01   $ 50,000          18%        150 days      N/A

                          Independent Auditors' Report

To the Board of Directors
HouseHold Direct.com, Inc.
900 Main Street South
Southbury, CT 06488

We have  audited  the  accompanying  consolidated  balance  sheet  of  HouseHold
Direct.com,  Inc. (a development  stage  enterprise) as of December 31, 2000 and the related  consolidated  statements of operations,  stockholders'  deficit and cash flows for the year ended December 31, 2000. These financial  statements are
the   responsibility   of   HouseHold   Direct.com,   Inc.'s   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audit. The consolidated  financial statements of HouseHold Direct.com,  Inc.
as of December  31, 1999 and for the year then ended and for the period from May
18, 1998  (inception)  to December 31, 1999 were audited by other auditors whose report dated June 9, 2000  expressed an unqualified  opinion on those  financial statements.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards  require that we plan and perform the audit to obtain reasonable assurance  about whether the  general-purpose  financial  statements are free of material  misstatement.  An audit includes examining,  on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit
also  includes  assessing  the  accounting   principles  used,  and  significant
estimates made by management,  as well as evaluating the overall general-purpose
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present
fairly,  in  all  material   respects,   the  financial  position  of  HouseHold
Direct.com,  Inc. as of December 31, 2000 and the results of its  operations and its cash flows for the year then ended in  conformity  with  generally  accepted accounting principles.

The accompanying  consolidated  financial statements have been prepared assuming that HouseHold  Direct.com,  Inc. will continue as a going concern. As discussed in  Note  2  to  the  financial  statements,  HouseHold  Direct.com,  Inc.  is a development stage Company that has suffered recurring losses from operations and has a net capital  deficiency that raise  substantial doubt about its ability to continue as a going concern.  Management's  plans in regard to these matters are also  described  in  Note  2.  The  financial  statements  do  not  include  any adjustments that might result from the outcome of this uncertainty.

Bloom and Company, LLP
Hempstead, New York
March 31, 2000

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

                        INDEPENDENT ACCOUNTANT'S CONSENT

The Board of Directors
Bovie Medical Corporation

We consent to  incorporation  by reference in this Form SB-2  pertaining  to the
Registration Statement of Household Direct.Com.,  Inc. of our report dated March
30, 2000, relating to the consolidated balance sheets of Household  Direct.Com.,
Inc.  as of  December  31,  2000,  and the related  consolidated  statements  of operations,  stockholders  equity,  and cash  flows for each of the  years  then ended,  which  report  appears in the  December  31, 2000 Annual  Report on Form
10-KSB of Household Direct.Com., Inc.

Bloom & Co. LLP.
Hempstead, New York
July 9, 2001

                                   FINANCIALS

                           HOUSEHOLD DIRECT.COM, INC.
                               Table of Contents

Part I.   FINANCIAL INFORMATION
Item 1: Consolidated Financial Statements:

Consolidated Balance Sheets at
 March 31, 2001

Consolidated Statements of Operations for the
three Months Ended March 31, 2001 and 2000,
and from inception on May 18, 1998 to
March 31, 2001

Consolidated Statements of Cash Flows for the
three Months Ended March 31, 2001 and 2000,
and from inception on May 18, 1998 to
March 31, 2001

Notes to Consolidated Financial Statements

Item 2: Management's Discussion and Analysis of Financial Conditions and Results
of Operations

Part II. Other Information

Item 6.  Exhibits and Reports on Form 8-K

                           HOUSEHOLD DIRECT.com, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 MARCH 31, 2001

                                     ASSETS

CURRENT ASSETS

     Cash and cash equivalents                              $       7,187
     Prepaid expenses and other current assets                     76,631
                                                              -----------
         Total current assets                                      83,818

PROPERTY AND EQUIPMENT, net                                        84,324

Intangible assets, net of accumulated amortization                 38,758
Deposits                                                            7,564
                                                              -----------
         TOTAL ASSETS                                        $    214,464
                                                              ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                         $ 1,584,964
     Accrued salaries                                             507,982
     Current portion of note payable                              236,574
     Amounts payable to related parties                           271,689
                                                              -----------
         Total current liabilities                              2,601,209

NOTE PAYABLE, net of current portion                               23,031
                                                              -----------
         TOTAL LIABILITIES                                      2,624,240
                                                              -----------

SHAREHOLDERS' DEFICIT
     Common stock, 50,000,000 shares of $0.001 par value
         authorized; 24,152,109, Shares issued and
         outstanding at March 31, 2001                             35,251
     Additional paid-in capital                                 4,794,182
     Common stock subscriptions receivable                        (34,355)
     Deficit accumulated during the development stage          (7,204,854)
                                                              -----------
         TOTAL SHAREHOLDERS' DEFICIT                           (2,409,776)
                                                              -----------
         TOTAL LIABILITIES AND
              SHAREHOLDERS' DEFICIT                         $     214,464
                                                              ===========

The accompanying notes are an integral part of these consolidated financial statements.

                           HOUSEHOLD DIRECT.com, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                        Cumulative
                                          During
                                        Development
                                          Stage          Three Months Ended
                                       May 18, 1998           March 31,
                                     to March 31, 2001      2001       2000
                                       --------------     ---------  -------

 REVENUES:
     Consulting services               $      259,793   $    32,075  $ 32,625
     Service fees                              61,713        25,810    11,907
     Sales                                    236,357            --        --
                                       --------------   -----------  --------
TOTAL REVENUES                                557,863        57,855    44,532
                                       --------------   -----------  --------

OPERATING EXPENSES:
     Cost of Goods Sold                       238,741        24,419        --
     Salaries and benefits                  1,188,074        71,994   129,011
     Research and development                 747,587         9,919    53,311
     Depreciation and amortization            103,862        11,657   161,604
     Consulting and professional fees       2,132,403       188,980   284,230
     General and administrative             2,955,647       119,284   364,321
                                       --------------   ------------ --------
     TOTAL OPERATING EXPENSES               7,366,314       426,253   992,477
                                       --------------   ------------ --------
LOSS FROM OPERATIONS                       (6,808,451)     (368,368) 947,945)
                                       --------------   ------------ --------

OTHER EXPENSE:
     Interest expense                           6,812         4,971       215
     Loss from subsidiary - PCNI              319,737            --        --
     Write-off Inventory and Equipment         69,854        69,854        --
                                       --------------   -----------  --------
     TOTAL OTHER EXPENSE                      396,403        74,825       215
                                       --------------   -----------  --------

NET LOSS BEFORE INCOME TAX
     PROVISION                             (7,204,854)     (443,193)  948,160

INCOME TAX PROVISION                               --            --       --
                                       --------------   -----------  --------

NET LOSS                                  $   (7,204,854)  $  (443,193) $948,160
                                          ==============   ===========  ========

Basic and diluted net loss per weighted
     average share of common stock
     outstanding                          $        (0.33) $      (.01)  $  (.04)
                                          ==============  ============= ========

Weighted average number of shares of
     basic and diluted common stock
     outstanding                            21,666,680    35,288,619  22,475,296
                                          ============== ============ ==========

The accompanying notes are an integral part of these consolidated financial statements.

                           HOUSEHOLD DIRECT.com, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                       For the       For the        Cumulative
                                      Period from  Period from        During
                                       January 1,   January 1,      Development
                                        2001 to      2000 to          Stage
                                       March 31,     March 31,   May 18, 1998 to
                                        2001         2000         March 31, 2001
                                      -----------  ------------  ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                             $  (443,193) $(948,160) $ (7,204,854)
   Adjustments to reconcile net loss to
    net cash
used in operating activities:
  Depreciation                                8,424       10,818        87,150
  Amortization                                3,233      150,786        16,712
  Shares issued for services,
    consulting and  purchases
    of Company's                             45,622      145,000     2,618,249
  Write-off Inventory and Equipment          69,854           --        69,854
  Interest paid with stock                       --           --        20,500
  (Increases) decreases in operating
     assets:
      Accounts receivable                     4,500     (652,872)           --
      Prepaid expenses and other
       current assets                         4,600     (84,749)           --
      Inventory                             (15,443)    (36,290)      (48,613)
  Increases (decreases) in operating
    liabilities:
      Accounts payable and accrued
       salaries                             133,191      216,841     2,092,946
      Amounts payable to related
        parties                               7,658     (65,789)      271,689
      Deferred revenue                           --      612,688            --
                                        -----------  -----------    ----------
Net cash used in operating activities      (150,668)    (651,727)   (2,076,367)
                                        -----------  -----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits on Web construction               (57,031)          --     (64,595)
Investment in Software                           --           --     (36,750)
Cash acquired from acquisition of
 Thunderstick                                    --           --     (18,720)
Additions to property and equipment              --     (42,124)    (192,715)
Investment cross check                           --     (149,750)          --
                                         ----------   ----------     ---------
Net cash used in investing activities      (57,031)    (191,874)    (312,780)
                                         ----------   ----------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Stock issued for cash                            --    1,059,187    2,156,329
 Cash received on stock subscriptions
   receivable                                     --           --           --
 Advances on notes payable                   228,502           --      259,605
 Payments on notes payable                   (13,616)    (1,338)     (19,600)
                                          ----------   ----------    ---------
 Net cash provided by financing
  activities                                 214,886    1,057,849    2,396,334
                                          ----------   ----------    ---------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                              7,187      214,248        7,187

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                              --       31,013           --
                                          ----------    ---------     --------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                           $     7,187   $  245,265    $   7,187
                                          ==========    =========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
Cash paid during the period
 for interest                                   450           215        2,340
                                         ==========      =========    ========
Cash paid during the period
 for income taxes                                --            --           --
                                         ==========      ==========   ========

The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL INFORMATION March 31, 2001:

During the six months ended March 31, 2001, the Company issued:

1.  During  the  period  January 1, 2001 to March 31,  2001 the  company issued
    1,180,833 shares for financial advisory services valued at $45.622.

The accompanying notes are an integral part of these consolidated financial statements.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION

On January 2, 1992, RDI Marketing,  Inc. ("RDI") (AKA HouseHold  Direct.com) was
formed as a Florida  corporation.  Upon  formation,  RDI issued  1,000 shares of common  stock.  RDI  essentially  remained  dormant  with no direct or  indirect business  activity  until  reinstatement  on May 18, 1998. On May 18, 1998,  RDI adopted a plan of recapitalization whereby the 1,000 shares of common stock were converted into 1,000,000  shares of .001 par value common stock.  In addition to the  recapitalization  on May 18, 1998, RDI filed a disclosure  statement  under
Rule 15C2-11 of the Securities and Exchange Act of 1934 (hereafter the "Exchange
Act") with the National Association of Securities Dealers ("NASD"). As a result, commencing  on June 11, 1998,  RDI's common stock was quoted on the OTC Bulletin
Board.

On July 10, 1998, RDI exchanged 10,000,000 shares of common stock for all of the outstanding stock of Preferred Consumer Network International, Inc. ("PCNI").

PCNI,  incorporated  on June 13, 1997, was engaged in the business of developing and  operating  a  wholesale  buying club that,  in  addition  provided  buying, marketing and financial  services to third party owned  wholesale  buying clubs.
The  traditional  buying club  business  model (the  "Traditional  Model") being utilized  by PCNI was  predicated  on the  sale of  memberships  to the  general public,  which  memberships  entitled the holders to purchase goods and services through the wholesale buying club at wholesale  prices  (exclusive of separately charged taxes, handling and shipping charges and a processing fee of up to 10%).
During  the fourth  quarter of 1998,  RDI  elected  to suspend  development  and implementation  of the  Traditional  Model in preference to a new business model
(the "New Model")  predicated on the mass marketing  (through  telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the
Old Model were suspended and PCNI became inactive. Subsequently, RDI sold all of the  issued  and  outstanding  capital  stock of PCNI to Mr.  John  Folger  (the
President,  a member of the Board of Directors  and a principle  shareholder  of
RDI) for nominal consideration of $1.00.

RDI, in  furtherance of the  development of the New Model,  entered into several acquisitions during 1999. On May 7, 1999, the Company acquired all of the common stock of  Thunderstick  LLC in exchange for  1,000,000  shares of the  Company's common stock. A shareholder  loaned 500,000 shares to the Company and the shares
were  given  as  50%  of  the  consideration  to  the  former   shareholders  of
Thunderstick.  The Company  recorded a liability  of $5,000 as due to the former owner of Thunderstick,  pending the issuing of an additional  500,000 shares. In
May 2000,  the  Company  issued  the  additional  500,000  shares to the  former shareholders  of  Thunderstick  and  charged  off the  liability.  Thunderstick, through its wholly-owned affiliate Thunderstick Software, LLC, is engaged in the business of developing and marketing Internet software which will be utilized to support  the  Company's  Web site and  e-commerce  operations  and in  providing similar services, on a consulting basis, to third parties.

 In July,  1999, RDI,  changed its corporate  domicile from Florida to Delaware, and its name to HouseHold Direct.com,  Inc. (the "Company").  These changes were effectuated by merging the Company into its  wholly-owned  Delaware  subsidiary, and such merger had no impact on the shareholders or the capital accounts of the
Company.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION (Continued)

In September,  1999,  the Company  entered into an  acquisition  agreement  with
Megappliance,  Inc.  ("Mega")  pursuant to which the Company agreed to acquire a
Web site (including software,  technology and related commercial  relationships)
in exchange for 124,000 shares of the Company's common stock.

On March 9, 2000,  the  Company  executed an  Agreement  and Plan of Merger with
CrossCheck Corp., a Colorado  corporation  ("Cross") and a Letter Agreement with the shareholders of Cross. Pursuant to such agreements, the Company merged Cross
(which had no business operations but was registered, and fully reporting, under the Exchange Act) into the Company so that the Company could achieve  "successor issuer" status under the Exchange Act. In connection  with such merger which was consummated  on March 20,  2000,  the Company  paid  $150,000 in cash and issued
100,000  shares of common  stock of the  Company to the former  shareholders  of
Cross. The Company expensed the acquisition in the second quarter of 2000 in the amount of $164,130.

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The  accompanying  consolidated  financial  statements  have  been  prepared  in conformity with generally accepted  accounting  principles which contemplate the continuation of the Company as a going-concern.  However,  the Company is in the development  stage,  and since  inception has been engaged  primarily in raising capital and developing its Web site, product,  and market strategy.  The Company has not generated  significant  revenues from  operations,  and in the course of funding  product and Web site  development  and other start-up  activities,  has experienced  cumulative  net losses of $  7,204,854  for the period from May 18,
1998  (inception)  to  March  31,  2001,  and has  used  cash in  operations  of
$2,076,367  for the period from May 18, 1998  (inception) to March 31, 2001. The
Company  expects  that it will  continue  to incur  net  operating  losses as it expends substantial resources on Web site development and sales and marketing in an attempt to capture market share and develop market recognition. Management is continually  trying to raise  additional  capital through  issuance of stock and debt.  Management of the Company  believes that the  additional  capital that is expected  to be raised in the future  will be  sufficient  to cover its  working capital needs until the Company's  revenue volume reaches a sufficient  level to cover  operating  expenses.  The absence of assurances  of  additional  capital, raises a  substantial  doubt  about  the  Company's  ability  to  continue  as a
going-concern.   The  consolidated  financial  statements  do  not  include  any adjustments that might result from the outcome of these uncertainties.

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The accompanying  consolidated  financial statements include the accounts of the
Company and its wholly-owned subsidiary.  Intercompany transactions and balances have been eliminated in consolidation.

Research and Development Costs

Research and development costs are expensed as incurred.

Start-up Costs

The Company has  implemented  the Statement of Position 98-5,  "Reporting on the
Costs of  Start-Up  Activities,"  (SOP 98-5)  which  requires  costs of start up activities to be expensed as incurred.

Revenue Recognition

Revenue for services is recognized  when the service is rendered,  while product revenue is  recognized  when the  product is  shipped to the  customer.  Revenue consisted of products sold and shipped pursuant to the operating agreements with
PCNI and PCS, consulting services performed by Thunderstick,  and service income earned  related to the contract  entered into with Personal  Consumer  Services,
Inc. ("PCS").

Deferred Revenues

Deferred revenues,  as presented on the balance sheet,  relate to unpaid service agreement  fees  to be paid  by PCS  from  uncollected  accounts  receivable  of
Personal  Consumer  Services,  Inc (PCS).  Due to the  uncertainty of collection history of PCS, only the fee actually paid by PCS to the Company during the year and the  first two  months  of 2000 were  recorded  as  revenue.  Only  revenues projected to be collected in the next year are shown as current.

Property and Equipment

Property and equipment are stated at cost.  Depreciation  is computed  using the straight-line method over the estimated useful lives, ranging from three to five years. Maintenance and repair costs are expensed as incurred.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value
of  Financial  Instruments,"  requires  disclosure  about the fair  value of all financial assets and

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities  for which it is practicable to estimate.  At December 31, 2000, the carrying value of all of the Company's accounts receivable, accounts payable and accrued  liabilities  approximate fair value because of their short-term nature.
The note payable carrying value  approximates  fair value based on the borrowing rate currently available for similar loans

Goodwill/Intangibles

Goodwill reflects the excess of purchase price over the fair value of net assets purchased and is amortized on a straight-line basis over 3 years.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

Inventory

Inventory  is  stated  at the  lower  of cost  or  market.  Cost  is  determined principally on the average cost method.  Inventory of merchandise  available for resale was $0, at March 31, 2001.  During the first  quarter of 2001 the Company closed out the  inventory  of  merchandise  it was  holding in its two  Southern facilities and realized a loss on the sale of $48,613.

Common  Stock Issued for Consideration Other Than Cash

When common stock is issued for  consideration  other than cash, the fair market value of the  stock or the  fair  market  value  of the  property  or  services, whichever is more  objectively  determinable is used to record the  transaction.
The quoted market  values of the shares,  restricted  as to  marketability,  are discounted  for  limited  liquidity.  The  discount  factor is  computed  as the difference  between the average  price of the shares  issued for cash,  computed from the  beginning  of the year until the date of  transaction,  and the market price of the shares at the date of transaction.  The average cash prices, during the current  year,  are used:  to recognize  substantial  yearly  changes in the nature  and size of the  Company's  operations;  to reduce  the impact of random price  movements  associated  with low volume  transactions;  and to incorporate recently available market value information.

Website Development Costs

The Company accounts for website  development costs in accordance with the AICPA
Statement  of Position  98-12,  "Accounting  for the Costs of Computer  Software
Developed  or Obtained  for  Internal  Use".  Computer  software  costs that are incurred in the preliminary project stage are expensed as incurred. Internal and external costs incurred to develop

                           HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

internal-use software during the application  development stage are capitalized.
Post implementation and operation costs of training and maintenance are expensed as incurred.

Loss per Share

Net loss per share is  computed  by dividing  net loss by the  weighted  average number of common shares  outstanding for the period. Net loss per share has been stated for all periods presented in accordance with SFAS No. 128.

Use of Estimates

The  preparation  of  consolidated   financial  statements  in  conformity  with
generally accepted  accounting  principles requires management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosure of contingent  assets and liabilities at the date of the consolidated financial  statements  and the  reported  amounts of the  revenues  and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes,  reflecting the net tax effects of temporary  differences between the carrying amount of assets and  liabilities  recognized for financial reporting purposes and the amounts recognized for income ax purposes,  are based on tax laws  currently  enacted.  A  valuation  allowance  is  established  when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE 3.  RELATED PARTY TRANSACTIONS

 Directors,  Officers  and  Shareholders  of the  Company,  John  Folger and Ann
Jameson,   have  entered  into  various  transactions  with  the  Company  since inception.  The  balance  of the loan due them on March 31, 2001 was $271,689.

                            HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2001:

           Office and Computer equipment     $   49,290
           Motor Vehicles                        49,565
           Computer software                     25,452
                                                -------
                                                124,307
            Less:  accumulated depreciation   (39,983)
                                               --------

                                              $  84,324
                                                =======

Depreciation expense for the period ended March 31, 2001 was $8,424 . During the first  quarter  of 2001 the  Company  sold  off its  equipment  in its  Southern operations and realized a loss of $21,241.

NOTE 5.  INTANGIBLE ASSETS/GOODWILL

       Investment CISI                            $36,750
       Investment Megappliance                     18,720
                                                   ------
        Total                                      55,470

       Less:  Accumulated Amortization             16,712
                                                   ------
                                                  $38,758
                                                   ======

For the quarter ended March 31, 2001, amortization of Intangible Assets was
$3,233.

                            HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6.  NOTES PAYABLE

On April 7, 1999, the Company entered into a note payable agreement with a third party for $13,500.  A $2,500  payment was made by the Company.  The note payable bears  interest at 12% per annum and  requires  monthly  principal  and interest payments of $518 beginning May 1, 1999. The balance of note payable,  $2,020, is payable by May 1, 2001.

On August  18,2000,  the Company  entered into a note payable  agreement  with a third  party for $35,525 to  purchase  an auto.  A $540  payment was made by the
Company at the signing of the agreement.  The note bears interest at 2.16% which is an  inducement  by the auto  Company to attract  buyers.  The Company has not discounted the value of the asset purchased to better reflect the market rate of interest. Monthly payments are $561.70 and the note expires on July 18, 2005.

                    2001                      $   4,539
                    2002                          6,212
                    2003                          6,376
                    2004                          6,545
                    2005                          3,898
                                                 ------
                                               $ 27,570
                                                 ======

During the first quarter of 2001 the Company issued the following notes:

   Date          Amount        Rate      Term          Collateral

   02/02/01      $100,000       12%     60 days      Assets of Borrower
   02/12/01      $ 50,000       12%     60 days      Assets of Borrower
   02/15/01      $ 50,000       18%    150 days      N/A
   03/13/01      $ 30,000       12%     60 days      Assets of Borrower
                 --------
                 $230,000

                            HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7.  COMMITMENTS AND CONTINGENCIES

Operating Leases

     The Company  leases  certain  office  space under an  operating  lease that requires monthly rental payments of  approximately  $2,522 and expires April 30,
2002.  Total rent expense  related to this lease totaled  $7,566 for the quarter ended March 31, 2001.

Future minimum lease payments are as follows:

Quarter ended March 31, 2001:

                     2001              $ 24,300
                     2002                 8,025
                                        -------
                                       $ 32,325
                                        =======

NOTE 8.  CAPITAL STOCK

Common Stock Shares  Issued

During 1998,  the Company  issued an aggregate  of  12,917,000  shares of Common
Stock at $.001 par value  ("the  Common  Stock").  The  aggregate  consideration received by the Company in connection with the issuance of such shares consisted of (a) $175,961 in the form of cash  payments,  received in connection  with the issuance of 1,627,095 shares, (b) $100,540 in the form of services performed for or an behalf of the Company  received in connection with the issuance of 914,000 shares,  (c) 175,905  shares  issued in lieu of interest of $20,500:  and (d) on
December 28, 1998,  the Company  issued  200,000 shares at $0.25 per share to an unrelated  third party under the terms of a stock  subscription  agreement;  the amount is payable on demand.

The  outstanding   stock   subscriptions  are  classified  in  the  accompanying
consolidated balance sheets and statement of changes in shareholders' deficit as a contra account to shareholders'  deficit. No payments for stock subscriptions, were  received as of December  31, 1998.  The Company  also  received all of the outstanding  shares of the capital stock of PCNI in connection with the issuance of (e) 10,000,000  shares of the Company's common stock.  The 10,000,000  shares were recorded as common stock subscriptions  receivable since it was deemed that the  purchase  of PCNI  resulted  in little to no value to the  Company.  During calendar year 1999, the Company issued an additional  6,323,304 shares of Common
Stock ("the Additional  Shares");  and in connection with such issuance received
(f)  $902,179  in the form of cash in  connection  with  issuance  of  4,784,504
Additional  Shares,  (g) $369,372 in the form of services in connection with the issuance of 1,488,800  Additional  Shares; and (h) on April 6, 1999, the Company
issued  50,000  shares at $0.46 per share to an unrelated  third party under the terms of a stock  subscription  agreement;  the amount is payable on demand. The outstanding  amounts are  classified in the  accompanying  consolidated  balance sheets and statement of changes in shareholders'  deficit as a contra account to shareholders' deficit. A total amount of $38,645 was received as of December 31,
1999 in respect of all stock  issued for  subscriptions  receivable.  The $9,999 stock  subscriptions  receivable  related to the PCNI transaction were reclassed against the amounts payable to related parties balance at December 31, 1999.

                            HOUSEHOLD DIRECT.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8.  CAPITAL STOCK (Continued)

All stock for  services  were valued at the average  stock for cash value .01 to
 .50 in 2000 ($.19 in 1999 and $.11 in 1998).  However,  where specific values of services could be determined, those values were used to record the transactions.

The quoted market values of the shares,  restricted  as to  marketability,  were discounted  for  limited  liquidity.  The  discount  factor was  computed as the difference  between the average  price of the shares  issued for cash,  computed from the  beginning  of the year until the date of  transaction,  and the market price of the shares at the date of transaction.  The average cash prices, during the current  year,  are used:  to recognize  substantial  yearly  changes in the nature  and size of the  Company's  operations;  to reduce  the impact of random price  movements  associated  with low volume  transactions;  and to incorporate recently  available  market value  information.  The computed  discount  factors ranged  between 37% to 47.6% of the market values in the year ended December 31,
2000,

Detail Stock Transactions

For the period from May 18, 1998 to March 31, 2001,  for the common stock of
the  Company,  the  dates  of  issuance,   number  of  shares  issued,  type  of
consideration received, and the value of the shares issued are presented below:

1998

                                                   Number of
                             Issue Date              Shares         Amount
Stock issued in for cash:
                               May 18              1,000,000     $    1,000
                               August 20             125,000         13,750
                               October 2             245,000         51,500
                               October 6             200,000            500
                               October 20             50,000          1,000
                               October 9             135,000          8,100
                               November 6            792,095         92,311
                               November 24            55,000          6,050
                               December 3             25,000          2,750
                                                 -----------       --------

                                                   1,727,095        176,961
Stock issued in lieu of interest:
                               November 20           175,905         20,500

Stock issued for acquisition of PCNI:
                               July 10            10,000,000         10,000
Stock issued for subscriptions receivable:
                               December 28,          200,000         50,000
Stock issued for services:
                               August 26             100,000         11,000
                               September 17          180,000         19,800
                               October 6             224,000         24,640
                               October 20            100,000         11,000
                               November 16           210,000         23,100
                               November 23            25,000          2,750
                               December 8             50,000          5,500
                               December 15            25,000          2,750
                                                    --------        -------

                                                     914,000        100,540
                                                     -------        -------

                               Total 1998         13,917,000      $ 358,001
                                                  ==========        =======

                             HOUSEHOLD DIRECT.COM.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

1999
----

                                                     Number of
                                    Issue Date       Shares          Amount
                                    ----------       ---------      --------
Stock issued in 1999 for cash:
                                    February 2         150,000     $   35,500
                                    February 11        101,000         46,020
                                    February 16         50,000         23,000
                                    February 18        100,000         46,000
                                    February 19        250,000         98,250
                                    February 23      1,300,000        130,000
                                    February 25        100,000         19,000
                                    March 3            369,109         60,189
                                    March 8            200,000         38,000
                                    March 18           550,000        136,355
                                    March 19           300,000         75,000
                                    May 4              505,000         11,870
                                    May 14             100,000         15,645
                                    December 6         494,117         80,000
                                    December 20        215,278         87,350
                                                     ---------       --------

                                                     4,784,504     $  902,179
Stock issued for subscriptions receivable:
                                     April 6            50,000     $   23,000
Stock issued for services:
                                    February 2         150,000     $   57,300
                                    February 11        138,300         26,277
                                    February 23        195,000         37,050
                                    March 1            100,000         76,700
                                    March 3             50,000          9,500
                                    May 4               70,000         13,300
                                    August 2            15,000          2,850
                                    August 9           100,000         19,000
                                    September 22        86,500         16,435
                                    December 6         515,000         97,850
                                    December            69,000         13,110
                                                    ----------       --------

                                                     1,488,800        369,372

                                    Total 1999       6,323,304    $ 1,294,551
                                                     =========      =========

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000

                                     Number of
                   Issue Date          Shares             Amount
Stock issued in
2000 for cash:
                   January 3          215,000          $  191,586
                   January 19         385,000             292,600
                   April 3            442,478             435,000
                   April 3            180,000              90,000
                   May 31             210,527              40,000
                   October 6          408,359             122,507
                   October 20         384,650              50,000
                   November 7         145,000              25,000
                   November 27        250,000              15,000
                                    ---------           ---------

                                    2,621,014           1,261,694
Stock issued for
cash and services
                   January 3        1,000,000          $  524,266

Stock issued to
related parties
as return of loan
of shares:
                   August             500,000               5,000
                   August 7           124,000              34,720
                                      -------             -------

                                      624,000              39,720
Stock issued to
officers in lieu
of salaries:
                   December 11         22,500                1845
                   December 27      1,785,714             101,328
                   December 27      1,116,072              63,330
                                    ---------            --------

                                    2,924,286             166,504

Stock issued for payment of loans
made to the Company:

                  December 27       2,857,142             162,125

Stock issued to purchase corporate shell (CrossCheck):

                  May 8               100,000              34,642

Stock issued to acquire consulting business (Thunderstick):

                 May 31               500,000               5,000

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS(CONTINUED)

NOTE 8. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000

Shares issued for research and development- Website

       January 26                  200,000       $  131,067
       June 14                       3,800            1,011
       November 7                   82,570           10,412
       November 8                   69,725            8,794
                                    ------        ---------

                                   356,095          151,284

Stock issued for investor  relations,  consulting,  technical,  and professional fees:
            January 3                   125,000       $   98,300
            January 3                   125,000           98,300
            January 3                    50,000           39,320
            January 3                    25,000           19,660
            February 5                   50,000           24,641
            May 26                      300,000           81,657
            August 11                    40,000            9,898
            July 3                      100,000           22,889
            August 16                    40,000           11,135
            October 16                  230,000           33,353
            October 19                  200,000           25,220
            October 26                  500,000           69,354
            November 1                   50,000            6,305
            November 2                    8,000            1,110
            November 2                  500,000           69,354
            November 3                   35,435            4,915
            November 3                   25,000            3,468
            November 3                   32,000            4,439
            November 8                   32,000            4,035
            November 28                  45,000            5,107
            December 4                  360,000           24,967
            December 4                   25,000            1,734
            December 7                   25,000            1,734
                                         ------         --------

                                      2,922,435          660,892
                                      ---------         --------

            Total 2000               13,904,972      $ 3,006,128
                                     ==========        =========

                            HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENT (CONTINUED)

NOTE 8. CAPITAL STOCK (Continued)

Detail Stock Transactions (Continued)

2000

Shares issued for financial consulting
           January 2                  250,000       $     9,450
           February 15                303,333            15,287
           March 30                   552,500            20,885
                                    ---------         ---------

                                    1,180,833            45,622

                           HOUSEHOLD DIRECT.COM, INC.
                           (DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 9.  STOCK GRANTS, OPTIONS AND WARRANTS

The Company has a nonqualified  stock option plan that provides for the granting of the options to employees and consultants. The option price, number of shares, and grant  date are  determined  at the  discretion  of the  Company's  Board of
Directors.  Grantees  vest in the options at various  intervals as determined by the Board of Directors.  Options  granted under the plan are  exercisable  for a period of up to five years from the grant  date.  Options  were also  granted to third parties to obtain capital.

During the year 2000 and the first  quarter of 2001, no new options were granted and no options were exercised.

The balance of options and  warrants  outstanding  as of December 31, 2000 is as follows:

      Date        Number of      Exercise     Expiration    Outstanding
     Issued         Shares        Price          Date          Value
     ------       ----------    ----------     -----------  ----------

     11/11/99       610,000        1.35          12/1/04     2,025,000
     11/11/99     2,800,000         .15          11/1/04       420,000
                                                             ---------

                   Value of options                          2,445,000
                                                             =========

The Company accounts for its stock based awards to employees using the intrinsic value  method  in  accordance  with APB 25,  "Accounting  for  Stock  Issued  to
Employees," and its related  interpretations.  Deferred  compensation of $15,000 was recorded in accordance  with APB 25. The fair value of each option grant was estimated in  accordance  with SFAS 123 using the  Black-Scholes  option-pricing model with the following weighted-average assumptions:

           1999

             Dividend Yield                       0.0%
             Expected Volatility                  0.294%
             Risk-free rate of return             6.8%
             Expected life                        5 Years

Compensation  costs for stock options determined at the grant date in accordance with the fair value  method  consistent  with SFAS 123,  requires no  additional amounts in compensation  costs to be recognized for the years ended December 31,
1999 and 1998 as fair market value calculated using the Black-Scholes model, was lower than the option  prices in all cases.  Where  options were issued to third parties for services rendered,  the value of the consideration  received is used to record the  transactions,  as allowed by SFAS 123. A total amount of $110,131 was recorded in 1999 on this basis.  This amount is included in consulting  fees in the accompanying consolidated statements of operations.

                           HOUSEHOLD DIRECT.COM, INC.

Item 2.   Management's Discussion and Analysis.

OVERVIEW

HouseHold Direct.com,  Inc. is in the process of creating a unique new "consumer services membership club" by creating a shopping platform that will offer direct
access  to  "cost-plus   handling   charge"   prices  from   manufacturers   and
distributors.  The Company  believes  manufacturers  are seeking a new  Internet based consumer  service  solution for the first time,  which can be coupled to a network of  physical  locations  or service  centers.  Through  its  fulfillment partners and direct  relationships,  the Company  provides  direct  pricing from brand name  manufacturers/distributors on their entire current product line. The
Company  believes the  Management  Team when completed will possess the required skills and  experience  from  corporate  to startup  backgrounds;  and,  will be experienced in business development,  marketing, operations, web-site design and management, and database application support.

The Company was initially engaged,  through its subsidiary PCNI, in the business of developing and operating a wholesale  buying club that, in addition  provided buying,  marketing and financial  services to third party owned wholesale buying clubs. The traditional buying club business model (the "Traditional  Model") was predicated on the sale of  memberships  to the general  public.  The  membership entitled the holders to purchase goods and services through the wholesale buying club at  manufacturer  direct prices  (exclusive of  separately  charged  taxes, handling and shipping  charges and a  processing  fee of up to 10%).  During the fourth  quarter  of  1998,  the  Company  elected  to  suspend  development  and implementation  of the  Traditional  Model in preference to a new business model
(the "New Model")  predicated on the mass marketing  (through  telemarketing and the Internet) of memberships. Additionally, the operations of PCNI, based on the
Old Model were  suspended and PCNI became  inactive.  Subsequently,  the Company sold all of the issued and outstanding  capital stock of PCNI to Mr. John Folger
(the President,  a member of the Board of Directors and a principle  shareholder of the Company) for nominal consideration of $1.00.

The services being developed by the Company are expected to create a substantial benefit for two constituent  groups - consumer and  manufacturer.  The consumers benefit by a dramatic  reduction in product  prices.  While supplying this price advantage,  the Company  collects  significant  and valuable  personal  data and product  preferences  information on the members who purchase  products from the
Company.  This rich demographic product and psychographic data can be helpful to manufacturers in developing a  consumer-direct,  knowledge based,  product order and  fulfillment  capability.  These  manufacturers  are expected to  contribute advertising  dollars  and  participation  fees for these  services.  Value added service  providers,  such as insurance and financial services can also be allied strategically with the Company.  This innovative concept of "cost-plus  handling charge" may position the Company in a groundbreaking  new business  category for
Internet  service  companies  and  informational  content  providers,  and drive revenue for membership fees and advertising.

The  Company  expects to expand its  membership  base by using a "members  only"
style of telemarketing  program.  Residual monthly membership  revenues could be increased by the introduction of additional  bundled  services.  The inexpensive monthly  fee for  core  services  allows  for the  bundling  of  additional  ISP
(Internet Service  Provider),  Telco and utility payment services.  This revenue stream, coupled with rich consumer data, will become a valuable corporate asset.

The Company has retained a boutique investment banking firm in Atlanta,  Georgia to advise on strategic transactions and related financings.

     Financing  efforts will center on: a) guiding the Company from its planning stage  into an  aggressive  implementation  phase,  pursuing  the  consolidation strategy;  b) providing and  coordinating  a wide range of skills from strategic planning,  market assessment,  technology evaluation,  financial analysis,  deal structure and negotiation,  and financial and legal  engineering;  c) advisement and  coordination  of the near term  expansion  of the  management  team and the nomination of the Board of Directors; d) providing a full spectrum of investment banking  services,  focused upon a contemplated  series of acquisitions to begin the Company's  consolidation of the private  wholesale buying club industry;  e)
separate  financing  for  each  acquisition,   combining  debt,  equity,  and/or
coordinating the multi-disciplinary  activities of other experts and advisors to
participate  in  the  due  diligence  and  integration   process   ofanticipated
acquisitions.

We have signed a definitive  financing  contract for a $10 million equity credit line  with JJT  Investors,  an  investment  fund  associated  with  Wall  Street
Financing Group of Boca Raton,  Florida.  Over the past several months,  we have been  negotiating  to procure this  funding  through  Wall Street  Financing,  a private  full  service  capital  investment  concern,  focused upon the needs of emerging micro cap companies.

A  bridge-financing  package of $250,000 is part of the larger  agreement,  from which the Company  has  already  drawn  $50,000.  The  Company  intends to focus working  capital upon  immediate  needs of the core  operation to ensure ongoing financial  stability  and the  rapitd  implementation  of its  consolidation  by acquisition strategy.

We are working  out the  schedule  by which to draw  against  the larger  equity package,  as necessary  to drive the  consolidation  strategy.  The company also expects to soon have the ability to obtain funding through an SB-2 Registration.

RESULTS OF OPERATIONS

Revenues

Three Months  Ended March 31, 2001  Compared to the Three Months Ended March 31,
2000

The Company has been in its developmental stage since May 18, 1998. Net Revenues for the three  months  ended March 31, 2001 were $57,855 as compared to revenues for the three months ended March 31, 2000 which were  $44,532.  from  consulting services.

The  Company  has not focused  its  attention  on revenues  until it can get its financing in place.

From Inception May 18, 1988 to March 31, 2001

Company  revenues earned since inception were $557,863.  Revenues from sale were
$236,357 or 42% of the total  revenues  from  inception.  Consulting  income was
$259,793 which is 46% of the total  revenues,  over the same period.  Membership fees, all earned from January 1, 2000, were only 12% of the total revenues.

Operating  Expenses

Three Months  Ended March 31, 2000  compared to the three Months Ended March 31,
2001

Total  Operating  Expenses  other than Cost of Sales for the three  months ended
March 31, 2001 were $377,415 compared with $992,477 for the same period in 2000, a decrease of 61%.

Salaries and related  costs  decreased  from $129,011 for the three months ended
March 31,  2000 to $71,994 for the three  months  ended  March 31,  2001;  a 44%
decrease.  This is  primarily  attributable  to the  Company's  closing  the two
Southern  facilities and the Company's  executives working almost exclusively to arrange financing

Consulting  and  professional  fees decreased by $95,250 (34%) from $284,230 for the three months  ended March 31, 2000 to  $188,980,  for the three months ended
March 31, 2001.

Research and development costs are primarily to develop the Company's Web site.

General and Administrative expenses decreased from $364,321 for the three months ended March 31, 2000 to $119,284 for the same period in 2001.

Liquidity and Future Plans

Three Months  Ended March 31, 2001  compared to the three months Ended March 31,
2000

For the three  months  ended March 31,  2001,  net cash used by  operations  was
$150,668  principally due to the quarterly loss of $443,193.  This was partially offset by depreciation  of $8,424,  amortization of $3,233 and shares issued for services in the amount of $45,622 while current assets and liabilities  provided
$165,392.  For the quarter ended March 31, 2000, net cash used by operations was
$161,604 which was offset by depreciation and amortization of $23,610 and shares issued for services $145,000,  while current assets and liabilities used cash of
$10,171.

Cash used by investing activities for the three months ended March 31, 2001 were principally related to the investment in software $57,031. For the quarter ended
March 31, 2000,  cash used in investing  activities was $191,874,  primarily for the acquisition of property and equipment amounting to $42,124.

The  Company   anticipates  that  the  current  working  capital  deficiency  of
$2,517,391  will be  supplemented  in the short term by the sale of common stock and short term borrowing.

From Inception May 18, 1988 to March 31, 2001

The net cash outflow from  operations  was  $2,076,367,  over the period May 18,
1998 to March 31, 2001. Primarily, through issuance of common stock, the Company obtained  the  funds  need to pay  for the  operating  cash  deficiency  and the investment of $255,749 in property, equipment, and other assets. The use of debt to offset cash deficiency was $259,605.

The net loss of the Company was $7,204,854.  The loss was  essentially  financed through  issuance  of  $2,156,329  common  stock  for  cash and  $2,618,249  for services.  The  issuance of common  stock  provided  66% of the net loss amount.
Essentially,  accounts payable and accrued  salaries of $2,092,946  provided the additional 34% of the funding for the net loss.

The Company plans to continue the policy of financing its  operations  primarily through  issuance of common stock for cash and  services  until such time as the development stage is completed.

Risk Factors

Acquisition Activities

The  growth  plans are  substantially  based on  acquisitions  of  complementary businesses,  product lines and technology. The acquisition activities may not be profitable for the following reasons:

1.       Acquisition  agreements  may require  substantial  expense and management  time.  Suitable  acquisition  candidates may not be found or potential acquisitions consummated.
2.       The acquisitions  terms may turn out to be unfavorable or the acquired companies  personnel,  assets, or technology may not be
         successfully integrated into the Company
3.       The Company may have to incur debt or issue equity  securities  to pay for any future  acquisition,  the issuance of which may
         be dilutive to our existing stockholders.
4.       The  Company's  products  and  services  may not  receive  market acceptance  or the  Company  may not be able to expand  its operations in a cost-effective or timely manner.

Dependence on the Internet and Internet Infrastructure Development.

1.    If the  Internet  fails to  develop,  or  develops  more slowly than we expect as a  commercial  or  business  medium,  it may adversely affect our business.
2.    We expect  competition to intensify in the future  because  barriers to entry in the e-commerce  marketplace  are minimal,  and current and new competitors can launch new Web sites at a relatively low cost.
3.    We currently compete primarily with other wholesalers and distributors.
      We also compete with the growing number of manufacturers who sell their products directly,  either online or through  traditional  distribution channels. Many of these manufacturers, wholesalers and distributors are larger and have substantially greater resources than we do.
4.    We  expect  to  continually  enhance  and  expand  our  technology  and transaction  processing systems,  and network  infrastructure and other technologies,  to accommodate increases in the volume of traffic on our
      Web site. We may be  unsuccessful  in these efforts or we may be unable to accurately project the rate or timing of increases in the use of our
      Web site.
5.    If competitors  introduce  products and services embodying new technologies or if new industry standards and practices emerge, then our existing Web sites, proprietary technology and systems may become obsolete
6.    While we  contract  with a third  party to provide  back up web hosting services,  our  systems  and  operations  are  vulnerable  to damage or interruption from fire, flood, power loss,  telecommunications failure, break-ins,  earthquake and other third party events and Acts of God. We carry no business  interruption  insurance to  compensate us for losses that may occur.  In addition,  our security  mechanisms or those of our suppliers  may not prevent  security  breaches  or service  breakdowns.
      Despite our  implementation  of security  measures,  our servers may be vulnerable to computer  viruses,  physical or electronic  break-ins and similar  disruptions.  These events could cause interruptions or delays in our business, loss of data or render us unable to accept and fulfill orders.

7.    We may not be able  to  convert  customers  from  traditional  shopping methods or draw them from our online  competitors.  Among other things, our potential  customers may be concerned with shopping at our Web site due to shipping costs, delivery time, and product.

8.    Our  Internet  product  sales  currently  are not subject to sales tax, except for purchases made in the state of Connecticut.  Nonetheless, if individual states or the federal  government choose to impose sales tax obligations on out-of-state e-commerce  transactions,  our revenues and growth potential may be materially and adversely affected.

9.    The success of the Company's service will depend in large part upon the development  and  maintenance  of the  Web  infrastructure,  such  as a reliable network  backbone with the necessary speed,  data capacity and security.  The  infrastructure  of  complementary  products or services necessary  to  make  the Web a  viable  commercial  marketplace  of the long-term may not be developed  and,  even if it is developed,  the Web may not  become  a  viable  commercial  marketplace  for  products  and services  such  as  those  offered  by the  Company.  If the  necessary infrastructure, standard or protocols or complementary

     Governmental Regulation of the Internet

1.    The growth and development of the market for online commerce may prompt calls for more stringent  consumer  protection laws, both in the United
      States and  abroad,  that may impose  additional  burdens on  companies conducting  business  online.  The adoption or  modification of laws or regulations  relating  to  the  Internet  could  adversely  affect  our business.
2.    In the future,  more stringent consumer protection laws in the United
      States  and  abroad  could  impose  additional  burdens  on  e-commerce companies.  The adoption or  modification  of such laws or  regulations could materially and adversely affect our business.

Inability to Continue as a Going Concern  without a Significant  Improvement  in the Company's Financial Condition

Although we were formed in 1992,  we are still in the  development  stage.  From inception through March 31, 2001, we had an accumulated deficit of approximately
$7,204,854. We expect that our deficit will continue to increase.  Revenues were insignificant  are primarily from our membership  service agreement with PCS. We do not currently have any significant source of membership revenue. At this time we have no basis to believe that we will ever generate  operating  revenues from the sale of, or services to, any membership base.

The Company  may not be able to obtain  additional  financing  that is needed to continue and expand its operations.  If adequate funds are not available, or are not  available on terms  favorable to us, we may not be able to  effectively  to continue or complete the implementation of the business plan.

Dependence on Manufacturers, Distributors, Shippers, and Key Personnel

1.       The Company does not have long-term or exclusive  arrangements with any supplier,  vendor or distributor  that  guarantees the  availability of products  for  purchase or  auction.  From time to time the Company has experienced  difficulty in obtaining sufficient product allocation from certain  vendors.  If the Company is not able to offer its customers or contractors  sufficient  quantities  or  a  variety  of  products,  the
         Company's  business,  financial condition and operating results will be materially adversely affected.
2.       We are not certain that any  manufacturer  or distributor  who supplies goods or  services  to our  Company  might not  change  their  business practices,  adjust their prices, modify their distribution requirements or distribution  areas, or do anything else that may make it impossible to us to  continually  have  access to the  products  that we intend to offer for sale to our "members".
3.       The Company  relies upon third party  carriers to ship the products the
         Company sells.  Therefore,  the Company is subject to risks affecting a carrier's  ability to provide  delivery  services to meet its  shipping needs. In the past, the Company's  failure to promptly deliver products has led to  customer  complaints  and  regulatory  action  against  the
         Company.  Failure to deliver the products the Company sells in a timely manner  could  materially  adversely  affect  its  business,  financial condition and operating results.

4.       HouseHold  Direct is  currently  wholly  dependent  upon the  personal efforts and abilities of our three full-time executive officers,  only one of whom, John Folger,  Chief Executive Officer, has any experience in the membership club industry.  The loss or  unavailability to us of the  services  of  John  Folger  or Ann  Jameson,  Vice  President  of
         Operations,  could have a  material  negative  impact on our  business prospects and any potential earning capacity;  and, therefore, we have obtained  "key-man"  insurance  on the  lives  of Mr.  Folger  and Ms.
         Jameson in the amounts of $1,000,000 and $1,000,000  respectively.  If our level of  operations  significantly  increases,  the  business may depend upon our  abilities to attract and hire  additional  management and staff  employees.  It is possible that we will be unable to secure such additional management and staff when necessary.

The Voting Control Held by Present  Management  Could  Significantly  Impact Our
Business.

As  of  the  date  of  this  prospectus,  our  current  officers  and  directors beneficially owned 9,087,316 shares of our common stock, or approximately 23.30%
of the shares of common stock deemed  outstanding  on such date for the purposes of the percentage calculation,  including certain shares underlying options held by Mr. Folger and Ms. Jameson. As there are no cumulative voting rights, current management,  by virtue of their stock  ownership,  can be expected to  influence substantially  the  election of our Board of Directors  and thereby  continue to impact substantially our business, affairs and policies.

Legal Risks

1.       It is  possible  that  claims  could be made  against  online  services companies  under both United  States and  foreign  law for  defamation,
         libel,  invasion  of  privacy,   negligence,   copyright  or  trademark
         infringement,  or other theories based on the nature and content of the material disseminated through their services.  Several private lawsuits seeking to impose such liability upon other online  services  companies are currently pending.
2.       In addition, legislation has been proposed in several states, including
         California,  Maryland,  Nevada,  Virginia and  Washington  that imposes liability  for, or prohibits the  transmission  over the  Internet,  of certain types of unsolicited e-mail or advertisements.
3.       The imposition  upon the Company and other online service  providers of potential liability for information carried on or disseminated  through their  services  could  require  the Company to  implement  measures to reduce its exposure to such liability, which may require the Company to expend  substantial  resources  and/or to discontinue  certain  service offerings.
4.       The Company does not carry liability  insurance.  Therefore,  any costs incurred  by the  Company  as a result of such  liability  or  asserted liability could harm the Company's  business,  financial  condition and results of operations.
5.       Buyers of the  Company's  products may sue if they are harmed by any of the products whose sales the Company facilitates.  Although the Company does  not  manufacture  these  products,  the  Company  is  exposed  to potential  liability.  Liability  claims  could  require the Company to spend  significant  time and money in litigation and to pay significant damages,  which could harm the Company's business,  financial condition and results of operations. Although the Company intends to disclaim all warranties  and rely on the  manufacturers  to fulfill  their  warranty obligations,  the Company cannot be certain that the manufacturers will be able to fulfill their warranty obligations. In addition, the Company believes that some disclaimers may be  unenforceable  under the laws of certain foreign jurisdictions.

6.        The U.S. Patent Office recently issued several business-method patents having an impact on business conducted on the Internet, among them the business-method  patents  relating  to  `one  click'  online  shopping transactions (whereby third party affiliates provide certain services, including book review, online) issued to Amazon.com. While the Company does not believe that any of the business  process  patents  issued to date will directly impact the way the Company conducts business, there are  no  assurances  that  the  U.S.  Patent  Office  will  not  issue additional  business-method patents which could have an adverse impact on  the  Company's  business,  forcing  modification  to  some  of the
          Company's business activities in order to avoid possible future claims of patent  infringement.  The recent granting of such patents is still being challenged.  Furthermore,  the likelihood and ability to enforce such broad patents remains  undetermined.  Nonetheless,  the continued
          granting of such broad patents could, in the future, force the Company to  change  its  method  of  advertising,  as well as other  important aspects of the Company's business, or face the risk of litigation.

Changes  in and  Disagreements  with  Accountants  on  Accounting  and
Financial Disclosure

Current Dispute with Prior Years Accountants

Presently,  the  Company  is  having  a fee  payment  dispute  with  its  former independent certified public accountants,  McGladrey & Pullen, LLP, formerly known as WallaceSanders  & Company, who issued their report on the Company's consolidated balance sheets and related  consolidated  statements of operations, changes in shareholders  deficit, and cash flows for the year ended December 31,
1999 and for the period from May 18, 1998  (inception) to December 31, 1998. Due to this dispute,  McGladry &  Pullen will not issue their consent to include in the current year's annual report for 10K-SB.

Their  updated  opinion on the audit they  performed for the years 1998 and 1999 contained a paragraph  explaining  that due to the  Company's  net losses  since inception and its severe liquidity  problems,  there is substantial  doubt about the Company's  ability to continue as a going concern.  McGladry &  Pullen's
Report of Independent  Certified Public  Accountants  appeared in the Form 8-K/A filed on or about June 28,  2000.  The  Company  is not aware of any  subsequent events,  transactions or other matters that may effect the previous report.  The
Company  states that there can be no  assurance  that the  predecessor  auditors would reissue the report in its original form without  qualification  if the fee dispute were resolved.

Change of Accountants

Prior  to  the  completion  of  the  Company's   initial  audit,  the  Company's
independent  accountants,  King Griffin and Adamson,  P.C.,  resigned  effective
April 17, 2000.  The Company  engaged  WallaceSanders  &  Company,  8131 LBJ
Freeway,  Suite 875, Dallas,  Texas 75251, to complete the audit upon resolution
of  its  Board  of  Directors  on  April  24,  2000.   On  September  11,  2000,
WallaceSanders  &  Company  resigned  as auditor.  The Company  subsequently retained the services of Bloom & Company. See below for further details.

As this was the Company's first audit,  there has been no prior adverse opinion, disclaimer of opinion,  modification or  qualification  by the Company's  former independent  accountants.  While  the  Company  knows of no  specific  reason or difference of opinion why its former accountants resigned, to issuer's knowledge there were no  disagreements  as to the Company's audit report as there had been no draft report given to issuer for review.

As a result of said  resignation,  there has not been any change in the scope of the audit nor has the Company's new accountants  initiated any  investigation or inquiry.

On  September  11,  2000,  the Company was notified  that  WallaceSanders  &
Company had merged with McGladrey  &  Pullen,  LLP, and that  WallaceSanders
&  Company would no longer be the auditor for the  Registrant.  On September
21, 2000,  the Company  appointed  the  accounting  firm of Bloom &  Company
("Bloom  &  Company"),  as the Company's  new outside  auditors,  subject to shareholder  ratification  of such  appointment  on the  Company's  next  annual meeting or, if called prior thereto,  special shareholders'  meeting. Due to the
Company's  increased  financing  and  development  activities,  as  well  as the
Company's  expected  future  operations,  the  Board  had  determined  that  the
Company's  requirements  would be better  served by Auditors who are situated in close  proximity to the Company's  management  office and,  based on a review of several accounting firms, selected Bloom & Company, which has public company and auditing experience.

Prior to engaging  Bloom &  Company,  the Company  consulted  with Bloom and
Company as to its qualifications, experiences and ability to audit the Company's financial  statements.  The  Company  and  Bloom  &  Company  did  not  have substantive  discussions regarding the application of accounting principals to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements and there are no reports  nor written or oral advice  provided  by the new  accountants'  used in deciding to retain Bloom &  Company.  Further, as noted, there was no matter that was the subject of a  disagreement  as described in Item  304(a)(1)(iv)  of
Regulation S-K, promulgated by the Securities and Exchange Commission.
                                     PART II
                               OTHER INFORMATION

ITEM 1. Legal Proceedings

        The Company is not a party to any material  litigation
        and is not aware of any threatened material litigation.

ITEM 2. Changes in Securities

        None

ITEM 3. Defaults upon Senior Securities

        None

ITEM 4. Submission of Matters to a Vote of a Security Holders

        None

ITEM 5. Other Information

        None

ITEM 6. Exhibits and Reports on Form 8-K

     (a)  List of Exhibits None

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

May 21, 2001                     /s/ John Folger
------------------               ----------------------------------
Date                             President and
                                 Chief Executive Officer

July 12, 2001

                        VIA FACSIMILE NO. (203) 966-0363
Mr. Thomas Kelly and;
Dutchess Private Equities Fund, L.P.
100 Mill Plain Road, 3rd Floor
Danbury, CT 06811

         Re:  Household Direct.com, Inc.

Dear Investors:

     This  letter  shall  confirm  that  the  registration   statement  covering
4,000,000 shares of Common Stock underlying the Debentures, 10,000,000 shares of
Common Stock for the equity credit line financing and 7,600,000 shares of Common
Stock  representing  the  "Signing  Shares"  as  that  term  is  defined  in the
Investment  Agreement,  is being completed and will be filed with the Securities and Exchange  Commission  within three (3) business  days of the Closing Date of the convertible debenture offering.

                                                 Sincerely,

                                                 Craig G. Ongley, Esq.

                                                 HOUSEHOLD DIRECT.COM, INC.

                                                 By: __________________________
                                                 John Folger, President and CEO

                                   EXHIBIT 3.2

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                         In accordance with Section 242.

HOUSEHOLD  DIRECT.COM,  INC., a corporation  organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES  HEREBY  CERTIFY:
FIRST: That at a meeting of the Board of Directors of HOUSEHOLD DIRECT.COM, INC.
resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of the
Certificate  of  Incorporation,  declaring  said  amendment to be advisable  for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED,  that the Certificate of  Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

FOURTH:  The total  number of shares of stock  that the  corporation  shall have authority to issue is One Hundred Million  (100,000,000)  shares of Common Stock at One Tenth Penny ($0.001) par value each.

SECOND: That thereafter,  pursuant to resolution of its Board of Directors,  the necessary  number of  shares  required  by  statute  were  voted in favor of the amendment  by the  majority  of  stockholders  of said  Corporation,  by written consent,  in  accordance  with the  provisions  of  Section  228 of the  General
Corporation  Law of the State of Delaware and written  notice of the adoption of the  amendment  has  been  given  as  provided  in  Section  228 of the  General
Corporation Law of the State of Delaware to every  stockholder  entitled to such notice.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said  corporation  shall not be reduced under or by reason of said amendment.

IN WITNESS  WHEREOF,  the Board of Directors has caused this  certificate  to be signed by John Folger and Ann  Jameson,  Authorized  Officers,  this 13th day of
July, AD 2001.

SIGNED:  ________________________________      SIGNED:  _______________________

NAME:  John Folger                                  NAME:     Ann Jameson

TITLE: President                                    TITLE:      Secretary

McCUE                                               Three Lincoln Centre
& LEE, P.C.                                     5430 LBJ Freeway, Suite 1050
                                                    Dallas, Texas 75240
www.mccuelee.com                                    (972) 490-0808 (tel)
                                                    (972) 490-9545 (fax)

Craig G. Ongley                                            congley@mccuelee.com

                                                           July 17, 2001

                                   EXHIBIT 5.1

Board of Directors
Household Direct.com, Inc.
3 Glen Road
Sandy Hook, Connecticut 06482

         Re:      Trade Ability Opinion

Dear Sirs/Madams:

     I have been  requested to issue an opinion  regarding  the trade ability of shares of Household Direct.com,  Inc. ("HHD"). HHD is a public corporation which is fully reporting and whose common stock is traded on the National  Association of Security Dealer's Over the Counter Bulletin under the trading symbol "BYIT."

     The company is duly  organized  under the laws of the State of Delaware and is currently in good standing.  All corporate  actions required to authorize the issuance of the securities to be registered in the SB-2  Registration  Statement to which  this  opinion is an  exhibit  have been duly taken and all  securities outstanding  have been validly issued.  In addition,  we are of the opinion that the securities being registered,  will, once sold, be legally issued, fully paid and non-assessable.

     In the  issuance of this  opinion,  we have relied upon  certain  documents supplied by your management and assumed the authenticity  thereof  including the accuracy  of false  statements  made by  management  in relation  thereto.  This opinion may be relied upon solely by the party to whom it is addressed.

         Should you have any questions, please do not hesitate to contact me.

                                                     Sincerely,
                                                     McCue & Lee, P.C.
                                                     /s/ Craig G. Ongley
                                                     By:_______________________
                                                        Craig G. Ongley

                                  EXHIBIT 10.1

                                FORM OF DEBENTURE

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED,  OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND
SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION  REQUIREMENTS OF SUCH LAWS.
THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY
NOT BE  TRANSFERRED  OR RESOLD  EXCEPT AS PERMITTED  UNDER SUCH LAWS PURSUANT TO
REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES  AND EXCHANGE  COMMISSION OR ANY OTHER  REGULATORY
AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE
MERITS OF THIS  OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING  MATERIALS.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AMOUNT                                             $100,000
DEBENTURE NUMBER                                   JULY-2001-101
ISSUANCE DATE                                      JULY 12, 2001
MATURITY DATE                                      JULY 12, 2006

     FOR VALUE RECEIVED, Household Direct.com, Inc., a Delaware corporation (the
"Company"),  hereby  promises to pay Thomas  Kelly or  registered  assigns  (the
"Holder") on July 12, 2006, (the "Maturity  Date"),  the principal amount of One
Hundred Thousand  Dollars  ($100,000) U.S., and to pay interest on the principal amount hereof,  in such amounts,  at such times and on such terms and conditions as are specified herein.

Article 1. Interest

     The  Company  shall pay  interest  on the unpaid  principal  amount of this
Debenture (the  "Debenture") at the time of each conversion  until the principal amount hereof is paid in full or has been  converted.  The Debentures  shall pay six percent (6%) cumulative interest,  in cash or in shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at the Company's option, at the time of each conversion.  The closing shall be deemed to have occurred on the date the funds (less  placement  fees,  escrow fees and  attorney  fees) are received by the Company (the "Closing  Date").  If the interest is to be paid in cash,  the Company shall make such payment  within five (5) business days of the date of conversion.  If the interest is to be paid in Common Stock,  said Common
Stock shall be delivered to the Holder,  or per  Holder's  instructions,  within five (5) business days of the date of conversion.  The Debentures are subject to automatic  conversion  at the end of five (5) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2.

Article 2. Method of Payment

     This  Debenture  must be surrendered to the Company in order for the Holder to receive  payment of the principal  amount hereof.  The Company shall have the option of paying the interest on this  Debenture in United States  dollars or in
Common Stock upon conversion  pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the  Holder's  address as shown on the  Register  (as  defined in
Section  7.2  below).  Interest  and  principal  payments  shall be  subject  to withholding  under  applicable  United States Federal  Internal  Revenue Service
Regulations.

Article 3.  Conversion

         Section 3.1.  Conversion Privilege

     (a) The Holder of this Debenture  shall have the right,  at its option,  to convert it into shares of Common  Stock at any time  following  the Closing Date and which is before the close of business on the  Maturity  Date,  except as set forth in Section  3.1(c)  below.  The number of shares of Common Stock  issuable upon the conversion of this Debenture is determined  pursuant to Section 3.2 and rounding the result to the nearest whole share.

     (b)  Less  than  all of the  principal  amount  of  this  Debenture  may be converted  into  Common  Stock if the  portion  converted  is  $5,000 or a whole multiple  of $5,000  and the  provisions  of this  Article  3 that  apply to the conversion  of all of the  Debenture  shall  also apply to the  conversion  of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

     (c) In the event all or any portion of this Debenture  remains  outstanding
on  the  Maturity  Date,  the   unconverted   portion  of  such  Debenture  will
automatically  be  converted  into  shares of  Common  Stock on such date in the manner set forth in Section 3.2.

Section 3.2. Conversion Procedure.

     (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's  signed  Notice of  Conversion  (See Exhibit A attached  hereto)  preceded  by,  together  with or  followed  by receipt of the original  Debenture  to be converted in whole or in part in the manner set forth in 3.2(b) below,  the Company shall  instruct its transfer agent to issue one or more Certificates  representing that number of shares of Common Stock into which the Debenture is convertible.  The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate  ledger  containing the necessary information with respect to each Debenture.

     (b)  Conversion  Procedures.  The  face  amount  of this  Debenture  may be converted,  in  whole or in part,  anytime  following  the  Closing  Date.  Such conversion shall be effectuated by surrendering to the Company, or its attorney, this  Debenture  to be  converted  together  with a facsimile or original of the signed Notice of Conversion  which evidences  Holder's  intention to convert the
Debenture  indicated.  The date on which the Notice of  Conversion  is effective
("Conversion  Date")  shall be  deemed to be the date on which  the  Holder  has delivered to the Company or its  designated  attorney a facsimile or original of the signed  Notice of  Conversion,  as long as the original  Debenture(s)  to be converted are received by the Company or its designated attorney within five (5)
business days  thereafter.  Notwithstanding  the above, any Notice of Conversion not received by 5:00 P.M.  EST,  shall be deemed to have been  received the next business day. Unless otherwise  notified by the Company in writing via facsimile the Company's  designated attorney is Craig Ongley, Esq., McCue & Lee, P.C.,
5430  LBJ  Freeway,   Suite  1050,   Dallas,   TX  75240  (P)  972-490-0808  (F)
972-490-9545.

     (c) Common Stock to be Issued.  Upon the  conversion of any  Debentures and upon  receipt by the  Company or its  attorney  of a  facsimile  or  original of
Holder's  signed Notice of Conversion  Seller shall instruct  Seller's  transfer agent to issue Stock  Certificates  without  restrictive legend or stop transfer instructions,  if at that  time  the  Registration  Statement  has  been  deemed effective (or with proper restrictive  legend if the Registration  Statement has not as yet been declared effective),  provided that the shares have been sold in accordance  with  the  prospectus,  in such  denominations  to be  specified  at conversion  representing the number of shares of Common Stock issuable upon such conversion,  as applicable.  Seller  warrants that no  instructions,  other than these  instructions,  have been given or will be given to the transfer agent and that the Common Stock shall  otherwise be freely  transferable  on the books and records of Seller, except as may be set forth herein.

     (d) Conversion Rate. Holder is entitled,  at its option to convert the face amount of this Debenture,  plus accrued interest,  anytime following the Closing
Date, at the lesser of (i) $.10; (ii) 100% of the average of the five (5) lowest closing bid prices  during the fifteen  (15)  trading  days prior to the Closing
Date;  or (iii) 80% of the  average of the three (3) lowest  closing  bid prices during the ten (10) trading days prior to conversion,  each being referred to as the "Conversion Price". No fractional shares or scrip representing  fractions of shares will be issued on conversion,  but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

     (e) Nothing  contained  in this  Debenture  shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid  exceeds the maximum rate  permitted  by  governing  law, the rate of interest  required to be paid thereunder shall be  automatically  reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

     (f) It shall be the Company's  responsibility to take all necessary actions and to bear  all such  costs  to issue  the  Common  Stock as  provided  herein, including the  responsibility  and cost for delivery of an opinion letter to the transfer  agent,  if so required.  The person in whose name the  certificate  of
Common Stock is to be registered  shall be treated as a shareholder of record on and after the conversion  date.  Upon surrender of any Debentures that are to be converted in part,  the Company shall issue to the Holder a new Debenture  equal to the unconverted amount, if so requested in writing by Holder.

     (g)  Within  five (5)  business  days after  receipt  of the  documentation referred to above in Section 3.2(b), the Company shall deliver a certificate, in accordance with Section 3.2(c) for the number of shares of Common Stock issuable upon the  conversion.  In the event the  Company  does not make  delivery of the
Common Stock,  as instructed by Holder,  within five (5) business days after the
Conversion  Date, then in such event the Company shall pay to Holder one percent
(1%) in cash, of the dollar value of the Debentures being converted per each day after the fifth (5th) business day following the Conversion Date that the Common
Stock is not delivered to the Purchaser.

     The  Company  acknowledges  that its  failure to deliver  the Common  Stock within five (5) business days after the Conversion Date will cause the Holder to suffer  damages in an amount that will be difficult to  ascertain.  Accordingly, the  parties  agree  that it is  appropriate  to  include  in this  Debenture  a provision for liquidated  damages.  The parties  acknowledge  and agree that the liquidated  damages provision set forth in this section  represents the parties'
good faith effort to quantify such damages and, as such, agree that the form and amount of such  liquidated  damages are  reasonable  and will not  constitute  a penalty.  The payment of  liquidated  damages shall not relieve the Company from its  obligations  to deliver  the  Common  Stock  pursuant  to the terms of this
Debenture.

     To the extent  that the  failure of the  Company to issue the Common  Stock pursuant to this Section 3.2(g) is due to the  unavailability  of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

     The Company shall make any payments  incurred  under this Section 3.2(g) in immediately  available  funds  within five (5)  business  days from the date the
Common Stock is fully delivered.  Nothing herein shall limit a Holder's right to pursue actual  damages or cancel the  conversion  for the  Company's  failure to issue and deliver Common Stock to the Holder within five (5) business days after the Conversion Date.

     (h) The Company  shall at all times  reserve (or make  alternative  written arrangements  for  reservation or contribution of shares) and have available all
Common Stock  necessary to meet  conversion of the  Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have  sufficient  authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders)  available to effect,  in full, a conversion of the
Debentures (a "Conversion  Default",  the date of such default being referred to herein as the "Conversion  Default Date"), the Company shall issue to the Holder all of the  shares  of  Common  Stock  which are  available,  and the  Notice of
Conversion as to any Debentures requested to be converted but not converted (the
"Unconverted  Debentures"),  upon Holder's  sole option,  may be deemed null and void. The Company shall provide notice of such  Conversion  Default  ("Notice of
Conversion  Default")  to all existing  Holders of  outstanding  Debentures,  by facsimile,  within three (3)  business  day of such  default  (with the original delivered by overnight or two day courier),  and the Holder shall give notice to the Company by facsimile  within five  business  days of receipt of the original
Notice of Conversion  Default  (with the original  delivered by overnight or two day  courier)  of its  election  to either  nullify  or  confirm  the  Notice of
Conversion.

     The Company agrees to pay to all Holders of outstanding Debentures payments for a  Conversion  Default  ("Conversion  Default  Payments")  in the  amount of
(N/365) x (.24) x the initial issuance price of the outstanding  and/or tendered but not  converted  Debentures  held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the
Company  authorizes  a  sufficient  number of  shares of Common  Stock to effect
conversion  of  all  remaining   Debentures.   The  Company  shall  send  notice
("Authorization   Notice")  to  each  Holder  of  outstanding   Debentures  that
additional shares of Common Stock have been authorized,  the Authorization  Date and the amount of Holder's  accrued  Conversion  Default  Payments.  The accrued
Conversion  Default  shall be paid in cash or shall be  convertible  into Common
Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder  elects to take such payment in cash,  cash  payments  shall be made to such Holder of outstanding  Debentures by the fifth day of the following calendar  month,  or (ii) in the event  Holder  elects to take such  payment  in stock,  the Holder may convert  such  payment  amount  into Common  Stock at the conversion  rate set forth in section 3.2(d) at anytime after the 5th day of the calendar  month  following  the  month in which  the  Authorization  Notice  was received, until the expiration of the mandatory 4 year conversion period.

     The Company  acknowledges  that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this  Agreement a provision for  liquidated  damages.  The parties acknowledge  and agree that the liquidated  damages  provision set forth in this section  represents the parties' good faith effort to quantify such damages and, as such,  agree  that  the  form  and  amount  of such  liquidated  damages  are reasonable and will not constitute a penalty.  The payment of liquidated damages shall not relieve the Company from its  obligations  to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Holder's right  to  pursue  actual  damages  for the  Company's  failure  to  maintain  a sufficient number of authorized shares of Common Stock.

     (i) If, by the fifth (5th)  business day after the  Conversion  Date of any portion of the Debentures to be converted (the  "Delivery  Date"),  the transfer agent fails for any reason to deliver the Common  Stock upon  conversion  by the
Holder and after such Delivery  Date,  the Holder  purchases,  in an open market transaction or otherwise,  shares of Common Stock (the "Covering Shares") solely in order to make  delivery  in  satisfaction  of a sale of  Common  Stock by the
Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the  Holder,  in addition  to any other  amounts due to Holder  pursuant to this
Debenture,  and not in lieu thereof,  the Buy-In  Adjustment  Amount (as defined below).  The "Buy In  Adjustment  Amount" is the amount equal to the excess,  if any, of (x) the Holder's total purchase price (including brokerage  commissions, if any) for the  Covering  Shares  over (y) the net  proceeds  (after  brokerage commissions,  if any)  received by the Holder from the sale of the Sold  Shares.
The Company shall pay the Buy-In  Adjustment Amount to the Holder in immediately available  funds within five (5) business days of written  demand by the Holder.
By way of  illustration  and not in limitation of the  foregoing,  if the Holder purchases  shares of  Common  Stock  having a total  purchase  price  (including brokerage  commissions)  of $11,000 to cover a Buy-In with  respect to shares of
Common Stock it sold for net proceeds of $10,000,  the Buy-In  Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

     (j) The Company  shall  furnish to Holder such number of  prospectuses  and other  documents  incidental to the  registration  of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

     (k) Limitation on Issuance of Shares. If the Company's Common Stock becomes listed on the Nasdaq SmallCap  Market after the issuance of the Debentures,  the
Company  may be limited in the number of shares of Common  Stock it may issue by virtue of (X) the number of authorized  shares or (Y) the  applicable  rules and regulations  of the  principal  securities  market on which the Common  Stock is listed or  traded,  including,  but not  necessarily  limited  to,  NASDAQ  Rule
4310(c)(25)(H)(i) or Rule 4460(i)(1),  as may be applicable  (collectively,  the
"Cap  Regulations").   Without  limiting  the  other  provisions  thereof,   the
Debentures  shall  provide that (i) the Company  will take all steps  reasonably necessary to be in a position to issue shares of Common Stock on  conversion  of the Debentures without violating the Cap Regulations and (ii) if, despite taking such steps,  the Company  still cannot issue such shares of Common Stock without violating  the Cap  Regulations,  the  holder  of a  Debenture  which  cannot be converted as result of the Cap Regulations (each such Debenture, an "Unconverted
Debenture")  shall  have  the  option,  exercisable  in such  holder's  sole and absolute discretion, to elect either of the following remedies:

     (x) if  permitted  by the Cap  Regulations,  require  the  Company to issue shares  of  Common  Stock  in  accordance  with  such  holder’s  Notice  of
Conversion  at a conversion  purchase  price equal to the average of the closing bid price per share of Common  Stock for any five (5)  consecutive  trading days
(subject to certain  equitable  adjustments for certain events  occurring during such  period)  during the sixty (60)  trading  days  immediately  preceding  the
Conversion Date; or

     (y) require the Company to redeem each Unconverted  Debenture for an amount
(the  “Redemption  Amount”),  payable in cash, equal to the sum of (i)
one hundred  thirty-three  percent  (133%) of the  principal  of an  Unconverted
Debenture,  plus (ii) any  accrued  but  unpaid  interest  thereon  through  and including the date (the  “Redemption  Date”)  on which the  Redemption
Amount is paid to the holder.

     A holder of an  Unconverted  Debenture may elect one of the above  remedies with  respect to a portion of such  Unconverted  Debenture  and the other remedy with respect to other  portions of the  Unconverted  Debenture.  The  Debentures shall contain  provisions  substantially  consistent with the above terms,  with such additional  provisions as may be consented to by the Holder. The provisions of this section are not intended to limit the scope of the provisions  otherwise included in the Debentures.

     (l)  Limitation  on Amount of  Conversion  and  Ownership.  Notwithstanding
anything  to the  contrary  in this  Debenture,  in no event shall the Holder be entitled to convert that amount of Debenture,  and in no event shall the Company permit that amount of conversion,  into that number of shares,  which when added to the sum of the number of shares of Common Stock beneficially  owned, (as such term is defined under Section  13(d) and Rule 13d-3 of the  Securities  Exchange
Act of 1934, as may be amended,  (the "1934 Act")), by the Holder,  would exceed
4.99% of the  number of shares of Common  Stock  outstanding  on the  Conversion
Date, as  determined  in  accordance  with Rule 13d-1(j) of the 1934 Act. In the event that the number of shares of Common Stock  outstanding  as  determined  in accordance  with Section  13(d) of the 1934 Act is  different on any  Conversion
Date than it was on the Closing Date,  then the number of shares of Common Stock outstanding  on such  Conversion  Date shall govern for purposes of  determining whether the Holder would be acquiring beneficial ownership of more than 4.99% of the number of shares of Common Stock outstanding on such Conversion Date.

     (m) Legend. The Holder acknowledges that each certificate  representing the
Debentures,  and the Common Stock unless registered pursuant to the Registration
Rights  Agreement,  shall  be  stamped  or  otherwise  imprinted  with a  legend substantially in the following form:

     THE SECURITIES  EVIDENCED BY THIS  CERTIFICATE  MAY NOT BE OFFERED OR SOLD,
TRANSFERRED,  PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT
TO AN EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE  SECURITIES  ACT OF 1933, AS
AMENDED,  (ii) TO THE EXTENT APPLICABLE,  RULE 144 UNDER THE ACT (OR ANY SIMILAR
RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF  SECURITIES),  OR (iii) IF AN
EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     (n) Prior to  conversion  of all the  Debentures  and  exercise  of all the
Warrants, if at anytime the conversion of all the Debentures and exercise of all the Warrants  outstanding  would result in an insufficient  number of authorized shares of Common  Stock being  available to cover all the  conversions,  then in such event,  the Company will move to call and hold a  shareholder's  meeting or
have   shareholder   action  with  written  consent  of  the  proper  number  of shareholders  within thirty (30) days of such event,  or such greater  period of time if  statutorily  required  or  reasonably  necessary  as  regards  standard brokerage house and/or SEC requirements  and/or  procedures,  for the purpose of authorizing additional shares of Common Stock to facilitate the conversions.  In such an event  management of the Company shall recommend to all  shareholders to vote their  shares in favor of  increasing  the  authorized  number of shares of
Common  Stock.  Management of the Company shall vote all of its shares of Common
Stock in favor of increasing  the number of shares of  authorized  Common Stock.
Company  represents  and warrants  that under no  circumstances  will it deny or prevent Holder's right to convert the Debentures as permitted under the terms of this Subscription  Agreement or the Registration  Rights  Agreement.  Nothing in
this Section shall limit the  obligation of the Company to make the payments set forth in Section 3.2(g). In the event the Company's  shareholder's  meeting does not  result  in the  necessary  authorization,  the  Company  shall  redeem  the outstanding  Debentures  for an amount equal to (x) the sum of the  principal of the outstanding Debentures plus accrued interest thereon multiplied by (y) 133%.

     (o) Right of Redemption  by the Company.  The Company shall have the right, at its sole option,  to require a redemption of any percentage of the balance of this  Debenture by giving not less than five (5) business days and not more than ten (10) business days written  notice to the Holder via facsimile  transmission stating the date that the Company shall redeem.  The Holder shall be entitled to convert the Debenture up to the date that the Company intends to redeem.  In the event the Company  sends notice of  redemption to the Holder but fails to redeem as  stated  in the  redemption  notice,  the  Company  shall be  precluded  from affecting  any further  redemptions.  Upon exercise of redemption by the Company and payment on or before the first  anniversary of the Closing Date, the Company shall be required to pay 125% of the balance  remaining on the  Debenture,  plus accrued but unpaid interest and outstanding liquidated damages. Upon exercise of redemption by the Company and payment on or before the second anniversary of the
Closing Date, the Company shall be required to pay 120% of the balance remaining on the Debenture,  plus accrued but unpaid interest and  outstanding  liquidated damages. Upon exercise of redemption by the Company and payment on or before the third  anniversary  of the Closing  Date,  the Company  shall be required to pay
1115% of the  balance  remaining  on the  Debenture,  plus  accrued  but  unpaid interest and outstanding  liquidated damages. Upon exercise of redemption by the
Company and payment on or before the fourth anniversary of the Closing Date, the
Company shall be required to pay 110% of the balance remaining on the Debenture, plus  accrued but unpaid  interest  and  outstanding  liquidated  damages.  Upon exercise  of  redemption  by the  Company  and  payment  on or before  the fifth anniversary  of the Closing  Date,  the Company shall be required to pay 105% of the balance  remaining on the  Debenture,  plus accrued but unpaid  interest and outstanding liquidated damages.

     Section 3.3.  Fractional  Shares.  The Company  shall not issue  fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this  Debenture.  Instead,  the Company shall round up or down, as the case may be, to the nearest whole share.

     Section 3.4.  Taxes on Conversion.  The Company shall pay any  documentary, stamp or  similar  issue or  transfer  tax due on the  issue of shares of Common
Stock upon the conversion of this Debenture.  However,  the Holder shall pay any such tax which is due  because  the  shares  are issued in a name other than its name.

     Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock  required  pursuant to and upon the terms set forth in the  Subscription  Agreement to permit the  conversion  of this  Debenture.  All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance  be  validly  issued,  fully paid and  nonassessable  and free from all taxes, liens and charges with respect to the issuance thereof.

     Section  3.6.  Restrictions  on  Transfer.  This  Debenture  has  not  been registered under the Securities Act of 1933, as amended,  (the  “Act”)
and is being issued under  Section 4(2) of the Act and Rule 506 of  Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

     Section  3.7.  Mergers,  Etc. If the Company  merges or  consolidates  with another corporation or sells or transfers all or substantially all of its assets to another  person and the holders of the Common  Stock are  entitled to receive stock,  securities  or property in respect of or in exchange  for Common  Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such  successor,  purchaser or transferee  shall amend this Debenture to provide  that it may  thereafter  be  converted  on the terms and subject to the conditions  set forth  above  into the kind and amount of stock,  securities  or property  receivable  upon such  merger,  consolidation,  sale or  transfer by a holder of the number of shares of Common Stock into which this  Debenture  might have been  converted  immediately  before such  merger,  consolidation,  sale or transfer,  subject to adjustments  which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4.  Mergers

     The  Company  shall not  consolidate  or merge  into,  or  transfer  all or substantially  all of its assets to, any person,  unless such person  assumes in writing the  obligations  of the Company under this  Debenture  and  immediately after such  transaction no Event of Default exists.  Any reference herein to the
Company  shall  refer  to  such  surviving  or  transferee  corporation  and the obligations of the Company shall terminate upon such written assumption.

Article 5.  Reports

     The Company  will mail to the Holder  hereof at its address as shown on the
Register a copy of any annual,  quarterly  or current  report that it files with the Securities and Exchange  Commission  promptly after the filing thereof and a copy of any annual,  quarterly or other report or proxy  statement that it gives to its  shareholders  generally  at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

     Section  6.1.  Events of Default.  An "Event of Default"  occurs if (a) the
Company does not make the payment of the  principal of this  Debenture  when the same becomes due and payable at maturity, upon redemption or otherwise,  (b) the
Company does not make a payment, other than a payment of principal, for a period of five (5) business days thereafter,  (c) any of the Company's  representations or warranties  contained in the  Subscription  Agreement or this  Debenture were false when made or the Company fails to comply with any of its other  agreements in the Subscription  Agreement or this Debenture and such failure  continues for the period and after the notice  specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary  case;  (ii) consents to the entry of an order for relief against it in an involuntary  case;  (iii)  consents to the  appointment of a Custodian (as hereinafter  defined) of it or for all or  substantially  all of its property or
(iv) makes a general  assignment for the benefit of its creditors or (v) a court of competent  jurisdiction  enters an order or decree under any  Bankruptcy  Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian  of the Company or for all or  substantially  all of its property or
(C) orders  the  liquidation  of the  Company,  and the order or decree  remains unstayed and in effect for sixty (60) calendar  days,  (e) the Company's  Common
Stock is  suspended or no longer  listed on any  recognized  exchange  including electronic over-the-counter bulletin board for in excess of five (5) consecutive trading days. As used in this Section 6.1, the term "Bankruptcy Law" means Title
11 of the United States Code or any similar  federal or state law for the relief of  debtors.  The  term  "Custodian"  means  any  receiver,  trustee,  assignee, liquidator or similar  official under any Bankruptcy Law. A default under clause
(c) above is not an Event of  Default  until the  holders of at least 25% of the aggregate  principal amount of the Debentures  outstanding notify the Company of such default and the Company does not cure it within  thirty (30)  business days after the  receipt of such  notice,  unless the Company  commences  to cure such default  within such period,  which must specify the default,  demand that it be remedied and state that it is a "Notice of Default".

     Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company,  may declare the remaining principal amount of this Debenture,  together with all accrued interest and any liquidated damages, to be due and payable.  Upon such declaration,  the remaining principal amount shall be due and payable immediately.

     Section 6.3  Seniority.  No  indebtedness  of the Company is senior to this
Debenture in right of payment, whether with respect to interest, damages or upon liquidation  or  dissolution  or  otherwise.  The Company  will not and will not permit any of its subsidiaries to, directly or indirectly,  enter into,  create, incur,  assume  or  suffer to exist  any  indebtedness  of any kind,  on or with respect to any of its property or assets now owned or hereafter  acquired or any interest  therein  or any  income  or  profits  therefrom  that is senior in any respect to the Company’s obligations under the Debentures.

Section
6.4 Liquidation Value. The liquidation value of this Debenture shall be equal to
125% of the outstanding balance remaining on this Debenture plus accrued but unpaid interest and liquidated damages.

Article 7.  Registered Debentures

     Section  7.1.  Series.  This  Debenture  is one  of a  numbered  series  of
Debentures  which are identical  except as to the  principal  amount and date of issuance  thereof and as to any restriction on the transfer  thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and
Exchange  Commission  promulgated  thereunder.  Such  Debentures are referred to herein  collectively  as the  “Debentures”.  The  Debentures  shall be issued in whole multiples of $5,000.

     Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the  “Register”)  showing their  names and  addresses  and the serial  numbers  and  principal  amounts of
Debentures  issued to or  transferred  of record by them from time to time.  The
Register may be maintained in electronic,  magnetic or other  computerized form.
The Company may treat the person  named as the Holder of this  Debenture  in the
Register as the sole owner of this  Debenture.  The Holder of this  Debenture is the  person  exclusively  entitled  to  receive  payments  of  interest  on this
Debenture, receive notifications with respect to this Debenture, convert it into
Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

     Section 7.3.  Registration of Transfer.  Transfers of this Debenture may be registered on the books of the Company  maintained for such purpose  pursuant to
Section 7.2 above (i.e., the Register).  Transfers shall be registered when this
Debenture  is  presented  to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person,  reasonable assurances are given that the  endorsements  are genuine and effective,  and the
Company has received evidence  satisfactory to it that such transfer is rightful and in compliance  with all  applicable  laws,  including tax laws and state and federal  securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the  transferee as the record holder  thereof shall be issued in lieu hereof.
When this  Debenture is  presented  to the Company with a reasonable  request to exchange it for an equal principal amount of Debentures of other  denominations, the Company shall make such  exchange and shall cancel this  Debenture and issue in lieu  thereof  Debentures  having  a total  principal  amount  equal  to this
Debenture  in  such  denominations  as  agreed  to by the  Company  and  Holder.

Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new  Debenture  in lieu hereof upon its  surrender.  Where the
Holder of this Debenture  claims that the Debenture has been lost,  destroyed or wrongfully  taken,  the  Company  shall  issue a new  Debenture  in place of the original  Debenture  if the Holder so requests by written  notice to the Company actually  received by the Company  before it is notified  that the Debenture has been  acquired  by a bona fide  purchaser  and the Holder has  delivered  to the
Company  an  indemnity  bond in such  amount  and  issued by such  surety as the
Company  deems  satisfactory  together  with an affidavit of the Holder  setting forth the facts  concerning  such loss,  destruction or wrongful taking and such other  information in such form with such proof or  verification  as the Company may request.

Article 8.  Notice.

     Any  notice,  other than the Notice of  Conversion,  which is  required  or convenient  under the terms of this  Debenture  shall be duly  given if it is in writing and delivered in person or mailed by first class mail,  postage  prepaid and directed to the Holder of the  Debenture at its address as it appears on the
Register or if to the Company to its principal executive offices, with a copy by fax to Craig Ongley, Esq., McCue & Lee, P.C., 5430 LBJ Freeway,  Suite 1050,
Dallas, TX 75240 (P) 972-490-0808 (F) 972-490-9545. The time when such notice is sent shall be the time of the giving of the notice.

Article 9.  Time

     Where this  Debenture  authorizes  or requires  the payment of money or the performance  of a condition  or  obligation  on a Saturday or Sunday or a public holiday,  or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday,  such payment may be made or condition or  obligation  performed on the next  succeeding  business day, and if the period ends at a specified hour, such payment may be made or condition  performed,  at or before the same hour of such next  succeeding  business  day,  with the same  force and  effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which  the banks in New York are not  required  or  allowed  to be closed.

Article 10.  Waivers

     The holders of a majority in principal amount of the Debentures may waive a default or rescind the  declaration of an Event of Default and its  consequences except for a default in the  payment of  principal  or  conversion  into  Common
Stock.

Article 11.  Rules of Construction.

     In this  Debenture,  unless the context  otherwise  requires,  words in the singular number include the plural, and in the plural include the singular,  and words of the masculine gender include the feminine and the neuter,  and when the sense so  indicates,  words of the neuter  gender may refer to any  gender.  The numbers and titles of sections  contained  in the  Debenture  are  inserted  for convenience  of reference  only,  and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof.  Wherever, in this Debenture,  a determination of the Company is required or allowed,  such determination  shall be made by a  majority  of the  Board of  Directors  of the
Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Governing Law

     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions  hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

Article 13.       Litigation

     (a) Forum Selection and Consent to Jurisdiction. Any litigation arising out of,  under,  or in  connection  with,  this  Debenture or any course of conduct, course of  dealing,  statements  (whether  oral or  written)  or  actions of the
Company or Holder shall be brought and  maintained  exclusively in the courts of the State of New York. The Company hereby  expressly and irrevocably  submits to the  jurisdiction  of the state and federal  courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably  agrees to be  bound by any  final  judgment  rendered  thereby  in  connection  with  such litigation.  The Company further irrevocably  consents to the service of process by registered mail,  postage  prepaid,  or by personal service within or without the State of New York. The Company hereby expressly and irrevocably  waives,  to the  fullest  extent  permitted  by law,  any  objection  which  it may  have or hereafter may have to the laying of venue of any such litigation  brought in any such court  referred  to above and any claim that any such  litigation  has been brought  in any  inconvenient  forum.  To the  extent  that the  Company  has or hereafter  may acquire any immunity from  jurisdiction  of any court or from any legal process (whether through service or notice,  attachment prior to judgment, attachment  in aid of  execution  or  otherwise)  with  respect to itself or its property,  the Company hereby irrevocably waives such immunity in respect of its obligations under this Debenture.

     (b) Waiver of Jury  Trial.  The Holder and the  Company  hereby  knowingly, voluntarily and intentionally  waive any rights they may have to a trial by jury in respect of any  litigation  based  hereon,  or arising out of,  under,  or in connection  with, this Debenture,  or any course of conduct,  course of dealing, statements  (whether  oral or written) or actions of the Holder or the  Company.
The Company  acknowledges  and agrees that it has received  full and  sufficient consideration  for  this  provision  and  that  this  provision  is  a  material inducement for the Holder purchasing this Debenture.

     (c)  Governing  Law. The terms of this  Debenture  shall be governed by and construed  and  enforced  in  accordance  with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF,  the Company has duly executed this Debenture as of the date first written above.

                                                   Household Direct.com, Inc.

                                                    By
                                                      --------------------------
                                                      Name: John Folger
                                                      Title:President and CEO

                                    Exhibit C

                              NOTICE OF CONVERSION

(To
be Executed by the Registered owner in order to Convert the Debentures.)

         The undersigned hereby irrevocably elects, as of ______________, 200_
to convert $__________ of Convertible Debentures into Common Stock of Household
Direct.com, Inc. (the "Company") according to the conditions set forth in the
Debenture dated July of 2001, and issued by the Company.

This conversion is being made for an immediate sale.

Date of Conversion________________________________________________

Applicable Conversion Price________________________________________

Number of Shares Issuable upon this conversion_______________________

Name (Print) ______________________________________________________

Address__________________________________________________________

-----------------------------------------------------------------

Phone______________________   Fax_________________________________

                                        By: _______________________________

                             Assignment of Debenture

     The undersigned hereby sell(s) and assign(s) and transfer(s) unto

 -----------------------------------------------------------------------------
                  (name, address and SSN or EIN of assignee)

                                                   Dollars ($                )
------------------------------------------------------------------------------
(principal amount of Debenture, $5,000 or integral multiples of $5,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.

Date:                      Signed:
     ----------------------       ------------------------------------------
                                  (Signature must conform in all
                                   respects to name of Holder shown
                                   of face of Debenture)

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION  RIGHTS  AGREEMENT  (this  "Agreement"),  dated as of July __,
2001, by and between HOUSEHOLD  DIRECT.COM,  INC., a company organized under the laws of state of Delaware,  with its principal  executive office at 3 Glen Road,
Sandy  Hook,  CT  06482  (the  "Company"),  and the  undersigned  investor  (the
"Investor").

     WHEREAS,  upon the terms and subject to the conditions of the  Subscription
Agreement between the Investor and the Company (the  "Subscription  Agreement"),
the Company has agreed to issue and sell to the Investor convertible  debentures of the Company (the "Debentures"),  which will be convertible into shares of the common stock,  $.001 par value per share (the "Common  Stock"),  of the Company, and a Warrant to  purchase  30,000  shares of Common  Stock,  upon the terms and subject to the conditions of such Debentures; and

     WHEREAS,  to induce the  Investor to execute  and deliver the  Subscription
Agreement,  the Company has agreed to provide certain  registration rights under the  Securities  Act  of  1933,  as  amended,  and  the  rules  and  regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable  state  securities  laws,  with respect to the shares of Common Stock issuable pursuant to the Subscription Agreement and Debenture.

     NOW,  THEREFORE,  in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable  consideration,  the receipt and  sufficiency of which are hereby  acknowledged,  the Company and the
Investor hereby agree as follows:

1.DEFINITIONS.

As used in  this  Agreement,  the  following  terms  shall  have  the  following meanings:

     a. "Closing Date" means the date funds are received by the Company pursuant to the Subscription Agreement.

     b. "Holder" means the Investor.

     c. “Person”  means a corporation, a limited liability company, an association,  a partnership,  an  organization,  a business,  an  individual,  a governmental or political subdivision thereof or a governmental agency.

     d. “Potential Material Event” means any of the following: (i) the possession by the Company of material  information  not ripe for disclosure in a
Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such  information in the  Registration  Statement would be detrimental to the business and affairs of the Company,  or (ii) any material  engagement  or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely  affected by disclosure in a  Registration  Statement at such time, which  determination  shall be accompanied by a good faith  determination by the
Board of  Directors  of the Company  that the  Registration  Statement  would be materially misleading absent the inclusion of such information.

     e. "Principal  Market" means either The American Stock Exchange,  Inc., The
New York Stock Exchange,  Inc., the Nasdaq National Market,  The Nasdaq SmallCap
Market or the National Association of Securities  Dealer's,  Inc. OTC electronic bulletin  board  whichever is the principal  market on which the Common Stock is listed.

     f.“Register,”“Registered,”and  “Registration”
refer  to  a  registration   effected  by  preparing  and  filing  one  or  more
Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering  securities on a continuous  basis  (“Rule  415”),  and the  declaration or ordering of effectiveness of such Registration  Statement(s) by the United States Securities
and Exchange Commission (the “SEC”).

     g.  “Registrable  Securities”  means the  shares of Common  Stock issued  or  issuable  (i)  pursuant  to the  Subscription  Agreement,  (ii) upon exercise  of the  Warrants,  and (iii) any  shares of  capital  stock  issued or issuable with respect to the such shares of Common Stock and  Warrants,  if any, as a result of any stock split,  stock dividend,  recapitalization,  exchange or similar event or otherwise,  which have not been (x) included in a  Registration
Statement  that  has  been  declared  effective  by  the  SEC,  (y)  sold  under circumstances  meeting  all of the  applicable  conditions  of Rule  144 (or any similar provision then in force) under the 1933 Act or (z) otherwise transferred to a holder who may trade such shares without restriction under the 1933 Act.

     h. "Registration  Statement" means a registration  statement of the Company filed under the 1933 Act.

     i. "Debenture" means the convertible debenture issued by the Company to the
Investor.

         All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Subscription
Agreement.

                  2.       REGISTRATION.

     a.  Mandatory  Registration.  The Company  shall  prepare,  and, as soon as
practicable  file  with  the  SEC  a  Registration   Statement  or  Registration
Statements (as is necessary) on Form SB-2 (or, if such form is  unavailable  for
such  a   registration,   on  such  other  form  as  is  available  for  such  a
registration),  covering the resale of all of the Registrable Securities,  which
Registration  Statement(s)  shall  state  that,  in  accordance  with  Rule  416 promulgated  under the 1933 Act, such  Registration  Statement  also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits,  stock dividends or similar  transactions.  The Company shall initially  register for resale  4,000,000  shares of Common Stock which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of the  Company’s  Common  Stock on such date and the amount reasonably calculated that represents the number of shares underlying the
Warrants  issuable pursuant to the terms of the Subscription  Agreement.  In the event the Company cannot register  sufficient shares of Common Stock, due to the remaining number of authorized  shares of Common Stock being  insufficient,  the
Company will use its best  efforts to register  the maximum  number of shares it can based on the remaining  balance of  authorized  shares and will use its best efforts to increase the number of its  authorized  shares as soon as  reasonably practicable.

b. The Company shall use
its best efforts to have the Registration Statement(s) declared effective by the
SEC within ninety (90) calendar days after the Closing Date. If the Registration
Statement covering the Registrable Securities required to be filed by the
Company pursuant to Section 2(a) hereof is not declared effective within ninety
(90) calendar days following the Closing Date, then the Company shall pay the
Investor the sum of two percent (2%) of the face amount of the Debentures outstanding as liquidated damages and not as a penalty for the first thirty (30)
calendar day period, pro rata, following the ninety (90) calendar day period until the Registration Statement is declared effective, and three percent (3%)
for each successive thirty (30) calendar day period thereafter.

     If the Registration  Statement covering the Registrable Securities required to be  filed  by the  Company  pursuant  to  Section  2(a)  hereof  is  declared effective,  but  after  the  effective  date  the  Investor's  right  to sell is suspended, then the Company shall pay the Investor the sum of 2% of the purchase price  paid by the  Investor  for the  Registrable  Securities  pursuant  to the
Subscription  Agreement  for each thirty  (30)  calendar  day period,  pro rata, following the suspension until such suspension ceases.

     Notwithstanding the foregoing,  the amounts payable by the Company pursuant to  this  Section  shall  not  be  payable  to  the  extent  any  delay  in  the effectiveness  of the  Registration  Statement occurs because of an act of, or a failure to act or to act timely by the  Investor.  The damages set forth in this
Section  shall  continue  until the  obligation  is fulfilled  and shall be paid within  three (3)  business  days after each thirty (30) day period,  or portion thereof,  until  the  Registration  Statement  is  declared  effective  or  such suspension is released. Failure of the Company to make payment within said three
(3) business days shall be considered a default.

     The  Company  acknowledges  that  its  failure  to  have  the  Registration
Statement  declared  effective within said ninety (90) calendar day period or to permit the suspension of the effectiveness of the Registration  Statement,  will cause the  Investor  to suffer  damages in an amount that will be  difficult  to ascertain.  Accordingly,  the parties agree that it is appropriate to include in this Agreement a provision for liquidated  damages.  The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and  amount of such  liquidated  damages  are  reasonable  and will not constitute a penalty.  The payment of  liquidated  damages shall not relieve the
Company from its obligations to register the Common Stock and deliver the Common
Stock pursuant to the terms of this Agreement,  the  Subscription  Agreement and the Debenture.

c. The Company agrees not to include any other securities,  other than those for the  equity  credit  line  financing,  in this  Registration  Statement  without
Investor prior written consent. Furthermore, the Company agrees that it will not file any other Registration Statement for other securities (other than those for the equity credit line financing, existing option holders, strategic partners or in connection  with a merger or  acquisition),  until ninety (90) days after the
Registration Statement for the Registrable Securities is declared effective.

d.  Counsel.  Subject  to  Section 5 hereof,  in  connection  with any  offering pursuant to this  Section 2, the Holder shall have the right to select one legal counsel  to  administer  its  interests  in  the  offering.  The  Company  shall reasonably cooperate with any such counsel.

                  3.       RELATED OBLIGATIONS.

     At such time as the Company is obligated to prepare and file a Registration
Statement  with the SEC pursuant to Section 2(a),  the Company will use its best efforts to effect the  registration of the Registrable  Securities in accordance with the intended method of disposition  thereof and, with respect thereto,  the
Company shall have the following obligations:

     a. The  Company  shall  use its best  efforts  to cause  such  Registration
Statement  relating to the  Registrable  Securities to become  effective  within ninety  (90)  days  after the date and shall  keep such  Registration  Statement effective pursuant to Rule 415 until the earlier of (i) the date as of which the
Holders may sell all of the Registrable  Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Holders shall have sold all the Registrable Securities and
(B) the  Investor  has no right to convert the Shares it owns into Common  Stock
under  the   Subscription   Agreement   respectively   (the   “Registration
Period”),   which  Registration  Statement  (including  any  amendments  or supplements  thereto and prospectuses  contained  therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein,  or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     b.  The  Company  shall  prepare  and file  with  the SEC  such  amendments
(including   post-effective   amendments)  and  supplements  to  a  Registration
Statement  and  the  prospectus  used  in  connection  with  such   Registration
Statement,  which  prospectus  is to be filed  pursuant to Rule 424  promulgated under the 1933 Act,  as may be  necessary  to keep such  Registration  Statement effective during the Registration  Period, and, during such period,  comply with the  provisions  of  the  1933  Act  with  respect  to  the  disposition  of all
Registrable  Securities of the Company  covered by such  Registration  Statement until such time as all of such  Registrable  Securities shall have been disposed of in  accordance  with the  intended  methods of  disposition  by the  Investor thereof as set forth in such Registration  Statement. In the event the number of shares of Common Stock available  under a Registration  Statement filed pursuant to this Agreement is at any time  insufficient  to cover all of the  Registrable
Securities,  the Company shall amend such Registration  Statement, or file a new
Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable,  but in any  event  within  thirty  (30)  calendar  days  after the necessity  therefor arises (based on the then Purchase Price of the Common Stock and other  relevant  factors on which the  Company  reasonably  elects to rely), assuming the Company has  sufficient  authorized  shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The
Company  shall  use  it  best  efforts  to  cause  such  amendment   and/or  new
Registration  Statement to become effective as soon as practicable following the filing thereof.

     c. Prior to conversion of all the Shares,  if at anytime the  conversion of all the Shares outstanding would result in an insufficient  number of authorized shares of Common  Stock being  available to cover all the  conversions,  then in such  event,  the  Company  will move to call and hold a  shareholder's  meeting within  thirty  (30) days of such  event  for the sole  purpose  of  authorizing additional  shares of Common Stock to  facilitate  the  conversions.  In such an event the Company  shall  recommend to all  shareholders  and  management of the
Company to vote their shares in favor of  increasing  the  authorized  number of shares of Common  Stock.  The  Company  represents  and  warrants  that under no circumstances will it deny or prevent Purchaser's right to convert the Shares as permitted under the terms of this  Subscription  Agreement or this  Registration
Rights Agreement.

     The Company shall furnish to the Investor whose Registrable  Securities are included in any Registration  Statement and its legal counsel without charge (i)
promptly  after the same is prepared and filed with the SEC at least one copy of such Registration  Statement and any amendment(s)  thereto,  including financial statements and schedules,  all documents  incorporated  therein by reference and all exhibits,  the prospectus included in such Registration Statement (including
each   preliminary   prospectus)   and,   with  regards  to  such   Registration
Statement(s),  any  correspondence  by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the  Company  or its  representatives,  (ii)  upon the  effectiveness  of any
Registration  Statement,  ten (10)  copies of the  prospectus  included  in such
Registration Statement and all amendments and supplements thereto (or such other number of copies as the  Investor may  reasonably  request) and (iii) such other documents,  including  copies of any  preliminary  or final  prospectus,  as the
Investor may  reasonably  request from time to time in order to  facilitate  the disposition of the Registrable Securities.

     d. The Company shall use reasonable efforts to (i) register and qualify the
Registrable  Securities  covered by a  Registration  Statement  under such other securities or “blue  sky”  laws of such states in the United States as any Holder reasonably  requests,  (ii) prepare and file in those  jurisdictions, such amendments  (including  post-effective  amendments) and supplements to such
registrations   and   qualifications   as  may  be  necessary  to  maintain  the
effectiveness  thereof  during the  Registration  Period,  (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times  during  the  Registration  Period,  and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable  Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection  therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d),  (y) subject  itself to general  taxation in any such jurisdiction,  or (z) file a general  consent  to service of process in any such
jurisdiction.   The  Company  shall  promptly   notify  each  Holder  who  holds
Registrable  Securities of the receipt by the Company of any  notification  with respect to the suspension of the  registration  or  qualification  of any of the
Registrable  Securities  for sale under the  securities or “blue  sky”
laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     e. As promptly  as  practicable  after  becoming  aware of such event,  the
Company  shall notify each Holder in writing of the  happening of any event as a result of which the prospectus included in a Registration  Statement, as then in effect,  includes an untrue  statement of a material fact or omission to state a material fact required to be stated  therein or necessary to make the statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading,  (“Registration  Default”) and use all diligent efforts to promptly  prepare a supplement or amendment to such  Registration  Statement and take any other necessary steps to cure the Registration Default, (which, if such
Registration  Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section  13(a),  13(c),  14 or 15(d) of the
1934  Act  (as  defined  below)  and  to be  incorporated  by  reference  in the prospectus) to correct such untrue  statement or omission,  and deliver ten (10)
copies of such  supplement  or amendment to each Holder (or such other number of copies as such Holder may reasonably request).  Failure to cure the Registration
Default  within  ten (10)  business  days  shall  result in the  Company  paying liquidated damages of 2.0% of the price paid to purchase the Shares then held by the  Holders  for each  thirty  (30)  calendar  day period or  portion  thereof, beginning on the date of suspension. The Company shall also promptly notify each
Holder  in  writing  (i)  when a  prospectus  or any  prospectus  supplement  or post-effective  amendment has been filed,  and when a Registration  Statement or
any  post-effective   amendment  has  become  effective  (notification  of  such effectiveness  shall be delivered to each Holder by facsimile on the same day of such  effectiveness  and by overnight mail),  (ii) of any request by the SEC for amendments or supplements to a Registration  Statement or related  prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate,  (iv)
in the event the  Registration  Statement  is no longer  effective  or,  (v) the
Registration  Statement is stale for a period of more than five (5) Trading Days as a result of the Company’s failure to timely file its financials.

             The   Company  acknowledges
that its failure to cure the Registration  Default within ten (10) business days will cause the Investor to suffer damages in an amount that will be difficult to ascertain.  Accordingly,  the parties agree that it is appropriate to include in this Warrant a provision for liquidated  damages.  The parties  acknowledge  and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated  damages are reasonable and will not constitute a penalty.

             It  is the intention of the
parties that interest payable under any of the terms of this Agreement shall not exceed the maximum amount  permitted  under any applicable  law. If a law, which applies to this Agreement  which sets the maximum  interest  amount,  is finally interpreted so that the interest in connection  with this Agreement  exceeds the permitted  limits,  then:  (1) any such interest  shall be reduced by the amount necessary  to reduce  the  interest  to the  permitted  limit;  and (2) any sums already  collected (if any) from the Company  which exceed the permitted  limits will be refunded to the Company.  The Investor may choose to make this refund by reducing  the amount that the Company  owes under this  Agreement or by making a direct  payment to the Company.  If a refund reduces the amount that the Company owes the Investor,  the reduction will be treated as a partial payment.  In case any provision of this Agreement is held by a court of competent  jurisdiction to be excessive  in scope or otherwise  invalid or  unenforceable,  such  provision shall be adjusted rather than voided, if possible,  so that it is enforceable to the  maximum  extent  possible,  and  the  validity  and  enforceability  of the remaining  provisions  of this  Agreement  will  not in any way be  affected  or impaired thereby.

     f. The Company  shall use its best  efforts to prevent the  issuance of any stop order or other suspension of effectiveness of a Registration  Statement, or the suspension of the  qualification  of any of the  Registrable  Securities for sale in any  jurisdiction  and,  if such an order or  suspension  is issued,  to obtain the  withdrawal  of such order or  suspension  at the  earliest  possible moment and to notify each Holder who holds Registrable  Securities being sold of the issuance of such order and the  resolution  thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     g. The  Company  shall  permit  each  Holder and a single  firm of counsel, designated  as  selling  shareholders’  counsel by the  Holders  who hold a majority of the Registrable  Securities being sold, to review and comment upon a
Registration Statement and all amendments and supplements thereto at least seven
(7) business  days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for  acceleration  of the  effectiveness  of a Registration
Statement  or file with the SEC a  Registration  Statement  or any  amendment or supplement  thereto  without the prior approval of such counsel,  which approval shall not be unreasonably withheld.

     h. At the request of any Holder, the Company shall cause to be furnished to such Holder,  on the date of the effectiveness of a Registration  Statement,  an opinion, dated as of such date, of counsel representing the Company for purposes of such  Registration  Statement,  in the  form of  Exhibit  D  attached  to the
Subscription Agreement.

     i. The Company shall make  available  for  inspection by (i) any Holder and
(ii) one firm of attorneys and one firm of accountants or other agents  retained
by  the  Holders  (collectively,   the   “Inspectors”)  all  pertinent
financial and other records, and pertinent corporate documents and properties of the Company  (collectively,  the  “Records”),  as shall be  reasonably deemed  necessary  by each  Inspector,  and cause the  Company’s  officers, directors  and  employees  to supply all  information  which any  Inspector  may reasonably request; provided,  however, that each Inspector shall hold in strict confidence and shall not make any disclosure  (except to a Holder) or use of any
Record or other  information  which the Company  determines  in good faith to be confidential,  and of which determination the Inspectors are so notified, unless
(a)  the  disclosure  of such  Records  is  necessary  to  avoid  or  correct  a misstatement or omission in any Registration  Statement or is otherwise required under the 1933 Act,  (b) the  release of such  Records is ordered  pursuant to a final,  non-appealable  subpoena  or order  from a court or  government  body of competent  jurisdiction,  or (c) the  information  in such Records has been made generally  available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge.  Each Holder agrees that it shall,  upon learning that disclosure of such Records is sought in or by a court or governmental  body of competent  jurisdiction or through other means, give prompt  notice to the Company and allow the  Company,  at its  expense,  to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

     j. The Company  shall hold in  confidence  and not make any  disclosure  of information concerning a Holder provided to the Company unless (i) disclosure of such  information is necessary to comply with federal or state  securities laws,
(ii) the  disclosure  of such  information  is  necessary  to avoid or correct a misstatement  or omission in any  Registration  Statement,  (iii) the release of
such   information   is  ordered   pursuant  to  a  subpoena  or  other   final,
non-appealable   order  from  a  court  or   governmental   body  of   competent
jurisdiction,  or (iv) such information has been made generally available to the public other than by  disclosure  in  violation  of this  Agreement or any other agreement.  The Company agrees that it shall,  upon learning that  disclosure of such information  concerning a Holder is sought in or by a court or governmental body of  competent  jurisdiction  or through  other means,  give prompt  written notice to such Holder and allow such Holder,  at the Holder’s  expense,  to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     k. The  Company  shall  use its best  efforts  to  secure  designation  and quotation  of  all  the  Registrable  Securities  covered  by  any  Registration
Statement on the Principal Market. If, despite the Company’s  best efforts, the Company is unsuccessful in satisfying the preceding  sentence,  it shall use its  best  efforts  to  cause  all the  Registrable  Securities  covered  by any
Registration  Statement to be listed on each other national  securities exchange and automated quotation system, if any, on which securities of the same class or series  issued by the  Company are then  listed,  if any, if the listing of such
Registrable  Securities  is then  permitted  under the rules of such exchange or system. If, despite the Company’s best efforts, the Company is unsuccessful in  satisfying  the two  preceding  sentences,  it will use its best  efforts to secure  the  inclusion  for  quotation  on the Nasdaq  SmallCap  Market for such
Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.
The Company shall pay all fees and expenses in connection  with  satisfying  its obligation under this Section 3(k).

     l. The Company shall  cooperate  with the Investor to facilitate the timely preparation  and delivery of certificates  (not bearing any restrictive  legend)
representing the Registrable Securities to be offered pursuant to a Registration
Statement and enable such  certificates to be in such  denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names of the Persons who shall  acquire  such  Registrable  Securities  from the
Holders, as the Holders may request.

     m. The  Company  shall  provide a  transfer  agent for all the  Registrable
Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

     n. If  requested  by the  Holders  holding a  majority  of the  Registrable
Securities, the Company shall (i) as soon as reasonably practical incorporate in a prospectus  supplement or  post-effective  amendment such  information as such
Holders reasonably determine should be included therein relating to the sale and
distribution  of  Registrable   Securities,   including,   without   limitation,
information  with respect to the offering of the  Registrable  Securities  to be sold in such  offering;  (ii)  make  all  required  filings  of such  prospectus supplement or post-effective  amendment as soon as notified of the matters to be incorporated  in such prospectus  supplement or  post-effective  amendment;  and
(iii) supplement or make amendments to any Registration  Statement if reasonably requested by such Holders.

     o.  The  Company  shall  use its best  efforts  to  cause  the  Registrable
Securities  covered by the  applicable  Registration  Statement to be registered with or approved by such other  governmental  agencies or  authorities as may be necessary to consummate the disposition of such Registrable Securities.

     p. The Company shall make  generally  available to its security  holders as soon as reasonably practical, but not later than ninety (90) calendar days after the  close  of the  period  covered  thereby,  an  earnings  statement  (in form complying  with the  provisions  of Rule 158  under  the 1933  Act)  covering  a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of any Registration Statement.

     q. The  Company  shall  otherwise  use its best  efforts to comply with all applicable  rules and regulations of the SEC in connection with any registration hereunder.

     r.  Within one (1)  business  day after the  Registration  Statement  which includes  Registrable  Securities is declared  effective by the SEC, the Company shall deliver,  and shall cause legal counsel for the Company to deliver, to the transfer  agent for such  Registrable  Securities,  with copies to the Investor, confirmation that such Registration Statement has been declared effective by the
SEC in the form attached hereto as Exhibit A.

     s. At or prior to the date of the first Put Notice (as that term is defined in the  Subscription  Agreement)  and at such  other  times as the  Holders  may reasonably  request,  the Company shall cause to be delivered,  letters from the
Company’s  independent  certified  public  accountants (i) addressed to the
Holders that such  accountants are  independent  public  accountants  within the meaning  of the 1933 Act and the  applicable  published  rules  and  regulations thereunder,  and  (ii)  in  customary  form  and  covering  such  financial  and accounting  matters  as  are  customarily  covered  by  letters  of  independent certified public accountants delivered to underwriters in connection with public offerings.

     t. The  Company  shall  take all  other  reasonable  actions  necessary  to expedite and facilitate  disposition  by the Holders of  Registrable  Securities pursuant to a Registration Statement.

                  4.       OBLIGATIONS OF THE HOLDERS.

     a. At least five (5) calendar  days prior to the first  anticipated  filing date of a Registration Statement the Company shall notify each Holder in writing of the  information  the Company  requires  from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such
Registration  Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the  Registrable  Securities  of a  particular  Holder that such Holder shall furnish  in  writing to the  Company  such  information  regarding  itself,  the
Registrable  Securities held by it and the intended method of disposition of the
Registrable  Securities held by it as shall reasonably be required to effect the registration of such Registrable  Securities and shall execute such documents in connection with such  registration as the Company may reasonably  request.  Each
Holder covenants and agrees that, in connection with any disposition or transfer of Registrable Securities by it pursuant to a Registration  Statement,  it shall comply  with  the  “Plan  of  Distribution”  section  of  the  current prospectus  relating to such  Registration  Statement.b.  Each  Holder,  by such
Holder’s acceptance of the Registrable Securities, agrees to cooperate with the  Company as  reasonably  requested  by the  Company in  connection  with the preparation  and filing of any  Registration  Statement  hereunder,  unless such
Holder has  notified  the Company in writing of such  Holder’s  election to exclude all of such Holder’s  Registrable Securities from such Registration
Statement.  c. Each  Holder  agrees  that,  upon  receipt of any notice from the
Company of the  happening of any event of the kind  described in Section 3(f) or the first sentence of 3(e), such Holder will immediately discontinue disposition of Registrable  Securities  pursuant to any Registration  Statement(s)  covering such Registrable  Securities until such  Holder’s  receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).

                  5.       EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to
Sections 2 and 3, including,  without limitation, all registration,  listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

                  6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration
Statement under this Agreement:

     a. To the fullest  extent  permitted by law, the Company  will,  and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable
Securities,   the   directors,    officers,    partners,    employees,   agents,
representatives of, and each Person, if any, who controls, any Holder within the meaning of the 1933 Act or the Securities  Exchange Act of 1934, as amended (the
“1934 Act”),  (each, an “Indemnified  Person”),  against any losses, claims, damages,  liabilities,  judgments,  fines,  penalties,  charges, costs,  attorneys’  fees, amounts paid in settlement or expenses,  joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action,  claim,  suit,  inquiry,  proceeding,  investigation or appeal  taken  from the  foregoing  by or  before  any  court  or  governmental, administrative or other regulatory  agency,  body or the SEC, whether pending or threatened,  whether or not an  indemnified  party is or may be a party  thereto
(“Indemnified  Damages”),  to  which  any of them may  become  subject insofar  as such  Claims  (or  actions  or  proceedings,  whether  commenced  or threatened,  in respect  thereof) arise out of or are based upon: (i) any untrue statement  or alleged  untrue  statement  of a material  fact in a  Registration
Statement  or any  post-effective  amendment  thereto or in any  filing  made in connection with the  qualification of the offering under the securities or other
“blue  sky”  laws of any jurisdiction in which Registrable  Securities are offered  (“Blue Sky Filing”),  or the omission or alleged omission to state a material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances  under which the statements therein were made, not misleading,  (ii) any untrue  statement or alleged untrue statement of a material fact  contained in the final  prospectus  (as amended or supplemented,  if the Company files any amendment thereof or supplement  thereto with the SEC) or the omission or alleged  omission to state therein any material
fact  necessary  to  make  the  statements   made  therein,   in  light  of  the
circumstances  under which the statements therein were made, not misleading,  or
(iii) any  violation  or alleged  violation  by the Company of the 1933 Act, the
1934 Act, any other law,  including,  without  limitation,  any state securities law, or any rule or regulation  thereunder  relating to the offer or sale of the
Registrable  Securities pursuant to a Registration Statement (the matters in the
foregoing     clauses     (i)     through     (iii)     being,     collectively,
“Violations”).  Subject to the  restrictions set forth in Section 6(c)
with respect to the number of legal  counsel,  the Company  shall  reimburse the
Holders and each such controlling person, promptly as such expenses are incurred and are due and  payable,  for any  reasonable  legal  fees or other  reasonable expenses incurred by them in connection with investigating or defending any such
Claim.   Notwithstanding   anything  to  the  contrary   contained  herein,  the
indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim  arising out of or based upon a Violation  which occurs in reliance upon and in conformity  with  information  furnished in writing to the Company by any
Indemnified  Person  expressly for use in connection with the preparation of the
Registration  Statement or any such amendment thereof or supplement  thereto, if such  prospectus  were timely made available by the Company  pursuant to Section
3(c);  (ii) shall not be  available  to the extent  such Claim is based on (a) a failure of the Holder to deliver or to cause to be delivered the prospectus made available  by  the  Company  or  (b)  the  Indemnified  Person’s  use of an
incorrect prospectus despite being promptly advised in advance by the Company in writing  not to use such  incorrect  prospectus;  and  (iii)  shall not apply to amounts paid in settlement of any Claim if such  settlement is effected  without
the  prior  written  consent  of  the  Company,   which  consent  shall  not  be
unreasonably  withheld.  Such  indemnity  shall  remain in full force and effect regardless of any investigation  made by or on behalf of the Indemnified  Person and shall  survive the  transfer of the  Registrable  Securities  by the Holders pursuant to Section 9.

     b. In  connection  with any  Registration  Statement  in which a Holder  is participating,  each such Holder agrees to severally and not jointly  indemnify, hold  harmless  and defend,  to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors,  each of its officers who signs the  Registration  Statement,  each  Person,  if any, who controls the
Company  within the  meaning of the 1933 Act or the 1934 Act  (collectively  and together with an Indemnified Person, an “Indemnified Party”),  against any Claim or Indemnified Damages to which any of them may become subject,  under the 1933 Act, the 1934 Act or  otherwise,  insofar as such Claim or  Indemnified
Damages  arise  out of or are  based  upon any  Violation,  in each  case to the extent, and only to the extent,  that such Violation occurs in reliance upon and in conformity with written  information  furnished to the Company by such Holder expressly for use in connection with such Registration  Statement;  and, subject to  Section  6(c),  such  Holder  will  reimburse  any  legal or other  expenses reasonably  incurred by them in connection with  investigating  or defending any such Claim;  provided,  however,  that the indemnity agreement contained in this
Section 6(b) and the agreement with respect to contribution contained in Section
7 shall not apply to amounts paid in settlement of any Claim if such  settlement is effected  without the prior  written  consent of such Holder,  which  consent shall not be unreasonably withheld;  provided, further, however, that the Holder shall be liable  under  this  Section  6(b) for only  that  amount of a Claim or
Indemnified  Damages  as does not exceed the net  proceeds  to such  Holder as a result  of the sale of  Registrable  Securities  pursuant  to such  Registration
Statement.  Such indemnity  shall remain in full force and effect  regardless of any  investigation  made by or on  behalf  of such  Indemnified  Party and shall survive the transfer of the  Registrable  Securities by the Holders  pursuant to
Section 9.  Notwithstanding  anything  to the  contrary  contained  herein,  the indemnification  agreement  contained  in this  Section 6(b) with respect to any preliminary  prospectus shall not inure to the benefit of any Indemnified  Party if  the  untrue  statement  or  omission  of  material  fact  contained  in  the preliminary  prospectus were corrected on a timely basis in the  prospectus,  as then amended or supplemented.

     c. Promptly  after receipt by an Indemnified  Person or  Indemnified  Party under this Section 6 of notice of the  commencement  of any action or proceeding
(including  any  governmental  action or  proceeding)  involving  a Claim,  such
Indemnified  Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any  indemnifying  party under this Section 6, deliver to the indemnifying  party  a  written  notice  of the  commencement  thereof,  and the indemnifying  party shall have the right to  participate  in, and, to the extent the indemnifying  party so desires,  jointly with any other  indemnifying  party similarly  noticed,  to assume  control  of the  defense  thereof  with  counsel mutually  satisfactory to the indemnifying  party and the Indemnified  Person or the  Indemnified  Party,  as  the  case  may  be;  provided,  however,  that  an
Indemnified  Person or Indemnified  Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying  party, if, in the  reasonable  opinion of counsel  retained  by the  indemnifying  party,  the representation  by such counsel of the Indemnified  Person or Indemnified  Party and the  indemnifying  party would be  inappropriate  due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party  represented by such counsel in such  proceeding.  The  indemnifying party shall pay for only one separate legal counsel for the Indemnified  Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by
Holders holding a majority-in-interest of the Registrable Securities included in the  Registration  Statement  to which the Claim  relates,  if the  Holders  are entitled  to  indemnification  hereunder,  or the  Company,  if the  Company  is entitled to indemnification  hereunder, as applicable.  The Indemnified Party or
Indemnified  Person  shall  cooperate  fully  with  the  indemnifying  party  in connection  with any  negotiation  or defense of any such action or claim by the indemnifying  party and shall furnish to the indemnifying  party all information reasonably  available  to the  Indemnified  Party or  Indemnified  Person  which relates  to such  action  or  claim.  The  indemnifying  party  shall  keep  the
Indemnified  Party or Indemnified  Person fully appraised at all times as to the status of the defense or any settlement  negotiations  with respect thereto.  No indemnifying  party shall be liable for any  settlement of any action,  claim or proceeding  effected without its written consent,  provided,  however,  that the indemnifying  party shall not  unreasonably  withhold,  delay or  condition  its consent.  No  indemnifying  party shall,  without the consent of the Indemnified
Party or Indemnified Person,  consent to entry of any judgment or enter into any settlement or other compromise  which does not include as an unconditional  term thereof the giving by the  claimant or plaintiff  to such  Indemnified  Party or
Indemnified  Person of a release  from all  liability  in respect to such Claim.
Following  indemnification  as provided for hereunder,  the  indemnifying  party shall be surrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties,  firms or corporations relating to the matter for which  indemnification  has been made. The failure to deliver written notice to the  indemnifying  party within a reasonable time of the  commencement of any such action shall not relieve such  indemnifying  party of any  liability to the
Indemnified  Person or  Indemnified  Party  under this  Section 6, except to the extent that the  indemnifying  party is prejudiced in its ability to defend such action.

     d. The indemnification required by this Section 6 shall be made by periodic payments  of the  amount  thereof  during  the  course of the  investigation  or defense, as and when bills are received or Indemnified Damages are incurred.

     e. The indemnity  agreements  contained  herein shall be in addition to (i)
any cause of action or similar  right of the  Indemnified  Party or  Indemnified
Person against the  indemnifying  party or others,  and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                  7.       CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying  party agrees to make the maximum  contribution with respect to any amounts for which it would otherwise be liable under Section
6 to the fullest  extent  permitted  by law;  provided,  however,  that:  (i) no contribution  shall be made under  circumstances  where the maker would not have been liable for  indemnification  under the fault standards set forth in Section
6;  (ii)  no   seller   of   Registrable   Securities   guilty   of   fraudulent
misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution  from any seller of Registrable  Securities who was not guilty of fraudulent misrepresentation;  and (iii) contribution by any seller of
Registrable  Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8.       REPORTS UNDER THE 1934 ACT.

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the
SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

     a.  make  and  keep  public  information  available,  as  those  terms  are understood and defined in Rule 144;

     b. file with the SEC in a timely  manner all  reports  and other  documents required  of the  Company  under  the  1933  Act and the 1934 Act so long as the
Company remains subject to such  requirements  (it being understood that nothing herein  shall limit the  Company’s  obligations  under  Section 4(c) of the
Subscription  Agreement)  and the filing of such reports and other  documents is required for the applicable provisions of Rule 144; and

     c. furnish to the Investor,  promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the  1933  Act and the  1934  Act,  (ii) a copy of the  most  recent  annual  or quarterly report of the Company and such other reports and documents so filed by the Company,  and (iii) such other information as may be reasonably requested to permit  the  Investor  to sell  such  securities  pursuant  to Rule 144  without registration.

                  9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights under this Agreement shall not be assignable.

                  10.      AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance  thereof may be waived (either generally or in a particular instance and either retroactively or prospectively),  only with the written consent of the Company and Holders who hold  two-thirds  (2/3) of the Registrable  Securities.  Any amendment or waiver effected in  accordance  with this  Section 10 shall be binding upon each Holder and the  Company.  No such  amendment  shall be  effective to the extent that it applies  to less  than all of the  Holders  of the  Registrable  Securities.  No
consideration  shall be  offered  or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

                  11.      MISCELLANEOUS.

     a. A Person is deemed to be a Holder  of  Registrable  Securities  whenever such Person owns of record such Registrable Securities.  If the Company receives conflicting  instructions,  notices or  elections  from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions,  notice or election  received from the registered owner of such
Registrable Securities.

     b. Any  notices,  consents,  waivers or other  communications  required  or permitted to be given under the terms of this  Agreement  must be in writing and will be  deemed  to  have  been  delivered  (i)  upon  receipt,  when  delivered personally;  (ii) upon receipt,  when sent by facsimile (provided a confirmation of transmission is mechanically or electronically  generated and kept on file by the  sending  party);  or (iii)  one (1) day  after  deposit  with a  nationally recognized  overnight  delivery service,  in each case properly addressed to the party to  receive  the  same.  The  addresses  and  facsimile  numbers  for such communications shall be:

If to the Company:

         Household Direct.com, Inc.
         3 Glen Road
         Sandy Hook, CT 06482
         Attention: John Folger, President and CEO
         Telephone:        203-426-2312
         Facsimile:        203-426-5460

         With a copy to:
         McCue & Lee, P.C.
         5430 LBJ Freeway, Suite 1050
         Dallas, TX 75240
         Attention:  Craig Ongley, Esq.
         Telephone:        972-490-0808
         Facsimile:        972-490-9545

If to the Investor:

         At the address listed in the Questionnaire.

If to Dutchess Private Equities Fund, L.P.:
         c/o Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

         Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

     c.  Failure  of any  party to  exercise  any  right or  remedy  under  this
Agreement or otherwise,  or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d. The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its  stockholders.  All other questions shall be governed by and  interpreted in accordance  with the laws of the State of New
York without  regard to the  principles  of conflict of laws.  Each party hereby irrevocably  submits to the non-exclusive  jurisdiction of the state and federal courts  sitting  in  the  City  of New  York,  borough  of  Manhattan,  for  the adjudication  of any dispute  hereunder  or in  connection  herewith or with any transaction  contemplated  hereby or discussed  herein,  and hereby  irrevocably waives,  and agrees not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the  jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient  forum or that the venue of such  suit,  action  or  proceeding  is  improper.  Each  party  hereby irrevocably  waives  personal  service of process and consents to process  being served in any such suit,  action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve  process in any  manner  permitted  by law.  If any  provision  of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or  unenforceability  shall not affect the  validity  or  enforceability  of the
remainder  of  this   Agreement  in  that   jurisdiction   or  the  validity  or
enforceability of any provision of this Agreement in any other jurisdiction.

     e. This  Agreement  and the  Transaction  Documents  constitute  the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions,  promises, warranties or undertakings, other than those set forth or referred to herein and therein.

     f.  This  Agreement  and the  Transaction  Documents  supersede  all  prior agreements  and  understandings  among the parties  hereto  with  respect to the subject matter hereof and thereof.

     g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. This  Agreement may be executed in two or more  identical  counterparts, each of which shall be deemed an original but all of which shall  constitute one and the same  agreement.  This  Agreement,  once  executed  by a  party,  may be delivered to the other party hereto by facsimile  transmission of a copy of this
Agreement bearing the signature of the party so delivering this Agreement.

     i. Each party shall do and perform, or cause to be done and performed,  all such  further  acts and  things,  and shall  execute  and deliver all such other agreements,  certificates,  instruments  and  documents,  as the other party may reasonably  request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made,  unless otherwise  specified in this Agreement, by Holders holding a majority of the Registrable Securities.

     k. The language  used in this  Agreement  will be deemed to be the language chosen by the  parties to  express  their  mutual  intent and no rules of strict construction will be applied against any party.

     IN WITNESS  WHEREOF,  the  parties  have caused  this  Registration  Rights
Agreement to be duly executed as of the day and year first above written.

                           HOUSEHOLD DIRECT.COM, INC.

                           By:      ____________________________________
                           Name:  John Folger
                           Title: President & CEO

                           By:      ____________________________________
                           Name: Thomas Kelly
                           Title:

                                    EXHIBIT A

                        FORM OF NOTICE OF EFFECTIVENESS
                           OF REGISTRATION STATEMENT

                                                          Date: __________
[TRANSFER AGENT]

                  Re:      Household Direct.com, Inc.

Ladies and Gentlemen:

     We are counsel to Household  Direct.com,  Inc., a Delaware corporation (the
"Company"),  and have  represented  the Company in connection  with that certain
Subscription Agreement (the "Subscription  Agreement") entered into by and among the Company and _________________________ (the "Investor") pursuant to which the
Company  has  agreed to issue to the  Investor  shares of the  Company's  common stock,  $.001  par  value  per  share  (the  "Common  Stock")  on the  terms and conditions set forth in the Subscription Agreement. Pursuant to the Subscription
Agreement,  the Company also has entered into a  Registration  Rights  Agreement with the Investor (the "Registration  Rights  Agreement")  pursuant to which the
Company agreed,  among other things, to register the Registrable  Securities (as defined in the Registration  Rights  Agreement),  including the shares of Common
Stock issued or issuable under the  Subscription  Agreement under the Securities
Act of 1933,  as amended  (the "1933 Act").  In  connection  with the  Company's obligations under the Registration Rights Agreement,  on ____________ ___, 2001,
the  Company  filed  a   Registration   Statement  on  Form  S-  ___  (File  No.
333-________)  (the  "Registration  Statement") with the Securities and Exchange
Commission (the "SEC") relating to the  Registrable  Securities  which names the
Investor as a selling shareholder thereunder.

     In connection with the foregoing,  we advise you that a member of the SEC's staff has advised us by  telephone  that the SEC has entered an order  declaring the  Registration  Statement  effective under the 1933 Act at [enter the time of effectiveness]  on  [enter  the  date of  effectiveness]  and to the best of our knowledge,  after  telephonic  inquiry of a member of the SEC's  staff,  no stop order suspending its  effectiveness  has been issued and no proceedings for that purpose  are  pending  before,  or  threatened  by, the SEC and the  Registrable
Securities  are  available  for  resale  under  the  1933  Act  pursuant  to the
Registration Statement.

                                                              Very truly yours,

                                                              [Company Counsel]

                                                  By:      ____________________
cc:      [Investor]

                              --------------------

                           HOUSEHOLD DIRECT.COM, INC.
                              --------------------

                               Offering: $100,000

      This offering consists of up to $100,000 of the Company's Convertible
                         Debentures convertible into the
                             Company's Common Stock.

                              --------------------

                             SUBSCRIPTION AGREEMENT

                               -------------------

                             SUBSCRIPTION PROCEDURES

         Convertible Debentures of Household Direct.com, Inc. (the "Company")
are being offered (the "Debentures"). The Debentures will be transferable to the extent that any such transfer is permitted by law. This offering is being made in accordance with the exemptions from registration provided for under Section
4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 506 of
Regulation D promulgated under the 1933 Act.

     In order to purchase Debentures,  each subscriber must complete and execute
a  questionnaire  (the  "Questionnaire")  and  a  subscription   agreement  (the
"Subscription Agreement"). In addition, the subscriber must make a payment to an escrow fund for the amount being  purchased.  All  subscriptions  are subject to acceptance by the Company,  which shall not occur until the Company has returned the signed Company Signature Page.

     The  Questionnaire  is designed to enable the Purchaser to demonstrate  the minimum legal  requirements  under federal and state securities laws to purchase the Debentures.  The Signature Page for the  Questionnaire  and the Subscription
Agreement  contain  representations  relating to the  subscription and should be reviewed carefully by each subscriber.

     If you are a foreign  person or  foreign  entity,  you may be  subject to a withholding  tax equal to 30% of any dividends paid by the Company.  In order to eliminate  or reduce such  withholding  tax you must submit a properly  executed
I.R.S.  Form 4224  (Exemption  from  Withholding  of Tax on  Income  Effectively
Connected  with the  Conduct of a Trade or  Business  in the  United  States) or
I.R.S. Form 1001 (Ownership  Exemption or Reduced Trade  Certificate),  claiming exemption from  withholding or eligibility  for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

     Payment  must be made by wire  transfer to Joseph B.  LaRocco  (the "Escrow
Agent") per the wire  instructions  that will be established.  In the event of a termination  of the offering or the  rejection of a  subscription,  subscription funds will be returned by the Escrow Agent without interest or charges.

THE SECURITIES  OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD
IN RELIANCE ON EXEMPTIONS FROM THE  REGISTRATION  REQUIREMENTS OF SUCH LAWS. THE
SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT
BE  TRANSFERRED  OR RESOLD  EXCEPT AS  PERMITTED  UNDER  SUCH LAWS  PURSUANT  TO
REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES  AND EXCHANGE  COMMISSION OR ANY OTHER  REGULATORY
AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE
MERITS OF THIS  OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING  MATERIALS.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             SUBSCRIPTION AGREEMENT

To:      HOUSEHOLD DIRECT.COM, INC.
         --------------------------

     This Subscription  Agreement is made between HOUSEHOLD DIRECT.COM,  INC., a
Delaware corporation, (the "Company"), and the undersigned prospective purchaser
("Purchaser") who is subscribing hereby for the Company's convertible debentures
(the   "Debentures").   The   Debentures   being   offered  will  be  separately
transferable,  to the extent that any such  transfer is permitted  by law.  This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement,  together with any Exhibits thereto,  relating  to  an  offering  (the  "Offering")  of up  to  $100,000  of
Debentures.  The  Offering  is limited to  accredited  investors  and is made in accordance with the exemptions from registration provided for under Section 4(2)
of the 1933 Act and Rule 506 of  Regulation  D  promulgated  under  the 1933 Act
("Regulation D").

1.       SUBSCRIPTION.
         ------------

     (a) The Purchaser hereby irrevocably  subscribes for and agrees to purchase that amount of  Debentures  as stated on the  signature  page upon the terms set forth in this Subscription  Agreement.  The Debentures shall pay a 6% cumulative interest,  payable  in  arrears  at the time of each  conversion,  in cash or in common stock of the Company,  $.001 par value ("Common Stock"), at the Company's option.  If paid in Common Stock,  the number of shares of the Company's  Common
Stock to be received shall be determined pursuant to the conversion terms of the
Debenture.  If the dividend is to be paid in cash,  the Company  shall make such payment within five (5) business days of the conversion date. If the dividend is to be paid in  Common  Stock,  said  Common  Stock  shall  be  delivered  to the
Purchaser, or per Purchaser's instructions, within five (5) business days of the conversion  date. The Debentures are subject to automatic  conversion at the end of five (5)  years  from  the date of  issuance  at  which  time all  Debentures outstanding  will be  automatically  converted based upon the terms set forth in the  Debenture.  The closing shall be deemed to have occurred on the date funds, less placement fees,  escrow fees and attorney fees, are received by the Company
(the "Closing Date").

     (b) Upon receipt by the Company of the requisite payment for the Debentures being  purchased,  the  Debentures so purchased  will be forwarded by the Escrow
Agent to the Purchaser or its broker,  as listed on the signature  page, and the name of such Purchaser will be registered on the Debenture transfer books of the
Company as the record  owner of such  Debentures.  The Escrow Agent shall not be liable  for any  action  taken or  omitted  by him in good faith and in no event shall the Escrow Agent be liable or  responsible  except for the Escrow  Agent's own  gross  negligence  or  willful  misconduct.  The  Escrow  Agent has made no representations  or warranties in connection  with this  transaction and has not been involved in the  negotiation  of the terms of this Agreement or any matters relative  thereto.  The Company and  Purchaser  each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction  including the obligation to defend any legal action  brought which in any way arises out of or is related to this Agreement.

     (c) As long as the Purchaser owns the Debenture,  the Purchaser  shall have the right to change the terms for the balance of the Debenture it then holds, to match the terms of any other offering made by the Company.

     (d)  The  Purchaser  shall  receive  Warrants  (substantially  in the  form attached  hereto as Exhibit G) to  Purchase  30,000  shares of Common  Stock per
$100,000  invested,  on a pro rata basis. The exercise price shall be the lesser of 110% of the 5 day average closing bid price (i) preceding the Closing Date or
(ii) 180 days  after the  Closing  Date.  The  Warrants  shall  have a  cashless exercise provision and have a three (3) year term.

     (e) Conditions  Precedent.  The following shall be conditions  precedent to closing and  release of funds from  escrow:  (i) the Company and an  investor(s)
have signed  documentation for a $10,00,000  equity credit line financing;  (ii)
the Company  shall have filed an  amendment  to its  Articles  of  Incorporation increasing  the  authorized  number of shares  of its  Common  Stock to at least
100,000,000;  and  (iii)  the  Company  and its  counsel  shall  have  signed  a representation  letter in favor of the Purchaser  stating that the  registration statement  covering the Common Stock underlying the Debentures is ready and will be filed with the Securities and Exchange  Commission  within three (3) business days of the Closing Date.

2.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         The Purchaser hereby represents and warrants to, and agrees with, the
Company as follows:

     (a) The  Purchaser has been  furnished  with,  and has  carefully  read the applicable form of  Registration  Rights  Agreement  annexed hereto as Exhibit B
(the  “Registration  Rights  Agreement”),  and the  Debenture  annexed hereto  as  Exhibit  F and is  familiar  with and  understands  the terms of the
Offering.  With respect to tax and other economic considerations involved in his investment,  the  Purchaser is not relying on the  Company.  The  Purchaser  has carefully  considered  and  has,  to the  extent  the  Purchaser  believes  such discussion  necessary,  discussed with the Purchaser ‘s professional legal, tax,  accounting and financial  advisors the suitability of an investment in the
Company, by purchasing the Debentures,  for the Purchaser ‘s particular tax and financial situation and has determined that the investment being made by the
Purchaser  is a  suitable  investment  for  the  Purchaser.

     (b) The  Purchaser  acknowledges  that all  documents,  records,  and books pertaining to this  investment  which the Purchaser has requested have been made available for inspection or the Purchaser has had access thereto.

     (c) The Purchaser has had a reasonable  opportunity to ask questions of and receive  answers  from a person or  persons  acting  on  behalf  of the  Company concerning the Offering and if such  opportunity  was taken,  all such questions have been answered to the full satisfaction of the Purchaser.

     (d) The Purchaser will not sell or otherwise transfer the Debentures or the
Common Stock issued upon conversion of the Debentures without registration under the 1933 Act or applicable state securities laws or compliance with an exemption therefrom.  The Debentures have not been registered  under the 1933 Act or under the  securities  laws of any state.  Resales of the Common Stock  underlying the
Debentures or issued in payment of accrued  interest on the Debentures are to be registered  by the  Company  pursuant  to the terms of the  Registration  Rights
Agreement  attached hereto as Exhibit B and incorporated  herein and made a part hereof. The Purchaser represents that the Purchaser is purchasing the Debentures for the  Purchaser’s  own account,  for  investment  and not with a view to resale or distribution except in compliance with the 1933 Act. The Purchaser has not offered or sold any portion of the  Debentures  being  acquired nor does the
Purchaser have any present  intention of dividing the Debentures  with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable  period of time or  upon  the  occurrence  or  non-occurrence  of  any  predetermined  event  or
circumstance   in  violation  of  the  1933  Act.  Except  as  provided  in  the
Registration  Rights  Agreement,  the Company has no  obligation to register the
Common Stock  underlying  Debentures  and the Common Stock that may be issued in lieu of cash dividends.

     (e) The Purchaser  recognizes that an investment in the Debentures involves substantial  risks,  including  loss of the  entire  amount of such  investment.
Further,  the Purchaser has carefully read and considered the schedule  entitled
Pending  Litigation  matters  attached  hereto as Exhibit  C.

     (f) The  Purchaser  acknowledges  that each  certificate  representing  the
Debentures  (and the  shares of  Common  Stock  issued  upon  conversion  of the
Debentures,  unless  registered)  or in payment of dividends  on the  Debentures shall be stamped  or  otherwise  imprinted  with a legend  substantially  in the following form:

THE  SECURITIES  EVIDENCED  BY THIS  CERTIFICATE  MAY NOT BE  OFFERED  OR  SOLD,
TRANSFERRED,  PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT
TO AN EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE  SECURITIES  ACT OF 1933, AS
AMENDED,  (ii) TO THE EXTENT APPLICABLE,  PURSUANT TO RULE 144 UNDER THE ACT (OR
ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF  SECURITIES),  OR
(iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     If Purchaser sends a Notice of Conversion and indicates on said notice that the  conversion is for an immediate  sale,  then in such event the Company shall have its  transfer  agent send  Purchaser  the  appropriate  number of shares of
Common  Stock  without  restrictive  legends  and not  subject to stop  transfer instructions.

     (g) The Purchaser  acknowledges and agrees that it shall not be entitled to seek any remedies  with  respect to the  Offering  from any party other than the
Company.

     (h) If this Subscription Agreement is executed and delivered on behalf of a corporation:  (i) such  corporation  has the full legal  right and power and all authority  and  approval  required  (a) to execute  and  deliver,  or  authorize execution and delivery of, this Subscription Agreement and all other instruments
(including,  without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the  Debentures  and (b) to  purchase  and  hold  the  Debentures;  and (ii) the signature  of the party  signing on behalf of such  corporation  is binding upon such  corporation.

     (i) The Purchaser is not  subscribing for the Debentures as a result of, or pursuant to, any advertisement, article, notice or other communication published in any  newspaper,  magazine or similar  media or broadcast  over  television or radio or presented at any seminar or meeting.

     (j) The  Purchaser is  purchasing  the  Debentures  for its own account for investment,  and not with a view  toward  the  resale or  distribution  thereof, except pursuant to sales registered or exempted from registration under the 1933
Act; provided,  however,  that by making the representations  herein,  Purchaser does not agree to hold any of the  Debentures  for any minimum or other specific term  and  reserves  the  right  to  dispose  of the  Debentures  at any time in accordance  with or pursuant to a registration  statement or an exemption  under the 1933 Act.  Purchaser  is  neither  an  underwriter  of, nor a dealer in, the
Debentures  or the Common Stock  issuable  upon  conversion  thereof or upon the payment of dividends  thereon and is not  participating  in the  distribution or resale of the  Debentures  or the  Common  Stock  issuable  upon  conversion  or exercise thereof.

(k) The Purchaser or the Purchaser’s  representatives,  as the case may be, has such knowledge and experience in financial,  tax and business  matters so as to enable the  Purchaser  to  utilize  the  information  made  available  to the
Purchaser in connection with the Offering to evaluate the merits and risks of an investment in the  Debentures and to make an informed  investment  decision with respect thereto.  Craig Ongley, Esq. has acted as counsel to the Company and has not acted as counsel to the Purchaser.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Purchaser that:

     a.  Organization  and  Qualification.  The Company  and its  "SUBSIDIARIES"
(which for purposes of this Subscription Agreement means any entity in which the
Company,  directly  or  indirectly,  owns  capital  stock or holds an  equity or similar  interest) (a complete list of which is set forth in Schedule  3(a)) are corporations duly organized and validly existing in good standing under the laws of the respective  jurisdictions of their incorporation,  and have the requisite corporate power and  authorization to own their properties and to carry on their business as now being  conducted.  Each of the Company and its  Subsidiaries  is duly  qualified as a foreign  corporation to do business and is in good standing in every  jurisdiction  in which its  ownership of property or the nature of the business  conducted  by it makes  such  qualification  necessary,  except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this  Subscription  Agreement,  "MATERIAL
ADVERSE EFFECT" means any material  adverse effect on the business,  properties, assets, operations,  results of operations,  financial condition or prospects of the  Company  and  its  Subsidiaries,  if  any,  taken  as a  whole,  or on  the transactions  contemplated  hereby or by the  agreements  and  instruments to be entered  into in  connection  herewith,  or on the  authority  or ability of the
Company to perform its obligations  under the Transaction  Documents (as defined in Section 3(b)below).

     b. Authorization;  Enforcement;  Compliance with Other Instruments. (i) The
Company  has the  requisite  corporate  power and  authority  to enter  into and perform this Subscription  Agreement,  the Registration Rights Agreement and the
Escrow Agreement,  and each of the other agreements  entered into by the parties hereto in connection with the  transactions  contemplated  by this  Subscription
Agreement  (collectively,   the  "TRANSACTION  DOCUMENTS"),  and  to  issue  the
Debentures in accordance  with the terms hereof and thereof,  (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the  transactions  contemplated  hereby  and  thereby,  including  without limitation  the  reservation  for issuance  and the  issuance of the  Debentures pursuant to this Subscription  Agreement,  have been duly and validly authorized by the Company's Board of Directors and no further consent or  authorization  is required by the Company, its Board of Directors, or its shareholders,  (iii) the
Transaction  Documents have been duly and validly  executed and delivered by the
Company,  and (iv) the  Transaction  Documents  constitute the valid and binding obligations of the Company  enforceable  against the Company in accordance  with their terms,  except as such enforceability may be limited by general principles of equity or  applicable  bankruptcy,  insolvency,  reorganization,  moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     c.  Capitalization.  As of the date hereof, the authorized capital stock of the Company  consists of (i) 50,000,000  shares of Common Stock,  of which as of the date hereof,  38,984,333  shares are issued and  outstanding,  -0- shares of
Preferred  Stock and  approximately  2,445,000  (as of June 25,  2001) shares of
Common Stock are issuable upon the exercise of options,  warrants and conversion rights.  All of such  outstanding  shares have been,  or upon  issuance will be, validly  issued and are fully paid and  nonassessable.  Except as  disclosed  in
Schedule 3(c) which is attached hereto and made a part hereof,  (i) no shares of the  Company's  capital  stock are  subject  to  preemptive  rights or any other similar  rights  or any  liens or  encumbrances  suffered  or  permitted  by the
Company,  (ii) there are no  outstanding  debt  securities,  (iii)  there are no outstanding  shares  of  capital  stock,  options,  warrants,  scrip,  rights to subscribe to, calls or commitments of any character  whatsoever  relating to, or securities  or rights  convertible  into,  any  shares of  capital  stock of the
Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements  by which the Company or any of its  Subsidiaries  is or may become bound to issue  additional  shares of capital stock of the Company or any of its
Subsidiaries  or options,  warrants,  scrip,  rights to  subscribe  to, calls or commitments  of any  character  whatsoever  relating to, or securities or rights convertible  into,  any  shares of  capital  stock of the  Company or any of its
Subsidiaries,  (iv) there are no  agreements  or  arrangements  under  which the
Company or any of its  Subsidiaries  is obligated to register the sale of any of their securities under the 1933 Act (except the Registration  Rights Agreement),
(v)  there  are  no  outstanding  securities  of  the  Company  or  any  of  its
Subsidiaries which contain any redemption or similar  provisions,  and there are no contracts,  commitments,  understandings or arrangements by which the Company or any of its  Subsidiaries  is or may become  bound to redeem a security of the
Company or any of its Subsidiaries,  (vi) there are no securities or instruments containing  anti-dilution  or similar  provisions  that will be triggered by the issuance of the Securities as described in this  Subscription  Agreement,  (vii)
the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the  Company's  capital  stock.  The  Company  has furnished to the  Purchaser,  or the Purchaser has had access  through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in  effect  on the  date  hereof  (the  "BY-LAWS  `),  and the  terms  of all securities  convertible  into or  exercisable  for Common Stock and the material rights of the holders thereof in respect thereto.

     d.  Issuance of  Debentures.  A sufficient  number of  Debentures  issuable pursuant to this Subscription Agreement,  but not more than 19.99% of the shares of Common Stock outstanding as of the date hereof (if the Company becomes listed on Nasdaq or the American Stock Exchange), has been duly authorized and reserved
for  issuance  pursuant  to  this  Subscription  Agreement.   Upon  issuance  in
accordance  with this  Subscription  Agreement,  the Debentures  will be validly issued,  fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  In the event the Company  cannot  register a sufficient  number of shares of Common  Stock,  due to the  remaining  number of authorized shares of Common Stock being  insufficient,  the Company will use its best  efforts  to  register  the  maximum  number  of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

     e. No Conflicts. The execution, delivery and performance of the Transaction
Documents by the Company and the consummation by the Company of the transactions contemplated  hereby  and  thereby  will not (i)  result in a  violation  of the
Articles of  Incorporation,  any  Certificate of  Designations,  Preferences and
Rights  of any  outstanding  series of  preferred  stock of the  Company  or the
By-laws or (ii) conflict  with,  or  constitute a material  default (or an event which  with  notice or lapse of time or both would  become a  material  default)
under, or give to others any rights of termination,  amendment,  acceleration or
cancellation  of,  any  material   agreement,   contract,   indenture  mortgage,
indebtedness or instrument to which the Company or any of its  Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or
decree,   including   United  States  federal  and  state  securities  laws  and regulations and the rules and regulations of the principal  securities  exchange or trading market on which the Common Stock is traded or listed (the  "Principal
Market"),  applicable to the Company or any of its  Subsidiaries or by which any property  or  asset  of the  Company  or any of its  Subsidiaries  is  bound  or affected.  Except as  disclosed  in Schedule  3(e),  neither the Company nor its
Subsidiaries  is in violation of any term of, or in default under,  the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any
outstanding  series of  preferred  stock of the  Company or the By-laws or their organizational  charter or by-laws,  respectively,  or any contract,  agreement, mortgage, indebtedness,  indenture, instrument, judgment, decree or order or any statute,  rule or  regulation  applicable  to the  Company or its  Subsidiaries,
except   for   possible   conflicts,   defaults,    terminations,    amendments,
accelerations,  cancellations  and violations that would not  individually or in the aggregate have a Material  Adverse  Effect.  The business of the Company and its  Subsidiaries  is not  being  conducted,  and  shall  not be  conducted,  in violation of any law,  statute,  ordinance,  rule,  order or  regulation  of any governmental  authority or agency,  regulatory  or  self-regulatory  agency,  or
court,   except  for  possible   violations   the  sanctions  for  which  either
individually  or in the  aggregate  would not have a  Material  Adverse  Effect.
Except  as  specifically  contemplated  by this  Subscription  Agreement  and as required  under the 1933 Act, the Company is not required to obtain any consent, authorization,  permit or order of, or make any filing or  registration  (except the filing of a registration statement) with, any court,  governmental authority or agency,  regulatory or  self-regulatory  agency or other third party in order for  it to  execute,  deliver  or  perform  any  of its  obligations  under,  or contemplated  by, the Transaction  Documents in accordance with the terms hereof
or  thereof.  All  consents,   authorizations,   permits,  orders,  filings  and
registrations  which the Company is required to obtain pursuant to the preceding sentence  have been  obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof.  Except as disclosed in Schedule
3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company is not, and will not be, in  violation  of the listing  requirements  of the  Principal  Market as in effect on the date hereof and on each of the  Closing  Dates and is not aware of any facts which would  reasonably  lead to  delisting of the Common Stock by the
Principal Market in the foreseeable future.

     f. SEC Documents;  Financial Statements. Since January 1, 2001, the Company
has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange  Commission  ("SEC") pursuant to the reporting  requirements of the Securities and Exchange Act of 1934 ("1934
Act") (all of the  foregoing  filed  prior to the date  hereof and all  exhibits included  therein and financial  statements and schedules  thereto and documents incorporated  by reference  therein  being  hereinafter  referred to as the "SEC
DOCUMENTS").  The Company has delivered to the Purchaser or its representatives, or they have had access  through EDGAR,  to true and complete  copies of the SEC
Documents.  As of their  respective  dates,  the SEC  Documents  complied in all material  respects  with the  requirements  of the 1934  Act and the  rules  and regulations of the SEC promulgated  thereunder  applicable to the SEC Documents, and  none of the SEC  Documents,  at the  time  they  were  filed  with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements  therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial  statements of the Company included in the
SEC  Documents  complied as to form in all  material  respects  with  applicable accounting  requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally  accepted  accounting  principles,  consistently  applied,  during the periods  involved  (except (i) as may be otherwise  indicated in such  financial statements  or the  notes  thereto,  or (ii) in the  case of  unaudited  interim statements,  to the extent they may exclude  footnotes  or may be  condensed  or summary  statements)  and fairly present in all material  respects the financial position  of  the  Company  as of the  dates  thereof  and  the  results  of its operations  and cash flows for the periods then ended  (subject,  in the case of unaudited  statements,  to normal year-end audit adjustments).  No other written information  provided by or on behalf of the Company to the  Purchaser  which is not included in the SEC Documents,  including,  without limitation,  information referred to in Section 3(d) of this Subscription Agreement,  contains any untrue statement of a material  fact or omits to state any material  fact  necessary to make the statements  therein,  in the light of the circumstance under which they are  or  were  made,  not  misleading.  Neither  the  Company  nor  any  of  its
Subsidiaries  or any of their  officers,  directors,  employees  or agents  have provided the Purchaser with any material,  nonpublic  information  which was not publicly  disclosed  prior  to the  date  hereof  and  any  material,  nonpublic information  provided to the Purchaser by the Company or its Subsidiaries or any
of their  officers,  directors,  employees  or agents  prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

     g. Absence of Certain Changes.  Except as disclosed in Schedule 3(g) or the
SEC Documents  filed at least five (5) days prior to the date hereof,  since May
15, 2001,  there has been no change or development in the business,  properties, assets, operations,  financial condition,  results of operations or prospects of the  Company  or its  Subsidiaries  which  has had or  reasonably  could  have a
Material  Adverse  Effect.  The  Company  has not taken any steps,  and does not currently  expect  to  take  any  steps,  to  seek  protection  pursuant  to any bankruptcy  law nor does the Company or its  Subsidiaries  have any knowledge or reason to believe that its creditors intend to initiate  involuntary  bankruptcy proceedings.

     h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action,  suit,  proceeding,  inquiry  or  investigation  before or by any court, public board,  government agency,  self-regulatory  organization or body pending or,  to the  knowledge  of  the  executive  officers  of  Company  or any of its
Subsidiaries,  threatened against or affecting the Company,  the Common Stock or any of the  Company's  Subsidiaries  or any of the  Company's  or the  Company's
Subsidiaries'  officers or directors in their  capacities  as such,  in which an adverse decision could have a Material Adverse Effect.

     i.  Acknowledgment  Regarding  the  Purchase  of  Debentures.  The  Company
acknowledges  and agrees that the  Purchaser is acting solely in the capacity of arm's  length  investor  with  respect  to the  Transaction  Documents  and  the transactions  contemplated hereby and thereby.  The Company further acknowledges that the  Purchaser  is not acting as a financial  advisor or  fiduciary  of the
Company (or in any similar  capacity) with respect to the Transaction  Documents and the transactions contemplated hereby and thereby and any advice given by the
Purchaser or any of its respective  representatives or agents in connection with the Transaction  Documents and the transactions  contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Debentures.  The Company further  represents to the Purchaser  that the Company's  decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

     j. No Undisclosed Events,  Liabilities,  Developments or Circumstances.  No
event, liability,  development or circumstance has occurred or exists, or to its knowledge  is  contemplated  to  occur,  with  respect  to  the  Company  or its
Subsidiaries  or  their  respective  business,  properties,  assets,  prospects, operations or financial condition, that would be required to be disclosed by the
Company under applicable securities laws on a registration  statement filed with the SEC  relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

     k. Employee  Relations.  Neither the Company nor any of its Subsidiaries is
involved in any union labor  dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its  Subsidiaries is a party to a collective  bargaining  agreement,  and the
Company and its  Subsidiaries  believe that relations  with their  employees are good.  No  executive  officer  (as  defined in Rule  501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's  employ or otherwise terminate such officer's employment with the Company.

     l.  Intellectual  Property Rights.  The Company and its Subsidiaries own or
possess adequate rights or licenses to use all trademarks,  trade names, service marks,  service mark  registrations,  service  names,  patents,  patent  rights, copyrights, inventions, licenses, approvals, governmental authorizations,  trade secrets and rights  necessary  to conduct  their  respective  businesses  as now conducted.  Except  as set  forth  on  Schedule  3(l),  none  of  the  Company's trademarks,  trade names,  service marks,  service mark  registrations,  service names, patents,  patent rights,  copyrights,  inventions,  licenses,  approvals, government  authorizations,  trade secrets or other intellectual property rights necessary  to conduct its  business as now or as proposed to be  conducted  have expired or terminated,  or are expected to expire or terminate  within two years from the date of this Subscription  Agreement.  The Company and its Subsidiaries
do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other  similar  rights of others,  or of any such  development  of similar or identical  trade secrets or technical  information by others and,  except as set forth on Schedule 3(l),  there is no claim,  action or proceeding  being made or brought against, or to the Company's  knowledge,  being threatened against,  the
Company or its Subsidiaries  regarding  trademark,  trade name, patents,  patent rights,  invention,  copyright,  license,  service names, service marks, service mark registrations,  trade secret or other infringement; and the Company and its
Subsidiaries are unaware of any facts or circumstances  which might give rise to any of the foregoing.  The Company and its  Subsidiaries  have taken  reasonable security  measures to protect the secrecy,  confidentiality  and value of all of their intellectual properties.

     m.  Environmental  Laws.  The  Company  and  its  Subsidiaries  (i)  are in
compliance with any and all applicable  foreign,  federal,  state and local laws and  regulations  relating to the  protection  of human  health and safety,  the
environment  or  hazardous  or  toxic   substances  or  wastes,   pollutants  or
contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable  Environmental Laws to conduct their  respective  businesses  and  (iii) are in  compliance  with all terms and conditions of any such permit,  license or approval  where, in each of the three foregoing  cases,  the failure to so comply would have,  individually  or in the aggregate, a Material Adverse Effect.

     n. Title. The Company and its  Subsidiaries  have good and marketable title in fee simple to all real property and good and marketable title to all personal property  owned by them which is material to the business of the Company and its
Subsidiaries, in each case free and clear of all liens, encumbrances and defects except  such as are  described  in  Schedule  3(n) or such as do not  materially affect the value of such  property  and do not  interfere  with the use made and proposed to be made of such property by the Company or any of its  Subsidiaries.
Any real property and  facilities  held under lease by the Company or any of its
Subsidiaries  are held by them under valid,  subsisting and  enforceable  leases with such  exceptions as are not material and do not interfere with the use made and proposed to be made of such  property  and  buildings by the Company and its
Subsidiaries.

     o.  Insurance.  The  Company  and each of its  Subsidiaries  are insured by insurers of recognized  financial  responsibility  against such losses and risks and in such  amounts as  management  of the  Company  believes to be prudent and customary  in the  businesses  in which the  Company  and its  Subsidiaries  are engaged.  Neither  the  Company  nor any such  Subsidiary  has been  refused any insurance  coverage  sought or applied  for and neither the Company nor any such
Subsidiary  has any  reason  to  believe  that it will not be able to renew  its existing  insurance  coverage  as and when such  coverage  expires  or to obtain similar  coverage  from  similar  insurers as may be  necessary  to continue its business at a cost that would not have a Material Adverse Effect.

     p. Regulatory Permits.  The Company and its Subsidiaries have in full force and effect all  certificates,  approvals,  authorizations  and permits  from the
appropriate  federal,   state,  local  or  foreign  regulatory  authorities  and
comparable foreign regulatory agencies, necessary to own, lease or operate their respective  properties and assets and conduct their respective  businesses,  and neither  the  Company  nor any  such  Subsidiary  has  received  any  notice  of proceedings  relating to the revocation or modification of any such certificate, approval,  authorization  or permit,  except for such  certificates,  approvals, authorizations  or  permits  which  if not  obtained,  or  such  revocations  or modifications which, would not have a Material Adverse Effect.

     q. Internal Accounting  Controls.  The Company and each of its Subsidiaries maintain  a  system  of  internal  accounting  controls  sufficient  to  provide reasonable  assurance  that (i)  transactions  are executed in  accordance  with management's general or specific authorizations,  (ii) transactions are recorded as necessary to permit  preparation of financial  statements in conformity  with generally accepted accounting  principles and to maintain asset  accountability,
(iii) access to assets is permitted only in accordance with management's general or specific  authorization  and (iv) the recorded  accountability  for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its
Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment,  decree,  order,  rule or regulation  which in the judgment of the
Company's  officers has or is expected in the future to have a Material  Adverse
Effect.  Neither  the  Company  nor any of its  Subsidiaries  is a party  to any contract or agreement which in the judgment of the Company's  officers has or is expected to have a Material Adverse Effect.

     s. Tax Status.  The Company and each of its  Subsidiaries has made or filed all United  States  federal and state income and all other tax returns,  reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its  Subsidiaries  has set aside on its books  provisions  reasonably  adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental  assessments and charges  that are  material  in amount,  shown or  determined  to be due on such returns,  reports and  declarations,  except those being contested in good faith and has set aside on its books provision  reasonably adequate for the payment of all taxes for periods  subsequent to the periods to which such returns,  reports or declarations  apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any  jurisdiction,  and the officers of the
Company know of no basis for any such claim.

     t. Certain  Transactions.  Except as set forth on Schedule  3(t) and in the
SEC  Documents  filed at least ten days prior to the date  hereof and except for arm's length  transactions  pursuant to which the Company makes  payments in the ordinary  course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on
Schedule 3(c), none of the officers,  directors,  or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries
(other than for services as employees,  officers and  directors),  including any contract,  agreement  or  other  arrangement  providing  for the  furnishing  of services to or by, providing for rental of real or personal property to or from, or  otherwise  requiring  payments  to or from  any  officer,  director  or such employee  or, to the  knowledge of the Company,  any  corporation,  partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     u. Dilutive  Effect.  The Company  understands  and  acknowledges  that the number of shares  of Common  Stock  issuable  upon  purchases  pursuant  to this
Subscription Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common
Stock  declines  following  the  effective  date of the  registration  statement covering the Common Stock underlying the Debentures (the "Effective  Date"). The
Company's executive officers and directors have studied and fully understand the nature of the  transactions  contemplated  by this  Subscription  Agreement  and recognize that they have a potential  dilutive effect. The board of directors of the  Company  has  concluded,  in its good faith  business  judgment,  that such issuance is in the best  interests  of the  Company.  The  Company  specifically acknowledges that, subject to such limitations as are expressly set forth in the
Transaction  Documents,  its  obligation  to issue  shares of Common  Stock upon purchases pursuant to this Subscription  Agreement is absolute and unconditional regardless  of the dilutive  effect that such issuance may have on the ownership interests of other shareholders of the Company.

     v. Right of First Refusal.  The Company shall not,  directly or indirectly, without the prior  written  consent of Dutchess  Private  Equities  Fund,  L.P., offer, sell, grant any option to purchase,  or otherwise dispose of (or announce any offer,  sale,  grant or any option to purchase or other  disposition) any of its Common Stock or securities  convertible into Common Stock at a price that is less than the market  price of the Common  Stock at the time of issuance of such security or investment (a "SUBSEQUENT FINANCING") for a period of one year after the Effective Date, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options  granted,  under any stock option plan  heretofore or  hereinafter  duly adopted by the  Company,  (ii)  shares  issued upon  exercise  of any  currently outstanding warrants or options and upon conversion of any currently outstanding convertible  debenture or convertible  preferred  stock,  in each case disclosed pursuant  to  Section  3(c),  (iii)  securities  issued in  connection  with the capitalization  or creation of a joint  venture with a strategic  partner,  (iv)
shares issued to pay part or all of the purchase  price for the  acquisition  by the Company of another  entity (which,  for purposes of this clause (iv),  shall not include an individual or group of  individuals),  and (v) shares issued in a bona fide public offering by the Company of its securities, and (vi) shares that may be issued as a result of any outstanding rights offering between the Company and its current stockholder, unless (A) the Company delivers to Dutchess Private
Equities Fund, L.P. a written notice (the "SUBSEQUENT  FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall  describe  in  reasonable  detail the  proposed  terms of such  Subsequent
Financing,  the amount of proceeds intended to be raised thereunder,  the person with whom such  Subsequent  Financing  shall be effected,  and attached to which shall be a term sheet or similar  document  relating  thereto  and (B)  Dutchess
Private  Equities  Fund,  L.P.  shall not have notified the Company by 5:00 p.m.
(New York  time) on the fifth  (5th)  business  day  after  its  receipt  of the
Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation,  financing to the Company on substantially the terms set forth in the  Subsequent  Financing  Notice.  If Dutchess  Private
Equities  Fund,  L.P. shall fail to notify the Company of its intention to enter into such negotiations  within such time period, then the Company may effect the
Subsequent  Financing  substantially  upon the terms set forth in the Subsequent
Financing  Notice;  PROVIDED  THAT the Company shall  provide  Dutchess  Private
Equities Fund,  L.P. with a second  Subsequent  Financing  Notice,  and Dutchess
Private  Equities  Fund,  L.P.  shall again have the right of first  refusal set forth above in this Section, if the Subsequent  Financing subject to the initial
Subsequent  Financing  Notice shall not have been  consummated for any reason on the terms set forth in such  Subsequent  Financing  Notice  within  thirty  (30)
business days after the date of the initial  Subsequent  Financing  Notice.  The rights granted to Dutchess  Private  Equities Fund, L.P. in this Section are not subject to any prior right of first  refusal given to any other person except as disclosed on Schedule 3(c).

4.       COVENANTS OF THE COMPANY

     a. Best Efforts.  The Company shall use its best efforts  timely to satisfy each of the  conditions  to be satisfied by it as provided in this  Subscription
Agreement.

     b. Blue Sky.  The Company  shall,  at its sole cost and  expense  take such action as the Company  shall  reasonably  determine  is necessary to qualify the
Common Stock  underlying  the shares for, or obtain  exemption for the same for, sale to the  Purchaser  under  applicable  securities or "Blue Sky" laws of such states of the United States,  as specified by Purchaser.  The Company shall,  at its sole cost and  expense,  make all filings and reports  relating to the offer and sale of the Common Stock  underlying  the  Debentures as required  under the applicable  securities or "Blue Sky" laws of such states of the United States as specified by the Purchaser.

     c. Reporting  Status.  Until the earlier of (i) the date that the Purchaser may sell all of the Common Stock underlying the shares acquired pursuant to this
Subscription  Agreement without restriction  pursuant to Rule 144(k) promulgated under  the  1933 Act (or  successor  thereto),  or (ii)  the  date on which  the
Purchaser shall have sold all the Common Stock  underlying the  Debentures,  the
Company shall file all reports required to be filed with the SEC pursuant to the
1934 Act, and the Company shall not terminate its status as a reporting  company under the 1934 Act.

     d. Use of Proceeds.  The Company will use the proceeds from the sale of the
Debentures  (excluding  amounts paid by the Company for fees as set forth in the
Transaction Documents) for general corporate and working capital purposes.

     e.  Financial  Information.  The Company  agrees to make  available  to the
Purchaser via EDGAR or other electronic means the following: (i) within five (5)
business  days  after the  filing  thereof  with the SEC,  a copy of its  Annual
Reports on Form  10-KSB,  its  Quarterly  Reports on Form  10-QSB,  any  Current
Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release  thereof,  facsimile copies of all press releases  issued by the Company or any of its  Subsidiaries,  (iii)
copies of any  notices  and other  information  made  available  or given to the shareholders  of  the  Company  generally,  contemporaneously  with  the  making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof,  copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

     f.  Reservation  of Common Stock.  Subject to the following  sentence,  the
Company  shall take all action  necessary to at all times have  authorized,  and reserved  for the purpose of issuance,  a sufficient  number of shares of Common
Stock to provide for the issuance of the Common Stock underlying the Debentures.
In the event  that the  Company  determines  that it does not have a  sufficient number of  authorized  shares of Common Stock to reserve and keep  available for issuance,  the  Company  shall use its best  efforts to  increase  the number of authorized  shares of  Common  Stock by  seeking  shareholder  approval  for the authorization of such additional shares.

     g.  Listing.  The Company shall  promptly  secure the listing of all of the
Common Stock  underlying the Debentures upon the Principal Market and each other national  securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed  (subject to official notice of issuance)
and shall maintain,  such listing. The Company shall maintain the Common Stock's authorization  for quotation on the Principal  Market,  unless the Purchaser and the Company  agree  otherwise.  Neither the Company nor any of its  Subsidiaries shall  take any  action  which  would be  reasonably  expected  to result in the delisting or suspension of the Common Stock on the Principal  Market  (excluding
suspensions   of  not  more  than  one  trading  day  resulting   from  business
announcements  by the  Company).  The  Company  shall  promptly  provide  to the
Purchaser  copies of any notices it receives from the Principal Market regarding the  continued  eligibility  of the Common  Stock for listing on such  automated quotation  system or  securities  exchange.  The Company  shall pay all fees and expenses in connection with satisfying its obligations under this Section.

     h.  Transactions  With  Affiliates.  The Company shall not, and shall cause each of its Subsidiaries  not to, enter into,  amend,  modify or supplement,  or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction,  commitment  or  arrangement  with  any of its or any  Subsidiary's officers,  directors,  persons who were officers or directors at any time during the  previous two years,  shareholders  who  beneficially  own 5% or more of the
Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such  individual  or with any entity in which any such entity or individual  owns a 5% or more  beneficial  interest  (each a  "RELATED  PARTY"), except  for (i)  customary  employment  arrangements  and  benefit  programs  on reasonable terms, (ii) any agreement, transaction,  commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable  from a person other than such Related Party, or (iii) any agreement, transaction,  commitment or  arrangement  which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any  Subsidiary  of the Company shall not be a
disinterested  director  with  respect  to  any  such  agreement,   transaction,
commitment or arrangement.  "AFFILIATE" for purposes hereof means,  with respect to any person or entity,  another person or entity that, directly or indirectly,
(i) has a 5% or more equity  interest  in that person or entity,  (ii) has 5% or more common ownership with that person or entity,  (iii) Controls that person or entity,  or (iv) shares common control with that person or entity.  "CONTROL" or
"CONTROLS"  for  purposes  hereof  means  that a person or entity has the power, direct or  indirect,  to  conduct or govern the  policies  of another  person or entity.

     i. Intentionally deleted.

     j. Corporate Existence.  The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

     k. Notice of Certain  Events  Affecting  Registration.  The  Company  shall promptly notify  Purchaser upon the occurrence of any of the following events in respect of a registration  statement or related  prospectus  covering the Common
Stock  underlying  the  Debentures:  (i) receipt of any  request for  additional information  by the SEC or any other  federal  or state  governmental  authority during the period of effectiveness of the registration  statement for amendments or supplements to the  registration  statement or related  prospectus;  (ii) the issuance by the SEC or any other federal or state governmental  authority of any stop order suspending the  effectiveness  of any  registration  statement or the
initiation  of  any  proceedings   for  that  purpose;   (iii)  receipt  of  any
notification  with respect to the suspension of the  qualification  or exemption from qualification of any of the Common Stock underlying the Debentures for sale in any  jurisdiction or the initiation or threatening of any proceeding for such purpose;  (iv) the happening of any event that makes any statement  made in such registration  statement or related  prospectus or any document  incorporated  or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration  statement,  related prospectus or documents so that,  in the case of a  registration  statement,  it will not contain any untrue  statement  of a material  fact or omit to state any material fact required to be stated  therein or necessary to make the statements therein not misleading,  and that in the case of the related prospectus, it will not  contain  any  untrue  statement  of a  material  fact or omit to state  any material fact required to be stated  therein or necessary to make the statements therein,  in the light of the  circumstances  under  which they were  made,  not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the  registration  statement would be appropriate,  and the Company shall promptly make  available to Purchaser any such  supplement or amendment to the related prospectus.

     l.  Indemnification.  In  consideration  of the  Purchaser's  execution and delivery  of the  this  Agreement  and the  Registration  Rights  Agreement  and
acquiring the Debentures hereunder and in addition to all of the Company's other obligations under the Transaction Documents,  the Company shall defend, protect, indemnify  and  hold  harmless  the  Purchaser  and all of  their  shareholders, officers,  directors,  employees and direct or indirect investors and any of the
foregoing  person's  agents  or  other   representatives   (including,   without
limitation,  those retained in connection with the transactions  contemplated by this Agreement)  (collectively,  the "Indemnitees") from and against any and all actions,  causes of action,  suits,  claims,  losses,  costs,  penalties,  fees, liabilities and damages, and expenses in connection  therewith  (irrespective of whether any such  Indemnitee is a party to the action for which  indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements
(the "Indemnified  Liabilities"),  incurred by any Indemnitee as a result of, or arising  out of,  or  relating  to (i) any  misrepresentation  or  breach of any representation  or warranty made by the Company in the Transaction  Documents or any other certificate,  instrument or document  contemplated  hereby or thereby,
(ii)  any  breach  of any  covenant,  agreement  or  obligation  of the  Company contained in the Transaction  Documents or any other certificate,  instrument or document  contemplated  hereby or  thereby,  (iii) any cause of action,  suit or claim  brought or made against such  Indemnitee by a third party and arising out of or resulting from the execution,  delivery, performance or enforcement of the
Transaction   Documents  or  any  other  certificate,   instrument  or  document
contemplated hereby or thereby,  (iv) any transaction financed or to be financed in whole or in part,  directly or indirectly,  with the proceeds of the issuance of the  Debentures  or (v) the status of the  Purchaser  as an  investor  in the
Company, except insofar as any such untrue statement,  alleged untrue statement, omission or alleged  omission is made in reliance  upon and in  conformity  with written  information  furnished  to  the  Company  by  the  Purchaser  which  is specifically  intended by the Purchaser for use in the  preparation  of any such
Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing  undertaking by the Company may be  unenforceable  for any reason, the Company shall make the maximum  contribution to the payment and satisfaction of each of the Indemnified  Liabilities  which is permissible  under  applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Purchaser may have, and any liabilities to which the Purchaser may be subject.

     m.  Reimbursement.  If (i)  Purchaser,  other  than by  reason of its gross negligence  or willful  misconduct,  becomes  involved  in any  capacity  in any action,  proceeding or investigation  brought by any shareholder of the Company, in  connection  with or as a  result  of the  consummation  of the  transactions contemplated by the Transaction  Documents,  or if Purchaser is impleaded in any such action, proceeding or investigation by any person, or (ii) Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading  of the  Common  Stock in a manner  that is  illegal  under the  federal securities laws,  becomes involved in any capacity in any action,  proceeding or investigation  brought  by the  SEC  against  or  involving  the  Company  or in connection  with  or  as a  result  of  the  consummation  of  the  transactions contemplated by the Transaction  Documents,  or if Purchaser is impleaded in any such action,  proceeding or investigation by any person,  then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses
(including the cost of any investigation and preparation) incurred in connection therewith,  as such expenses are incurred. In addition,  other than with respect to any matter in which  Purchaser  is a named  party,  the  Company  will pay to
Purchaser the charges,  as reasonably  determined by Purchaser,  for the time of any officers or employees of  Purchaser  devoted to appearing  and  preparing to appear as witnesses,  assisting in preparation for hearings,  trials or pretrial matters,  or otherwise  with respect to inquiries,  hearing,  trials,  and other proceedings relating to the subject matter of this Subscription  Agreement.  The reimbursement obligations of the Company under this section shall be in addition to any  liability  which the Company may otherwise  have,  shall extend upon the same terms and conditions to any affiliates of Purchaser that are actually named in such action, proceeding or investigation,  and partners,  directors,  agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Purchaser and any such affiliate,  and shall be binding upon and inure to the benefit of any  successors  of the Company,  Purchaser  and any such affiliate and any such person.

5.       LIMITATION ON AMOUNT OF CONVERSION AND OWNERSHIP.
         ------------------------------------------------

     Notwithstanding  anything to the  contrary in this  Agreement,  in no event shall the  Purchaser be entitled to convert any of the  Debentures to the extent that, after such conversion,  that number of shares of Common Stock,  which when added to the sum of the number of Debentures  beneficially  owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities  Exchange Act of
1934 (the "1934 ACT")),  by the  Purchaser,  would exceed 9.99% of the number of shares of  Common  Stock  outstanding  on the  Conversion  Date (as that term is defined in the Debenture), as determined in accordance with Rule 13d-1(j) of the
1934 Act. In no event shall the  Purchaser  purchase  shares of the Common Stock other than pursuant to this Subscription  Agreement and the Debenture until such date as the Purchaser has fully converted the Debentures into Common Stock.

6.       OPINION LETTER/BOARD RESOLUTION

         Prior to or on the Closing Date the Company shall deliver to the Escrow
Agent an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit D. Also, prior to or on the Closing Date the Company shall deliver to the Escrow Agent a signed Board Resolution authorizing this Offering, which shall be attached hereto as Exhibit E.

7.       Delivery Instructions; FEES

     The Debentures  being  purchased  hereunder shall be delivered to Joseph B.
LaRocco as Escrow Agent,  who will hold them in escrow until the Closing Date at which time funds (less escrow fees,  attorneys fees and placement  fees) will be wired to the Company and the Debentures will be delivered to the Purchaser,  per the Purchaser's  instructions.

     DRH Investment Company,  LLC shall receive a cash fee equal to four percent
(4%) of the gross  proceeds,  which amount  shall be paid upon closing  directly from escrow and Dutchess  Advisors,  Ltd. shall receive a cash fee equal to four percent  (4%) of the gross  proceeds,  which  amount  shall be paid upon closing directly from escrow.  Upon closing  Joseph B. LaRocco,  Esq. shall receive from escrow the sum of $10,000 for document preparation.

8.       UNDERSTANDINGS.
         --------------

     The undersigned  understands,  acknowledges  and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

     a. This  Subscription may be rejected,  in whole or in part, by the Company in its sole and absolute  discretion at any time before the date set for closing unless  the  Company  has  given  notice  of  acceptance  of  the  undersigned's subscription  by  signing  this  Subscription  Agreement  and  delivering  it to
Purchaser or the Escrow Agent.

     b. No U.S. federal or state agency or any agency of any other  jurisdiction has made any  finding or  determination  as to the  fairness of the terms of the
Offering for investment nor any  recommendation or endorsement of the Debentures or the Company.

     c. The  representations,  warranties and agreements of the  undersigned and the Company  contained herein shall be true and correct in all material respects on and as of the date of the sale of the Debentures as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

     d. In  making an  investment  decision,  purchasers  must rely on their own examination  of the company and the terms of the offering,  including the merits and risks involved. The shares have not been recommended by any federal or state securities  commission  or  regulatory  authority.  Furthermore,  the  foregoing authorities  have not confirmed the accuracy or determined  the adequacy of this document. Any representation to the contrary is a criminal offense.

     e. The  Offering is intended  to be exempt from  registration  by virtue of
Section 4(2) of the 1933 Act and the  provisions  of  Regulation  D  thereunder, which is in part  dependent  upon the truth,  completeness  and  accuracy of the statements made by the undersigned herein and in the Questionnaire.

     f. It is understood  that in order not to jeopardize the Offering's  exempt status under Section 4(2) of the 1933 Act and Regulation D, any transferee  may, at a minimum,  be  required  to fulfill the  investor  suitability  requirements thereunder.

     g. The shares  may not be  transferred,  resold or  otherwise  disposed  of except as permitted  under the securities act and  applicable  state  securities laws,  pursuant to registration  or exemption  therefrom.  Purchasers  should be aware that they will be required to bear the financial  risks of this investment for an indefinite period of time.

9.       SUBMISSION TO JURISDICTION

     a. Forum  Selection  and  Consent to  Jurisdiction.  Any  litigation  based thereon,  or arising out of, under, or in connection with, this Agreement or any course of conduct,  course of dealing,  statements  (whether oral or written) or actions of the Company or Purchaser shall be brought and maintained  exclusively in the  courts  of the state of New  York.  The  Company  hereby  expressly  and irrevocably  submits to the  jurisdiction of the state and federal Courts of the state of New York for the purpose of any such  litigation as set forth above and irrevocably  agrees  to be bound  by any  final  judgment  rendered  thereby  in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail,  postage prepaid,  or by personal service within or  without  the State of New York.  The  Company  hereby  expressly  and irrevocably  waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such  litigation brought  in any  such  court  referred  to  above  and any  claim  that any such litigation has been brought in any  inconvenient  forum.  To the extent that the
Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether  through service or notice,  attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property.  The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

     b. Waiver of Jury Trial.  The Purchaser and the Company  hereby  knowingly, voluntarily and intentionally  waive any rights they may have to a trial by jury in respect of any  litigation  based  hereon,  or arising out of,  under,  or in connection  with, this agreement,  or any course of conduct,  course of dealing, statements (whether oral or written) or actions of the Purchaser or the Company.
The Company  acknowledges  and agrees that it has received  full and  sufficient consideration  for  this  provision  and  that  this  provision  is  a  material inducement for the Purchaser entering into this agreement.

     c. Submission To Jurisdiction. Any legal action or proceeding in connection with this  Agreement or the  performance  hereof may be brought in the state and federal courts located in New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

10.      MISCELLANEOUS.
         -------------

     a. Any  notices,  consents,  waivers or other  communications  required  or permitted to be given under the terms of this Subscription  Agreement must be in writing  and will be  deemed  to have  been  delivered  (i) upon  receipt,  when delivered  personally;  (ii) upon  receipt,  when sent by facsimile  (provided a confirmation of transmission  is  mechanically or  electronically  generated and kept on file by the sending  party);  or (iii) one (1) day after  deposit with a
nationally   recognized  overnight  delivery  service,  in  each  case  properly addressed to the party to receive the same. The addresses and facsimile  numbers for such communications shall be:

If to the Company:

         Household Direct.com, Inc.
         3 Glen Road
         Sandy Hook, CT 06482
         Attention: John Folger, President & CEO
         Telephone:        203-426-2312
         Facsimile:        203-426-5460

         With a copy to:
         McCue & Lee, P.C.
         5430 LBJ Freeway, Suite 1050
         Dallas, TX 75240
         Attention:  Craig Ongley, Esq.
         Telephone:        972-490-0808
         Facsimile:        972-490-9545

If to the Investor:

         At the address listed in the Questionnaire.

If to Dutchess Advisors, Ltd.:
         c/o Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

     Each party shall  provide five (5) business  days prior notice to the other party of any change in address, phone number or facsimile number.

     b. All pronouns and any  variations  thereof used herein shall be deemed to refer  to the  masculine,  feminine,  impersonal,  singular  or  plural,  as the identity of the person or persons may require.

     c. Neither this  Subscription  Agreement nor any provision  hereof shall be waived, modified, changed, discharged,  terminated,  revoked or canceled, except by an instrument in writing signed by the party  effecting the same against whom any change, discharge or termination is sought.

     d. Notices  required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently  given when personally  delivered or sent by facsimile  transmission:  (i) if to the Company, at it's executive offices or
(ii) if to the  Purchaser,  at the address for  correspondence  set forth in the
Questionnaire,  or at such other  address as may have been  specified by written notice given in accordance with this paragraph.

     e. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware,  as such laws are applied by Delaware  courts to agreements  entered into, and to be performed in, Delaware by and between residents of Delaware, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives,  successors and assigns and shall inure to the benefit of the Company,  its  successors  and assigns.  If  any  provision  of  this  Subscription  Agreement  is  invalid  or unenforceable  under any applicable  statue or rule of law, then such provisions shall be deemed  inoperative  to the extent that it may conflict  therewith  and shall be deemed  modified  to  conform  with such  statute  or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     f. This Subscription Agreement, together with Exhibits A, B, C, D, E, F and
G  attached  hereto and made a part  hereof,  constitute  the  entire  agreement between the parties  hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

     g. This Subscription Agreement may be executed in two or more counterparts, all of which taken  together  shall  constitute  one  instrument.  Execution and delivery of this Subscription  Agreement by exchange of facsimile copies bearing the  facsimile  signature  of a  party  shall  constitute  a valid  and  binding execution  and  delivery of this  Subscription  Agreement  by such  party.  Such facsimile copies shall constitute enforceable original documents.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

                           HOUSEHOLD DIRECT.COM, INC.
                                  QUESTIONNAIRE

The information  contained in this  Questionnaire is being furnished in order to determine  whether the  undersigned's  subscription  to purchase the  Debentures described in the Subscription Agreement may be accepted.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED  CONFIDENTIALLY.
The  undersigned  understands,  however,  that  the  Company  may  present  this
Questionnaire  to  such  parties  as it  deems  appropriate  if  called  upon to establish  that the  proposed  offer and sale of the  Securities  is exempt from
registration  under  the  1933  Act,  as  amended.   Further,   the  undersigned
understands  that the offering is required to be reported to the  Securities and
Exchange  Commission,  NASDAQ and to  various  state  securities  and "blue sky"
regulators.

         IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED MUST
COMPLETE FORM W-9 ATTACHED HERETO.

I.       PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.

     1. The undersigned:  (a) has total assets in excess of $5,000,000;  (b) was not formed for the specific  purpose of acquiring the securities and (c) has its principal place of business in ___________.

     2. The undersigned is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000.

     3. The  undersigned  is a natural  person who had an individual  income* in excess  of  $200,000  in each of 1999  and 2000 and who  reasonably  expects  an individual  income in excess of $200,000 in 2001.  Such income is solely that of the undersigned and excludes the income of the undersigned’s spouse.

     4. The  undersigned  is a  natural  person  who,  together  with his or her spouse,  has had a joint  income* in excess of $300,000 in each of 1999 and 2000 and who reasonably expects a joint income in excess of $300,000 during 2001.

     * For purposes of this Questionnaire,  the term “net worth” means
the  excess  of  total   assets   over   total   liabilities.   In   determining
“income”,  an investor  should add to his or her adjusted gross income any amounts  attributable  to tax-exempt  income  received,  losses claimed as a limited partner in any limited  partnership,  deductions  claimed for depletion, contributions to IRA or Keogh  retirement plan,  alimony payments and any amount by which  income from  long-term  capital  gains has been reduced in arriving at adjusted gross income.

     5. The undersigned is:

     (a) a bank as defined in Section 3(a)(2) of the 1933 Act; or

     (b) a savings  and loan  association  or other  institution  as  defined in
Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or

     (c) a broker or dealer  registered  pursuant to Section 15 of the 1934 Act;
or

     (d) an insurance company as defined in Section 2(13) of the 1933 Act; or

     (e) An investment  company  registered under the Investment  Company Act of
1940 or a business  development  company as defined in Section  2(a)(48)  of the
Investment Company Act of 1940; or

     (f) a small business investment company licensed by the U.S. Small Business
Administration under Section 301 (c) or (d) of the Small Business Investment Act
of 1958; or

     6. The  undersigned  is an  entity in which all of the  equity  owners  are accredited investors.

II.               INVESTOR INFORMATION.

                  If the undersigned is an individual:

                  Name _________________________________________

                  Street Address __________________________________

                  City, State, Zip Code _____________________________

                  Phone, Fax ____________________________________

                  Social Security Number (or Taxpayer Identification Number)

                  -----------------------------------------------

                  Send Correspondence to:

                  -----------------------------------------------

                  -----------------------------------------------

                  -----------------------------------------------

                  -----------------------------------------------

                  If the undersigned is a Partnership or Other Entity:

                  Contact Name ___________________________________

                  State of Organization ______________________________

                  Principal Business Address _________________________

                  City, State, Zip Code ______________________________

                  Taxpayer Identification Number _____________________

                  Phone, Fax _____________________________________

                    HOUSEHOLD DIRECT.COM, INC. SIGNATURE PAGE

         Your signature on this Signature Page evidences your agreement to be bound by the Questionnaire, Subscription Agreement and Registration Rights
Agreement.

     1. The undersigned hereby represents that (a) the information  contained in the  Questionnaire  is complete and accurate and (b) the undersigned will notify
HOUSEHOLD  DIRECT.COM,  INC.  immediately  if any material  change in any of the information occurs prior to the acceptance of the undersigned's subscription and will promptly send  HOUSEHOLD  DIRECT.COM,  INC.  written  confirmation  of such change.

     2. The  undersigned  signatory  hereby  certifies  that he/she has read and
understands   the   Subscription   Agreement   and   Questionnaire,    and   the
representations  made  by the  undersigned  in the  Subscription  Agreement  and
Questionnaire are true and accurate.

------------------------------              ------------------------
Amount of Debentures being purchased        Date

                                            By: _____________________
                                              (Signature)

                                            Name:
                                                ------------------
                                                (Please Type or Print)

                                            Title:
                                                --------------------
                                               (Please Type or Print)

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED
(THE "ACT"), AND MAY NOT BE OFFERED,  SOLD OR OTHERWISE  TRANSFERRED UNLESS SUCH
SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

                             COMPANY ACCEPTANCE PAGE

This Subscription Agreement accepted and agreed to this ____ day of July, 2001.

HOUSEHOLD DIRECT.COM, INC.

By__________________________________
         John Folger its President and CEO

                                    Exhibit A

                              NOTICE OF CONVERSION

     (To be Executed by the Registered Owner in order to Convert Debenture)

     The undersigned  hereby  irrevocably  elects,  as of  ________________,  to convert  $________________  of its convertible  debenture (the "Debenture") into
Common Stock of HOUSEHOLD  DIRECT.COM,  INC.  (the  "Company")  according to the conditions set forth in the Debenture issued by the Company.  This conversion is being made for an immediate sale.

Date of Conversion________________________________________________

Applicable Conversion Price________________________________________

Number of Debentures Issuable upon this Conversion_______________________

Name(Print)_____________________________________________________

Address________________________________________________________

Phone_________________________ Fax______________________________

                                    By:_______________________________________

                                    EXHIBIT D

Purchasers of [Company] [Describe Securities]             _______________, 2001

                                  Re: [Company]

Ladies and Gentlemen:

     We have acted as counsel to [Company], a corporation incorporated under the laws of the State of _________ (the "Company"),  in connection with the proposed issuance and sale of convertible  debentures (the "Securities")  pursuant to the related  Subscription  Agreement (including all Exhibits and Appendices thereto)
(collectively the "Agreements").

     In  connection  with  rendering  the  opinions  set forth  herein,  we have examined drafts of the Agreement,  the Company's  Certificate of  Incorporation,
and its Bylaws, as amended to date [other documents - describe], the proceedings of the Company's  Board of Directors  taken in connection with entering into the
Agreements,  and such  other  documents,  agreements  and  records  as we deemed necessary to render the opinions set forth below.

     In conducting our examination, we have assumed the following: (i) that each of the Agreements  has been executed by each of the parties  thereto in the same form  as  the  forms  which  we  have  examined,  (ii)  the  genuineness  of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents  submitted to us as originals,  and the conformity to originals of all documents  submitted to us as copies,  (iii) that each of the  Agreements has been duly and validly  authorized,  executed  and  delivered by the party or parties  thereto  other than the Company,  and (iv) that each of the  Agreements constitutes  the valid and  binding  agreement  of the party or parties  thereto other than the Company,  enforceable against such party or parties in accordance with the Agreements' terms.

     Based upon the subject to the foregoing, we are of the opinion that:

     1. The  Company  has been duly  incorporated  and is validly  existing as a corporation in good standing under the laws of the State of __________,  is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions  where the Company owns or leases properties,  maintains employees or  conducts  business,  except  for  jurisdictions  in which the  failure to so qualify  would not have a material  adverse  effect on the Company,  and has all requisite  corporate  power and authority to own its  properties and conduct its business.

     2. The authorized  capital stock of the Company  consists of _______ shares
of  Common  Stock,   ________  par  value  per  share,   ("Common   Stock")  and
______________ Preferred Stock, par value $________ per share; [describe classes if applicable]

     3. The Common  Stock is  registered  pursuant  to Section  12(b) or Section
12(g) of the  Securities  Exchange  Act of 1934,  as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or
15(d) of such Act for a period  of at least  twelve  months  preceding  the date hereof;

     4. When duly  countersigned by the Company's  transfer agent and registrar, and  delivered  to you  or  upon  your  order  against  payment  of  the  agreed consideration therefor in accordance with the provisions of the Agreements,  the
Securities  [and any  Common  Stock to be  issued  upon  the  conversion  of the
Securities]  as described  in the  Agreements  represented  thereby will be duly authorized and validly issued, fully paid and nonassessable;

     5 The Company has the requisite corporate power and authority to enter into the Subscription Agreement and to sell and deliver the Securities and the Common
Stock to be issued upon the  conversion  of the  Securities  as described in the
Agreements;  each of the Agreements has been duly and validly  authorized by all necessary  corporate action by the Company to our knowledge,  no approval of any governmental or other body is required for the execution and delivery of each of
the  Agreements  by  the  Company  or  the   consummation  of  the  transactions
contemplated  thereby; each of the Agreements has been duly and validly executed and  delivered  by and on behalf  of the  Company,  and is a valid  and  binding agreement of the Company,  enforceable in accordance  with its terms,  except as enforceability  may be  limited  by general  equitable  principles,  bankruptcy, insolvency,  fraudulent  conveyance,  reorganization,  moratorium  or other laws affecting creditors rights generally,  and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed;

     6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Subscription  Agreement and Securities by the Company and
the performance of its  obligations  thereunder do not and will not constitute a breach or  violation  of any of the terms and  provisions  of, or  constitute  a default  under or conflict  with or violate any  provision of (i) the  Company's
Certificate of Incorporation or By-Laws, (ii) any indenture,  mortgage,  deed of trust,  agreement or other  instrument to which the Company is party or by which it or any of its property is bound,  (iii) any applicable  statute or regulation or as other, (iv) or any judgment,  decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

     7. The  issuance  of Common  Stock upon  conversion  of the  Securities  in accordance with the terms and conditions of the Securities and the  Subscription
Agreement, will not violate the applicable listing agreement between the Company and any  securities  exchange or market on which the  Company's  securities  are listed.

     8. To the best of our knowledge,  after due inquiry, there is no pending or threatened  litigation,  investigation or other proceedings  against the Company
[except as described in Exhibit A hereto].

     9. The Company  complies with the eligibility  requirements  for the use of
Form SB-3, under the Securities Act of 1933, as amended.

     This  opinion is  rendered  only with  regard to the matters set out in the numbered  paragraphs  above.  No other  opinions are intended nor should they be inferred.  This opinion is based  solely upon the laws of the United  States and the State of _____________  and does not include an  interpretation or statement concerning  the  laws  of  any  other  state  or  jurisdiction.  Insofar  as the enforceability  of the Subscription  Agreement and Securities may be governed by the laws of other  states,  we have assumed that such laws are  identical in all respects to the laws of the State of ___________.

     The  opinions  expressed  herein  are given to you  solely  for your use in connection with the transaction  contemplated by the Subscription  Agreement and
Securities  and may not be relied upon by any other  person or entity or for any other purpose without our prior consent.

                                      Very truly yours,

                                       By:      _____________________

                                LIST OF EXHIBITS
                                -----------------

EXHIBIT A                           Notice of Conversion
EXHIBIT B                           Registration Rights Agreement
EXHIBIT C                           Pending Litigation
EXHIBIT D                           Opinion of Company's Counsel
EXHIBIT E                           Board Resolution
EXHIBIT F                           Debenture

                                LIST OF SCHEDULES
                                -----------------

Schedule 3(a)                       Subsidiaries
Schedule 3(c)                       Capitalization
Schedule 3(e)                       Conflicts
Schedule 3(g)                       Material Changes
Schedule 3(h)                       Litigation
Schedule 3(l)                       Intellectual Property
Schedule 3(n)                       Liens
Schedule 3(t)                       Certain Transactions

                                  Schedule 4(a)

Subsidiaries

                  Parent Company

                           HouseHold Direct.com, Inc.

                  Wholly owned Subsidiaries

                           HHD Management, Inc.
                           HHD Midlantic Services, Inc.
                           Thunderstick, Inc.
                           HHD Communications, Inc.

                                  Schedule 4(c)

Capitalization

                  as per Section 4(c) of the Investment Agreement
                                             --------------------

                                  Schedule 4(e)

Conflicts

                  n/a

                                  Schedule 4(g)

Material Changes

                  n/a

                                  Schedule 4(h)

Litigation

Spencer Edwards, etal.
(Orienstar / Alfred Peepers / Gene Geiger)

- contested  dispute  regarding 400,000 shares of previously issued Common Stock to be registered

- counterclaim against Spencer Edwards, etal. of approximately 1.5 million

                                  Schedule 4(l)

Intellectual Property
                  n/a

                                  Schedule 4(n)

Liens
                  n/a

                                  Schedule 4(t)

Certain Transactions
                  n/a

                                    EXHIBIT F

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made as of July, 2001 by and between
Household Direct.com, Inc. (the "Company"), and the undersigned (the "Investor")
and Joseph B. LaRocco,  Esq., with an office at 49 Locust Avenue, Suite 107, New
Canaan, CT 06840 (the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, Company will be selling shares of its common stock (the "Shares"), to  Investor  upon terms as set forth in the  Investment  Agreement  and related documents  (the  "Transaction  Documents")  entered  into  by  the  Company  and
Investor; and

     WHEREAS, Company and Investor have requested that the Escrow Agent hold the
Shares and funds  ("Funds") being used to purchase the Shares in escrow pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                               TERMS OF THE ESCROW

          1.1 The parties  hereby agree to have Joseph B.  LaRocco,  Esq. act as
     Escrow Agent whereby the Escrow Agent shall receive the Shares and Funds in escrow  and  distribute  the  same  as set  forth  in this  Agreement.  Any capitalized  terms not defined  herein  shall have the meaning  ascribed to them in the Transaction Documents.

          1.2 The  Company  agrees that it will not be entitled to deliver a Put
     Notice to Investor and Investor will not be required to honor a Put Notice, until after the Effective Date and subject to the terms of the  Transaction
     Documents.  The Company  represents  that its transfer  agent has agreed to accept a representation  letter (See copy of form of representation  letter attached  to the  Investment  Agreement  as Exhibit D) from the  Investor's broker after the Effective Date and after the sale of Shares  pursuant to a
     Put Notice,  which  representation  letter shall state that the Shares were sold  in  compliance  with  the  prospectus  delivery  requirements  of the
     Registration  Statement.  The  Company  represents  that on or  before  the receipt  by the  transfer  agent  of the  representation  letter,  it  will instruct  its  counsel  to issue a letter  to the  transfer  agent  for the issuance  of the  Shares  being  sold and the  Company  will  instruct  its transfer agent to issue the appropriate number of Shares in the name of the
     Investor,  or in the broker's  street name if so requested by Investor,  so that the Shares being  purchased  from the Company  after a Put Notice will bear no legend and not be subject to stop transfer instructions.

          1.3 Prior to each Closing  Date the Investor  shall wire to the Escrow
     Agent the dollar  amount  necessary  to purchase  the Shares on the Closing
     Date as required by the Transaction Documents (the "Purchase Amount").

          1.4 On each  Closing  Date the Escrow  Agent shall  forward the Shares being purchased to the Investor, per Investor's instructions,  and wire the amount  necessary  to  purchase  the Shares,  pursuant  to the  Transaction
     Documents,  to  the  Company.  Subject  to  the  terms  set  forth  in  the
     Transaction  Documents,  the Investor is required to purchase the lesser of
     (a) the  Dollar  Amount  set forth in the Put  Notice  and (b) 17.5% of the total Volume Weighted Average Price during the applicable  Purchase Period.
     The Escrow Agent shall deduct from the Funds he receives in escrow from the
     Investor the following amounts:

               (a) On each Closing Date the Company shall pay to DRH  Investment
          Company, LLC, or its designee, an amount equal to 3.5% of the Purchase
          Amount,  which  amount the  Investor  may deduct  against the Purchase
          Amount,  and on each  Closing  Date the Company  shall pay to Dutchess
          Private Equities Fund, L.P., or its designee,  an amount equal to 3.5%
          of the Purchase  Amount,  which amount the Investor may deduct against the Purchase Amount.

               (b) On each  Closing  Date  Escrow  Agent  shall  deduct from the
          Purchase Amount as an escrow fee the sum of $1,000 for each Put Notice respective  to such  Closing  Date,  which amount the Escrow Agent may deduct from the proceeds received in escrow from the Investor.

          1.5 Any excess Shares held by the Escrow Agent after  disbursement  of the appropriate number of Shares to the Investor shall be promptly returned to the Company or its transfer agent, as instructed by the Company.

          1.6 This  Agreement  may be altered or amended  only with the  written consent of all of the parties hereto. Should Company attempt to change this
     Agreement in a manner which, in the Escrow Agent’s  discretion,  shall be  undesirable,  the Escrow  Agent may resign as Escrow Agent by notifying
     Company and  Investor in  writing.  In the case of the Escrow  Agent’s resignation  or removal  pursuant to the  foregoing,  his only duty,  until receipt of notice from Company and Investor  that a successor  escrow agent has been appointed, shall be to hold and preserve the Shares and Funds that are in his possession. Upon receipt by the Escrow Agent of said notice from
     Company and Investor of the  appointment of a successor  escrow agent,  the name of a successor  escrow  account and a direction to transfer the Shares and Funds, the Escrow Agent shall promptly  thereafter  transfer all of the
     Shares and Funds that he is still  holding  in  escrow,  to said  successor escrow agent.  Immediately after said transfer of the Shares and Funds, the
     Escrow  Agent  shall  furnish  Company  and  Investor  with  proof  of such transfer.  The  Escrow  Agent  is  authorized  to  disregard  any  notices, requests,  instructions or demands  received by it from Company or Investor after notice of resignation or removal has been given.

          1.7 The Escrow Agent shall be  reimbursed  by Company and Investor for any reasonable  expenses  incurred in the event there is a conflict between the parties  and the Escrow  Agent  shall deem it  necessary  to retain one counsel,  upon whose  advice the Escrow  Agent may rely.  The Escrow  Agent shall not be liable  for any  action  taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible  except for
     the  Escrow  Agent's  own   negligence.   The  Escrow  Agent  has  made  no
     representations  or  warranties  to the  Company  in  connection  with this transaction.  The Escrow Agent has no  liability  hereunder to either party other than to hold the Shares and Funds  received  by the  Investor  and to deliver them under the terms hereof.  Each party hereto agrees to indemnify and hold  harmless  the Escrow  Agent  from and with  respect to any suits, claims,  actions or liabilities  arising in any way out of this transaction including the  obligation  to defend any legal action  brought which in any way arises out of or is related to this Agreement or the  investment  being made by Investor.  The Company  acknowledges  and represents that it is not being represented in a legal capacity by Joseph B. LaRocco, and has had the opportunity  to consult with its own legal advisors prior to the signing of this  Agreement.  The  Company  acknowledges  that the Escrow  Agent is not rendering  securities  advice to the Company with respect to this  proposed transaction.  The Escrow Agent has acted as legal  counsel for the Investor and may  continue to act as legal  counsel for the  Investor,  from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such  capacity as legal  counsel for the  Investor  and waives any claim that such  representation  represents a conflict  of  interest  on  the  part  of the  Escrow  Agent.  The  Company understands  that the Investor and Escrow Agent are relying  explicitly  on the  foregoing  provisions  contained in this Section 1.7 in entering  into this Agreement.

          1.8 The Escrow Agent shall be obligated  only for the  performance  of such duties as are  specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed  by the  Escrow  Agent to be  genuine  and to have been  signed or presented  by the proper  party or parties.  The Escrow  Agent shall not be personally  liable  for  any  act  the  Escrow  Agent  may do or omit to do hereunder as the Escrow Agent while acting in good faith,  and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney-at-law shall be conclusive evidence of such good faith.

          1.9 The Escrow Agent is hereby  expressly  authorized to disregard any and all warnings  given by any of the parties hereto or by any other person or  corporation,  excepting  only orders or process of courts of law and is hereby  expressly  authorized to comply with and obey orders,  judgments or decrees of any court.  In case the Escrow Agent obeys or complies  with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed,  modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          1.10 The Escrow Agent shall not be liable in any respect on account of the identity,  authorities or rights of the parties executing or delivering or  purporting  to execute or deliver the  Agreement  or any  documents  or papers deposited or called for hereunder.

          1.11  If  the  Escrow  Agent  reasonably  requires  other  or  further documents in connection with this Agreement,  the necessary  parties hereto shall join in furnishing such documents.

          1.12 It is  understood  and agreed that should any dispute  arise with respect to the  delivery  and/or  ownership or right of  possession  of the documents or the Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized  and directed in the Escrow  Agent's sole  discretion  (a) to retain in the Escrow Agent's  possession without liability to anyone all or any part of said documents or the Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent  jurisdiction after the time for appeal has expired and no appeal has been  perfected,  but the
     Escrow Agent shall be under no duty  whatsoever  to institute or defend any such  proceedings  or (b) to deliver the Funds and any other  property  and documents  held by the Escrow Agent  hereunder to a state or federal  court having  competent  subject matter  jurisdiction and located in the State of
     Connecticut in accordance with the applicable procedure therefor.

                                    ARTICLE 2
                                  MISCELLANEOUS

          2.1 No  waiver of any  breach  of any  covenant  or  provision  herein contained  shall be deemed a waiver of any preceding or  succeeding  breach thereof,  or of any  other  covenant  or  provision  herein  contained.  No extension of time for  performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

          2.2 This  Agreement  shall be  binding  upon  and  shall  inure to the benefit of the permitted successors and assigns of the parties hereto.

          2.3 This Agreement is the final expression of, and contains the entire agreement  between,  the parties with respect to the subject  matter hereof
     and  supersedes  all  prior  understandings  with  respect  thereto.   This
     Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly  authorized in writing or as otherwise expressly permitted herein.

          2.4 Whenever  required by the context of this Agreement,  the singular shall  include the plural and masculine  shall  include the feminine.  This
     Agreement may be executed in two or more  counterparts,  all of which taken together shall  constitute one  instrument.  Execution and delivery of this
     Agreement by exchange of facsimile  copies bearing the facsimile  signature of a party shall  constitute a valid and binding  execution and delivery of this  Agreement  by such party.  Such  facsimile  copies  shall  constitute enforceable original documents.

          2.5 The parties hereto  expressly  agree that this Agreement  shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of  Connecticut.  The parties  agree that any dispute arising  under or with  respect to or in  connection  with this  Agreement, whether during the term of this Agreement or at any subsequent  time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration  Association with the proceedings  taking place in Stamford,  Connecticut before a panel of three (3) arbitrators.

          2.6 Any  notice  required  or  permitted  hereunder  shall be given in manner  provided  in  the  Section  headed  "NOTICES"  in  the  Transaction
     Documents, the terms of which are incorporated herein by reference.

          2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement;  the Escrow Agent does not become a party to the Transaction Documents.

          2.8 Each party  acknowledges  and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the party concerning this Agreement,  the party agree that any rule of  construction,  to the effect that any  ambiguity in the language of the
     Agreement is to be resolved against the drafting party, shall not apply.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                             COMPANY: HOUSEHOLD DIRECT.COM, INC.

                             By:      ____________________________________
                             Name: John Folger
                             Title:   President & CEO

                             THOMAS KELLY

                             By:      ____________________________________
                             Name:
                             Title:

                             DUTCHESS PRIVATE EQUITIES FUND, LP

                             By:      ____________________________________
                             Name:
                             Title:

                             JOSEPH B. LAROCCO, ESCROW AGENT

                             By:
                               ------------------------------------------------
                             Joseph B. LaRocco, Esq.

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION  RIGHTS  AGREEMENT  (this  "Agreement"),  dated as of July __,
2001, by and between HOUSEHOLD  DIRECT.COM,  INC., a company organized under the laws of state of Delaware,  with its principal  executive office at 3 Glen Road,
Sandy  Hook,  CT  06482  (the  "Company"),  and the  undersigned  investor  (the
"Investor").

     WHEREAS,  In connection  with the  Investment  Agreement by and between the
Company and the Investor of even date herewith (the "Investment Agreement"), the
Company  has  agreed to issue to the  Investor  (i) an  indeterminate  number of shares of the  Company's  common  stock,  $.001 par value per share (the "Common
Stock"), to be purchased pursuant to the Investment  Agreement,  (ii) and Common
Stock in the amounts set forth in Section  2(c)(i) of the  Investment  Agreement
(the "Signing Shares"); and

     WHEREAS,  To induce the  Investor to execute  and  deliver  the  Investment
Agreement,  the Company has agreed to provide certain  registration rights under the  Securities  Act  of  1933,  as  amended,  and  the  rules  and  regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable  state  securities  laws,  with respect to the shares of Common Stock issuable pursuant to the Investment Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the
Company and the Investor hereby agree as follows:

2.                 DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

     a.  "Execution  Date"  means the date  this  Agreement  and the  Investment
Agreement are signed by the Company and the Investor.

b.  "Holder" means the Investor.

     c. “Person”  means a corporation, a limited liability company, an association,  a partnership,  an  organization,  a business,  an  individual,  a governmental or political subdivision thereof or a governmental agency.

     d. “Potential Material Event” means any of the following: (i) the possession by the Company of material  information  not ripe for disclosure in a
Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such  information in the  Registration  Statement would be detrimental to the business and affairs of the Company,  or (ii) any material  engagement  or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely  affected by disclosure in a  Registration  Statement at such time, which  determination  shall be accompanied by a good faith  determination by the
Board of  Directors  of the Company  that the  Registration  Statement  would be materially misleading absent the inclusion of such information.

     e. "Principal  Market" means either The American Stock Exchange,  Inc., The
New York Stock Exchange,  Inc., the Nasdaq National Market,  The Nasdaq SmallCap
Market or the National Association of Securities  Dealer's,  Inc. OTC electronic bulletin  board  whichever is the principal  market on which the Common Stock is listed.

     f.        “Register,”         “Registered,”         and
“Registration”  refer to a  registration  effected  by  preparing  and filing one or more  Registration  Statements in compliance with the 1933 Act and pursuant  to Rule 415 under the 1933 Act or any  successor  rule  providing  for offering  securities  on a  continuous  basis  (“Rule  415”),  and the declaration or ordering of  effectiveness of such  Registration  Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

     g.  “Registrable  Securities”  means the  shares of Common  Stock issued or issuable (i) pursuant to the Investment Agreement, and (ii) any shares of capital  stock  issued or issuable  with respect to the such shares of Common
Stock, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar  event or  otherwise,  which have not been (x) included in a
Registration  Statement  that has been  declared  effective by the SEC, (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act or (z) otherwise transferred to a holder who may trade such shares without restriction under the 1933 Act.

     h. "Registration  Statement" means a registration  statement of the Company filed under the 1933 Act.

         All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Investment
Agreement.

                  2.       REGISTRATION.

     a.  Mandatory  Registration.  The Company  shall  prepare,  and, as soon as
practicable  file  with  the  SEC  a  Registration   Statement  or  Registration
Statements (as is necessary) on Form SB-2 (or, if such form is  unavailable  for
such  a   registration,   on  such  other  form  as  is  available  for  such  a
registration),  covering the resale of all of the Registrable Securities,  which
Registration  Statement(s)  shall  state  that,  in  accordance  with  Rule  416 promulgated  under the 1933 Act, such  Registration  Statement  also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits,  stock dividends or similar  transactions.  The Company shall initially  register for resale  17,600,000 shares of Common Stock which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of the  Company’s  Common  Stock on such date and the amount  reasonably  calculated that represents the Signing Shares.  In the event the  Company  cannot  register  sufficient  shares of Common  Stock,  due to the remaining number of authorized  shares of Common Stock being  insufficient,  the
Company will use its best  efforts to register  the maximum  number of shares it can based on the remaining  balance of  authorized  shares and will use its best efforts to increase the number of its  authorized  shares as soon as  reasonably practicable.

     b.  The  Company  shall  use its  best  efforts  to have  the  Registration
Statement(s)  declared  effective by the SEC within  ninety (90)  calendar  days after the Execution Date.

     c. The Company agrees not to include any other securities, other than those
for  the  $100,000  Regulation  D  convertible   debenture  offering,   in  this
Registration   Statement   without   Investor’s   prior  written   consent.
Furthermore,  the Company  agrees  that it will not file any other  Registration
Statement for other securities  (other than those for the $100,000  Regulation D convertible debenture offering,  existing option holders,  strategic partners or in connection  with a merger or  acquisition),  until ninety (90) days after the
Registration Statement for the Registrable Securities is declared effective.

     d. Counsel.  Subject to Section 5 hereof,  in connection  with any offering pursuant to this  Section 2, the Holder shall have the right to select one legal counsel  to  administer  its  interests  in  the  offering.  The  Company  shall reasonably cooperate with any such counsel.

                  3.       RELATED OBLIGATIONS.

     At such time as the Company is obligated to prepare and file a Registration
Statement  with the SEC pursuant to Section 2(a),  the Company will use its best efforts to effect the  registration of the Registrable  Securities in accordance with the intended method of disposition  thereof and, with respect thereto,  the
Company shall have the following obligations:

     b. The  Company  shall  use its best  efforts  to cause  such  Registration
Statement  relating to the  Registrable  Securities to become  effective  within ninety  (90)  days  after the date and shall  keep such  Registration  Statement effective pursuant to Rule 415 until the earlier of (i) the date as of which the
Holders may sell all of the Registrable  Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Holders shall have sold all the Registrable Securities and
(B) the Investor has no right to acquire any  additional  shares of Common Stock
under   the   Investment   Agreement   respectively   (the    “Registration
Period”),   which  Registration  Statement  (including  any  amendments  or supplements  thereto and prospectuses  contained  therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein,  or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     b.  The  Company  shall  prepare  and file  with  the SEC  such  amendments
(including   post-effective   amendments)  and  supplements  to  a  Registration
Statement  and  the  prospectus  used  in  connection  with  such   Registration
Statement,  which  prospectus  is to be filed  pursuant to Rule 424  promulgated under the 1933 Act,  as may be  necessary  to keep such  Registration  Statement effective during the Registration  Period, and, during such period,  comply with the  provisions  of  the  1933  Act  with  respect  to  the  disposition  of all
Registrable  Securities of the Company  covered by such  Registration  Statement until such time as all of such  Registrable  Securities shall have been disposed of in  accordance  with the  intended  methods of  disposition  by the  Investor thereof as set forth in such Registration  Statement. In the event the number of shares of Common Stock available  under a Registration  Statement filed pursuant to this Agreement is at any time  insufficient  to cover all of the  Registrable
Securities,  the Company shall amend such Registration  Statement, or file a new
Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable,  but in any  event  within  thirty  (30)  calendar  days  after the necessity  therefor arises (based on the then Purchase Price of the Common Stock and other  relevant  factors on which the  Company  reasonably  elects to rely), assuming the Company has  sufficient  authorized  shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The
Company  shall  use  it  best  efforts  to  cause  such  amendment   and/or  new
Registration  Statement to become effective as soon as practicable following the filing thereof.

     c The Company shall furnish to the Investor  whose  Registrable  Securities are included in any Registration  Statement and its legal counsel without charge
(i) promptly after the same is prepared and filed with the SEC at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules,  all documents  incorporated  therein by reference and all exhibits,  the prospectus included in such Registration Statement (including
each   preliminary   prospectus)   and,   with  regards  to  such   Registration
Statement(s),  any  correspondence  by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the  Company  or its  representatives,  (ii)  upon the  effectiveness  of any
Registration  Statement,  ten (10)  copies of the  prospectus  included  in such
Registration Statement and all amendments and supplements thereto (or such other number of copies as the  Investor may  reasonably  request) and (iii) such other documents,  including  copies of any  preliminary  or final  prospectus,  as the
Investor may  reasonably  request from time to time in order to  facilitate  the disposition of the Registrable Securities.

     d. The Company shall use reasonable efforts to (i) register and qualify the
Registrable  Securities  covered by a  Registration  Statement  under such other securities or “blue  sky”  laws of such states in the United States as any Holder reasonably  requests,  (ii) prepare and file in those  jurisdictions, such amendments  (including  post-effective  amendments) and supplements to such
registrations   and   qualifications   as  may  be  necessary  to  maintain  the
effectiveness  thereof  during the  Registration  Period,  (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times  during  the  Registration  Period,  and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable  Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection  therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d),  (y) subject  itself to general  taxation in any such jurisdiction,  or (z) file a general  consent  to service of process in any such
jurisdiction.   The  Company  shall  promptly   notify  each  Holder  who  holds
Registrable  Securities of the receipt by the Company of any  notification  with respect to the suspension of the  registration  or  qualification  of any of the
Registrable  Securities  for sale under the  securities or “blue  sky”
laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     e. As promptly  as  practicable  after  becoming  aware of such event,  the
Company  shall notify each Holder in writing of the  happening of any event as a result of which the prospectus included in a Registration  Statement, as then in effect,  includes an untrue  statement of a material fact or omission to state a material fact required to be stated  therein or necessary to make the statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading,  (“Registration  Default”) and use all diligent efforts to promptly  prepare a supplement or amendment to such  Registration  Statement and take any other necessary steps to cure the Registration Default, (which, if such
Registration  Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section  13(a),  13(c),  14 or 15(d) of the
1934  Act  (as  defined  below)  and  to be  incorporated  by  reference  in the prospectus) to correct such untrue  statement or omission,  and deliver ten (10)
copies of such  supplement  or amendment to each Holder (or such other number of copies as such Holder may reasonably request).  Failure to cure the Registration
Default  within  ten (10)  business  days  shall  result in the  Company  paying liquidated  damages  of 2.0% of the cost of all  Common  Stock  then held by the
Holders for each thirty (30) calendar day period or portion  thereof,  beginning on the date of suspension. The Company shall also promptly notify each Holder in writing (i) when a prospectus or any  prospectus  supplement  or  post-effective
amendment   has  been  filed,   and  when  a   Registration   Statement  or  any
post-effective   amendment   has   become   effective   (notification   of  such
effectiveness  shall be delivered to each Holder by facsimile on the same day of such  effectiveness  and by overnight mail),  (ii) of any request by the SEC for amendments or supplements to a Registration  Statement or related  prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate,  (iv)
in the event the  Registration  Statement  is no longer  effective  or,  (v) the
Registration  Statement is stale for a period of more than five (5) Trading Days as a result of the Company’s failure to timely file its financials.

             The   Company  acknowledges
that its failure to cure the Registration  Default within ten (10) business days will cause the Investor to suffer damages in an amount that will be difficult to ascertain.  Accordingly,  the parties agree that it is  appropriate to include a provision for liquidated  damages.  The parties  acknowledge  and agree that the
liquidated   damages  provision  set  forth  in  this  section   represents  the
parties’  good faith effort to quantify  such  damages and, as such,  agree that the form and amount of such liquidated  damages are reasonable and will not constitute a penalty.

             It  is the intention of the
parties that interest payable under any of the terms of this Agreement shall not exceed the maximum amount  permitted  under any applicable  law. If a law, which applies to this Agreement  which sets the maximum  interest  amount,  is finally interpreted so that the interest in connection  with this Agreement  exceeds the permitted  limits,  then:  (1) any such interest  shall be reduced by the amount necessary  to reduce  the  interest  to the  permitted  limit;  and (2) any sums already  collected (if any) from the Company  which exceed the permitted  limits will be refunded to the Company.  The Investor may choose to make this refund by reducing  the amount that the Company  owes under this  Agreement or by making a direct  payment to the Company.  If a refund reduces the amount that the Company owes the Investor,  the reduction will be treated as a partial payment.  In case any provision of this Agreement is held by a court of competent  jurisdiction to be excessive  in scope or otherwise  invalid or  unenforceable,  such  provision shall be adjusted rather than voided, if possible,  so that it is enforceable to the  maximum  extent  possible,  and  the  validity  and  enforceability  of the remaining  provisions  of this  Agreement  will  not in any way be  affected  or impaired thereby.

     f. The Company  shall use its best  efforts to prevent the  issuance of any stop order or other suspension of effectiveness of a Registration  Statement, or the suspension of the  qualification  of any of the  Registrable  Securities for sale in any  jurisdiction  and,  if such an order or  suspension  is issued,  to obtain the  withdrawal  of such order or  suspension  at the  earliest  possible moment and to notify each Holder who holds Registrable  Securities being sold of the issuance of such order and the  resolution  thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     g. The  Company  shall  permit  each  Holder and a single  firm of counsel, designated  as  selling  shareholders’  counsel by the  Holders  who hold a majority of the Registrable  Securities being sold, to review and comment upon a
Registration Statement and all amendments and supplements thereto at least seven
(7) business  days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for  acceleration  of the  effectiveness  of a Registration
Statement  or file with the SEC a  Registration  Statement  or any  amendment or supplement  thereto  without the prior approval of such counsel,  which approval shall not be unreasonably withheld.

     h. At the request of any Holder, the Company shall cause to be furnished to such Holder,  on the date of the effectiveness of a Registration  Statement,  an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement.

i. The Company shall make
available for inspection by (i) any Holder and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Holders (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the
“Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure
(except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the
Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration
Statement or is otherwise required under the 1933 Act, (b) the release of such
Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

     j. The Company  shall hold in  confidence  and not make any  disclosure  of information concerning a Holder provided to the Company unless (i) disclosure of such  information is necessary to comply with federal or state  securities laws,
(ii) the  disclosure  of such  information  is  necessary  to avoid or correct a misstatement  or omission in any  Registration  Statement,  (iii) the release of
such   information   is  ordered   pursuant  to  a  subpoena  or  other   final,
non-appealable   order  from  a  court  or   governmental   body  of   competent
jurisdiction,  or (iv) such information has been made generally available to the public other than by  disclosure  in  violation  of this  Agreement or any other agreement.  The Company agrees that it shall,  upon learning that  disclosure of such information  concerning a Holder is sought in or by a court or governmental body of  competent  jurisdiction  or through  other means,  give prompt  written notice to such Holder and allow such Holder,  at the Holder’s  expense,  to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     k. The  Company  shall  use its best  efforts  to  secure  designation  and quotation  of  all  the  Registrable  Securities  covered  by  any  Registration
Statement on the Principal Market. If, despite the Company’s  best efforts, the Company is unsuccessful in satisfying the preceding  sentence,  it shall use its  best  efforts  to  cause  all the  Registrable  Securities  covered  by any
Registration  Statement to be listed on each other national  securities exchange and automated quotation system, if any, on which securities of the same class or series  issued by the  Company are then  listed,  if any, if the listing of such
Registrable  Securities  is then  permitted  under the rules of such exchange or system. If, despite the Company’s best efforts, the Company is unsuccessful in  satisfying  the two  preceding  sentences,  it will use its best  efforts to secure  the  inclusion  for  quotation  on the Nasdaq  SmallCap  Market for such
Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities.
The Company shall pay all fees and expenses in connection  with  satisfying  its obligation under this Section 3(k).

     l. The Company shall  cooperate  with the Investor to facilitate the timely preparation  and delivery of certificates  (not bearing any restrictive  legend)
representing the Registrable Securities to be offered pursuant to a Registration
Statement and enable such  certificates to be in such  denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names of the Persons who shall  acquire  such  Registrable  Securities  from the
Holders, as the Holders may request.

     m. The  Company  shall  provide a  transfer  agent for all the  Registrable
Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

     n. If  requested  by the  Holders  holding a  majority  of the  Registrable
Securities, the Company shall (i) as soon as reasonably practical incorporate in a prospectus  supplement or  post-effective  amendment such  information as such
Holders reasonably determine should be included therein relating to the sale and
distribution  of  Registrable   Securities,   including,   without   limitation,
information  with respect to the offering of the  Registrable  Securities  to be sold in such  offering;  (ii)  make  all  required  filings  of such  prospectus supplement or post-effective  amendment as soon as notified of the matters to be incorporated  in such prospectus  supplement or  post-effective  amendment;  and
(iii) supplement or make amendments to any Registration  Statement if reasonably requested by such Holders.

     o.  The  Company  shall  use its best  efforts  to  cause  the  Registrable
Securities  covered by the  applicable  Registration  Statement to be registered with or approved by such other  governmental  agencies or  authorities as may be necessary to consummate the disposition of such Registrable Securities.

     p. The Company shall make  generally  available to its security  holders as soon as reasonably practical, but not later than ninety (90) calendar days after the  close  of the  period  covered  thereby,  an  earnings  statement  (in form complying  with the  provisions  of Rule 158  under  the 1933  Act)  covering  a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of any Registration Statement.

     q. The  Company  shall  otherwise  use its best  efforts to comply with all applicable  rules and regulations of the SEC in connection with any registration hereunder.

     r.  Within one (1)  business  day after the  Registration  Statement  which includes  Registrable  Securities is declared  effective by the SEC, the Company shall deliver,  and shall cause legal counsel for the Company to deliver, to the transfer  agent for such  Registrable  Securities,  with copies to the Investor, confirmation that such Registration Statement has been declared effective by the
SEC in the form attached hereto as Exhibit A.

     s. At or prior to the date of the first Put Notice (as that term is defined in the  Investment  Agreement)  and at  such  other  times  as the  Holders  may reasonably  request,  the Company shall cause to be delivered,  letters from the
Company’s  independent  certified  public  accountants (i) addressed to the
Holders that such  accountants are  independent  public  accountants  within the meaning  of the 1933 Act and the  applicable  published  rules  and  regulations thereunder,  and  (ii)  in  customary  form  and  covering  such  financial  and accounting  matters  as  are  customarily  covered  by  letters  of  independent certified public accountants delivered to underwriters in connection with public offerings.

     t. The  Company  shall  take all  other  reasonable  actions  necessary  to expedite and facilitate  disposition  by the Holders of  Registrable  Securities pursuant to a Registration Statement.

                  4.       OBLIGATIONS OF THE HOLDERS.

     a. At least five (5) calendar  days prior to the first  anticipated  filing date of a Registration Statement the Company shall notify each Holder in writing of the  information  the Company  requires  from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such
Registration  Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the  Registrable  Securities  of a  particular  Holder that such Holder shall furnish  in  writing to the  Company  such  information  regarding  itself,  the
Registrable  Securities held by it and the intended method of disposition of the
Registrable  Securities held by it as shall reasonably be required to effect the registration of such Registrable  Securities and shall execute such documents in connection with such  registration as the Company may reasonably  request.  Each
Holder covenants and agrees that, in connection with any disposition or transfer of Registrable Securities by it pursuant to a Registration  Statement,  it shall comply  with  the  “Plan  of  Distribution”  section  of  the  current prospectus  relating to such  Registration  Statement.  b. Each Holder,  by such
Holder’s acceptance of the Registrable Securities, agrees to cooperate with the  Company as  reasonably  requested  by the  Company in  connection  with the preparation  and filing of any  Registration  Statement  hereunder,  unless such
Holder has  notified  the Company in writing of such  Holder’s  election to exclude all of such Holder’s  Registrable Securities from such Registration
Statement.  c. Each  Holder  agrees  that,  upon  receipt of any notice from the
Company of the  happening of any event of the kind  described in Section 3(f) or the first sentence of 3(e), such Holder will immediately discontinue disposition of Registrable  Securities  pursuant to any Registration  Statement(s)  covering such Registrable  Securities until such  Holder’s  receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).

                  5.       EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to
Sections 2 and 3, including,  without limitation, all registration,  listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

                  6.       INDEMNIFICATION.

     In the event any  Registrable  Securities  are  included in a  Registration
Statement under this Agreement:

     f. To the fullest  extent  permitted by law, the Company  will,  and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable
Securities,   the   directors,    officers,    partners,    employees,   agents,
representatives of, and each Person, if any, who controls, any Holder within the meaning of the 1933 Act or the Securities  Exchange Act of 1934, as amended (the
“1934 Act”),  (each, an “Indemnified  Person”),  against any losses, claims, damages,  liabilities,  judgments,  fines,  penalties,  charges, costs,  attorneys’  fees, amounts paid in settlement or expenses,  joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action,  claim,  suit,  inquiry,  proceeding,  investigation or appeal  taken  from the  foregoing  by or  before  any  court  or  governmental, administrative or other regulatory  agency,  body or the SEC, whether pending or threatened,  whether or not an  indemnified  party is or may be a party  thereto
(“Indemnified  Damages”),  to  which  any of them may  become  subject insofar  as such  Claims  (or  actions  or  proceedings,  whether  commenced  or threatened,  in respect  thereof) arise out of or are based upon: (i) any untrue statement  or alleged  untrue  statement  of a material  fact in a  Registration
Statement  or any  post-effective  amendment  thereto or in any  filing  made in connection with the  qualification of the offering under the securities or other
“blue  sky”  laws of any jurisdiction in which Registrable  Securities are offered  (“Blue Sky Filing”),  or the omission or alleged omission to state a material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances  under which the statements therein were made, not misleading,  (ii) any untrue  statement or alleged untrue statement of a material fact  contained in the final  prospectus  (as amended or supplemented,  if the Company files any amendment thereof or supplement  thereto with the SEC) or the omission or alleged  omission to state therein any material
fact  necessary  to  make  the  statements   made  therein,   in  light  of  the
circumstances  under which the statements therein were made, not misleading,  or
(iii) any  violation  or alleged  violation  by the Company of the 1933 Act, the
1934 Act, any other law,  including,  without  limitation,  any state securities law, or any rule or regulation  thereunder  relating to the offer or sale of the
Registrable  Securities pursuant to a Registration Statement (the matters in the
foregoing     clauses     (i)     through     (iii)     being,     collectively,
“Violations”).  Subject to the  restrictions set forth in Section 6(c)
with respect to the number of legal  counsel,  the Company  shall  reimburse the
Holders and each such controlling person, promptly as such expenses are incurred and are due and  payable,  for any  reasonable  legal  fees or other  reasonable expenses incurred by them in connection with investigating or defending any such
Claim.   Notwithstanding   anything  to  the  contrary   contained  herein,  the
indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim  arising out of or based upon a Violation  which occurs in reliance upon and in conformity  with  information  furnished in writing to the Company by any
Indemnified  Person  expressly for use in connection with the preparation of the
Registration  Statement or any such amendment thereof or supplement  thereto, if such  prospectus  were timely made available by the Company  pursuant to Section
3(c);  (ii) shall not be  available  to the extent  such Claim is based on (a) a failure of the Holder to deliver or to cause to be delivered the prospectus made available  by  the  Company  or  (b)  the  Indemnified  Person’s  use of an
incorrect prospectus despite being promptly advised in advance by the Company in writing  not to use such  incorrect  prospectus;  and  (iii)  shall not apply to amounts paid in settlement of any Claim if such  settlement is effected  without
the  prior  written  consent  of  the  Company,   which  consent  shall  not  be
unreasonably  withheld.  Such  indemnity  shall  remain in full force and effect regardless of any investigation  made by or on behalf of the Indemnified  Person and shall  survive the  transfer of the  Registrable  Securities  by the Holders pursuant to Section 9.

     g. In  connection  with any  Registration  Statement  in which a Holder  is participating,  each such Holder agrees to severally and not jointly  indemnify, hold  harmless  and defend,  to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors,  each of its officers who signs the  Registration  Statement,  each  Person,  if any, who controls the
Company  within the  meaning of the 1933 Act or the 1934 Act  (collectively  and together with an Indemnified Person, an “Indemnified Party”),  against any Claim or Indemnified Damages to which any of them may become subject,  under the 1933 Act, the 1934 Act or  otherwise,  insofar as such Claim or  Indemnified
Damages  arise  out of or are  based  upon any  Violation,  in each  case to the extent, and only to the extent,  that such Violation occurs in reliance upon and in conformity with written  information  furnished to the Company by such Holder expressly for use in connection with such Registration  Statement;  and, subject to  Section  6(c),  such  Holder  will  reimburse  any  legal or other  expenses reasonably  incurred by them in connection with  investigating  or defending any such Claim;  provided,  however,  that the indemnity agreement contained in this
Section 6(b) and the agreement with respect to contribution contained in Section
7 shall not apply to amounts paid in settlement of any Claim if such  settlement is effected  without the prior  written  consent of such Holder,  which  consent shall not be unreasonably withheld;  provided, further, however, that the Holder shall be liable  under  this  Section  6(b) for only  that  amount of a Claim or
Indemnified  Damages  as does not exceed the net  proceeds  to such  Holder as a result  of the sale of  Registrable  Securities  pursuant  to such  Registration
Statement.  Such indemnity  shall remain in full force and effect  regardless of any  investigation  made by or on  behalf  of such  Indemnified  Party and shall survive the transfer of the  Registrable  Securities by the Holders  pursuant to
Section 9.  Notwithstanding  anything  to the  contrary  contained  herein,  the indemnification  agreement  contained  in this  Section 6(b) with respect to any preliminary  prospectus shall not inure to the benefit of any Indemnified  Party if  the  untrue  statement  or  omission  of  material  fact  contained  in  the preliminary  prospectus were corrected on a timely basis in the  prospectus,  as then amended or supplemented.

     h. Promptly  after receipt by an Indemnified  Person or  Indemnified  Party under this Section 6 of notice of the  commencement  of any action or proceeding
(including  any  governmental  action or  proceeding)  involving  a Claim,  such
Indemnified  Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any  indemnifying  party under this Section 6, deliver to the indemnifying  party  a  written  notice  of the  commencement  thereof,  and the indemnifying  party shall have the right to  participate  in, and, to the extent the indemnifying  party so desires,  jointly with any other  indemnifying  party similarly  noticed,  to assume  control  of the  defense  thereof  with  counsel mutually  satisfactory to the indemnifying  party and the Indemnified  Person or the  Indemnified  Party,  as  the  case  may  be;  provided,  however,  that  an
Indemnified  Person or Indemnified  Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying  party, if, in the  reasonable  opinion of counsel  retained  by the  indemnifying  party,  the representation  by such counsel of the Indemnified  Person or Indemnified  Party and the  indemnifying  party would be  inappropriate  due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party  represented by such counsel in such  proceeding.  The  indemnifying party shall pay for only one separate legal counsel for the Indemnified  Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by
Holders holding a majority-in-interest of the Registrable Securities included in the  Registration  Statement  to which the Claim  relates,  if the  Holders  are entitled  to  indemnification  hereunder,  or the  Company,  if the  Company  is entitled to indemnification  hereunder, as applicable.  The Indemnified Party or
Indemnified  Person  shall  cooperate  fully  with  the  indemnifying  party  in connection  with any  negotiation  or defense of any such action or claim by the indemnifying  party and shall furnish to the indemnifying  party all information reasonably  available  to the  Indemnified  Party or  Indemnified  Person  which relates  to such  action  or  claim.  The  indemnifying  party  shall  keep  the
Indemnified  Party or Indemnified  Person fully appraised at all times as to the status of the defense or any settlement  negotiations  with respect thereto.  No indemnifying  party shall be liable for any  settlement of any action,  claim or proceeding  effected without its written consent,  provided,  however,  that the indemnifying  party shall not  unreasonably  withhold,  delay or  condition  its consent.  No  indemnifying  party shall,  without the consent of the Indemnified
Party or Indemnified Person,  consent to entry of any judgment or enter into any settlement or other compromise  which does not include as an unconditional  term thereof the giving by the  claimant or plaintiff  to such  Indemnified  Party or
Indemnified  Person of a release  from all  liability  in respect to such Claim.
Following  indemnification  as provided for hereunder,  the  indemnifying  party shall be surrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties,  firms or corporations relating to the matter for which  indemnification  has been made. The failure to deliver written notice to the  indemnifying  party within a reasonable time of the  commencement of any such action shall not relieve such  indemnifying  party of any  liability to the
Indemnified  Person or  Indemnified  Party  under this  Section 6, except to the extent that the  indemnifying  party is prejudiced in its ability to defend such action.

     i. The indemnification required by this Section 6 shall be made by periodic payments  of the  amount  thereof  during  the  course of the  investigation  or defense, as and when bills are received or Indemnified Damages are incurred.

     j. The indemnity  agreements  contained  herein shall be in addition to (i)
any cause of action or similar  right of the  Indemnified  Party or  Indemnified
Person against the  indemnifying  party or others,  and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                  7.       CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying  party agrees to make the maximum  contribution with respect to any amounts for which it would otherwise be liable under Section
6 to the fullest  extent  permitted  by law;  provided,  however,  that:  (i) no contribution  shall be made under  circumstances  where the maker would not have been liable for  indemnification  under the fault standards set forth in Section
6;  (ii)  no   seller   of   Registrable   Securities   guilty   of   fraudulent
misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution  from any seller of Registrable  Securities who was not guilty of fraudulent misrepresentation;  and (iii) contribution by any seller of
Registrable  Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8.       REPORTS UNDER THE 1934 ACT.

     With a view to making  available  to the Holders  the  benefits of Rule 144 promulgated  under the 1933 Act or any other  similar rule or  regulation of the
SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

     a.  make  and  keep  public  information  available,  as  those  terms  are understood and defined in Rule 144;

     b. file with the SEC in a timely  manner all  reports  and other  documents required  of the  Company  under  the  1933  Act and the 1934 Act so long as the
Company remains subject to such  requirements  (it being understood that nothing herein  shall limit the  Company’s  obligations  under  Section 5(c) of the
Investment  Agreement)  and the filing of such  reports and other  documents  is required for the applicable provisions of Rule 144; and

     c. furnish to the Investor,  promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the  1933  Act and the  1934  Act,  (ii) a copy of the  most  recent  annual  or quarterly report of the Company and such other reports and documents so filed by the Company,  and (iii) such other information as may be reasonably requested to permit  the  Investor  to sell  such  securities  pursuant  to Rule 144  without registration.

                  9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights under this Agreement shall not be assignable.

                  10.      AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance  thereof may be waived (either generally or in a particular instance and either retroactively or prospectively),  only with the written consent of the Company and Holders who hold  two-thirds  (2/3) of the Registrable  Securities.  Any amendment or waiver effected in  accordance  with this  Section 10 shall be binding upon each Holder and the  Company.  No such  amendment  shall be  effective to the extent that it applies  to less  than all of the  Holders  of the  Registrable  Securities.  No
consideration  shall be  offered  or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

                  11.      MISCELLANEOUS.

     a. A Person is deemed to be a Holder  of  Registrable  Securities  whenever such Person owns of record such Registrable Securities.  If the Company receives conflicting  instructions,  notices or  elections  from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions,  notice or election  received from the registered owner of such
Registrable Securities.

     b. Any  notices,  consents,  waivers or other  communications  required  or permitted to be given under the terms of this  Agreement  must be in writing and will be  deemed  to  have  been  delivered  (i)  upon  receipt,  when  delivered personally;  (ii) upon receipt,  when sent by facsimile (provided a confirmation of transmission is mechanically or electronically  generated and kept on file by the  sending  party);  or (iii)  one (1) day  after  deposit  with a  nationally recognized  overnight  delivery service,  in each case properly addressed to the party to  receive  the  same.  The  addresses  and  facsimile  numbers  for such communications shall be:

If to the Company:

         Household Direct.com, Inc.
         3 Glen Road
         Sandy Hook, CT 06482
         Attention: John Folger, President and CEO
         Telephone:        203-426-2312
         Facsimile:        203-426-5460

         With a copy to:
         McCue & Lee, P.C.
         5430 LBJ Freeway, Suite 1050
         Dallas, TX 75240
         Attention:  Craig Ongley, Esq.
         Telephone:        972-490-0808
         Facsimile:        972-490-9545

If to the Investor:

         At the address listed in the Questionnaire.

If to Dutchess Private Equities Fund, Ltd.
         c/o Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

Each party shall  provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

     c.  Failure  of any  party to  exercise  any  right or  remedy  under  this
Agreement or otherwise,  or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d. The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its  stockholders.  All other questions shall be governed by and  interpreted in accordance  with the laws of the State of New
York without  regard to the  principles  of conflict of laws.  Each party hereby irrevocably  submits to the non-exclusive  jurisdiction of the state and federal courts  sitting  in  the  City  of New  York,  borough  of  Manhattan,  for  the adjudication  of any dispute  hereunder  or in  connection  herewith or with any transaction  contemplated  hereby or discussed  herein,  and hereby  irrevocably waives,  and agrees not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the  jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient  forum or that the venue of such  suit,  action  or  proceeding  is  improper.  Each  party  hereby irrevocably  waives  personal  service of process and consents to process  being served in any such suit,  action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve  process in any  manner  permitted  by law.  If any  provision  of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or  unenforceability  shall not affect the  validity  or  enforceability  of the
remainder  of  this   Agreement  in  that   jurisdiction   or  the  validity  or
enforceability of any provision of this Agreement in any other jurisdiction.

     e. This  Agreement  and the  Transaction  Documents  constitute  the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions,  promises, warranties or undertakings, other than those set forth or referred to herein and therein.

     f.  This  Agreement  and the  Transaction  Documents  supersede  all  prior agreements  and  understandings  among the parties  hereto  with  respect to the subject matter hereof and thereof.

     g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. This  Agreement may be executed in two or more  identical  counterparts, each of which shall be deemed an original but all of which shall  constitute one and the same  agreement.  This  Agreement,  once  executed  by a  party,  may be delivered to the other party hereto by facsimile  transmission of a copy of this
Agreement bearing the signature of the party so delivering this Agreement.

     i. Each party shall do and perform, or cause to be done and performed,  all such  further  acts and  things,  and shall  execute  and deliver all such other agreements,  certificates,  instruments  and  documents,  as the other party may reasonably  request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made,  unless otherwise  specified in this Agreement, by Holders holding a majority of the Registrable Securities.

     k. The language  used in this  Agreement  will be deemed to be the language chosen by the  parties to  express  their  mutual  intent and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF,  the parties have caused this Registration  Rights Agreement to be duly executed as of the day and year first above written.

                           HOUSEHOLD DIRECT.COM, INC.

                           By:      ____________________________________
                           Name:    John Folger
                           Title:   President & CEO

                           THOMAS KELLY

                           By:      ____________________________________
                           Name:
                           Title:

                           DUTCHESS PRIVATE EQUITIES FUND, LP

                           By:      ____________________________________
                           Name:
                           Title:

                                    EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

                                                          Date: __________
[TRANSFER AGENT]

                  Re:      Household Direct.com, Inc.

Ladies and Gentlemen:

     We are counsel to Household  Direct.com,  Inc., a Delaware corporation (the
"Company"),  and have  represented  the Company in connection  with that certain
Investment Agreement (the "Investment  Agreement") entered into by and among the
Company and  _________________________  (the  "Investor")  pursuant to which the
Company  has  agreed to issue to the  Investor  shares of the  Company's  common stock,  $.001  par  value  per  share  (the  "Common  Stock")  on the  terms and conditions  set forth in the  Investment  Agreement.  Pursuant to the Investment
Agreement,  the Company also has entered into a  Registration  Rights  Agreement with the Investor (the "Registration  Rights  Agreement")  pursuant to which the
Company agreed,  among other things, to register the Registrable  Securities (as defined in the Registration  Rights  Agreement),  including the shares of Common
Stock issued or issuable  under the Investment  Agreement,  under the Securities
Act of 1933,  as amended  (the "1933 Act").  In  connection  with the  Company's obligations under the Registration Rights Agreement,  on ____________ ___, 2001,
the  Company  filed  a   Registration   Statement  on  Form  S-  ___  (File  No.
333-________)  (the  "Registration  Statement") with the Securities and Exchange
Commission (the "SEC") relating to the  Registrable  Securities  which names the
Investor as a selling shareholder thereunder.

     In connection with the foregoing,  we advise you that a member of the SEC's staff has advised us by  telephone  that the SEC has entered an order  declaring the  Registration  Statement  effective under the 1933 Act at [enter the time of effectiveness]  on  [enter  the  date of  effectiveness]  and to the best of our knowledge,  after  telephonic  inquiry of a member of the SEC's  staff,  no stop order suspending its  effectiveness  has been issued and no proceedings for that purpose  are  pending  before,  or  threatened  by, the SEC and the  Registrable
Securities  are  available  for  resale  under  the  1933  Act  pursuant  to the
Registration Statement.

                                              Very truly yours,

                                              [Company Counsel]

                                               By:      ____________________
cc:      [Investor]

                                  EXHIBIT 10.2

                              INVESTMENT AGREEMENT

     INVESTMENT  AGREEMENT (this "AGREEMENT"),  dated as of July __, 2001 by and among Household Direct.com, Inc., a Delaware corporation with offices located at
3 Glen Road, Sandy Hook, CT 06482 (the "COMPANY"),  and the undersigned investor
(the "INVESTOR").

     WHEREAS,  the  parties  desire  that,  upon the  terms and  subject  to the conditions  contained  herein,  the Investor  shall invest up to  $10,000,000 to purchase  the  Company's  common  stock,  $.001 par value per share (the "COMMON
STOCK");

     WHEREAS,  such investments will be made in reliance upon registration under the Securities Act of 1933, as may be amended (the "1933 ACT").

     WHEREAS,   contemporaneously  with  the  execution  and  delivery  of  this
Agreement, the parties hereto are executing and delivering a Registration Rights
Agreement   substantially  in  the  form  attached  hereto  as  Exhibit  A  (the
"REGISTRATION  RIGHTS  AGREEMENT")  pursuant  to which the Company has agreed to provide  certain  registration  rights  under  the 1933  Act,  and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Investor hereby agree as follows:

     1. DEFINITIONS.  As used in this Agreement,  the following terms shall have the following  meanings specified or ------------  indicated,  and such meanings shall be equally  applicable  to the  singular  and plural  forms of the defined terms.

"1933 ACT" shall mean the Securities Act of 1933, as it may be amended.

"1934 ACT" shall mean the Securities Exchange Act of 1934, as it may be amended.

“AFFILIATE” shall
have the meaning specified in Section 5(h).

"AGREED UPON PROECEDURES REPORT" shall have the meaning specified in Section
2(o).

"AGREEMENT" shall mean this Investment Agreement.

"BUY-IN" shall have the meaning specified in Section 6.

“BUY-IN ADJUSTMENT AMOUNT” shall have the meaning specified in Section
6.

“CLOSING” shall have the meaning specified in Section 2(h).

“CLOSING DATE”  shall mean, as defined in Section 2(h), the date which is three (3) Trading  Days  following  the  expiration  of the related  Purchase
Period (or such other time or later date as is mutually agreed to by the Company and the Investor).

“COMMON STOCK” shall mean the Common Stock of the Company.

“CONTROL” or “CONTROLS”  shall have the meaning specified in
Section 5(h).

“COVERING SHARES” shall have the meaning specified in Section 6.

“DOLLAR AMOUNT” shall mean the Dollar Amount of shares of common stock the Company requests Investor to purchase.

“EFFECTIVE  DATE”  shall mean the date the SEC declares  effective the
Registration Statement covering the transactions described in the Agreement.

“ENVIRONMENTAL LAWS” shall have the meaning specified in Section 4(m).

"ESCROW AGENT" shall mean Joseph B. LaRocco.

“ESCROW  AGREEMENT”  shall  mean the  Escrow  Agreement  entered  into between the Company, Investor and Escrow Agent and attached as Exhibit c.

"EXECUTION DATE" shall mean the date all Transaction Documents are executed by the Company and Investor.

“INDEMNITEES”
shall have the meaning specified in Section 10.

“INDEMNIFIED LIABILITIES”  shall have the meaning specified in Section
10.

“INEFFECTIVE   PERIOD”   shall  mean  any  period  of  time  that  the
Registration Statement or any Supplemental Registration Statement (as defined in the Registration  Rights Agreement)  becomes  ineffective or unavailable for use for  the  sale  or  resale,  as  applicable,  of any  or all of the  Registrable
Securities (as defined in the Registration  Rights Agreement) for any reason (or in the event  the  prospectus  under  either  of the  above is not  current  and deliverable)  during any time  period  required  under the  Registration  Rights
Agreement.

“MAJOR TRANSACTION” shall have the meaning specified in Section 2(g).

“MATERIAL ADVERSE EFFECT”  shall have the meaning specified in Section
4(a).

“MATERIAL FACTS”
shall have the meaning specified in Section 2(m). “MAXIMUM COMMON STOCK
ISSUANCE” shall have the meaning specified in Section 2(j).

"MAXIMUM PUT AMOUNT" shall be $1,000,000.

“MINIMUM ACCEPTABLE PRICE” shall have the meaning specified in Section
2(b).

“OPEN  PERIOD”  shall mean the period  beginning on and  including the
Trading Day  immediately  following the Effective Date and ending on the earlier of (i) the date which is thirty-six (36) months from the Effective Date and (ii)
termination of the Agreement in accordance with Section 9.

“PAYMENT AMOUNT” shall have the meaning specified in Section 2(i).

“PRINCIPAL MARKET” shall have the meaning specified in Section 2(f).

“PROSPECTUS”  shall mean the  prospectus,  preliminary  prospectus and supplemental prospectus used in connection with the Registration Statement.

“PURCHASE  AMOUNT”  shall mean the amount  being paid by Investor on a particular Closing Date to purchase the Shares.

"PURCHASE PERIOD" shall mean the period beginning on the Put Notice Date and ending on and including the date which is ten (10) Trading Days after such Put
Notice Date.

“PURCHASE PRICE” shall mean 91% of the average of the lowest three (3)
closing  bid prices of the  Company’s  common  stock  during the  specified
Purchase Period.

“PUT  NOTICE”  shall mean a written notice sent to the Investor by the
Company  stating the Dollar Amount of Shares the Company  intends to sell to the
Investor  pursuant to the terms of the Agreement and stating the current  number of Shares issued and outstanding on such date.

“PUT NOTICE DATE” shall mean the Trading Day immediately following the day on which the Investor  receives a Put Notice,  however a Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the  Investor  if such notice is received  prior to 12:00 noon  Eastern  Time
(receipt being deemed to occur if the Company  possess a facsimile  confirmation showing completed  transmission by such time), or (y) the immediately succeeding
Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern
Time on a Trading Day (receipt being  documented as described in (x) above).  No
Put Notice may be deemed delivered on a day that is not a Trading Day.

“REGISTRATION  OPINION”  shall have the meaning  specified  in Section
2(m).

>“REGISTRATION OPINION
DEADLINE” shall mean the date that is three (3) Trading Days prior to each
Put Notice Date.

“REGISTRATION
PERIOD” shall have the meaning specified in Section 5(c).

“REGISTRATION RIGHTS
AGREEMENT” shall mean the Agreement entered into by the Company with
Investor for the registration of this transaction.

“REGISTRATION  STATEMENT”  means  the  registration  statement  of the
Company filed under the 1933 Act covering this transaction.

“RELATED PARTY” shall have the meaning specified in Section 5(h).

“REPURCHASE EVENT” shall have the meaning specified in Section 2(i).

“REPURCHASE OPTION” shall have the meaning specified in Section 2(i).

“RESOLUTION” shall have the meaning specified in Section 8(f).

"SEC" shall mean the Securities & Exchange Commission.

“SEC DOCUMENTS”
shall have the meaning specified in Section 4(f).

"SECURITIES" shall mean the shares of common stock and warrants issued pursuant to the terms of the Agreement.

“SHARES” shall mean the shares of common stock of the Company having a par value of $.001 per share.

     “SIGNING  WARRANT”  shall have the meaning  specified  in Section
     2(c)(i).

     “SIGNING  SHARES”  shall have the  meaning  specified  in Section
2(c)(ii).

     “SOLD SHARES” shall have the meaning specified in Section 6.

     “SUBSIDIARIES” shall have the meaning specified in Section 4(a).

     “TRADING  DAY”  shall mean any day on which the Principal  Market for the Company’s common stock is open for trading.

     “TRANSACTION  DOCUMENTS”  shall mean the Agreement,  Registration
Rights  Agreement,  Escrow  Agreement,  Signing  Warrant  and each of the  other agreements entered into by the parties hereto in connection with the Agreement.

     “VALUATION  EVENT”  shall have the meaning  specified  in Section
2(k).

     “VOLUME WEIGHTED AVERAGE PRICE” shall be as reported by Bloomberg
Financial Markets (“BLOOMBERG”), or if not available through Bloomberg because of  delisting,  then the average of the bid prices of any market  makers for the Company’s  Common Stock as reported in the “pink  sheets”
by the National Quotation Bureau, Inc.

         2.       PURCHASE AND SALE OF COMMON STOCK

     a. Purchase and Sale of Common  Stock.  Upon the terms and  conditions  set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate
Purchase Price of $10,000,000.

     b.  Delivery of Put  Notices.  Subject to the terms and  conditions  of the
Transaction Documents,  and from time to time during the Open Period the Company may, in its sole  discretion,  deliver a Put Notice to the Investor which states the Dollar  Amount of Shares  which the Company  intends to sell to the Investor during the Purchase  Period.  In addition,  the Dollar Amount  designated by the
Company in a Put Notice  shall be equal to 175% of the Volume  Weighted  Average
Price  (based on the forty  (40)  Trading  Days  prior to the Put  Notice  Date)
multiplied by the Purchase Price but in increments of not more than  $1,000,000.
Once the Put Notice is  received  by the  Investor  the Put Notice  shall not be terminated, withdrawn or otherwise revoked by the Company except as set forth in this  Agreement.  During the Open Period,  the Company  shall not be entitled to submit a Put Notice until after the  previous  closing has been  completed.  The
Purchase  Price shall be 91% of the average of the lowest  three (3) closing bid prices of the Common Stock during the Purchase Period.

     The Company  shall be entitled to withdraw  that  portion of the Put Notice amount,  if the Purchase Price with respect to that Put Notice does not meet the
Minimum  Acceptable  Price.  Such amount may be withdrawn by the Company sending written notice via facsimile transmission to the Investor,  however, that amount represented  by any shares  sold by the  Investor up to the close of trading the day of receipt of said notice may not be withdrawn  by the Company.  The Minimum
Acceptable  Price is defined as 75% of the Volume Weighted  Average Price of the
Common Stock for the fifteen (15) Trading Days prior to the Put Notice Date. The
Company reserves the right to withdraw that portion of the Put Notice amount, if the Purchase  Price is not equal to or greater  than 85% of the Volume  Weighted
Average  price during the Purchase  Period.  Such amount may be withdrawn by the
Company  sending  written  notice via  facsimile  transmission  to the Investor, however  that amount  represented  by any shares sold by the  Investor up to the close of trading the day of receipt of said notice may not be  withdrawn  by the
Company.

     Within ten (10)  calendar  days  after the  commencement  of each  calendar quarter occurring subsequent to the commencement of the Open Period, the Company undertakes to notify Investor as to its reasonable expectations as to the Dollar
Amount it intends to raise during such  calendar  quarter,  if any,  through the issuance of Put Notices.  Such notification  shall constitute only the Company's good faith  estimate with respect to such  calendar  quarter and shall in no way obligate  the  Company to raise such  amount  during  such  calendar  quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter.
The  failure by the Company to comply  with this  provision  can be cured by the
Company's notifying Investor at any time as to its reasonable  expectations with respect to the current calendar quarter.

    c.     Signing Shares.
                --------------

     (i) Signing  Shares.  On the Execution Date, the Company shall issue shares of the Company’s  Common Stock (“SIGNING  SHARES”),  which shares shall be registered  together with the shares being registered in this offering, as follows:

       Dutchess Private Equities Fund, L.P.                 600,000 shares
       Thomas Kelly                                       3,700,000 shares
       Dutchess Advisors, Ltd.                            3,100,000 shares
       Joseph B. LaRocco                                   200, 000 shares

       (ii) The following shares of Common Stock shall also be issued on the later of (x) sixty-five (65) calendar days after the
       Execution Date or (y) thirty (30) calendar days after the
       Effective date:

       Dutchess Private Equities Fund, L.P.                  45,000 shares
       Thomas Kelly                                         300,000 shares
       Dutchess Advisors, Ltd.                              255,000 shares

     It is the  intention of the parties that only  interest that may be payable under this  Agreement  shall not exceed the maximum amount  permitted  under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally  interpreted so that the interest in connection with this Agreement exceeds the permitted  limits,  then: (1) any such interest shall be reduced by the amount  necessary  to reduce  the  interest  to the  permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company. The Investor may choose to make this  refund by  reducing  the  amount  that the  Company  owes  under this
Agreement or by making a direct payment to the Company.  If a refund reduces the amount that the Company owes the Investor,  the  reduction  will be treated as a partial  payment.  In case any provision of this Agreement is held by a court of competent  jurisdiction  to be  excessive  in  scope  or  otherwise  invalid  or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent  possible,  and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     d. Investor's Obligation to Purchase Shares.  Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered
Put Notice,  the Investor  shall be required to purchase from the Company during the related  Purchase Period that number of Shares having an aggregate  Purchase
Price  equal to the lesser of (i) the Dollar  Amount set forth in the Put Notice
(subject to reduction during the Purchase Period as may be provided  pursuant to the  terms of this  Agreement),  and (ii)  17.5% of the  total  Volume  Weighted
Average  Price times (x) the  aggregate  trading  volume  during the  applicable
Purchase  Period,  but only if said Shares bear no restrictive  legend,  are not subject to stop transfer instructions and are being held in escrow,  pursuant to
Section 2(h),  prior to the applicable  Closing Date.  The Company  acknowledges that there are two entities  that will sign as Investor and that each Put Notice will be divided between them equally. Thomas Kelly shall be obligated to provide fifty percent (50%) of the Dollar Amount of each Put Notice and Dutchess Private
Equities  Fund,  L.P.,  a Delaware  limited  partnership  shall be  obligated to provide fifty percent (50%) of the Dollar Amount of each Put Notice.

     e. Limitation on Investor's Obligation to Purchase Shares.  Notwithstanding
anything to the  contrary in this  Agreement,  in no event shall the Investor be required to purchase,  and the Company  shall in no event sell to the  Investor, that  number of  Shares,  which  when  added to the sum of the  number of Shares beneficially  owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the "1934 ACT")), by the Investor,  would exceed 4.99% of the number of Shares outstanding on the Put
Notice Date for such Purchase  Period,  as  determined  in accordance  with Rule
13d-1(j) under the 1934 Act. In no event shall the Investor  purchase  Shares of the Common Stock other than pursuant to this  Agreement  until such date as this
Agreement is terminated.  Each Put Notice shall include a representation  of the
Company as to the number of Shares of Common  Stock  outstanding  on the related
Put Notice Date as determined in accordance  with Section 13(d) of the 1934 Act.
In the event that the number of Shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Purchase  Period than on the Put Notice  Date  associated  with such  Purchase
Period,  then the  number of Shares of  Common  Stock  outstanding  on such date during such Purchase Period shall govern for purposes of determining whether the
Investor  would be  acquiring  beneficial  ownership  of more than  4.99% of the number of Shares of Common Stock outstanding during such period.

     f. Conditions to Investor's Obligation to Purchase Shares.  Notwithstanding
anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put  Notice and  require  the  Investor  to  purchase  any Shares at a
Closing (as defined in Section 2(h)) unless each of the following conditions are satisfied:

     (i) a Registration  Statement shall have been declared  effective and shall remain effective and available for the resale of all the Registrable  Securities
(as  defined  in the  Registration  Rights  Agreement)  at all times  during the
Purchase Period;

     (ii) at all times  during the period  beginning  on the  related Put Notice
Date and ending on and  including  the related  Closing  Date,  the Common Stock shall have been  listed on The  American  Stock  Exchange,  Inc. or The New York
Stock  Exchange,  Inc. or designated on the Nasdaq National  Market,  The Nasdaq
SmallCap Market, the National Association of Securities Dealer’s,  Inc. OTC
electronic bulletin board (the “PRINCIPAL  MARKET”) and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading
Days during the Open Period and the Company  shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common
Stock;

     (iii) the Company has complied with its obligations and is otherwise not in breach of a  material  provision,  or in  default  under,  this  Agreement,  the
Registration  Rights  Agreement or any other  agreement  executed in  connection herewith which has not been corrected prior to delivery of the Put Notice Date;

     (iv) no  injunction  shall  have  been  issued,  or action  commenced  by a governmental  authority,  prohibiting the purchase or the issuance of the Common
Stock; and

     (v) the  issuance  of the Common  Stock will not  violate  the  shareholder approval requirements of Nasdaq.

If any of the events  described in clauses (i) through (v) above occurs during a
Purchase  Period,  then the Investor  shall have no  obligation  to purchase the
Dollar Amount of Common Stock set forth in the applicable Put Notice.

     g. For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have  occurred  at  the  closing  of  any  of  the  following  events:  (i)  the consolidation,  merger or other business combination of the Company with or into another person (other than pursuant to a migratory  merger  effected  solely for the purposes of changing the  jurisdiction of incorporation of the Company) (ii)
the sale or transfer of all or  substantially  all of the Company's  assets;  or
(iii) the  consummation  of a purchase,  tender or  exchange  offer made to, and accepted  by, the holders of more than 30% of the  economic  interest in, or the combined voting power of all classes of voting stock of, the Company.

     h. Mechanics of Purchase of Shares by Investor. Subject to the satisfaction of the  conditions  set forth in  Sections  2(f),  7 and 8, the  closing  of the purchase by the Investor of Shares (a  "CLOSING")  shall occur on the date which is five (5) Trading Days following the expiration of the related Purchase Period
(or such other time or later date as is  mutually  agreed to by the  Company and the Investor) (a "CLOSING  DATE").  Prior to each Closing Date,  (i) the Company shall  deliver to the Escrow  Agent  pursuant to the Escrow  Agreement,  annexed hereto as Exhibit C,  certificates  representing  the Shares to be issued to the
Investor on such date and  registered in the name of the Investor,  or in street name as may be requested by Investor, or deposit such Shares into the account(s)
(with  the  Investor  receiving   confirmation  that  the  Shares  are  in  such
account(s))  designated by the Investor for the benefit of the Investor and (ii)
the Investor shall deliver to the Escrow Agent the Purchase Price to be paid for such  Shares  (after  receipt  of  confirmation  of  delivery  of such  Shares), determined  as  aforesaid,  by wire  transfer.  In the  alternative  to physical delivery of  certificates  for Common Stock to the Escrow Agent,  if delivery of the Shares may be  effectuated by electronic  book-entry  through The Depository
Trust Company  ("DTC"),  then  delivery of the Shares  pursuant to such purchase shall,  unless requested  otherwise by such Investor (or holder of such Shares), settle by book-entry transfer through DTC by the Closing Date. The parties agree to coordinate with DTC to accomplish this  objective.  In addition,  each of the
Company and the Investor shall deliver all documents,  instruments  and writings required to be delivered by either of them to the Escrow Agent  pursuant to this
Agreement at or prior to each Closing.

     i. Delisting;  Suspension.  If at any time during the Open Period or within thirty (30) calendar days after the end of the Open Period, (i) the Registration
Statement,  after it has been declared effective, shall not remain effective and available  for sale of all the  Registrable  Securities,  (ii) the Common  Stock
shall not be listed on the Principal  Market or shall have been  suspended  from trading  thereon  (excluding  suspensions  of not  more  than  one  trading  day resulting from business  announcements by the Company) or the Company shall have been notified of any pending or threatened  proceeding or other action to delist or suspend the Common Stock, (iii) there shall have occurred a Major Transaction
(as  defined in  Section  2(g)) or the public  announcement  of a pending  Major
Transaction which has not been abandoned or terminated, or (iv) the Registration
Statement  is no  longer  effective  or stale for a period of more than five (5)
Trading  Days as a result of the  Company  to timely  file its  financials,  the
Investor shall have the right (the "REPURCHASE  OPTION"),  as partial relief for the damages to the Investor by reason of the  occurrence of the events listed in clauses (i),  (ii),  (iii) or (iv)above  (which remedy shall not be exclusive of any other remedies  available at law or equity),  in its sole discretion,  which right  shall be  exercised  within  thirty (30)  calendar  days of such event or occurrence  (a  "REPURCHASE  EVENT"),  to sell to the  Company,  and the Company agrees to buy, promptly upon the exercise of such right by the Investor,  but in any event  within ten (10)  calendar  days of the  exercise of such  right,  and subject to the limitations  imposed by applicable  federal and state law, all or any part of the Shares issued to the Investor within the sixty (60) Trading Days preceding the Investor's  exercise of the Repurchase Option and then held by the
Investor at a price per Share equal to the highest Volume Weighted Average Price during the period  beginning on the date of the  Repurchase  Event and ending on and including the date on which the Investor  exercises  its  Repurchase  Option
(the  "PAYMENT  AMOUNT").  If the Company  fails to pay to the Investor the full aggregate  Payment  Amount  within  ten  (10)  calendar  days of the  Investor's exercise  of the  Repurchase  Option  hereunder,  the  Company  shall pay to the
Investor,  on the first Trading Day following such tenth (10th) calendar day, in addition to and not in lieu of the Payment  Amount payable by the Company to the
Investor upon exercise of the  Repurchase  Option,  an amount equal to 2% of the aggregate  Payment Amount then due and payable to the Investor,  in cash by wire transfer,  plus compounded  annual interest of 18% on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

     j.  Overall  Limit  on  Common  Stock  Issuable.  Notwithstanding  anything contained herein to the contrary,  if the Company is no longer listed on the OTC electronic  bulletin  board,  the number of Shares  issuable  by the Company and purchasable  by the Investor  including  the shares of Common Stock  issuable in connection with the Signing Warrant issuable hereunder,  shall not exceed 19.99%
of the shares of Common  Stock  outstanding  as of the date  hereof,  subject to appropriate adjustment for stock splits, stock dividends,  combinations or other similar  recapitalization  affecting the Common Stock (the "MAXIMUM COMMON STOCK
ISSUANCE"),  unless the  issuance of Shares,  including  any Common  Stock to be issued in connection with the Signing Warrant issuable  hereunder,  in excess of the Maximum  Common  Stock  Issuance  shall  first be approved by the  Company's shareholders  in accordance  with applicable law and the By-laws and Articles of
Incorporation  of the Company,  if such issuance of shares of Common Stock could cause a delisting on the Principal  Market.  Without  limiting the generality of the foregoing,  such shareholders'  approval must duly authorize the issuance by the Company of shares of Common Stock  totaling  19.99% or more of the shares of
Common Stock  outstanding on the date hereof.  The parties  understand and agree that the Company's failure to seek or obtain such shareholder  approval shall in no way adversely  affect the validity and due  authorization of the issuance and sale of Shares  hereunder or the  Investor's  obligation in accordance  with the terms and  conditions  hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the  applicability  of the  Maximum  Common  Stock  Issuance  limitation provided in this Section 2(j).

     k.  "VALUATION  EVENT" shall mean an event in which the Company at any time during a "Purchase Period" takes any of the following actions:

          (i) subdivides or combines its Common Stock;

          (ii) pays a dividend in Common  Stock or makes any other  distribution of its  Common  Stock,  except  for  dividends  paid  with  respect  to the
     Preferred Stock;

          (iii) issues any options or other rights to subscribe  for or purchase
     Common Stock and the price per share for which Common Stock may at any time thereafter  be issuable  pursuant to such  options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

          (iv)issues any securities  convertible into or exchangeable for Common
     Stock and the  consideration per share for which shares of Common Stock may at  any  time  thereafter  be  issuable  pursuant  to  the  terms  of  such convertible or exchangeable  securities shall be less than the Bid Price in effect immediately prior to such issuance;

          (v) issues  shares of Common Stock  otherwise  than as provided in the foregoing  subsections  (i) through (iv), at a price per share less, or for other  consideration  lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

          (vi) makes a distribution  of its assets or evidences of  indebtedness to the holders of Common  Stock as a dividend in  liquidation  or by way of return of capital or other than as a dividend  payable  out of  earnings or surplus  legally  available  for  dividends  under  applicable  law  or any distribution  to  such  holders  made  in  respect  of the  sale  of all or substantially  all of the  Company’s  assets  (other  than  under  the circumstances provided for in the foregoing subsections (i) through (v); or

          (vii) takes any action  affecting the number of shares of Common Stock outstanding,  other  than  an  action  described  in any  of the  foregoing subsections (i) through (vi) hereof, inclusive, which in the opinion of the
     Company’s  Board of Directors,  determined in good faith, would have a materially  adverse effect upon the rights of Investor at the time of a Put
     Notice is delivered to Investor.

     l. The Company  agrees that it shall not take any action that would  result in a Valuation Event occurring during a Purchase Period.

     m.  Accountant's  Letter  and  Registration  Opinion.  Whenever  reasonably requested by Investor,  the Company shall cause to be delivered to the Investor, on or prior to each Registration  Opinion Deadline,  an opinion of the Company's independent  counsel,  (the "REGISTRATION  OPINION"),  addressed to the Investor stating,  inter  alia,  that  no  facts  ("MATERIAL  FACTS")  have  come to such counsel's  attention  that  have  caused  it to  believe  that the  Registration
Statement  is  subject  to  an  Ineffective   Period  or  to  believe  that  the
Registration Statement, any supplemental  Registration Statement (as each may be amended,  if  applicable),  and any  related  prospectuses,  contain  an  untrue statement  of  material  fact or  omits a  material  fact  required  to make the statements  contained  therein,  in light of the circumstances  under which they were made, not misleading.  If a Registration Opinion cannot be delivered by the
Company's  independent  counsel  to the  Investor  on the  Registration  Opinion
Deadline due to the existence of Material  Facts or an Ineffective  Period,  the
Company  shall  promptly  notify the Investor and as promptly as possible  amend each of the Registration Statement and any supplemental Registration Statements, as applicable,  and any related  prospectus or cause such Ineffective  Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus  as soon as  possible  thereafter.  If at any time after a Put Notice shall have been  delivered to Investor but before the related  Closing Date, the
Company  acquires  knowledge of such Material  Facts or any  Ineffective  Period occurs,  the  Company  shall  promptly  notify the  Investor  and  Investor,  at
Investor's  sole  option,  shall be entitled to cancel that entire Put Notice by facsimile notice to the Company on or before the related Closing Period.

     n. (i) Whenever reasonably requested by Investor,  the Company shall engage its  independent  auditors  to perform the  procedures  in  accordance  with the provisions of Statement on Auditing  Standards No. 71, as amended,  as agreed to by the parties  hereto,  and  reports  thereon  (the  "BRING  DOWN COLD  COMFORT
LETTERS") as shall have been  reasonably  requested by the Investor with respect to certain  financial  information  contained in the Registration  Statement and shall have delivered to the Investor such a report addressed to the Investor, on or prior to each Registration Opinion Deadline;

     (ii) in the event that the  Investor  shall have  requested  delivery of an
Agreed Upon Procedures Report pursuant to Section 2(o), the Company shall engage its  independent  auditors to perform  certain agreed upon procedures and report thereon as shall have been reasonably  requested by the Investor with respect to certain  financial  information  of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.  In the event that the report  required by this Section  2(n) cannot be delivered by the  Company's independent  auditors,  the Company  shall,  if necessary,  promptly  revise the
Registration  Statement  and the  Company  shall  not  deliver  a Put  Notice to
Investor until such report is delivered.

     o. Procedure if Material Facts are Reasonably  believed to be untrue or are omitted.  In the event after such  consultation  the Investor or the  Investor's counsel reasonably  believes that the Registration  Statement contains an untrue statement or a material  fact or omits a material  fact required to be stated in the  Registration  Statement  or  necessary  to make  the  statements  contained therein,  in light of the circumstances in which they were made, not misleading,
(i) the  Company  shall  file  with  the SEC an  amendment  to the  Registration
Statement  responsive to such alleged  untrue  statement or omission and provide the  Investor,  as promptly  as  practicable,  with  copies of the  Registration
Statement and related Prospectus, as so amended, or (ii) if the Company disputes the existence of any such material  misstatement or omission,  (x) the Company's independent  counsel shall provide the  Investor's  counsel with a  Registration
Opinion and (y) in the event the dispute  relates to the  adequacy of  financial disclosure and the Investor shall reasonably request, the Company's  independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report")
outlining  the  performance  of  such  "agreed  upon  procedures"  as  shall  be reasonably  requested by the Investor and the Company shall provide the Investor with a copy of such letter.

         3.       INVESTOR'S REPRESENTATIONS AND WARRANTIES.
                  -----------------------------------------

         The Investor represents and warrants to the Company that:

     a. Sophisticated Investor. The Investor has such knowledge,  sophistication and  experience  in  business  and  financial  matters  so as to be  capable  of evaluating the merits and risks of the prospective investment in the Securities.

     b.  Authorization;  Enforcement.  This  Agreement has been duly and validly authorized,  executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy,  insolvency,  reorganization,  moratorium, liquidation and other similar laws relating to, or affecting  generally,  the enforcement of applicable creditors' rights and remedies..

     c.  Section 9 of the 1934 Act.  During the Open Period,  the Investor  will comply  with  the  provisions  of  Section  9 of the  1934  Act,  and the  rules promulgated thereunder, with respect to transactions involving the Common Stock.

     d. No Conflicts. The execution, delivery and performance of the Transaction
Documents  by  the  Investor  and  the  consummation  by  the  Investor  of  the transactions  contemplated hereby and thereby will not (i) result in a violation of the  Articles of  Incorporation  or the  By-laws or (ii)  conflict  with,  or constitute a material default (or an event which with notice or lapse of time or both would  become a material  default)  under,  or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract,  indenture mortgage,  indebtedness or instrument to which the Investor or any of its  Subsidiaries  is a party,  or result in a  violation  of any law, rule, regulation, order, judgment or decree applicable to the Investor or any of its Subsidiaries or by which any property or asset of the Investor or any of its
Subsidiaries  is  bound  or  affected.  The  business  of the  Investor  and its
Subsidiaries is not being conducted, and shall not be conducted, in violation of any law,  statute,  ordinance,  rule,  order or regulation  of any  governmental authority or agency,  regulatory or self-regulatory agency, or court, except for possible  violations  the  sanctions  for which  either  individually  or in the aggregate would not have a Material Adverse Effect.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except  as  set  forth  in  the  Schedules  attached  hereto,  the  Company represents and warrants to the Investor that:

     a.  Organization  and  Qualification.  The Company  and its  "SUBSIDIARIES"
(which for  purposes of this  Agreement  means any entity in which the  Company, directly  or  indirectly,  owns  capital  stock or holds an  equity  or  similar interest)  (a  complete  list of  which  is set  forth  in  Schedule  4(a))  are corporations duly organized and validly existing in good standing under the laws of the respective  jurisdictions of their incorporation,  and have the requisite corporate power and  authorization to own their properties and to carry on their business as now being  conducted.  Each of the Company and its  Subsidiaries  is duly  qualified as a foreign  corporation to do business and is in good standing in every  jurisdiction  in which its  ownership of property or the nature of the business  conducted  by it makes  such  qualification  necessary,  except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement,  "MATERIAL ADVERSE EFFECT"
means  any  material  adverse  effect  on  the  business,   properties,  assets,
operations,  results of  operations,  financial  condition  or  prospects of the
Company and its  Subsidiaries,  if any, taken as a whole, or on the transactions contemplated  hereby or by the agreements and  instruments to be entered into in connection  herewith,  or on the  authority or ability of the Company to perform its  obligations  under the  Transaction  Documents (as defined in Section 1 and
4(b)below).

     b. Authorization;  Enforcement;  Compliance with Other Instruments. (i) The
Company  has the  requisite  corporate  power and  authority  to enter  into and perform this Agreement, the Registration Rights Agreement, the Escrow Agreement,
the  Signing  Warrant,  and each of the  other  agreements  entered  into by the parties  hereto  in  connection  with  the  transactions  contemplated  by  this
Agreement (collectively,  the "TRANSACTION DOCUMENTS"),  and to issue the Shares and the Signing  Warrant in accordance  with the terms hereof and thereof,  (ii)
the execution and delivery of the  Transaction  Documents by the Company and the
consummation  by  it  of  the  transactions  contemplated  hereby  and  thereby, including  without  limitation the  reservation for issuance and the issuance of the Shares and the Signing Warrant  pursuant to this  Agreement,  have been duly and  validly  authorized  by the  Company's  Board of  Directors  and no further consent or authorization is required by the Company, its Board of Directors,  or its  shareholders,  (iii) the  Transaction  Documents have been duly and validly executed  and  delivered  by the  Company,  and (iv) the  Transaction  Documents
constitute the valid and binding  obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general  principles of equity or applicable  bankruptcy,  insolvency,
reorganization,   moratorium,  liquidation  or  similar  laws  relating  to,  or affecting generally, the enforcement of creditors' rights and remedies.

     c.  Capitalization.  As of the date hereof, the authorized capital stock of the Company  consists of (i) 50,000,000  shares of Common Stock,  of which as of the date  hereof,  38,984,33  shares are issued and  outstanding,  -0- shares of
Preferred  Stock and  approximately  2,445,000  (as of June 1,  2001)  shares of
Common Stock are issuable upon the exercise of options,  warrants and conversion rights.  All of such  outstanding  shares have been,  or upon  issuance will be, validly  issued and are fully paid and  nonassessable.  Except as  disclosed  in
Schedule 4(c) which is attached hereto and made a part hereof,  (i) no shares of the  Company's  capital  stock are  subject  to  preemptive  rights or any other similar  rights  or any  liens or  encumbrances  suffered  or  permitted  by the
Company,  (ii) there are no  outstanding  debt  securities,  (iii)  there are no outstanding  shares  of  capital  stock,  options,  warrants,  scrip,  rights to subscribe to, calls or commitments of any character  whatsoever  relating to, or securities  or rights  convertible  into,  any  shares of  capital  stock of the
Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements  by which the Company or any of its  Subsidiaries  is or may become bound to issue  additional  shares of capital stock of the Company or any of its
Subsidiaries  or options,  warrants,  scrip,  rights to  subscribe  to, calls or commitments  of any  character  whatsoever  relating to, or securities or rights convertible  into,  any  shares of  capital  stock of the  Company or any of its
Subsidiaries,  (iv) there are no  agreements  or  arrangements  under  which the
Company or any of its  Subsidiaries  is obligated to register the sale of any of their securities under the 1933 Act (except the Registration  Rights Agreement),
(v)  there  are  no  outstanding  securities  of  the  Company  or  any  of  its
Subsidiaries which contain any redemption or similar  provisions,  and there are no contracts,  commitments,  understandings or arrangements by which the Company or any of its  Subsidiaries  is or may become  bound to redeem a security of the
Company or any of its Subsidiaries,  (vi) there are no securities or instruments containing  anti-dilution  or similar  provisions  that will be triggered by the issuance of the  Securities  as described in this  Agreement,  (vii) the Company does not  have  any  stock  appreciation  rights  or  "phantom  stock"  plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the  class of any  shares  of the  Company's  capital  stock.  The  Company  has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's  Articles of Incorporation,  as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the  "BY-LAWS `), and the terms of all  securities convertible  into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     d. Issuance of Shares. A sufficient  number of Shares issuable  pursuant to this  Agreement,  but not  more  than  19.99%  of the  shares  of  Common  Stock outstanding as of the date hereof,  to the extent that the provisions of Section
2(j) are  applicable  hereunder,  has been  duly  authorized  and  reserved  for issuance (subject to adjustment  pursuant to the Company's covenant set forth in
Section 5(f) below) pursuant to this Agreement. Upon issuance in accordance with
this  Agreement,   the  Securities  will  be  validly  issued,  fully  paid  and nonassessable  and free from all taxes,  liens and charges  with  respect to the issue thereof.  In the event the Company cannot register a sufficient  number of
Shares,  due to the remaining number of authorized  shares of Common Stock being insufficient,  the Company  will use its best  efforts to  register  the maximum number of shares it can based on the remaining  balance of authorized shares and will use its best  efforts to increase  the number of its  authorized  shares as soon as reasonably practicable.

     e. No Conflicts. The execution, delivery and performance of the Transaction
Documents by the Company and the consummation by the Company of the transactions contemplated  hereby  and  thereby  will not (i)  result in a  violation  of the
Articles of  Incorporation,  any  Certificate of  Designations,  Preferences and
Rights  of any  outstanding  series of  preferred  stock of the  Company  or the
By-laws or (ii) conflict  with,  or  constitute a material  default (or an event which  with  notice or lapse of time or both would  become a  material  default)
under, or give to others any rights of termination,  amendment,  acceleration or
cancellation  of,  any  material   agreement,   contract,   indenture  mortgage,
indebtedness or instrument to which the Company or any of its  Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or
decree   (including   United  States  federal  and  state  securities  laws  and regulations and the rules and  regulations of the Principal  Market or principal securities  exchange  or trading  market on which the Common  Stock is traded or listed)  applicable  to the Company or any of its  Subsidiaries  or by which any property  or  asset  of the  Company  or any of its  Subsidiaries  is  bound  or affected.  Except as  disclosed  in Schedule  4(e),  neither the Company nor its
Subsidiaries  is in violation of any term of, or in default under,  the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any
outstanding  series of  preferred  stock of the  Company or the By-laws or their organizational  charter or by-laws,  respectively,  or any contract,  agreement, mortgage, indebtedness,  indenture, instrument, judgment, decree or order or any statute,  rule or  regulation  applicable  to the  Company or its  Subsidiaries,
except   for   possible   conflicts,   defaults,    terminations,    amendments,
accelerations,  cancellations  and violations that would not  individually or in the aggregate have a Material  Adverse  Effect.  The business of the Company and its  Subsidiaries  is not  being  conducted,  and  shall  not be  conducted,  in violation of any law,  statute,  ordinance,  rule,  order or  regulation  of any governmental  authority or agency,  regulatory  or  self-regulatory  agency,  or
court,   except  for  possible   violations   the  sanctions  for  which  either
individually  or in the  aggregate  would not have a  Material  Adverse  Effect.
Except as specifically  contemplated by this Agreement and as required under the
1933 Act,  the  Company is not  required to obtain any  consent,  authorization, permit or order of, or make any filing or  registration  (except the filing of a registration  statement)  with,  any court,  governmental  authority  or agency, regulatory  or  self-regulatory  agency or other  third party in order for it to execute,  deliver or perform any of its obligations  under, or contemplated  by, the Transaction  Documents in accordance  with the terms hereof or thereof.  All consents,  authorizations,  permits, orders, filings and registrations which the
Company is  required  to obtain  pursuant to the  preceding  sentence  have been obtained  or  effected  on or prior to the date hereof and are in full force and effect as of the date hereof.  Except as disclosed in Schedule 4(e), the Company and its Subsidiaries are unaware of any facts or circumstances  which might give rise to any of the foregoing.  The Company is not, and will not be, in violation of the listing  requirements  of the  Principal  Market as in effect on the date hereof  and on each of the  Closing  Dates and is not  aware of any facts  which would  reasonably lead to delisting of the Common Stock by the Principal  Market in the foreseeable future.

     f. SEC Documents;  Financial  Statements.  Since February 1999, the Company
has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC  pursuant to the  reporting  requirements  of the
1934 Act (all of the  foregoing  filed prior to the date hereof and all exhibits included  therein and financial  statements and schedules  thereto and documents incorporated  by reference  therein  being  hereinafter  referred to as the "SEC
DOCUMENTS").  The Company has delivered to the Investor or its  representatives, or they have had  access  through  EDGAR,  true and  complete  copies of the SEC
Documents.  As of their  respective  dates,  the SEC  Documents  complied in all material  respects  with the  requirements  of the 1934  Act and the  rules  and regulations of the SEC promulgated  thereunder  applicable to the SEC Documents, and  none of the SEC  Documents,  at the  time  they  were  filed  with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements  therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial  statements of the Company included in the
SEC  Documents  complied as to form in all  material  respects  with  applicable accounting  requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally  accepted  accounting  principles,  consistently  applied,  during the periods  involved  (except (i) as may be otherwise  indicated in such  financial statements  or the  notes  thereto,  or (ii) in the  case of  unaudited  interim statements,  to the extent they may exclude  footnotes  or may be  condensed  or summary  statements)  and fairly present in all material  respects the financial position  of  the  Company  as of the  dates  thereof  and  the  results  of its operations  and cash flows for the periods then ended  (subject,  in the case of unaudited  statements,  to normal year-end audit adjustments).  No other written information provided by or on behalf of the Company to the Investor which is not included  in the  SEC  Documents,  including,  without  limitation,  information referred to in Section 4(d) of this Agreement,  contains any untrue statement of a  material  fact or omits to state  any  material  fact  necessary  to make the statements  therein,  in the light of the  circumstance  under which they are or were made, not  misleading.  Neither the Company nor any of its  Subsidiaries or
any of their officers, directors, employees or agents have provided the Investor with any material,  nonpublic information which was not publicly disclosed prior to the date  hereof and any  material,  nonpublic  information  provided  to the
Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the
Company prior to such Closing Date.

     g. Absence of Certain Changes.  Except as disclosed in Schedule 4(g) or the
SEC Documents filed at least five (5) days prior to the date hereof,  since June
1, 2000,  there has been no change or development  in the business,  properties, assets, operations,  financial condition,  results of operations or prospects of the  Company  or its  Subsidiaries  which  has had or  reasonably  could  have a
Material  Adverse  Effect.  The  Company  has not taken any steps,  and does not currently  expect  to  take  any  steps,  to  seek  protection  pursuant  to any bankruptcy  law nor does the Company or its  Subsidiaries  have any knowledge or reason to believe that its creditors intend to initiate  involuntary  bankruptcy proceedings.

     h. Absence of Litigation. Except as set forth in Schedule 4(h), there is no action,  suit,  proceeding,  inquiry  or  investigation  before or by any court, public board,  government agency,  self-regulatory  organization or body pending or,  to the  knowledge  of  the  executive  officers  of  Company  or any of its
Subsidiaries,  threatened against or affecting the Company,  the Common Stock or any of the  Company's  Subsidiaries  or any of the  Company's  or the  Company's
Subsidiaries'  officers or directors in their  capacities  as such,  in which an adverse decision could have a Material Adverse Effect.

     i.  Acknowledgment  Regarding  Investor's  Purchase of Shares.  The Company
acknowledges  and agrees that the  Investor is acting  solely in the capacity of arm's  length  purchaser  with  respect  to the  Transaction  Documents  and the transactions  contemplated hereby and thereby.  The Company further acknowledges that the  Investor  is not acting as a  financial  advisor or  fiduciary  of the
Company (or in any similar  capacity) with respect to the Transaction  Documents and the transactions contemplated hereby and thereby and any advice given by the
Investor or any of its respective  representatives  or agents in connection with the Transaction  Documents and the transactions  contemplated hereby and thereby is merely incidental to the Investor's  purchase of the Securities.  The Company further represents to the Investor that the Company's decision to enter into the
Transaction Documents has been based solely on the independent evaluation by the
Company and its representatives.

     j. No Undisclosed Events,  Liabilities,  Developments or Circumstances.  No
event, liability,  development or circumstance has occurred or exists, or to its knowledge  is  contemplated  to  occur,  with  respect  to  the  Company  or its
Subsidiaries  or  their  respective  business,  properties,  assets,  prospects, operations or financial condition, that would be required to be disclosed by the
Company under applicable securities laws on a registration  statement filed with the SEC  relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

     k. Employee  Relations.  Neither the Company nor any of its Subsidiaries is
involved in any union labor  dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its  Subsidiaries is a party to a collective  bargaining  agreement,  and the
Company and its  Subsidiaries  believe that relations  with their  employees are good.  No  executive  officer  (as  defined in Rule  501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's  employ or otherwise terminate such officer's employment with the Company.

     l.  Intellectual  Property Rights.  The Company and its Subsidiaries own or
possess adequate rights or licenses to use all trademarks,  trade names, service marks,  service mark  registrations,  service  names,  patents,  patent  rights, copyrights, inventions, licenses, approvals, governmental authorizations,  trade secrets and rights  necessary  to conduct  their  respective  businesses  as now conducted.  Except  as set  forth  on  Schedule  4(l),  none  of  the  Company's trademarks,  trade names,  service marks,  service mark  registrations,  service names, patents,  patent rights,  copyrights,  inventions,  licenses,  approvals, government  authorizations,  trade secrets or other intellectual property rights necessary  to conduct its  business as now or as proposed to be  conducted  have expired or terminated,  or are expected to expire or terminate  within two years from the date of this  Agreement.  The Company and its  Subsidiaries do not have any  knowledge  of any  infringement  by the  Company  or  its  Subsidiaries  of trademark,  trade name rights, patents, patent rights,  copyrights,  inventions, licenses, service names, service marks, service mark registrations, trade secret or other  similar  rights of others,  or of any such  development  of similar or identical  trade secrets or technical  information by others and,  except as set forth on Schedule 4(l),  there is no claim,  action or proceeding  being made or brought against, or to the Company's  knowledge,  being threatened against,  the
Company or its Subsidiaries  regarding  trademark,  trade name, patents,  patent rights,  invention,  copyright,  license,  service names, service marks, service mark registrations,  trade secret or other infringement; and the Company and its
Subsidiaries are unaware of any facts or circumstances  which might give rise to any of the foregoing.  The Company and its  Subsidiaries  have taken  reasonable security  measures to protect the secrecy,  confidentiality  and value of all of their intellectual properties.

     m.  Environmental  Laws.  The  Company  and  its  Subsidiaries  (i)  are in
compliance with any and all applicable  foreign,  federal,  state and local laws and  regulations  relating to the  protection  of human  health and safety,  the
environment  or  hazardous  or  toxic   substances  or  wastes,   pollutants  or
contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable  Environmental Laws to conduct their  respective  businesses  and  (iii) are in  compliance  with all terms and conditions of any such permit,  license or approval  where, in each of the three foregoing  cases,  the failure to so comply would have,  individually  or in the aggregate, a Material Adverse Effect.

     n. Title. The Company and its  Subsidiaries  have good and marketable title in fee simple to all real property and good and marketable title to all personal property  owned by them which is material to the business of the Company and its
Subsidiaries, in each case free and clear of all liens, encumbrances and defects except  such as are  described  in  Schedule  4(n) or such as do not  materially affect the value of such  property  and do not  interfere  with the use made and proposed to be made of such property by the Company or any of its  Subsidiaries.
Any real property and  facilities  held under lease by the Company or any of its
Subsidiaries  are held by them under valid,  subsisting and  enforceable  leases with such  exceptions as are not material and do not interfere with the use made and proposed to be made of such  property  and  buildings by the Company and its
Subsidiaries.

     o.  Insurance.  The  Company  and each of its  Subsidiaries  are insured by insurers of recognized  financial  responsibility  against such losses and risks and in such  amounts as  management  of the  Company  believes to be prudent and customary  in the  businesses  in which the  Company  and its  Subsidiaries  are engaged.  Neither  the  Company  nor any such  Subsidiary  has been  refused any insurance  coverage  sought or applied  for and neither the Company nor any such
Subsidiary  has any  reason  to  believe  that it will not be able to renew  its existing  insurance  coverage  as and when such  coverage  expires  or to obtain similar  coverage  from  similar  insurers as may be  necessary  to continue its business at a cost that would not have a Material Adverse Effect.

     p. Regulatory Permits.  The Company and its Subsidiaries have in full force and effect all  certificates,  approvals,  authorizations  and permits  from the
appropriate  federal,   state,  local  or  foreign  regulatory  authorities  and
comparable foreign regulatory agencies, necessary to own, lease or operate their respective  properties and assets and conduct their respective  businesses,  and neither  the  Company  nor any  such  Subsidiary  has  received  any  notice  of proceedings  relating to the revocation or modification of any such certificate, approval,  authorization  or permit,  except for such  certificates,  approvals, authorizations  or  permits  which  if not  obtained,  or  such  revocations  or modifications which, would not have a Material Adverse Effect.

     q. Internal Accounting  Controls.  The Company and each of its Subsidiaries maintain  a  system  of  internal  accounting  controls  sufficient  to  provide reasonable  assurance  that (i)  transactions  are executed in  accordance  with management's general or specific authorizations,  (ii) transactions are recorded as necessary to permit  preparation of financial  statements in conformity  with generally accepted accounting  principles and to maintain asset  accountability,
(iii) access to assets is permitted only in accordance with management's general or specific  authorization  and (iv) the recorded  accountability  for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its
Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment,  decree,  order,  rule or regulation  which in the judgment of the
Company's  officers has or is expected in the future to have a Material  Adverse
Effect.  Neither  the  Company  nor any of its  Subsidiaries  is a party  to any contract or agreement which in the judgment of the Company's  officers has or is expected to have a Material Adverse Effect.

     s. Tax Status.  The Company and each of its  Subsidiaries has made or filed all United  States  federal and state income and all other tax returns,  reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its  Subsidiaries  has set aside on its books  provisions  reasonably  adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental  assessments and charges  that are  material  in amount,  shown or  determined  to be due on such returns,  reports and  declarations,  except those being contested in good faith and has set aside on its books provision  reasonably adequate for the payment of all taxes for periods  subsequent to the periods to which such returns,  reports or declarations  apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any  jurisdiction,  and the officers of the
Company know of no basis for any such claim.

     t. Certain  Transactions.  Except as set forth on Schedule  4(t) and in the
SEC  Documents  filed at least ten days prior to the date  hereof and except for arm's length  transactions  pursuant to which the Company makes  payments in the ordinary  course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on
Schedule 4(c), none of the officers,  directors,  or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries
(other than for services as employees,  officers and  directors),  including any contract,  agreement  or  other  arrangement  providing  for the  furnishing  of services to or by, providing for rental of real or personal property to or from, or  otherwise  requiring  payments  to or from  any  officer,  director  or such employee  or, to the  knowledge of the Company,  any  corporation,  partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     u. Dilutive  Effect.  The Company  understands  and  acknowledges  that the number of shares  of Common  Stock  issuable  upon  purchases  pursuant  to this
Agreement will increase in certain circumstances  including, but not necessarily limited  to, the  circumstance  wherein the  trading  price of the Common  Stock declines  during the period  between the Effective  Date and the end of the Open
Period.  The Company's  executive  officers and directors have studied and fully understand  the nature of the  transactions  contemplated  by this Agreement and recognize that they have a potential  dilutive effect. The board of directors of the  Company  has  concluded,  in its good faith  business  judgment,  that such issuance is in the best  interests  of the  Company.  The  Company  specifically acknowledges that, subject to such limitations as are expressly set forth in the
Transaction  Documents,  its  obligation  to issue  shares of Common  Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive  effect that such issuance may have on the  ownership  interests of other shareholders of the Company.

     v. Right of First Refusal.  The Company shall not,  directly or indirectly, without the prior written consent of Investor offer,  sell,  grant any option to purchase,  or otherwise  dispose of (or announce any offer,  sale,  grant or any option to purchase or other  disposition)  any of its Common Stock or securities convertible  into Common  Stock at a price that is less than the market price of the Common  Stock at the time of issuance  of such  security  or  investment  (a
"SUBSEQUENT  FINANCING")  for a period  of one year  after the  Effective  Date, except (i) the granting of options or warrants to employees, officers, directors and  consultants,  and the issuance of shares upon exercise of options  granted, under any stock  option  plan  heretofore  or  hereinafter  duly  adopted by the
Company,  (ii) shares issued upon exercise of any currently outstanding warrants or  options  and  upon  conversion  of  any  currently  outstanding  convertible debenture or convertible  preferred  stock,  in each case disclosed  pursuant to
Section 4(c), (iii) securities  issued in connection with the  capitalization or creation of a joint venture with a strategic partner,  (iv) shares issued to pay part or all of the purchase price for the  acquisition by the Company of another entity (which, for purposes of this clause (iv), shall not include an individual or group of  individuals),  and (v) shares issued in a bona fide public offering by the Company of its securities,  unless (A) the Company delivers to Investor a written notice (the  "SUBSEQUENT  FINANCING  NOTICE") of its intention to effect such Subsequent  Financing,  which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder,  the person with whom such Subsequent
Financing  shall be  effected,  and  attached  to which shall be a term sheet or similar  document  relating thereto and (B) Investor shall not have notified the
Company by 5:00 p.m.  (New York time) on the fifth  (5th)  Trading Day after its receipt  of the  Subsequent  Financing  Notice of its  willingness  to  provide, subject to completion  of mutually  acceptable  documentation,  financing to the
Company on substantially the terms set forth in the Subsequent Financing Notice.
If Investor shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent
Financing  substantially  upon the terms set forth in the  Subsequent  Financing
Notice;  PROVIDED  THAT  the  Company  shall  provide  Investor  with  a  second
Subsequent  Financing  Notice,  and Investor shall again have the right of first refusal set forth above in this Section, if the Subsequent  Financing subject to the initial Subsequent  Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent  Financing Notice within thirty
(30) Trading Days after the date of the initial Subsequent Financing Notice. The rights granted to Investor,  or its designee, in this Section are not subject to any prior right of first  refusal  given to any other person except as disclosed on Schedule 4(c).

         5.       COVENANTS OF THE COMPANY

     a. Best Efforts.  The Company shall use its best efforts  timely to satisfy each of the  conditions  to be  satisfied by it as provided in Section 7 of this
Agreement.

     b. Blue Sky. The Company shall, at its sole cost and expense,  on or before each of the Closing  Dates,  take such action as the  Company  shall  reasonably determine is necessary to qualify the  Securities  for, or obtain  exemption for the  Securities  for,  sale to the Investor at each of the Closings  pursuant to this Agreement under applicable  securities or "Blue Sky" laws of such states of the United States,  as specified by Investor,  and shall provide evidence of any such  action  so taken to the  Investor  on or prior to the  Closing  Date.  The
Company  shall,  at its sole cost and  expense,  make all  filings  and  reports relating to the offer and sale of the  Securities  required under the applicable securities or "Blue Sky" laws of such states of the United States following each of the Closing Dates.

     c. Reporting Status. Until the earlier of (i) the first date which is after the date this  Agreement  is  terminated  pursuant to Section 9 and on which the
Holders (as that term is defined in the Registration  Rights Agreement) may sell all of the Securities  acquired pursuant to this Agreement  without  restriction pursuant to Rule 144(k)  promulgated under the 1933 Act (or successor  thereto), or (ii) the date on which (A) the  Holders  shall  have sold all the  Securities issuable  hereunder  and (B) this  Agreement  has been  terminated  pursuant  to
Section 9 (the  "REGISTRATION  PERIOD"),  the  Company  shall  file all  reports required  to be filed with the SEC  pursuant  to the 1934 Act,  and the  Company shall not terminate its status as a reporting company under the 1934 Act.

     d. Use of Proceeds.  The Company will use the proceeds from the sale of the
Shares  (excluding  amounts  paid by the  Company  for fees as set  forth in the
Transaction Documents) for general corporate and working capital purposes.

     e.  Financial  Information.  The Company  agrees to make  available  to the
Investor  via EDGAR or other  electronic  means the  following  to the  Investor during the  Registration  Period:  (i) within  five (5)  Trading  Days after the filing  thereof  with the SEC,  a copy of its Annual  Reports on Form 10-K,  its
Quarterly  Reports  on Form  10-Q,  any  Current  Reports  on  Form  8-K and any
Registration  Statements or amendments  filed  pursuant to the 1933 Act; (ii) on the same day as the  release  thereof,  facsimile  copies of all press  releases issued by the Company or any of its  Subsidiaries,  (iii)  copies of any notices and other information made available or given to the shareholders of the Company generally,  contemporaneously with the making available or giving thereof to the shareholders  and (iv)  within  two (2)  calendar  days of  filing  or  delivery thereof, copies of all documents filed with, and all correspondence sent to, the
Principal Market, any securities exchange or market, or the National Association of Securities Dealers, INC.

     f. Reservation of Shares.  Subject to the following  sentence,  the Company shall take all action  necessary to at all times have  authorized,  and reserved for the purpose of issuance,  a  sufficient  number of shares of Common Stock to provide for the  issuance  of the  Securities  hereunder.  In the event that the
Company  determines  that it does not have a  sufficient  number  of  authorized shares of Common Stock to reserve and keep  available  for issuance as described in this  Section  5(f),  the Company  shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder  approval for the authorization of such additional shares.

     g.  Listing.  The Company shall  promptly  secure the listing of all of the
Registrable  Securities (as defined in the Registration  Rights  Agreement) upon the Principal Market and each other national  securities  exchange and automated quotation  system,  if any,  upon which  shares of Common  Stock are then listed
(subject to official  notice of  issuance)  and shall  maintain,  so long as any other shares of Common Stock shall be so listed, such listing of all Registrable
Securities  from  time to time  issuable  under  the  terms  of the  Transaction
Documents.  The Company  shall  maintain the Common  Stock's  authorization  for quotation on the  Principal  Market,  unless the Investor and the Company  agree otherwise. Neither the Company nor any of its Subsidiaries shall take any action which would be  reasonably  expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting  from  business  announcements  by the  Company).  The
Company shall promptly provide to the Investor copies of any notices it receives from the Principal  Market  regarding the  continued  eligibility  of the Common
Stock for listing on such automated quotation system or securities exchange. The
Company  shall pay all fees and  expenses  in  connection  with  satisfying  its obligations under this Section 5(g).

     h.  Transactions  With  Affiliates.  The Company shall not, and shall cause each of its Subsidiaries  not to, enter into,  amend,  modify or supplement,  or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction,  commitment  or  arrangement  with  any of its or any  Subsidiary's officers,  directors,  persons who were officers or directors at any time during the  previous two years,  shareholders  who  beneficially  own 5% or more of the
Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such  individual  or with any entity in which any such entity or individual  owns a 5% or more  beneficial  interest  (each a  "RELATED  PARTY"), except  for (i)  customary  employment  arrangements  and  benefit  programs  on reasonable terms, (ii) any agreement, transaction,  commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable  from a person other than such Related Party, or (iii) any agreement, transaction,  commitment or  arrangement  which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any  Subsidiary  of the Company shall not be a
disinterested  director  with  respect  to  any  such  agreement,   transaction,
commitment or arrangement.  "AFFILIATE" for purposes hereof means,  with respect to any person or entity,  another person or entity that, directly or indirectly,
(i) has a 5% or more equity  interest  in that person or entity,  (ii) has 5% or more common ownership with that person or entity,  (iii) controls that person or entity,  or (iv) shares common control with that person or entity.  "CONTROL" or
"CONTROLS"  for  purposes  hereof  means  that a person or entity has the power, direct or  indirect,  to  conduct or govern the  policies  of another  person or entity.

     i.  Filing of Form 8-K.  On or before the date  which is three (3)  Trading
Days after the Execution  Date,  the Company shall file a Current Report on Form
8-K with the SEC describing  the terms of the  transaction  contemplated  by the
Transaction  Documents  in the form  required by the 1934 Act, if such filing is required.

     j. Corporate Existence.  The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

     k. Notice of Certain Events Affecting Registration;  Suspension of Right to
Make a Put. The Company shall  promptly  notify  Investor upon the occurrence of any of the following  events in respect of a  Registration  Statement or related prospectus  in respect of an offering of the Shares:  (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of  effectiveness of the Registration  Statement for amendments or supplements to the Registration  Statement or related  prospectus;
(ii)  the  issuance  by the  SEC or any  other  federal  or  state  governmental authority of any stop order  suspending the  effectiveness  of any  Registration
Statement or the initiation of any proceedings  for that purpose;  (iii) receipt of any  notification  with respect to the  suspension  of the  qualification  or exemption from  qualification  of any of the Shares for sale in any jurisdiction or the initiation or  threatening  of any proceeding for such purpose;  (iv) the happening  of any event  that  makes  any  statement  made in such  Registration
Statement or related  prospectus  or any document  incorporated  or deemed to be incorporated  therein  by  reference  untrue  in any  material  respect  or that requires  the  making of any  changes  in the  Registration  Statement,  related prospectus or documents so that,  in the case of a  Registration  Statement,  it will not contain any untrue  statement  of a material  fact or omit to state any material fact required to be stated  therein or necessary to make the statements therein not misleading,  and that in the case of the related prospectus, it will not  contain  any  untrue  statement  of a  material  fact or omit to state  any material fact required to be stated  therein or necessary to make the statements therein,  in the light of the  circumstances  under  which they were  made,  not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the  Registration  Statement would be appropriate,  and the Company shall  promptly make  available to Investor any such  supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

     l.  Reimbursement.  If (i)  Investor,  other  than by  reason  of its gross negligence  or willful  misconduct,  becomes  involved  in any  capacity  in any action,  proceeding or investigation  brought by any shareholder of the Company, in  connection  with or as a  result  of the  consummation  of the  transactions contemplated  by the Transaction  Documents,  or if Investor is impleaded in any such action,  proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading  of the  Common  Stock in a manner  that is  illegal  under the  federal securities laws,  becomes involved in any capacity in any action,  proceeding or investigation  brought  by the  SEC  against  or  involving  the  Company  or in connection  with  or  as a  result  of  the  consummation  of  the  transactions contemplated  by the Transaction  Documents,  or if Investor is impleaded in any such action,  proceeding or investigation by any person,  then in any such case, the Company will reimburse  Investor for its reasonable legal and other expenses
(including the cost of any investigation and preparation) incurred in connection therewith,  as such expenses are incurred. In addition,  other than with respect to any  matter in which  Investor  is a named  party,  the  Company  will pay to
Investor the charges, as reasonably determined by Investor,  for the time of any officers or employees of Investor  devoted to appearing  and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries,  hearing,  trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement  obligations of the Company under this section  shall be in addition to any  liability  which the Company may otherwise have,  shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding
or  investigation,   and  partners,  directors,  agents,  employees,  attorneys, accountants,  auditors and controlling  persons (if any), as the case may be, of
Investor  and any such  affiliate,  and shall be  binding  upon and inure to the benefit of any  successors of the Company,  Investor and any such  affiliate and any such person.

     6. Cover.  If, the number of Shares  represented  by any Put Notices become restricted  or are no  longer  freely  trading  for any  reason,  and  after the applicable Closing Date, the Investor  purchases,  in an open market transaction or otherwise,  the Company's  Common Stock (the  "Covering  Shares") in order to make  delivery in  satisfaction  of a sale of Common Stock by the Investor  (the
"Sold  Shares"),  which  delivery  such Investor  anticipated  to make using the
Shares represented by the Put Notice (a "Buy-In"),  the Company shall pay to the
Investor,  in lieu of the Repurchase  Option,  the Buy-In  Adjustment Amount (as
defined  below).  The  "Buy-In  Adjustment  Amount" is the  amount  equal to the excess, if any, of (a) the Investor's total purchase price (including  brokerage commissions,  if any) for the Covering  Shares over (b) the net proceeds  (after brokerage  commissions,  if any)  received by the Investor  from the sale of the
Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately  available funds immediately upon demand by the Investor.  By way of  illustration  and  not in  limitation  of  the  foregoing,  if the  Investor purchases  Common  Stock  having a total  purchase  price  (including  brokerage commissions)  of $11,000 to cover a Buy-In with  respect to the Common  Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.

         7.       CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

     The obligation hereunder of the Company to issue and sell the Shares to the
Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following  conditions set forth below.  These  conditions are for the  Company's  sole benefit and may be waived by the Company at any time in its sole discretion.

     a.  The  Investor  shall  have  executed  each  of this  Agreement  and the
Registration Rights Agreement and delivered the same to the Company.

     b. The Investor  shall have delivered to the Company the Purchase Price for the Shares  being  purchased by the  Investor at the Closing  (after  receipt of confirmation  of  delivery  of such  Shares)  by wire  transfer  of  immediately available funds pursuant to the wire instructions provided by the Company.

     c. The  representations  and  warranties of the Investor  shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for  representations and warranties that speak as of a specific date),  and the Investor shall have  performed,  satisfied and complied with the  covenants,  agreements  and  conditions  required  by the  Transaction
Documents  to be  performed,  satisfied  or complied  with by the Investor at or prior to such Closing Date.

     d. No  statute,  rule,  regulation,  executive  order,  decree,  ruling  or injunction  shall have been  enacted,  entered,  promulgated  or endorsed by any court or governmental  authority of competent  jurisdiction  which prohibits the consummation of any of the transactions contemplated by this Agreement.

     e. No Valuation  Event shall have occurred  since the applicable Put Notice
Date.

           8. FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

     The obligation of the Investor  hereunder to purchase  Shares is subject to the  satisfaction,  on or before each  Closing  Date,  of each of the  following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

     a. The Company shall have executed  each of the  Transaction  Documents and delivered the same to the Investor.

     b. The Common Stock shall be  authorized  for  quotation  on the  Principal
Market and  trading in the Common  Stock  shall not have been  suspended  by the
Principal  Market  or the SEC,  at any time  beginning  on the date  hereof  and through and including the respective Closing Date (excluding  suspensions of not more than one Trading Day resulting from business  announcements by the Company, provided that such suspensions occur prior to the Company's  delivery of the Put
Notice related to such Closing).

     c. The  representations  and  warranties  of the Company  shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i)  representations  and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections
4(g),  (h) and (j) and the third  sentence of Section 4(k) hereof,  events which occur on or after the date of this  Agreement  and are  disclosed in SEC filings made by the Company at least ten (10) Trading Days prior to the  applicable  Put
Notice Date) and the Company shall have  performed,  satisfied and complied with the covenants,  agreements and conditions required by the Transaction  Documents to be  performed,  satisfied  or complied  with by the Company on or before such
Closing  Date.  The  Investor  may  request  an update as of such  Closing  Date regarding the representation contained in Section 4(c) above.

     d. Investor shall have received an opinion letter of the Company's  counsel on or before the Execution Date.

     e. The Company  shall have  executed  and  delivered to the Escrow Agent or
Investor the certificates  representing,  or have executed electronic book-entry transfer of, the Shares,  (in such denominations as such Investor shall request)
being purchased by the Investor at such Closing.

     f. The Board of  Directors of the Company  shall have  adopted  resolutions consistent with Section  4(b)(ii) above and in a form  reasonably  acceptable to the  Investor  (the  "RESOLUTIONS")  and such  Resolutions  shall  not have been amended or rescinded prior to such Closing Date.

     g. If requested by the Investor, the Investor shall receive a letter of the type, in the form and with the substance of the letter described in Section 3(s)
of the Registration Rights Agreement from the Company's auditors.

     h. No  statute,  rule,  regulation,  executive  order,  decree,  ruling  or injunction  shall have been  enacted,  entered,  promulgated  or endorsed by any court or governmental  authority of competent  jurisdiction  which prohibits the consummation of any of the transactions contemplated by this Agreement.

     i. The  Registration  Statement shall be effective on each Closing Date and no stop order suspending the  effectiveness of the Registration  statement shall be in effect or shall be pending or  threatened.  Furthermore,  on each  Closing
Date (i) neither the Company nor Investor  shall have  received  notice that the
SEC  has  issued  or  intends  to  issue  a stop  order  with  respect  to  such
Registration  Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or  intends or has  threatened  to do so (unless  the SEC's  concerns  have been addressed  and  Investor  is  reasonably  satisfied  that the SEC no  longer  is considering or intends to take such  action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

     j. At the  time of each  Closing,  the  Registration  Statement  (including information or documents  incorporated by reference  therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the  statements  therein  not  misleading  or which  would  require  public disclosure or an update supplement to the prospectus.

     k.  There  shall have been no filing of a petition  in  bankruptcy,  either voluntarily  or  involuntarily,  with respect to the Company and there shall not have been commenced any proceedings  under any bankruptcy or insolvency laws, or any laws  relating to the relief of debtors,  readjustment  of  indebtedness  or reorganization of debtors,  and there shall have been no calling of a meeting of creditors  of  the  Company  or  appointment  of a  committee  of  creditors  or liquidating  agents or offering of a  composition  or extension to creditors by, for, with or without the consent or acquiescence of the Company.

     l. If applicable,  the  shareholders of the Company shall have approved the issuance  of any  Shares in excess  of the  Maximum  Common  Stock  Issuance  in accordance with Section 2(j).

     m. The conditions to such Closing set forth in Section 2(f) shall have been satisfied on or before such Closing Date.

     n. The Company shall have certified to the Investor the number of shares of Common Stock outstanding as of a date within five (5) Trading Days prior to such Closing Date.

     o. The Company shall have  delivered to such Investor such other  documents relating to the transactions  contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

         9.       TERMINATION.

     a. Optional  Termination.  This  Agreement may be terminated at any time by the mutual written consent of the Company and the Investor. The representations, warranties  and  covenants  contained in or  incorporated  into this  Agreement, insofar as applicable to the  transactions  consummated  hereunder prior to such termination,  shall  survive its  termination  for the period of any  applicable statute of limitations.

     b. Termination.  This Agreement shall terminate upon written notice sent by facsimile  transmission or overnight  delivery by the Investor to the Company of any of the following events, and in the Investor's sole discretion:

          (i) when the Investor has purchased an aggregate of $10,000,000 in the
     Common Stock of the Company  pursuant to this Agreement;  provided that the representations,  warranties  and  covenants  contained  in this  Agreement insofar as applicable to the  transactions  consummated  hereunder prior to such  termination,  shall survive the termination of this Agreement for the period of any applicable statute of limitations,

          (ii) on the date which is  thirty-six  (36) months after the Execution
     Date;

          (iii) if the Company  shall file or consent by answer or  otherwise to the entry of an order for  relief  or  approving  a  petition  for  relief, reorganization  or  arrangement  or any other  petition in  bankruptcy  for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the  appointment of a custodian,  receiver,  trustee or other officer with similar powers of itself or of any  substantial  part of its property,  or shall be  adjudicated  a bankrupt or insolvent,  or shall take  corporate  action for the  purpose of any of the  foregoing,  or if a court or governmental  authority of competent  jurisdiction  shall enter an order  appointing  a  custodian,  receiver,  trustee or other  officer with similar powers with respect to the Company or any  substantial  part of its property  or an order for  relief or  approving  a  petition  for relief or reorganization or any other petition in bankruptcy or for liquidation or to take  advantage of any  bankruptcy or  insolvency  law, or an order for the dissolution,  winding  up or  liquidation  of the  Company,  or if any such petition shall be filed against the Company;

          (iv) if the  Company  shall  issue or sell any  equity  securities  or securities  convertible  into, or exchangeable  for,  equity  securities or enter into an equity financing facility during the Open Period ;

          (v) the  trading  of the Common  Stock is  suspended  by the SEC,  the
     Principal  Market or the NASD for a period of five (5) consecutive  Trading
     Days during the Open Period;

          (vi) the  Company  shall  not  have  filed  with  the SEC the  initial
     Registration  Statement  with  respect  to the  resale  of the  Registrable
     Securities in accordance with the terms of the initial  Registration Rights
     Agreement  within  sixty  (60)  calendar  days of the  date  hereof  or the
     Registration  Statement has not been declared  effective within one hundred eighty (180) calendar days of the date hereof; or

          (vii) the Common Stock ceases to be registered under the 1934 Act.

          (viii) The  Securities  cease to be  registered  under the 1934 Act or listed or traded on the Nasdaq National Market,  American Stock Exchange or
     Nasdaq Small Cap Market (or the OTC Bulletin Board, if mutually agreed upon by the Company and the Investor); or

          (ix) The Company requires  shareholder  approval under Nasdaq rules to issue  additional  shares and such approval is not obtained  within 60 days from the date when the  Company  has  issued  its 19.9%  maximum  allowable shares.

     Upon the occurrence of one of the above-described events, the Company shall send  written  notice of such event to the  Investor,  who shall have sixty (60)
calendar days to terminate by sending  written notice by facsimile  transmission or  overnight  delivery  to the  Company.  Failure of the  Investor  to send the
Company  written notice within sixty (60) calendar days pursuant to the terms of this  Section 9 shall be deemed a waiver by the  Investor to terminate as to the occurrence of such event,  but not a waiver to terminate  upon the occurrence of any other event enumerated above.

     10.  INDEMNIFICATION.  In  consideration  of the  Investor's  execution and delivery  of the  this  Agreement  and the  Registration  Rights  Agreement  and
acquiring the Shares  hereunder  and in addition to all of the  Company's  other obligations under the Transaction Documents,  the Company shall defend, protect, indemnify  and  hold  harmless  the  Investor  and  all of  their  shareholders, officers,  directors,  employees and direct or indirect investors and any of the
foregoing  person's  agents  or  other   representatives   (including,   without
limitation,  those retained in connection with the transactions  contemplated by this Agreement)  (collectively,  the "INDEMNITEES") from and against any and all actions,  causes of action,  suits,  claims,  losses,  costs,  penalties,  fees, liabilities and damages, and expenses in connection  therewith  (irrespective of whether any such  Indemnitee is a party to the action for which  indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements
(the "INDEMNIFIED  LIABILITIES'),  incurred by any Indemnitee as a result of, or arising  out of,  or  relating  to (i) any  misrepresentation  or  breach of any representation  or warranty made by the Company in the Transaction  Documents or any other  certificate,  instrument or document  contemplated  hereby or thereby
(ii)  any  breach  of any  covenant,  agreement  or  obligation  of the  Company contained in the Transaction  Documents or any other certificate,  instrument or document  contemplated  hereby or  thereby,  (iii) any cause of action,  suit or claim  brought or made against such  Indemnitee by a third party and arising out of or resulting from the execution,  delivery, performance or enforcement of the
Transaction   Documents  or  any  other  certificate,   instrument  or  document
contemplated hereby or thereby,  (iv) any transaction financed or to be financed in whole or in part,  directly or indirectly,  with the proceeds of the issuance of the  Shares or (v) the status of the  Investor  or holder of the Shares as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement,  omission or alleged omission is made in reliance upon and in conformity  with written  information  furnished to the Company by the Investor which is  specifically  intended by the Investor for
use  in  the  preparation  of  any  such  Registration  Statement,   preliminary
prospectus or  prospectus.  To the extent that the foregoing  undertaking by the
Company may be unenforceable for any reason,  the Company shall make the maximum contribution  to the  payment  and  satisfaction  of  each  of  the  Indemnified
Liabilities which is permissible under applicable law. The indemnity  provisions contained  herein shall be in addition to any cause of action or similar  rights the Investor may have, and any liabilities the Investor may be subject to.

         11.      GOVERNING LAW; MISCELLANEOUS.

     a. Governing Law. This  Agreement  shall be governed by and  interpreted in accordance  with  the  laws of the  State  of New  York  without  regard  to the principles  of conflict of laws.  Each party hereby  irrevocably  submits to the non-exclusive  jurisdiction  of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in  connection  herewith  or with  any  transaction  contemplated  hereby  or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding,  any claim that it is not personally  subject to the jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby  irrevocably waives personal service of process and consents  to process  being  served in any such suit,  action or  proceeding  by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve  process in any manner  permitted by law.
If any  provision of this  Agreement  shall be invalid or  unenforceable  in any jurisdiction,  such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or  enforceability  of any  provision  of this  Agreement  in any other jurisdiction.

         b.       Fees and Expenses.
                  -----------------

          (i) As a  further  inducement  to the  Investor  to  enter  into  this
     Agreement,  on each  Closing Date the Company  shall pay to DRH  Investment
     Company,  LLC, or its  designee,  an amount  equal to 3.5% of the  Purchase
     Amount,  which amount the Investor may deduct against the Purchase  Amount, and on each Closing Date the Company shall pay to Dutchess Private Equities
     Fund,  L.P.,  or its  designee,  an  amount  equal to 3.5% of the  Purchase
     Amount,  which amount the Investor may deduct against the Purchase  Amount.

          (ii) The Company shall pay Investor’s counsel, Joseph B. LaRocco,
     Esq.,  the sum of $7,000 on the Execution Date and issue him 200,000 shares of the  Company’s  Common  Stock  which  shall be  registered  in this offering.  The Company shall also pay Joseph B. LaRocco as the Escrow Agent
     $1,000  per  closing  for escrow  services  pursuant  to a separate  escrow agreement.

          (iii) Except as otherwise set forth  herein,  each party shall pay the fees and expenses of its advisers, counsel,  accountants and other experts, if any,  and all other  expenses  incurred  by such party  incident  to the negotiation,  preparation,  execution,  delivery  and  performance  of this
     Agreement.  Any  attorneys’  fees and expenses  incurred by either the
     Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any  amendments to this  Agreement or relating to the  enforcement  of the rights of any party,  after the  occurrence of any breach of the terms of this  Agreement  by another  party or any default by another party in respect of the transactions contemplated hereunder,  shall be  paid on  demand  by the  party  which  breached  the  Agreement  and/or defaulted,  as the case may be. The  Company  shall pay all stamp and other taxes and duties levied in connection  with the issuance of any  Securities issued pursuant hereto.

     c.  Counterparts.  This  Agreement may be executed in two or more identical counterparts,  all of which shall be considered  one and the same  agreement and shall  become  effective  when  counterparts  have been signed by each party and delivered  to the other  party;  provided  that a facsimile  signature  shall be considered  due execution  and shall be binding upon the signatory  thereto with the same force and effect as if the signature were an original,  not a facsimile signature.

     d.  Headings.  The  headings  of  this  Agreement  are for  convenience  of reference  and shall not form part of, or affect  the  interpretation  of,  this
Agreement.

     e.  Severability.  If any provision of this  Agreement  shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction  or the  validity  or  enforceability  of  any  provision  of  this
Agreement in any other jurisdiction.

     f. Entire Agreement;  Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor,  the Company,  their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments  referenced  herein  (including the other
Transaction  Documents)  contain the entire  understanding  of the parties  with respect to the matters  covered herein and therein and,  except as  specifically set forth  herein or therein,  neither the  Company nor the  Investor  makes any representation,  warranty, covenant or undertaking with respect to such matters.
No provision of this  Agreement  may be amended  other than by an  instrument in writing signed by the Company and the Investor,  and no provision  hereof may be waived other than by an instrument  in writing  signed by the party against whom enforcement is sought.

     g. Notices. Any notices, consents, waivers or other communications required or  permitted to be given under the terms of this  Agreement  must be in writing and will be deemed to have  been  delivered  (i) upon  receipt,  when  delivered personally;  (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally  recognized overnight  delivery  service,  in each case  properly  addressed to the party to receive the same.  The addresses and facsimile  numbers for such  communications shall be:

         If to the Company:

         HOUSEHOLD DIRECT.COM, INC.
         John Folger, President and CEO
         3 Glen Road
         Sandy Hook, CT 06482
         Telephone:        203-426-2312
         Facsimile:        203-426-5460

And
         Craig Ongley, Esq.
         McCue & Lee, P.C.
         5430 LBJ Freeway, Suite 1050
         Dallas, TX 75240
         Telephone:        972-490-0808
         Facsimile:        972-490-9545

         If to the Investor:

         Dutchess Private Equities Fund, L.P.
         c/o Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

     h. Assignment. This Agreement may not be assigned. Notwithstanding anything to the contrary  contained in the Transaction  Documents,  the Investor shall be entitled to pledge the Shares in connection with a bona fide margin account.

     i. No Third Party Beneficiaries. This Agreement is intended for the benefit of the  parties  hereto and is not for the  benefit  of,  nor may any  provision hereof be enforced by, any other person.

     j.  Survival.  The  representations  and  warranties of the Company and the
Investor  contained in Sections 2 and 3, the  agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 10, shall survive each of the Closings.  The Investor shall be responsible  only for its own representations, warranties, agreements and covenants hereunder.

     k.  Publicity.  The Company and Investor  shall  consult with each other in issuing any press releases or otherwise making public statements with respect to the  transactions  contemplated  hereby and no party  shall issue any such press release or otherwise  make any such public  statement  without the prior written consent of the other parties,  which consent shall not be unreasonably  withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties  with  prior  notice  of  such  public  statement.  Notwithstanding  the foregoing,  the Company shall not publicly disclose the name of Investor without the prior written  consent of such  Investor,  except to the extent  required by law.  Investor  acknowledges  that  this  Agreement  and  all  or  part  of  the
Transaction  Documents may be deemed to be "material  contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be  required  to file such  documents  as  exhibits  to reports or  registration statements filed under the Securities 1933 Act or the 1934 Act. Investor further agrees that the status of such  documents  and  materials as material  contracts shall be determined solely by the Company, in consultation with its counsel.

     l. Further Assurances. Each party shall do and perform, or cause to be done and performed,  all such further acts and things,  and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     m. No Strict  Construction.  The language  used in this  Agreement  will be deemed to be the language  chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     n.  Remedies.  The  Investor  and each holder of the Shares  shall have all rights and  remedies set forth in this  Agreement  and the  Registration  Rights
Agreement  and all rights and  remedies  which such holders have been granted at any time under any other  agreement or contract and all of the rights which such holders have under any law. Any person  having any rights under any provision of this Agreement  shall be entitled to enforce such rights  specifically  (without posting a bond or other  security),  to recover damages by reason of any default or  breach  of any  provision  of this  Agreement,  including  the  recovery  of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

     o.  Payment Set Aside.  To the extent  that the Company  makes a payment or payments to the Investor  hereunder or the Registration  Rights Agreement or the
Investor  enforces or exercises  its rights  hereunder or  thereunder,  and such payment or payments or the proceeds of such  enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside,  recovered from, disgorged by or are required to be refunded,  repaid or otherwise  restored to the Company,  a trustee,  receiver or any other person under any law  (including,  without  limitation,  any  bankruptcy  law, state or federal law, common law or equitable cause of action), then to the extent of any such  restoration  the  obligation  or part  thereof  originally  intended to be satisfied  shall be revived  and  continued  in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                [Balance of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock
Investment Agreement to be duly executed as of the date and year first above written.

COMPANY: HOUSEHOLD DIRECT.COM, INC.

By:      ____________________________________
         Name: John Folger
         Title:   President & CEO

Thomas kelly

By:      ____________________________________
         Name:
         Title:

DUTCHESS PRIVATE EQUITIES FUND, LP

By:      ____________________________________
         Name:
         Title:

                              LIST OF SCHEDULES

Schedule 4(a)                 Subsidiaries
Schedule 4(c)                 Capitalization
Schedule 4(e)                 Conflicts
Schedule 4(g)                 Material Changes
Schedule 4(h)                 Litigation
Schedule 4(l)                 Intellectual Property
Schedule 4(n)                 Liens
Schedule 4(t)                 Certain Transactions

                               LIST OF EXHIBITS

EXHIBIT A                      Registration Rights Agreement
EXHIBIT B                      Opinion of Company's Counsel
EXHIBIT C                      Escrow Agreement
EXHIBIT D                      Broker Representation Letter
EXHIBIT E                      Board Resolution
EXHIBIT F                      Put Notice

                                    EXHIBIT D

                              [BROKER'S LETTERHEAD]

Date
Via Facsimile

Attention:
======================
__________

Re: HOUSEHOLD DIRECT.COM, INC.

Dear __________________:

It is our understanding that the Form______  Registration  Statement bearing SEC
File Number ( ___-______) filed by HOUSEHOLD  DIRECT.COM,  INC. on Form _____ on
__________, 2001 was declared effective on _________, 2001.

This letter  shall  confirm  that  ______________  shares of the common stock of
HOUSEHOLD DIRECT.COM,  INC. are being sold on behalf of  __________________  and that we shall comply with the prospectus delivery requirements set forth in that
Registration Statement by filing the same with the purchaser.

If you have any questions please do not hesitate to call.

Sincerely,

__________

cc:  Joseph B. LaRocco, Esq.

                                    EXHIBIT F

PUT NOTICE NO.   ______

HOUSEHOLD DIRECT.COM, INC.

     HOUSEHOLD DIRECT.COM, INC., a Delaware corporation (the "Company"),  hereby elects to  exercise  its right  pursuant  to the  Investment  Agreement  to require Investor to purchase shares of its common stock. The Company hereby certifies that:

     1.  The Dollar Amount is: $_______________.

     2. The Purchase Period runs from ____________________ to _______________.

     3. The current  number of shares of common stock issued and  outstanding as of _____________ are __________________________.

     4.  91%  of  the  average  of the  three  (3)  lowest  closing  bid  prices
     ("Average3")  for the Common  Stock as reported by  Bloomberg  Financial LP during the Purchase Period is as follows:

   Average3    x   91%   =  Purchase Price  x  (17.5% of Volume)  =   Total
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x _____________    =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
___________    x    91%   =     __________    x  _____________   =  $__________
                         GRAND TOTALS             _____________     $__________

Number of Shares being Purchased (total of 17.5% volume column) _______________

Aggregate Purchase Price of Shares __________________

                               Less Escrow Fee - __________________

                        Less Investor Fee - __________________

      Amount to be wired to Company
                                    ===================================

The undersigned has executed this Put Notice as of this ___ day of _________,
200__.

HOUSEHOLD DIRECT.COM, INC.

By:_______________________________________
      Name and title:

                                  Schedule 4(a)

Subsidiaries

                  Parent Company

                           HouseHold Direct.com, Inc.

                  Wholly owned Subsidiaries

                           HHD Management, Inc.
                           HHD Midlantic Services, Inc.
                           Thunderstick, Inc.
                           HHD Communications, Inc.

                                  Schedule 4(c)

Capitalization

                  as per Section 4(c) of the Investment Agreement
                                             --------------------

                                  Schedule 4(e)

Conflicts

                  n/a

                                  Schedule 4(g)

Material Changes

                  n/a

                                  Schedule 4(h)

Litigation

          Spencer Edwards, etal. (Orienstar / Alfred Peepers / Gene Geiger)

          - contested  dispute  regarding  400,000  shares of previously  issued
     Common Stock to be registered

          - counterclaim  against Spencer Edwards,  etal. of  approximately  1.5 million

                  Schedule 4(l)

Intellectual Property

                  n/a

                                  Schedule 4(n)

Liens

                  n/a

                                  EXHIBIT 10.3

                                      LEASE

This Indenture made by and between ____Misiti  llc.____________ acting herein by
___Michael   Porco_______________  its  manager  duly  authorized,   hereinafter
referred  to  as  Landlord  and  HHD  Management   inc.___John   Folger_________
hereinafter referred to as tenant:
                                   Witnesseth:

1.  PREMISES:  Landlord  has leased and does hereby lease to Tenant a portion of the 1 st.  floor__located  at ____3  Glen  rd__________________________________-
together with parking area to be used in common with others.

2. TERM: The term of this agreement shall begin on  __7/1/001_________  and ends at midnight  __07/01/02________________.  In addition,  the tenants and Landlord shall  have an  option to renew  said  lease for an  additional  _________  term commencing  on _________ and ending on  ____________.  In order to exercise said option;  the tenant  must  notify the  Landlord in writing 120 days prior to the expiration of the first term of said lease.

3. RENT:  Tenant shall pay rent to the landlord  without demand in the amount of
800 monthly.  This amount is due on the ___1  ST._______ day of each month.  In the event the rent is not received by the  Landlord  within 5 working days after the due date, then the Tenant shall pay an additional 9% of said monthly rent as a late charge for said month.

     4.  SECURITY  DEPOSIT:  Tenant has  deposited  with the landlord the sum of
$800,  representing  security for the performance by Tenant of the terms of this lease.  The Landlord may use,  apply or retain the whole or part of the security so deposited to the extent  required for the payment of any rent or other sum as to which  Tenant is in default or for any sum which the  Landlord  may expend or may be required to expend by reason of Tenant's  default in respect to any terms of this lease,  including,  but not limited to, any damages or deficiency in the relenting of the lease  property,  whether such  damages or  deficiency  accrued before or after summary  proceedings or other  re-entry by the Landlord.

     In the event of a sale of the premises of which the leased property forms a part,  the  Landlord  shall  transfer the security to the buyer and the Landlord shall  thereupon be released from all liability for the return of such security.
Landlord  agrees to notify the tenant of such  transfer in  writing.  The Tenant shall look solely to the vendee for the return of such security.  Landlord shall not assign or encumber the money  deposited as security,  and neither the tenant nor his  successors;  heirs or assigns shall be bound by any such  assignment or encumbrance.  The Tenant shall not be entitled to any interest on said  security deposit.

     5. THE TENANT shall pay for metered  utilities  to the  premises  including heat,  electricity  and phone.  As additional rent the Tenant agrees to pay 560.
quarterly  to the  Landlord  in payment of common  charges  for  maintenance  of outdoor areas including  parking lot, taxes,  sewer,  water and Insurance,  Snow removal, Fire Monitoring. Once a year the Landlord shall render to the Tenant an accounting of the expenses  incurred on the property  during the past year.  The amount  attributed  to the Tenant is based on square feet.  The Tenant agrees to pay any  shortage to the Landlord  within 30 days of receipt of the  accounting.
The  Landlord  shall refund any amount due to the Tenant that was paid in excess of the expenses  within 30 days of the receipt of the  accounting.  The Landlord shall  adjust next year's  common fees  according  to increase in taxes or other fees.

l.s.____

     6. TENANT AGREES to pay an annual  increase in the base rent  commencing on the anniversary  date of each year of this lease.  Said increases shall be based on the percentage  increase in the consumer price index  (Fairfield  County) for each  anniversary  date over the base index in effect at the commencement of the
Lease.

     7. USE OF PREMISES:  Tenant  agrees to use the leased  premises for Office.
Any other  unrelated  use is  prohibited  without  the  written  approval of the
Landlord.  Tenant will not allow for any unreasonable  length of time any debris belonging  to him  remain in the leased  premises  and he will  remove  from the
Landlord's premises all debris to a proper place of Disposal.

     8.  CONDITION OF PREMISES:  The Tenant agrees to accept the premises in "as is" condition.

     (a)The  Tenant shall make no  alteration,  addition or  improvement  in the premises  without written  consent of Landlord;  and the, only by contractors or mechanics  approved by the Landlord,  which consent and or approval shall not be reasonably  withheld.

     (b)Throughout the terms of this lease an for so long as the tenant or his assigns shall occupy said premises,  Tenant at his sole expense,  shall keep the leased premises as now or hereafter constituted in good condition and shall make all repairs, to damage occurring as a result of tenant's  negligence,  including glass replacement,  necessary to maintain the leased property. All repairs shall be at least equal in quality of  workmanship  and  materials to that existing in the leased premises at the  commencement  of this lease.  Tenant shall indemnify the landlord against all costs, expenses,  liabilities,  losses, damages, suits, fines,  penalties,  claims and demands,  including  reasonable  attorney's fees, because of the  Tenant's  failure to comply  with the  foregoing  covenant.  The
Landlord  shall be  required  to maintain  and repair the  heating  system,  air conditioning,  plumbing and electrical  systems,  the roof,  exterior walls, and floors, except as herein before mentioned in this paragraph 8.

     (c)The necessity for and adequacy of repairs,  replacements and renewals to the leased  premises shall be measured by the standard which is appropriate  for improvements of similar  construction  and class,  provided that Tenant shall in any event make all repairs necessary to comply with the building, health, zoning and fire codes of __Newtown____. Any repairs required to be made by the Landlord shall  be made in  accordance  with  the  building,  health  and  fire  codes of
__Newtown  Ct._________.

     (d) Upon the last day or sooner  termination of the term hereof, the Tenant shall  surrender to the Landlord the leased  premises in broom clean  condition.
All alterations,  additions and improvements,  permanent in character, which may be made  upon the  premises  either  by the  Landlord  or the  Tenant,  shall be surrendered  with the premises as part thereof upon the termination of the lease without compensation to the Tenant.

l.s._______

     9. ASSIGNMENT: The Tenant shall not assign, mortgage or encumber this lease in whole or in part,  or  subject  all or any part of the leased  premises  to a sublease without the written permission of the Landlord.

     10.  FIRE AND OTHER  CASUALTY:  It is further  agreed  between  the parties hereto that in case the  premises or any part  thereof  shall at any time during the said term destroyed or damaged by fire or other  unavoidable  casualty so as to be unfit for occupancy and use and so that the premises can not be rebuilt or restored by the Landlord  within 60 days  thereafter,  then and in that case the
Tenant  shall  have the right to  terminate  this  Lease and in such  event of a termination  shall  be  released  and  discharged  from  all its  covenants  and agreements then remaining to be performed; but if the premises can be rebuilt or restored  within 60 days at a reasonable  cost to the  Landlord,  the Tenant may request the  Landlord at his own  expense and with due  diligence  to rebuild or restore the  premises;  provided  that the rent to be paid by the Tenant for any period  during  which the  premises  shall be so  untenantable  shall be reduced proportionately for the number of days the premises are untenantable.

     11. INDEMNITY AND INSURANCE: From and after the commencement of this lease, tenant will indemnify and hold Landlord harmless absolutely from and against any and all claims, suits, action,  damages,  costs, expenses or judgments by reason of any  actual  or  claimed  injury to person  and or  property  or loss of life sustained in or about the leased premises  during the term thereof.  If Landlord is made  party  to any  litigation  instituted  against  Tenant,  to  which  the foregoing indemnity may relate,  Tenant will pay all expenses,  costs,  damages, judgments,  an reasonable fees for counsel incurred by or imposed on Landlord in connection therewith or as a result thereof, except for any willful or negligent acts caused by the  Landlords  or its agents,  servants or employees or from the street or  subsurface,  unless  caused by the  negligence or willful acts of the
Landlord or its agents, servants or employees.

     Without limiting the foregoing and other  indemnification  provision herein contained Tenant agrees, at Tenant's sole cost and expense,  throughout the term of this lease,  but for the mutual  benefit of Landlord and Tenant,  to maintain general public liability insurance against claims for bodily injury or death, or injury to property,  occurring upon or in the leased premises, such insurance to afford  protection  to the limit of not less than  $1,000,000.00  in  respect to bodily  injury  or death to any one  person,  and to the  limit of not less than
$1,000,000.00  in respect to any on accident,  and not less than $500,000.00 in respect to property damage.

     All insurance  provided for in this paragraph  shall name Landlord as owner an additional insured and Tenant as insured,  as their respective  interests may appear,  and shall be effected under valid and  enforceable  policies  issued by insurers  licensed to do business in the State of Connecticut.  Tenant may carry the insurance  required under this paragraph  under a blanket  policy.  Upon the commencement  of the term of this lease and thereafter not less than  forty-five days prior to the expiration dates of the expiring policies therefore  furnished pursuant to this paragraph,  originals of the policies or  certificates  thereof issued by the respective insurers shall delivered by Tenant to Landlord.  Tenant agrees  to pay  the  cost of any  such  insurance  and to  furnish  Landlord  if requested  with  evidence  satisfactory  to Landlord of such  payment.  All such policies  shall not be  canceled  without  at least  forty-five  (45) days prior written notice to Landlord.

l.s._____

     12.  PROPERTY  LOSS OR  DAMAGE:  The  Landlord  shall not be liable for any damage or injury to the  premises or to any  property of the Tenant or any other person thereon,  from water, rain, snow, ice, sewage,  steam, gas or electricity which may leak into or issue or flow from any part of said building of which the demised premises are part, or from the bursting, breaking, obstruction,  leaking or any  defect  of any of the pipes or  plumbing,  appliances  or from  electric wiring or other fixtures in said building or form the condition of said premises or building or any part thereof, or from the street or subsurface.

     13.   ACCESS:   The   Landlord,   his   servants   and  agents,   including
representatives  of the insurance company or companies carrying insurance on the building containing the leased premises,  shall have the right to enter upon the said premises at any reasonable time after reasonable  notice for repairs to the building or equipment  unless in an emergency or to take preventive  measures to protect and preserve the property of the Landlord.

     14.  CONDEMNATION:  Neither party to this agreement  shall be liable to the other for  damages  or in any other  respect  on  account  of any breach of this agreement dictated, completed, ordered or directed by any lawful and enforceable order  of  the  Government  of the  United  States  or any of its  subdivisions, agencies or representatives.

     The Tenant shall have not claim against the Landlord nor be entitled to any portion of any amount that may be awarded as damages or paid to the Landlord nor any portion of any amount that may be awarded as damages or paid to the Landlord as a  result  of such  condemnation  and or  public  taking  whether  by  award, judgment, settlement or otherwise. And the Landlord shall not have claim against the Tenant nor be  entitled  to any portion of any amount that may be awarded or damages  or paid to the  Tenant as a result of such  condemnation  and or public taking whether by award,  judgment,  settlement or otherwise unless for fixtures awarded to tenant if the same have paid for by the Landlord.

     15.  SUBORDINATION:  Tenant hereby waives and surrenders any and all rights of prior lien which the Tenant has or ought to have by virtue of this lease over any bona fide  mortgage or mortgages  which now are or which shall  hereafter be placed upon the premises of which the demised  premises  form a part or upon any part thereof,  and the Tenant agrees to execute any and all papers  necessary to effect such waiver and the  surrender of rights of priority,  and hereby  agrees that such  mortgage or mortgages  shall take  precedence  over this Lease and be entitled  to the same  rights  and  benefits  both in law and in  equity as said mortgage or mortgages would have had if executed delivered and recorded prior to the lien of this  lease.

     If the  Landlord is required  to procure a bona fide  mortgage  loan on the premises,  then and at the request of the  Landlord,  the Tenant will furnish to the Landlord's  lending  institution such financial  statements of itself or the companies  absorbed  by merger or  consolidation  by the Tenant  duly  certified public  accountant,  or as may be  required  in  aid of the  application  by the
Landlord for such loan.

     16.  DEFAULT:  (1) If the Tenant shall be in default in the payment of rent or in the performance of any other covenant or condition herein  contained,  and if default in the payment of rent shall  continue  for ten days or if default in the performance of any other covenant or condition herein contained for ten days after the receipt by the tenant of a written notice from the Landlord specifying such default or if such default shall be of such nature that it cannot be cured

l.s. ________

or corrected completely within such ten day period, if the Tenant shall not have promptly  commenced  within such ten day period or shall not thereafter  proceed with  reasonable  diligence and in good faith to remedy such default;  or (2) If the Tenant  shall be  adjudicated  a  bankrupt,  make a general  assignment  for benefit of creditors,  or receiver or trustee in  bankruptcy  shall be appointed for the tenant's property and such appointment is not vacated within thirty (30)
days. For these purposes the "Tenant" shall mean the tenant in possession of the leased property;  or (3) If the leased property becomes vacant or deserted for a period of thirty  (30) days,  then in the event of any of the above  occurrences this Lease shall be completely as if that were the date herein  definitely fixed for the  expiration  of the  term of this  lease,  and  the  tenant  shall  then surrender the lease property to the Landlord.  If this lease shall so terminate, it shall be lawful for the  Landlord,  at his option,  without  formal demand or notice of any kind, to re-enter the leased property by lawful retainer action or by any other means,  including force, and to remove the Tenant therefrom without being liable for any damages therfor.

     The Tenant shall remain  liable for all his  obligations  under this lease, despite the Landlord's re-entry,  and the Landlord may re-rent or use the leased property as agent for the Tenant,  if the Landlord so elects.  The Tenant waives any  legal  requirement  for  notice  of  intention  to  re-enter  any  right of redemption.

     Nothing in this article shall be deemed to require the Landlord to give the
Tenant any notice,  other than such notice as may be required by statute,  prior to the commencement of any unlawful  retainer action for nonpayment of any basic rent or additional  rent, it being intended that the fifteen (15) days notice is only for the purposes of creating a conditional limitation hereunder pursuant to which this lease shall  terminate.  If the Lease shall  terminate as provided in this article, the Landlord shall have the right, at his election at any time, to declare  immediately  due and payable  all  remaining  installments  of rent due herein provided for and such amount,  less the "reasonable  rental value" of the leased premise for the same period, shall be construed as liquidated damages for the  Tenant's  breach and shall  constitute  a debt  provable in  bankruptcy  or receivership.

     Time is of the essence of this Lease with respect to the performance by the
Tenant of his obligations hereunder.

     17. COSTS AFTER  DEFAULT:  The Tenant shall pay and  indemnify the Landlord against  all  legal  costs and  charges  including  counsel  fees  lawfully  and reasonably  incurred in  obtaining  possession  of the leased  premises  after a default of the Tenant or after the Tenant's  default in surrendering  possession upon the expiration or earlier termination of the term of the lease or enforcing any covenant of the tenant herein contained.

     18. SIGNS: The Tenant may place and maintain a sign on said leased premises in a location  designated  by  Landlord,  which sign shall be  approved  by said
Landlord.  No other signs visible from the outside of the building are permitted without  approval  of the  Landlord.  All signs must also be in  compliance  the zoning regulations of Newtown, Ct.

l.s._____

     19. NOTICES:  Any notice or notices  provided for in this agreement must be in writing  and may be  personally  served  upon the party or parties to receive such  notice  either  within  or  without  the State of  Connecticut,  or may be deposited in the United  States Mail,  postage fully  prepaid,  in registered or certified  envelope  addressed  to the  party or  parties  to be  served  at the following addresses to wit,

To Landlord:  ___Misiti llc
P.O. Box 69  Newtown Ct. 06470.                                  (203) 426 2427

To Tenant: Name ____HHD Management  inc_________________________________________
______ Address: 900 Main Street South (Suite 201) City: Southbury State: CT Zip:
06488           Phone:           267-1400           733-           3072_________
______________________________________________________________

In Witness Whereof,  the parties have hereunto set their hand and seals and to a duplicate of same tenor and date this ______________ day of  __________________,
_______

Landlord  ______________________________

Tenant  ________________________________

________________________________________________________________________________
Witness  __________________________  Witness  __________________________
________________________________________________________________________________